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Registration No. 333-129626

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-1/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARTISTdirect, Inc.
(Name of Small Business Issuer in its Charter)

Delaware	7389	95-4760230
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

René Rousselet, Principal Financial Officer 1601 Cloverfield Boulevard, Suite 400 South Santa Monica, California 90404-4082 (310) 956-3300 (Name, Address and Telephone Number of Agent for Service)	1601 Cloverfield Boulevard, Suite 400 South Santa Monica, California 90404-4082 (310) 956-3300 (Address and Telephone Number of Principal Executive Offices)

Copy to
David Ficksman, Esq.
TroyGould Attorneys
1801 Century Park East, Suite 1600
Los Angeles, California 90067
Telephone (310) 789-1290 Facsimile (310) 789-1490

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value(2)	24,545,004	$0.38(7)	$9,327,102(7)	$366.55

Common Stock, $0.01 par value(3)	3,547,041	$0.38(7)	$1,347,876(7)	$52.97

Common Stock, $0.01 par value(4)	8,900,368	$0.38(7)	$3,382,140(7)	$132.92

Common Stock, $0.01 per value(5)	2,535,167	$0.38(7)	$963,363(7)	$37.86

Common Stock, $0.01 par value(6)	200,000	$0.38(7)	$76,000(7)	$2.99

TOTAL REGISTRATION FEE:				$593.29(8)

(1)
In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)
Represents 17,844,050 shares of Common Stock underlying convertible promissory notes issued by the Registrant to certain of the selling stockholders and 6,700,954 shares of Common Stock that may be payable as interest shares. Interest accrues on the unpaid principle amount of the convertible promissory notes in United States dollars or in shares of the Registrant's Common Stock at the Registrant's option. For purposes of determining the number of interest shares to be registered under this prospectus, the Registrant has used $1.55 per share as the estimated value for the Registrant's shares.

(3)
Represents shares of Common Stock underlying warrants issued by the Registrant to the selling stockholders.

(4)
As required by certain contractual obligations to which the Registrant is subject, the number of shares of Common Stock registered represents 130% of the number of shares of Common Stock underlying the convertible promissory notes, interest shares and warrants issued by the Registrant to certain of the selling stockholders. Refer also to footnotes (2) and (3) above.

(5)
Represents shares of common stock issued to affiliates upon exercising warrants and such stock is still subject to registration rights.

(6)
Represents shares of Common Stock underlying a warrant issued by the Registrant pursuant to contractual obligations to a selling stockholder.

(7)
Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices reported on the OTC Bulletin Board on May 28, 2008.

(8)
Amount previously paid.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

        This Post-Effective Amendment No. 3 to Form S-1/A, initially filed with the Securities and Exchange Commission ("SEC") on November 10, 2005, and amended by Amendment No. 1 filed on December 6, 2005, Post-Effective Amendment No. 1 filed on April 20, 2006, and Post-Effective Amendment No. 2 filed on June 29, 2007 is being filed to include our audited consolidated financial statements for the year ended December 31, 2007 as filed on Form 10-KSB/A on April 1, 2008 and our interim financial statements for the quarter ended March 31, 2008, as filed on Form 10Q on May 20, 2008.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 28, 2008

PROSPECTUS

39,727,580 Shares

ARTISTdirect, Inc.

Common Stock

        This prospectus relates to 39,727,580 shares of common stock of ARTISTdirect, Inc. that may be resold from time to time to the public by the selling stockholders named in this prospectus, including:

  •
  up to 17,844,050 shares of common stock underlying convertible promissory notes held by certain of the selling stockholders;

  •
  up to 6,700,954 shares of common stock that may be issued as interest shares pursuant to the convertible promissory notes issued to certain of the selling stockholders;

  •
  up to 3,547,041 shares of common stock underlying warrants held by certain of the selling stockholders;

  •
  in accordance with our contractual obligations, up to an additional 8,900,368 shares issuable upon conversion of the convertible promissory notes, issuance of interest shares and upon exercise of the above-referenced warrants; and

  •
  up to 2,535,167 of common stock issued to affiliates upon excersing warrants and such stock is still subject to registration rights;

  •
  up to 200,000 shares of common stock underlying a warrant issued to a selling stockholder.

        We will not receive any proceeds from the sales by the selling stockholders, but we will receive funds from the exercise of warrants held by the selling stockholders, if exercised.

        Our common stock is traded on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol "ARTD." The closing sales price for our common stock on May 28, 2008 was $0.38 per share, as reported on the OTC Bulletin Board.

        The securities offered by this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 5.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2008

PROSPECTUS SUMMARY	1
RISK FACTORS	5
RISKS RELATED TO OUR BUSINESS	5
RISKS RELATED TO OUR CAPITAL STRUCTURE	10
RISKS RELATED TO THE RESTATEMENT AND RELATED EVENTS OF DEFAULT
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	13
MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	14
DIVIDEND POLICY	14
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	15
BUSINESS AND OPERATIONS	47
MANAGEMENT	61
DIRECTOR COMPENSATION	65
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	75
SELLING STOCKHOLDERS	77
DESCRIPTION OF CAPITAL STOCK	82
SHARES ELIGIBLE FOR FUTURE SALE	84
PLAN OF DISTRIBUTION	84
LEGAL MATTERS	86
EXPERTS	86
ADDITIONAL INFORMATION	87
INDEX TO ARTISTDIRECT, INC. FINANCIAL STATEMENTS	F-1
EXHIBITS

        Please read this prospectus carefully. It describes our business, our financial condition and results of operations and various risk factors. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

        You should solely rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.

i

PROSPECTUS SUMMARY

        This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including "Risk Factors" and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

        In this prospectus, the terms the "Company," "we," "us," and "our" refer to ARTISTdirect, Inc., a Delaware corporation, and its consolidated subsidiaries, as appropriate in the context, and, unless the context otherwise requires, "common stock" refers to the common stock, par value $0.01 per share, of ARTISTdirect, Inc.

Our Company

General

        Incorporated under the laws of the State of Delaware in July 1999, we were exclusively a digital media entertainment company that is home to an on-line music network. Through our acquisition of MediaDefender, Inc., a Delaware corporation ("MediaDefender"), in July 2005 (the "Acquisiton), we also became a provider of anti-piracy solutions in the Internet piracy protection industry and in the second quarter of 2006, became a provider of Internet-based marketing services. Below is an overview of our three business segments:

  •
  Internet Piracy Prevention.  Our Internet piracy prevention ("IPP") segment is currently operated by MediaDefender, as a wholly-owned subsidiary of ARTISTdirect. MediaDefender's proprietary suite of IPP solutions offers significant levels of protection on major peer-to-peer ("P2P") file-sharing networks. MediaDefender's uber-level solutions are capable of providing up to 95% effectiveness in preventing unauthorized downloads of customer-specified content. Our IPP segment accounted for approximately 61% and approximately 62% of our revenue during the fiscal years ended December 31, 2007 and December 31, 2006 respectively. Refer to "MediaDefender Overview—Internet Anti-Piracy Segment below for more information.

  •
  Media.  Our media operations include our content-oriented web-sites, a network of third party music sites, our advertising and other marketing initiatives. Revenue from media operations is generated from the sale of online advertising and integrated marketing solutions. We market and sell advertising on a cost-per-impression basis to advertising agencies and directly to various companies as part of their marketing programs. Customers may purchase advertising space for the entire ARTISTdirect network, or they may tailor advertising based on music genre (e.g., jazz, country or rock music) or based on functionality (e.g., directing advertising to customers using music download features or broadband-only features of the ARTISTdirect network). Since we are increasingly aware of web-sites outside the ARTISTdirect network that are frequently visited by artists and music fans, we have also offered our customers advertising space on behalf of third party music-related web-sites. Our media segment accounted for approximately 33% and approximately 27% of our revenue during the fiscal years ended December 31, 2007 and 2006, respectively. Refer to "ARTISTdirect Overview—Media and E-Commerce Segments" below for additional information.

  •
  E-Commerce.  E-commerce operations consist of the sale of recorded music and artist-related merchandise on our web-sites. Most of our sales come from our ARTISTdirect shopping area, which offers a comprehensive selection of music CDs and a range of artist and lifestyle merchandise. Effective August 31, 2007, the Company restructured the relationship with its merchandising partner to eliminate merchandise sales and focus on music sales. Our e-commerce segment accounted for approximately 6% and approximately 11% of our revenue during the fiscal years ended December 31, 2007 and 2006, respectively.

        Refer to "ARTISTdirect Overview—Media and E-Commerce Segments" below for additional information.

        At December 31, 2007, we employed 80 full-time employees, none of whom are covered by a collective bargaining agreement. We believe that our relationship with our employees and consultants is good.

Recent Developments

Engagement of Investment Banking Firm

        On February 7, 2008 the Company retained the services of Salem Partners, LLC, to serve as a financial advisor to the Company in connection with the sale, merger, consolidation, reorganization or other business combination and the restructuring of the material terms of the Registrant's Senior Notes and/or Subordinated Convertible Notes.

Forbearance and Consent Agreement

        On March 17, 2008, the Company entered into a Forbearance and Consent Agreement with the investors in the Company's Senior Debt Financing, which was effective as of February 20, 2008, whereby the investors agreed to forbear from exercising any of their rights and remedies under the Senior Financing transaction documents through December 31, 2008 in exchange for an adjustment in the interest rate associated with the Senior Notes from 11.25% to 15%, provided the loan is repaid prior to September 30, 2008 or 16%, if the loan remains outstanding subsequent to that date.

Management and Director Changes

        On February 25, 2008, the company announced that Mr. Neil McCarthy, provided notice that he was resigning as Interim Chief Financial Officer of the Company effective March 31, 2008.

        Effective March 6, 2008, the Company announced that, Mr. Jon Diamond's employment as Chief Executive Officer had ended and he was appointed Chairman of the Board of Directors. Mr. Fredrick W. (Ted) Field, who had been serving as the Company's Chairman, agreed to continue serving as a Director of the Company. Mr. Dimitri Villard, who had been serving as a Director and Member of the Company's Audit and Compensation Committees agreed, in addition to those duties, to serve as Interim Chief Executive Officer.

        On March 24, 2008, Mr. James Lane advised the Company that he would no longer serve as a Director and member of the Audit Committee. As Mr. Lane was, at that time, the only independent member of the Audit Committee, the Company has suspended the activities of the Audit Committee until a new independent Director is appointed. In the interim, the functions of the audit committee have been assumed by the Board of Directors.

MediaDefender Acquisition

        We consummated the acquisition of MediaDefender in July 2005. The aggregate consideration for the acquisition was $42.5 million in cash, subject to a holdback of $4.25 million which was placed into an escrow account to cover certain indemnification claims for a limited period of time. The entire holdback has been released in accordance with the terms of the merger agreement.

        Concurrent with the consummation of the Acquisition, we completed a $15.0 million senior secured debt transaction and a $30.0 million convertible subordinated debt transaction. The securities were offered and sold to issuees in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder. Each of the issuees qualified as an accredited investor (as defined by Rule 501 under the Securities Act). This prospectus relates primarily to the resale of the equity securities issued in connection with these financing transactions.

        Our principal executive offices are located at 1601 Cloverfield Boulevard, Suite 400 South, Santa Monica, California 90404-4082. Our telephone number is (310) 956-3300.

The Offering

Common stock offered by selling stockholders	39,727,580 shares*
Common stock outstanding	10,344,666 shares**
Use of proceeds	We will not receive any proceeds from the sale of the common stock
OTC Bulletin Board	ARTD

*
Represents 17,844,050 shares of our common stock underlying convertible promissory notes that were issued to certain of the selling stockholders, 6,700,954 shares of our common stock that may be issued as interest shares pursuant to the convertible promissory notes issued to certain of the selling stockholders, 3,547,041 shares of our common stock underlying warrants that were issued to certain of the selling stockholders and 2,535,167 of common stock issued to affiliates upon exercising warrants which are still subject to registration rights. In accordance with our contractual obligations, it also includes an additional 8,900,368 shares of our common stock issuable upon conversion of the convertible promissory notes, issuance of interest shares and upon exercise of the above-referenced warrants. We have also included 200,000 shares of our common stock underlying a warrant pursuant to certain "piggyback" registration rights contractually granted by us to the holder in September 2003.

**
The above information is based on the number of shares of common stock outstanding as of May 28, 2008, and excludes:

•
818,077 shares of our common stock issuable upon exercise of options outstanding as of May 28, 2008 under our 1999 Employee Stock Option Plan, 1999 Artist Plan and our 1999 Artist and Artist Advisor Plan (collectively, the "1999 Option Plans");

•
2,287,029 shares of our common stock issuable upon exercise of options outstanding as of May 28, 2008 issued outside of the 1999 Option Plans;

•
3,802,188 shares of our common stock issuable upon exercise of warrants outstanding as of May 28, 2008; and

•
17,844,050 shares of our common stock issuable upon conversion of convertible promissory notes outstanding as of May 28, 2008.

•
601,551 shares of our common stock issuable upon exercise of options outstanding as of May 28, 2008 under our 2006 Equity Incentive Plan.

Summary Condensed Consolidated Financial Data

        The following table presents summary consolidated financial data for the years ended December 31, 2003, 2004, 2005, 2006 and 2007, which has been derived from our audited consolidated financial statements. The selected consolidated financial data does not purport to indicate results of operations as of any future date or for any future period. The summary consolidated financial data has been derived from and should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and our audited consolidated financial statements and notes thereto.

        As a result of the sale of all of our interest in ARTISTdirect Recordings to Radar Records effective February 28, 2005, we have accounted for our interest in ARTISTdirect Records as a discontinued operation at December 31, 2004 and for the year then ended in accordance with SFAS No. 144. Accordingly, we have restated our consolidated financial statements as of December 31, 2003 to reflect such accounting treatment, and the assets and liabilities of ARTISTdirect Records have been classified as "held for sale."

        During December 2004, we ceased the sale of products under the iMusic label and discontinued the operations of the iMusic record label. Accordingly, we have accounted for the operations of iMusic as a discontinued operation for all periods presented and have restated our consolidated financial statements as of December 31, 2003 to reflect the termination of the business operations of iMusic.

        Our audited consolidated financial statements for 2003 and 2004 reflect the historical results of ARTISTdirect prior to the Acquisition, and do not include the historical financial results of MediaDefender prior to the consummation of the Acquisition (i.e. five months in 2005). Our audited consolidated financial statements for 2005 include the operations of MediaDefender subsequent to its Acquisition. All amounts shown below are in thousands except for share and per share data.

	Year Ended December 31,
Consolidated Statement of Operations Data:
	2003	2004	2005	2006	2007
Total net revenues	$4,632	$5,143	$13,971	$24,062	$24,171
(Loss) income from continuing operations	(6,892)	(1,063)	(32,913)	(4,890)	11,517
Net (loss) income	(21,701)	(3,311)	(12,105)	(4,890)	11,517
Net (loss) income attributable to common shareholders	(21,701)	(3,311)	(12,105)	(4,890)	11,517
(Loss) income from continuing operations per common share
Basic	(1.99)	(0.30)	(8.29)	(0.56)	0.41
Diluted	(1.99)	(0.30)	(8.29)	(0.56)	(0.23)
Net (loss) income per common share
Basic	(6.27)	(0.94)	(3.05)	(0.56)	0.41
Diluted	(6.27)	(0.94)	(3.05)	(0.56)	(0.23)
Weighted average common shares outstanding
Basic	3,461,992	3,502,117	3,969,145	8,764,038	28,100,179
Diluted	3,461,992	3,502,117	3,969,145	8,764,038	29,669,682

	December 31,
Consolidated Balance Sheet Data:
	2003	2004	2005	2006	2007
Cash and cash equivalents	$719	$1,156	$3,102	$5,602	$4,268
Working capital (deficiency)	(15,915)	(18,438)	(41,986)	(50,763)	(32,273)
Total assets	3,006	2,413	54,769	54,972	50,734
Long-term obligations	—	—	33,914	516	205

RISK FACTORS

        Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

        Our actual results may differ materially from those anticipated in these forward-looking statements. We operate in a market environment that is difficult to predict and that involves significant risks and uncertainties, many of which will be beyond our control. Refer also to "Special Note Regarding Forward- Looking Statements."

RISKS RELATED TO OUR BUSINESS

It is difficult to evaluate our business and prospects because we have a limited operating history and a rapidly evolving business.

        We were incorporated under the laws of the state of Delaware in July 1999. Our limited operating history and rapidly evolving business make it difficult to evaluate our prospects or to accurately predict our future revenue or results of operations. Our revenue and income potential are unproven, and our business model is constantly and rapidly evolving. In particular, the Internet is constantly changing and we may need to modify our business model to adapt to these changes.

The music industry is under extreme pressure to reduce costs.

        The major music labels are suffering from significant sales and profit deterioration and wherever possible are reducing expenditures. This has negatively impacted the amount of business that MediaDefender has conducted with these customers and this trend is expected to continue.

The loss of key personnel in the MediaDefender business could adversely affect our business because these individuals are important to our business.

        The future success of MediaDefender depends to a significant extent on the continued services of its senior management, Randy Saaf and Octavio Herrera. The loss of these individuals would likely have an adverse effect on our business.

We have substantial debt obligations, which are materially and adversely affecting our business.

        To obtain sufficient cash resources to fund the acquisition of MediaDefender, we incurred approximately $45.0 million worth of indebtedness. We require substantial amounts of cash to fund scheduled payments of interest on the notes issued in the debt transactions, payment of the principal amount of the notes, future capital expenditures, payments on our leases and any increased working capital requirements due to the acquisition. If we are unable to meet our cash requirements out of cash flow from operations, there can be no assurance that we will be able to obtain alternative financing.

The success of our Internet piracy prevention segment depends heavily on the continued success of MediaDefender's content protection technology.

        If current MediaDefender customers, which include both major movie studios and record labels, determine that the benefits of MediaDefender's technology do not justify the expense, or other competitive technologies are superior than those provided by MediaDefender, demand for its IPP technology would decline and our operating results would be significantly harmed.

Global sales of recorded music have recently declined and this trend may continue in the future.

        Based on data compiled by The Recording Industry Association of America, or RIAA, the number of CDs shipped from record companies to retail distribution channels fell approximately 10% in 2007 on top of a 13% decline in 2006. According to the RIAA, the decline, in sales had been due in part, to widespread copying and illegal Internet downloading of music. If the overall trend continues, it may affect our e-commerce business and have a material effect on our revenues.

We may not be able to develop or obtain sufficiently compelling content to attract and retain our target audience.

        For our media and e-commerce segments to be successful, we must provide content and services that attract consumers who will purchase music and related merchandise online. We may not be able to provide consumers with an acceptable mix of products, services, information and community to attract them to our web-sites or to encourage them to remain on our web-sites for an extended period of time. If our audience determines that our content does not reflect its tastes, then our audience size could decrease or the demographic characteristics of our audience could change and we may be unable to react to those changes effectively or in a timely manner. Any of these results would adversely affect our ability to attract advertisers and sell music and other related merchandise.

We depend on a limited number of customers and if we were to lose any of these customers, our business could be adversely affected.

        During the year ended December 31, 2007, one customer accounted for $1.3 million, or 16.0% of total media revenue. During 2006, no one customer accounted for more than 10.0% of our media revenue. During the year ended December 31, 2007, approximately 68% of MediaDefender's revenues were from four customers. Two of those four customers accounted for 21% and 18% of MediaDefenders revenues. In January of 2008 MediaDefender was notified by a customer accounting for 12% of 2007 revenue, that they were discontinuing service and were evaluating the use of other methods to offset the negative impact of piracy. In November of 2007, a record label customer, which accounted for 4% of MediaDefender's 2007 revenue, also discontinued service citing costs pressures subsequent to a change in ownership. Should MediaDefender, lose any of its remaining major customers, our business and results of operations could be adversely affected. During the year ended December 31, 2006, approximately 73% of MediaDefender's consolidated revenues were from four customers. Of those four customers, two customers accounted for 27.0% and 25.0%, respectively.

If we do not build and maintain strong brands, we may not be able to attract a significant number of users to our web-sites.

        To attract users we must develop a brand identity for ARTISTdirect and increase public awareness of the ARTISTdirect network; however, to conserve cash we have not been able to spend large amounts on offline and online advertising and promotional efforts to increase brand awareness, traffic and revenue. Accordingly, our marketing activities may not result in increased revenue and, even if they do, any increased revenue may not offset the expenses we incur in building our brands. Moreover, despite these efforts we may be unable to increase public awareness of our brands, which would have an adverse effect on our results of operations.

The market for online promotion and distribution of music and related merchandise is highly competitive and we may not be able to compete successfully against our current and future competitors.

        The market for the online promotion and distribution of music and related merchandise is highly competitive and rapidly changing. There are a significant number of web-sites promoting and distributing music and related merchandise that compete for the attention and spending of consumers, advertisers and users. We face competitive pressures from numerous actual and potential competitors. Our competitors include America Online, MSN, Yahoo!, Amazon.com, MTV, myspace.com, mp3.com, billboard.com and other web-sites and traditional music companies.

        These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and devote greater resources to develop, promote and sell their products or services than we can. Consumers, artists, talent management companies and other music-related vendors or advertisers may perceive web-sites maintained by our existing and potential competitors as being superior to ours. In addition, increased competition could result in reduced advertising rates and margins and loss of market share, any of which could harm our business.

We depend on a limited number of suppliers for music merchandise, fulfillment and distribution and if we cannot secure alternate suppliers, our business may be harmed.

        We rely to a large extent on timely distribution by third parties. During 2007, we relied on Alliance Entertainment to fulfill and distribute our orders for music. Our contract with Alliance is through July 2008 and our business could be adversely affected if that contract terminates without a suitable replacement.

We depend on third party inventory and financial systems and carrier services.

        Because we rely on third parties to fulfill orders, we depend on their systems for tracking inventory and financial data. If our distributors' systems fail or are unable to scale or adapt to changing needs, or if we cannot integrate our information systems with the systems of any new distributors, we may not have adequate, accurate or timely inventory or financial information. We also rely on third-party carriers for shipments to and from distribution facilities. We are therefore subject to the risks, including employee strikes and inclement weather, associated with our carriers' ability to provide delivery services to meet our distribution and shipping needs. In the past, we have occasionally experienced an unusually high volume of orders, which resulted in shipping delays to our customers. These delays did not have a material adverse effect, however, our failure to deliver products to our customers in a timely and accurate manner in the future could harm our reputation, our relationship with customers, the ARTISTdirect brand and our results of operations.

Our media and e-commerce segments are subject to seasonality, which could adversely affect our operating results.

        We have experienced and expect to continue to experience seasonal fluctuations in our online sales. These seasonal patterns will cause quarterly fluctuations in our operating results. In particular, a disproportionate amount of our online sales have been realized during the fourth calendar quarter and during the summer months, traditionally when artists go on tour. Due to our limited operating history, it is difficult to predict the seasonal pattern of our online sales and the impact of such seasonality on our business and operating results. Our seasonal online sales patterns may become more pronounced, strain our personnel, warehousing, and order shipment activities and cause our operating results to be significantly less than expected for any given period.

We may be subject to system disruptions, which could reduce our revenue.

        Our ability to attract and retain artists, users, advertisers and merchants for our online network depends on the performance, reliability and availability of our web-sites and network infrastructure. Our own staff performs the maintenance and operation of substantially all of our Internet communications hardware and servers. We have periodic maintenance windows, and we experience outages from time to time caused by temporary problems in our own systems or software. While we have implemented procedures designed to improve the reliability of our systems, these interruptions may continue to occur from time to time. Our users also depend on third party Internet service providers and web-site operators for access to our web-sites. These entities have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures in the future which are unrelated to our systems, but which could nonetheless adversely affect our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed or we could be required to incur expenses to enforce our rights.

        We rely upon the registered trademark rights in the United States for our commercial use of the ARTISTdirect, UBL, Ultimate Band List and other brand names and their respective associated domain names, and the ARTISTdirect logo. We seek to protect some of our trademarks by registration and other means and copyrights and other proprietary rights through confidentiality requirements and other means, but these actions may be inadequate. It may be possible that some of our innovations may not be protectable. We have trademark applications pending in several jurisdictions, but our registrations may not be accepted or may be preempted by third parties and/or we may not be able to register our trademarks in all jurisdictions in which we intend to do business. We generally enter into confidentiality or license agreements with our employees, consultants and corporate partners, and generally attempt to control access to and distribution of our proprietary information.

        The steps we have taken may not prevent misappropriation of our proprietary rights, or disclosure of trade secrets, particularly in foreign jurisdictions where laws or law enforcement practices may not protect our proprietary rights as fully as those in the United States. Confidentiality may be compromised intentionally or accidentally by contractors, customers, other third parties or our employees. If third parties were to use or otherwise misappropriate our copyrighted materials, trademarks or other proprietary rights without our consent or approval, our competitive position could be harmed, or we could become involved in litigation to enforce our rights. In addition, policing unauthorized use of our content, trademarks and other proprietary rights could be very expensive, difficult or impossible, particularly given the global nature of the Internet, and we may not be able to determine the existence or extent of any unauthorized use. We also cannot be certain that others will not develop independently equivalent or superior technology or intellectual property rights.

Our access to copyrighted content depends upon the willingness of content owners to make their content available.

        The music content available on the ARTISTdirect network is typically comprised of copyrighted works owned or controlled by multiple third parties. Most of the content on our artist-specific web-sites is either owned or licensed by the artist. On other parts of the ARTISTdirect network, depending on the nature of the content and how we use the music content, we typically license such rights from publishers, record labels, performing rights societies or artists.

        We frequently either do not have written contracts or have short-term contracts with copyright owners, and, accordingly, our access to copyrighted content depends upon the willingness of such parties to continue to make their content available. If the fees for music content increase substantially or if significant music content becomes unavailable, our ability to offer music content could be materially limited. We have not obtained a license for some of the content offered on the ARTISTdirect network, including links to other music- related sites and thirty-second streamed song samples, because we believe that a license is not required under existing law. However, this area of law remains uncertain and may not be resolved for a number of years. When this area of law is resolved, we may be required to obtain licenses for such content, alter or remove the content from our web-sites and be forced to pay potentially significant financial damages for past conduct. We continue to discuss the potential for license arrangements with many of the major music publishers.

If our online security measures fail, we could lose visitors to our sites and could be subject to claims for damage from our users, content providers, advertisers and merchants.

        Our relationships with consumers would be adversely affected and we may be subject to claims for damages if the security measures that we use to protect their personal information, especially credit card numbers, are ineffective. We rely on security and authentication technology that we license from third parties to perform real-time credit card authorization and verification with our bank. We cannot predict whether events or developments will result in a compromise or breach of the technology we use to protect a customer's personal information. Our infrastructure may be vulnerable to unauthorized access, physical or electronic computer break-ins, computer viruses and other disruptive problems. Internet service providers have experienced, and may continue to experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees and others. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. Security breaches relating to our activities or the activities of third-party contractors that involve the storage and transmission of proprietary information could damage our reputation and our relationships with our content providers, advertisers and merchants. We also could be liable to our content providers, advertisers and merchants for the damages caused by such breaches or we could incur substantial costs as a result of defending claims for those damages. We may need to expend significant capital and other resources to protect against such security breaches or to address problems caused by such breaches. Our security measures may not prevent disruptions or security breaches.

We may be subject to liability if private information provided by our users were misused.

        Our privacy policy discloses how we use individually identifiable information that we collect. This policy is displayed and accessible throughout the ARTISTdirect network. Despite this policy, however, if third persons were able to penetrate our network security or otherwise misappropriate our users' personal information or credit card information, we could be subject to liability. We could also be subject to liability for claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims, or other misuses of personal information, such as for unauthorized marketing purposes. These claims could result in costly and time-consuming litigation.

        While we attempt to be fully compliant with our privacy policy, our efforts may not be entirely successful. In addition, at times we rely upon outside vendors to maintain data-collection software, and there can be no assurance that they will at all times comply with our instructions to comply with our privacy policy. If our methods of complying with our privacy policy are inadequate, or our business practices be found to differ from our privacy policy, we may face litigation with the FTC, California and other State's governmental authorities or individuals, which would adversely affect our business. It is also possible that users or visitors could try to recover damages in a civil action as well.

We may be sued for content available or posted on our web-sites or products sold through our web-sites or for linking and framing of third- party web-sites.

        We may be liable to third parties for content published on our web-sites and other web-sites where our syndicated content appears if the music, artwork, text or other content available violates their copyright, trademark or other intellectual property rights or if the available content is defamatory, obscene or pornographic. Similar claims have been brought, sometimes successfully, against web-site operators in the past. We also may be liable for content uploaded or posted by our users on our web-sites, such as digitally distributed music files, postings on our message boards, chat room discussions and copyrightable works. In addition, we could have liability to some of our content licensors for claims made against them for content available on our web-sites.

        We also could be exposed to these types of claims for content that may be accessed from our web-sites or via links to other web-sites or for products sold through our web-site. While we have resolved all of these types of claims made against us in the past, we may not be able to do so in the future. Any litigation as a result of defending these types of claims could result in substantial costs and damages. Our insurance may not adequately protect us against these types of claims or the costs of their defense or payment of damages. We link to and "frame" third-party web-sites of our artists without express written permission to do so. In addition, in the past we have provided a search feature to allow users to find music residing elsewhere on the Internet. Those practices are controversial, and have, in instances not involving us, resulted in litigation. Various claims, including trademark and copyright infringement, unfair competition, and commercial misappropriation, as well as infringement of the right of publicity may be asserted against us as a result. The law regarding linking and framing remains unsettled; it is uncertain as to how existing laws, especially trademark and copyright law, will be applied by the judiciary to the Internet. Also, Congress is increasingly active in passing new laws related to the Internet, and there is uncertainty as to the impact of future potential laws, especially those involving domain names, databases and privacy.

RISKS RELATED TO OUR CAPITAL STRUCTURE

The Company has triggered events of default under the terms of the Senior Notes and Sub-Debt Notes, and the outstanding notes may become due and payable, and we may not have the ability to meet this obligation.

        The Company has triggered various events of default under the terms of the Senior Notes and the Sub-Debt Notes. Upon the occurrence of an event of default, holders of at least 25% of the outstanding Senior Notes may declare the outstanding principal and accrued interest on all Senior Notes immediately due and payable, and each holder of the outstanding Sub-Debt Notes may also demand redemption of all or any portion of their respective notes. During 2007 the Company entered into a series of Forbearance Agreements with the investors in the Senior Notes under which the investors agreed to forbear from the exercise of their rights under the Senior Financing documents in exchange for the payment of amounts due for liquidated damages and interest on those damage amounts. The most recent Senior Note Forbearance Agreement is effective as of February 20, 2008 with a term extending through December 31, 2008. The Company has no such agreement with the Subordinated Debt investors and we cannot assure you that we will not receive demand requests, and if we do, we may not have the ability to meet this obligation and this could have a material negative impact on our liquidity and cash flow.

During a portion of 2007 the Company failed to maintain an effective registration statement for the resale of the shares of our holders of notes and warrants issued in connection with the acquisition of MediaDefender, which has resulted in cash penalties and which could have a material negative impact on our liquidity and cash flow.

        Pursuant to registration rights granted to the holders of our notes and warrants issued in connection with the acquisition of MediaDefender, the Company was to maintain an effective registration statement covering the resale of shares of common stock underlying these notes and warrants. As discussed under the caption "Going Concern" on page 13 of this document, the Company restated its financial statements and as a result of those restatements, the Form SB-2 was not available to the holders of our notes and warrants from December 20, 2006 to July 6, 2007. The financing documents provide that while the Form SB-2 remains unavailable for use, the holders of the Senior Notes and the Sub-Notes are entitled to cash penalties which bear interest until they are paid. Through December 31, 2007 the Company incurred a total of $3,633,000 for such charges due the holders of the Senior Debt and Sub-Debt. As of February 6, 2008, amounts due the Senior Debt were fully paid and as of December 31, 2007, $2,143,000 remains outstanding to the Sub Debt and continues to bear interest at the rate of 1% per month. No payments have been made to the holders of the Sub Debt and such payments could have a material negative impact on our liquidity and cash flow.

Our stock price is volatile and could decline in the future.

        The price of our common stock may fluctuate in the future. The stock market, in general, and the market price for shares of technology companies in particular, have experienced extreme stock price fluctuations. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies in the technology and related industries have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside of our control, could cause the price of our common stock to fluctuate, perhaps substantially.

The limited trading market may cause volatility in the market price of our common stock.

        Our common stock is currently traded on a limited basis on the Over-the-Counter Bulletin Board under the symbol "ARTD.OB." The quotation of our common stock on the Over-the-Counter Bulletin Board does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

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  investors may have difficulty buying and selling or obtaining market quotations;

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  market visibility for our common stock may be limited; and

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  a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Our common stock is considered a "penny stock" and may be difficult to sell.

        Our common stock is considered to be a "penny stock" since it meets one or more of the definitions in Rule 3a51-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis. Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

        Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker- dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

        Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted. We expect to incur additional accounting related expenses associated with compliance with Section 404.

If all of the equity-based securities issued by us to finance the acquisition of MediaDefender are converted or exercised in accordance with their respective terms, significant dilution to our existing stockholders will result.

        There are currently 10,344,666 shares of our common stock issued and outstanding. Assuming the conversion or exercise of all equity-based securities issued in connection with the financing transactions completed to finance the acquisition of MediaDefender, there will be approximately 38,000,000 shares of our common stock issued and outstanding (which also assumes exercise of all our currently outstanding options and warrants). Any sales in the public market of the common stock issuable upon the conversion or exercise of all equity-based securities issued in connection with such financing transactions could adversely affect prevailing market prices of our common stock.

Changes in financial accounting standards or interpretations of existing standards could affect reported results of operation.

        Generally accepted accounting principles and accompanying accounting pronouncements, implementation guidelines, and interpretations for many aspects of our business are complex and involve subjective judgments. Changes in these accounting standards, new accounting pronouncements and interpretations, by us or by our regulatory agencies, may occur that could adversely affect the Company's reported financial position, results of operations and/or cash flows.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        In addition to historical information, this prospectus contains statements relating to our future business and/or results, including, without limitation, the statements under the captions "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." These statements include certain projections and business trends that are "forward-looking" within the meaning of the United States Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words like "may," "will," "could," "should," "project," "believe," "anticipate," "expect," "plan," "estimate," "forecast," "potential," "intend," "continue" and variations of these words or comparable words. Forward-looking statements do not guarantee future performance and involve risks and uncertainties. Actual results will differ, and may differ materially, from projected results as a result of certain risks and uncertainties. These risks and uncertainties include, without limitation, those described under "Risk Factors" and those detailed from time to time in our filings with the SEC, and include, among others, the following:

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  Our limited operating history;

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  Our ability to protect our intellectual property rights;

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  Our ability to successfully develop and commercialize our proposed products;

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  The degree and nature of our competition;

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  Our ability to employ and retain qualified employees;

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  The limited trading market for our common stock; and

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  The other factors referenced in this prospectus, including, without limitation, under the sections entitled "Risk Factors," "Management's Discussion and Analysis or Plan of Operation," and "Business."

        These risks are not exhaustive. Other sections of this prospectus may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are made only as of the date of this prospectus. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders, but we will receive funds from the exercise of warrants held by the selling stockholders if and when exercised.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

        Our common stock has been listed for quotation on the Over-the-Counter Bulletin Board under the symbol "ARTD" since May 9, 2003. Prior to that, our common stock was listed on The Nasdaq National Market. Due to the low trading volume of our common stock, the trading market should be deemed to be illiquid. The following table sets forth the high and low closing sales prices for our common stock, as reported by the Over-the-Counter Bulletin Board for fiscal 2005 and 2006, respectively, and for the first quarter of 2008 (through May 28, 2008):

	High	Low
2005
First Quarter	$1.25	$0.22
Second Quarter	$1.85	$0.94
Third Quarter	$4.00	$1.47
Fourth Quarter	$3.30	$1.65
2006
First Quarter	$4.53	$2.50
Second Quarter	$4.65	$2.75
Third Quarter	$3.55	$2.90
Fourth Quarter	$3.55	$2.25
2007
First Quarter	$2.40	$1.40
Second Quarter	$2.38	$1.75
Third Quarter	$2.30	$1.75
Fourth Quarter	$1.90	$0.38
2008
First Quarter	$0.51	$0.37
Second Quarter (through May 28, 2008)	$0.38	$0.37

        The closing price of our common stock on May 28, 2008 was $0.38 per share, as reported on the Over-The-Counter Bulletin Board. The Over-the-Counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

        As of May 28, 2008, we had 265 holders of record of our common stock, excluding shares held in "street name" by brokerage firms and other nominees who hold shares for multiple investors.

DIVIDEND POLICY

        The Company has not declared or paid any cash dividends on our common stock since its inception. The Company's various senior and subordinated financing documents prevent the Company from paying any cash dividends on account of our common stock. Subject to the Company's obligations to our senior and subordinated lenders, the Company intends to retain any future earnings, if any, to finance the Company's business, and we do not expect to declare or pay any cash dividends in the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

        This prospectus contains forward-looking statements. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read together with the audited consolidated financial statements and accompanying notes and the other financial information appearing else where in this prospectus. The analysis set forth below is provided pursuant to applicable SEC regulations and is not intended to serve as a basis for projections of future events.

        EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS PROSPECTUS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF CERTAIN FORWARD-LOOKING TERMINOLOGY, SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "INTEND," "ESTIMATE," "BELIEVE," OR COMPARABLE TERMINOLOGY THAT INVOLVES RISKS OR UNCERTAINTIES. ACTUAL FUTURE RESULTS AND TRENDS MAY DIFFER MATERIALLY FROM HISTORICAL AND ANTICIPATED RESULTS, WHICH MAY OCCUR AS A RESULT OF A VARIETY OF FACTORS. SUCH RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION, FACTORS DISCUSSED IN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS SET FORTH BELOW, AS WELL AS IN "RISK FACTORS" SET FORTH HEREIN. WE UNDERTAKE NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. READERS SHOULD CAREFULLY REVIEW THE FACTORS SET FORTH IN OTHER REPORTS OR DOCUMENTS THAT WE FILE FROM TIME-TO-TIME WITH THE SEC.

  Overview:

        The Company conducts its media and e-commerce business operations through an online music network appealing to music fans, artists and marketing partners. The ARTISTdirect Network (www.artistdirect.com) is a network of web-sites offering multi-media content, music news and information, communities organized around shared music interests, music-related specialty commerce and digital music services.

        On July 28, 2005, the Company completed the acquisition of MediaDefender, Inc., a privately-held Delaware corporation, ("MediaDefender"). The stockholders of MediaDefender received aggregate consideration of $42,500,000 in cash, subject to certain holdbacks and adjustments described in the Merger Agreement.

        The acquisition of MediaDefender was accounted for as a purchase in accordance with SFAS No. 141, "Business Combinations", and the operations of the two companies have been consolidated commencing August 1, 2005. Due to the restrictions imposed by Internal Revenue Code Section 382 regarding substantial changes in the stock ownership of companies with loss carryforwards, the utilization of the Company's federal net operating loss carryforward was severely reduced as a result of the change in the effective stock ownership of the Company resulting from the debt financings arranged in conjunction with the acquisition of MediaDefender.

        MediaDefender is the leading provider of anti-piracy solutions in the Internet-piracy-protection ("IPP") industry. It should be noted that revenue related to anti-piracy activities declined in 2007 from 2006 and management anticipates a further decline in 2008. The largest source of this decline is reduced spending on the part of the major music labels due to a significant reduction in their sales and profitability. See additional details and discussion in the Net Revenue section below.

        During 2007, MediaDefender began offering advertisers specific programs to download branded content on file-sharing networks. While such advertising based programs provided approximately $560,000 of revenue during 2007, management believes such activities could be a significant factor in 2008 and beyond as advertisers become more familiar with branded promotion activities on peer-to-peer networks, which currently carry the majority of internet traffic. Advertising related revenue will be needed to offset anticipated declines in revenues from anti-piracy programs, especially those related to music.

        During 2006, MediaDefender offered file-sharing marketing services, wherein MediaDefender receives a fee for redirecting specific peer-to-peer traffic on the Internet to designated client destinations. This type of redirect program activity was not significant during 2007 and management does not anticipate this to be a major source of revenue going forward.

        In order to fund the acquisition of MediaDefender, the Company completed a $15,000,000 senior secured debt transaction and a $30,000,000 convertible subordinated debt transaction, as described below at "Financing Transactions with Respect to MediaDefender, Inc. Acquisition".

  Going Concern:

        As a result of communications with the Staff of the Securities and Exchange Commission in 2006, in particular regarding the application of accounting rules and interpretations related to embedded derivatives associated with the Company's subordinated convertible notes payable issued in July 2005, the Company determined that it was necessary to restate previously issued financial statements.

        As a result, on December 20, 2006, the Company was required to suspend the use of its then effective registration statement for the holders of its senior and subordinated indebtedness, which then triggered an event of default with respect to its registration rights agreements with the holders of such indebtedness. Accordingly, beginning December 20, 2006, the Company began to incur liquidated damages under its registration rights agreements aggregating approximately $540,000 per month, and the interest rate on its subordinated convertible notes payable increased from 4.0% per annum to 12.0% per annum, an increase of approximately $183,000 per month. On July 6, 2007, the Company's registration statement was declared effective by the SEC, thus making it available to the investors in the Senior Financing and Sub-Debt Financing.

        The adjustments to the financial statements with respect to the restatements were non-cash in nature and were not caused by or related to any changes in the underlying operating performance of the Company's business, including revenues, operating costs and expenses, operating income or loss, income taxes, operating cash flows or adjusted EBITDA. Primarily as a result of the requirement to restate previously issued financial statements, which resulted in the recording of an embedded derivative liability, the reclassification of the senior and subordinated indebtedness to current liabilities, and the recording of liquidated damages payable under registration rights agreements, the Company was not in compliance with certain of its financial covenants under both the Senior Financing and the Sub-Debt Financing at December 31, 2007 and 2006. Notwithstanding such developments, the Company believes that it would have been out of compliance with certain of its financial covenants at December 31, 2007.

        During 2007 and 2006, the Company's consolidated operations generated sufficient cash flows from operations to enable the Company to fund its operating requirements and its originally scheduled (i.e., undefaulted) debt service obligations to both the senior and subordinated debt holders. All quarterly interest payments due on the outstanding senior and subordinated indebtedness were timely paid by the Company through December 2006. In addition, the quarterly interest payments due on the outstanding senior indebtedness during 2007 were timely paid. Pursuant to the terms of the Subordination Agreement, interest on the outstanding subordinated convertible notes payable cannot be paid as a result of the existence of the events of default described herein.

        As of December 31, 2007 and 2006, approximately $13,307,000 principal amount was outstanding with respect to the Senior Financing, and approximately $27,658,000 principal amount was outstanding with respect to the Sub-Debt Financing. In addition, at December 31, 2007, approximately $410,000 and $1,972,000 was outstanding with respect to accrued registration delay penalties to the holders of the Senior Financing and the Sub-Debt Financing, respectively, and approximately $146,000 and $3,206,000 was outstanding with respect to accrued interest payable to the holders of the Senior Financing and the Sub-Debt Financing, respectively. Through December 31, 2007, the Company had not paid the registration delay penalties to Sub-Debt Notes, although it had made advance payments to the holders of the Senior Notes aggregating $1,000,000 in exchange for multiple forbearance agreements.

        As a result of the registration failure, the failure to pay the registration delay penalties and the various financial covenant and other breaches of the terms of the Senior Financing and the Sub-Debt Financing, multiple events of default exist under the Senior Financing and the Sub-Debt Financing. The terms of the Subordination Agreement among the Company and the creditor parties thereto (the "Subordination Agreement") prevent the Company from making any cash payments to the Sub-Debt Note holders until the events of default under the Senior Financing are either cured or waived. Furthermore, upon the occurrence of an event of default, holders of at least 25% of the outstanding senior indebtedness may declare the outstanding principal and accrued interest on all senior notes immediately due and payable upon written notice to the Company, and each holder of outstanding subordinated indebtedness may only demand redemption of all or any portion of their respective notes under certain circumstances as described in the Subordination Agreement. The Company does not have the capital resources necessary to cure the existing events of default, or to repay any accelerated indebtedness or redemption or penalty amounts.

        Pursuant to a series of Forbearance and Consent Agreements with the investors in the Senior Financing, such investors agreed to forbear from the exercise of their rights and remedies under the Senior Financing documents as a result of the events of default with respect to the unavailability of the Company's registration statement, as well as certain other events of default that existed or that could come into existence during the forbearance period, from April 17, 2007 through February 20, 2008, in exchange for aggregate cash payments of $1,000,000 in 2007 and $494,446 in February 2008. The payments made by the Company under the Forbearance and Consent Agreements were credited against the registration delay cash penalties and interest on the penalties resulting from the Company's default under the various agreements between the Company and the Senior Financing investors. On March 17, 2008, the Company entered into a Forbearance and Consent Agreement with the investors in the Company's Senior Debt Financing, which was effective as of February 20, 2008, whereby the investors agreed to forbear from exercising any of their rights and remedies under the Senior Financing transaction documents through December 31, 2008 in exchange for an adjustment in the interest rate associated with the Senior Notes from 11.25% to 15%, provided the loan is repaid prior to September 30, 2008 or 16%, if the loan remains outstanding subsequent to that date.

        The registration delay penalties and ongoing default interest charges are continuing to have a significant and material negative impact on the Company's operations and cash flows. The Company and its representatives and advisors are in ongoing discussions with the holders of its senior and subordinated debt obligations to obtain a waiver of and amendment to certain of the financing documents with respect to the events of default, the impact of the restatements, the payment of cash penalties and default interest, and various related matters. The Company is exploring various alternatives to resolve the defaults under its senior and secured debt obligations, but is unable to predict the outcome of such negotiations. On February 7, 2008 the Company retained the services of Salem Partners, LLC, to serve as a financial advisor to the Company in connection with the sale, merger, consolidation, reorganization or other business combination and the restructuring of the material terms of the Company's senior notes and/or subordinated convertible notes. To the extent that the Company is unable to complete a sale or merger, or restructure its senior and subordinated debt obligations in a satisfactory manner and/or the lenders begin to exercise additional remedies to enforce their rights, the Company will not have sufficient cash resources to maintain its operations. In such event, the Company may be required to consider a formal or informal restructuring or reorganization, including a filing under Chapter 11 of the United States Bankruptcy Code.

        The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As a result of the foregoing, the Company's independent registered public accounting firm, in its report on the Company's 2007 consolidated financial statements, expressed substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty.

  Critical Accounting Policies:

        The discussion and analysis of the Company's financial condition and results of operations is based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates, including those related to accounts receivable, tangible and intangible assets, warrant and derivative liabilities, income taxes, and contingencies and litigation, among others. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The Company believes that the following critical accounting policies affect the more significant judgments and estimates used in the preparation of its consolidated financial statements: revenue recognition, stock-based compensation, goodwill, intangible assets and long-lived assets, derivative instruments, income taxes and accounts receivable.

        Revenue Recognition.    The Company complies with the provisions of Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements", as amended by SAB No. 104, and recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is both fixed and determinable; and (iv) colectability is reasonably assured.

        E-commerce revenue consists primarily of the gross amount of sales revenue paid by the customer for recorded music and merchandise sold via the Internet, including shipping fees, and is recognized when the products are shipped. The Company has a contract with a fulfillment house to service its music-related e-commerce activity. The Company records e-commerce revenue on a gross basis as the Company enters into the sale transactions with customers, establishes the prices of the products, chooses the suppliers of the products, assumes the risk of inventory loss and collects all amounts from the customers and assumes the credit risk. In certain circumstances, e-commerce revenue is subject to royalties, and such expense is recorded as part of cost of e-commerce revenue.

        The Company records amounts charged to customers for shipping and handling in accordance with EITF 00-10, "Accounting for Shipping and Handling Fees and Costs" ("EITF 00-10"). Pursuant to EITF 00-10, the Company records amounts charged to customers for shipping and handling as revenue, and records the related costs incurred for shipping and handling to direct cost of product sales in the statement of operations.

        Media revenue consists primarily of the sale of advertisements and sponsorships under short-term contracts. To date, the duration of the Company's advertising commitments has generally averaged from one to three months, although certain programs can last up to one year. The Company's online obligations typically include the guarantee of a minimum number of times ("impressions") that an advertisement appears in pages viewed by the users of the Company's online properties. Online advertising revenue is generally recognized as the impressions are served during the period in which the advertisement is displayed, provided that no significant obligations of the Company remain and collection of the resulting receivable is reasonably assured. To the extent that minimum guaranteed page deliveries are not met, recognition of the corresponding revenue is deferred until the guaranteed impressions are delivered.

        The Company recognizes revenue for sponsorship arrangements over the period during which the advertising is provided, generally on a straight-line basis. The Company recognizes revenue for a banner impression deliverable as the banner impressions are delivered. The Company recognizes revenue for web-page sponsorships on a straight-line basis over the term of the sponsorship. The Company recognizes revenue for custom content when the content is provided to the customer.

        Anti-piracy and file-sharing marketing services revenue is recognized on a monthly basis as services are provided to customers. Deferred revenue is recorded for customers who prepay the full, or any portion, of their respective contracts.

        Stock-Based Compensation.    Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123 (revised 2004), "Share- Based Payment" ("SFAS No. 123R"), a revision to SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123R requires that the Company measure the cost of employee services received in exchange for equity awards based on the grant date fair value of the awards, with the cost to be recognized as compensation expense in the Company's financial statements over the vesting period of the awards. Accordingly, the Company recognizes compensation cost for equity-based compensation for all new or modified grants issued after December 31, 2005. In addition, commencing January 1, 2006, the Company recognized the unvested portion of the grant date fair value of awards issued prior to adoption of SFAS No. 123R based on the fair values previously calculated for disclosure purposes over the remaining vesting period of the outstanding stock options and warrants.

        The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with EITF No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services", and EITF 00-18, "Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees", whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached or (b) at the date at which the necessary performance to earn the equity instrument is complete.

        Goodwill, Intangible Assets and Long-Lived Assets.    Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite.

        SFAS No. 142 requires goodwill to be tested for impairment at least on an annual basis and more often under certain circumstances, and written down when impaired. An interim impairment test is required if an event occurs or conditions change that would more likely than not reduce the fair value of the reporting unit below the carrying value.

        We completed a goodwill impairment test during the Third Quarter of 2007 and found no need for an adjustment. Due to the reduced sales activity in our anti-piracy business for the year 2007 and our internal projections for 2008, we again revisited the impairment work during our year end review for

2007 and noted that while the test thresholds were narrower, an adjustment was still not required. We plan to closely monitor the sales activity within this segment during each fiscal quarter of 2008 and, if warranted, will record an impairment loss to adjust downward the carrying value of the segment at that time.

        Impairment losses are limited to the carrying value of the goodwill, which represents the excess of the carrying amount of a reporting unit's goodwill over the implied fair value of that goodwill. In determining the estimated future cash flows, the Company considers current and projected future levels of income based on management's plans for that business, as well as business trends, prospects and market and economic conditions.

        Derivative Instruments.    Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), requires all derivatives to be recorded on the balance sheet at fair value. When multiple derivatives (both assets and liabilities) exist within a financial instrument, they are bundled together as a single hybrid compound instrument in accordance with SFAS No. 133 Implementation Issue No. B15, "Embedded Derivatives: Separate Accounting for Multiple Derivative Features Embedded in a Single Hybrid Instrument". The calculation of the fair value of derivatives utilizes highly subjective and theoretical assumptions that can materially affect fair values from period to period. The change in the fair value of the derivatives from period to period is recorded in other income (expense) in the statement of operations. As a result, the Company's financial statements are impacted quarterly based on factors such as the price of the Company's common stock and the principal amount of Sub-Debt Notes converted into common stock. Consequently, the Company's results of operations and financial position may vary from quarter to quarter based on factors other than those directly associated with the Company's operating revenues and expenses. The recognition of these derivative amounts does not have any impact on cash flows.

        EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock ("EITF 00-19"), requires freestanding contracts that are settled in a company's own stock, including common stock warrants, to be designated as an equity instrument, an asset or a liability. When the ability to physically or net-share settle a conversion option or the exercise of freestanding options or warrants is deemed to be not within the control of the Company, the embedded conversion option or freestanding options or warrants may be required to be accounted for as a derivative liability. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company's balance sheet, with any changes in fair value recorded in a company's results of operations.

        The Company has accounted for registration rights penalties in accordance with EITF 00-19-2, "Accounting for Registration Payment Arrangements", which the Company adopted as of December 31, 2006, and Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies". Since the registration rights component of the derivative liabilities was not material through September 30, 2006, there was no cumulative-effect adjustment recorded as a result of the transition rules with respect to the adoption of EITF-00-19-2 at December 31, 2006.

        The Company accounts for derivatives, including the embedded derivatives associated with the Sub-Debt Notes and the warrants issued in conjunction with the Senior Financing and the Sub-Debt Financing, at fair value, adjusted at the end of each reporting period to reflect any material changes, with any such changes included in other income (expense) in the statement of operations.

        At the date of the conversion of Sub-Debt Notes into common stock or the principal repayment of Senior Notes, the pro rata portion of the related unamortized discount on debt and deferred financing costs is charged to operations and included in other income (expense). At the date of exercise of any of the warrants, or the conversion of Sub-Debt Notes into common stock, the pro rata portion of the fair value of the related warrant liability and/or embedded derivative liability is transferred to additional paid-in capital.

        Income Taxes.    The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

        Accounts Receivable.    The Company grants credit to its customers generally in the form of short-term trade accounts receivable. Accounts receivable are stated at the amount that management expects to collect from outstanding balances. When appropriate, management provides for probable uncollectible amounts through a provision for doubtful accounts and an adjustment to a valuation allowance. Management primarily determines the allowance based on the aging of accounts receivable balances, historical write-off experience, customer concentrations, customer creditworthiness and current industry and economic trends. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Concentrations of credit risk with respect to trade receivables generated by the Company's operations are generally limited. However, MediaDefender's customers consist primarily of large reputable companies in the music and entertainment industries.

  Adoption of New Accounting Policies:

        In June 2006, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue 06-3, "How Taxes Collected From Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)" ("EITF 06-3"). The scope of EITF 06-3 includes any tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer, and provides that a company may adopt a policy of presenting taxes either on a gross basis—that is, including the taxes within revenue—or on a net basis. For any such taxes that are reported on a gross basis, a company should disclose the amounts of those taxes for each period for which an income statement is presented if those amounts are significant. The Company collects various state sales taxes that fall under the scope of EITF 06-3 on goods that it sells in its e-commerce business segment and is accounting for and reporting such taxes on a net basis. EITF 06-3 is effective for financial reports for interim periods and annual reporting periods beginning after December 15, 2006. The Company adopted EITF 06-3 effective January 1, 2007. The adoption of EITF 06-3 did not have a material effect on the Company's financial statements.

        In December 2006, the Financial Accounting Standards Board ("FASB") issued FSP EITF 00-19-2, "Accounting for Registration Payment Arrangements" ("EITF 00-19-2"), which addresses an issuer's accounting for registration payment arrangements. EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, "Accounting for Contingencies". EITF 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. EITF 00-19-2 is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the date of issuance of EITF 00-19-2. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, EITF 00-19-2 is effective for financial statements issued for fiscal years beginning after

December 15, 2006, and interim periods within those fiscal years. Early adoption of EITF 00-19-2 for interim or annual periods for which financial statements or interim reports have not been issued is permitted. The Company chose to early adopt EITF 00-19-2 effective December 31, 2006.

        Effective January 1, 2007, the Company adopted FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes" ("FIN 48"). FIN 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The adoption of the provisions of FIN 48 did not have a material effect on the Company's financial statements. As of December 31, 2007, no liability for unrecognized tax benefits was required to be recorded.

        The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company is subject to U.S. federal or state income tax examinations by tax authorities for years after 2003 (see Note 11).

        The Company's policy is to record interest and penalties on uncertain tax provisions as income tax expense.

  Recent Accounting Pronouncements:

        In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS No. 157"), which establishes a formal framework for measuring fair value under Generally Accepted Accounting Principles ("GAAP"). SFAS No. 157 defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS No. 157 applies to and amends the provisions of existing FASB and American Institute of Certified Public Accountants ("AICPA") pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for: SFAS No. 123R, share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently assessing the potential effect of SFAS No. 157 on its financial statements.

        In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"), which provides companies with an option to report selected financial assets and liabilities at fair value. SFAS No. 159's objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Generally accepted account principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. SFAS No. 159 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company's choice to use fair value on its earnings. SFAS No. 159 also requires companies to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. SFAS No. 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS No. 157 and SFAS No. 107. SFAS No. 159 is effective as of the beginning of a company's first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided the company makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157. The Company is currently assessing the potential effect of SFAS No. 159 on its financial statements.

        In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations" ("SFAS No. 141(R)"), which requires an acquirer to recognize in its financial statements as of the acquisition date (i) the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, measured at their fair values on the acquisition date, and (ii) goodwill as the excess of the consideration transferred plus the fair value of any noncontrolling interest in the acquiree at the acquisition date over the fair values of the identifiable net assets acquired. Acquisition-related costs, which are the costs an acquirer incurs to effect a business combination, will be accounted for as expenses in the periods in which the costs are incurred and the services are received, except that costs to issue debt or equity securities will be recognized in accordance with other applicable GAAP. SFAS No. 141(R) makes significant amendments to other Statements and other authoritative guidance to provide additional guidance or to conform the guidance in that literature to that provided in SFAS No. 141(R). SFAS No. 141(R) also provides guidance as to what information is to be disclosed to enable users of financial statements to evaluate the nature and financial effects of a business combination. SFAS No. 141(R) is effective for financial statements issued for fiscal years beginning on or after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect on its consolidated financial statements, if any, upon adoption of SFAS No. 141(R).

        In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51" ("SFAS No. 160"), which revises the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require (i) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent's equity, (ii) the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, (iii) changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently as equity transactions, (iv) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, with the gain or loss on the deconsolidation of the subsidiary being measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment, and (v) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 amends FASB No. 128 to provide that the calculation of earnings per share amounts in the consolidated financial statements will continue to be based on the amounts attributable to the parent. SFAS No. 160 is effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. SFAS No. 160 shall be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The requirements of SFAS No. 160 does not apply to the Company as it is currently structured.

        In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133" ("SFAS No. 161"). SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). The objective of SFAS No. 161 is to provide users of financial statements with an enhanced understanding of how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS No. 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS No. 161 applies to all derivative financial instruments, including bifurcated derivative instruments (and nonderivative instruments that are designed and qualify as hedging instruments pursuant to paragraphs 37 and 42 of SFAS No. 133) and related hedged items accounted for under SFAS No. 133 and its related interpretations. SFAS No. 161 also amends certain provisions of SFAS No. 131. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. SFAS No. 161 encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company has not yet determined the affect on its consolidated financial statements, if any, upon adoption of SFAS No. 161.

Results of Operations—Three Months Ended March 31, 2008 and 2007:

        The following table presents information with respect to the Company's condensed consolidated statements of operations as to actual amounts and as a percentage of total net revenue for the three months ended March 31, 2008 and 2007.

  Condensed Consolidated Statements of Operations ($000):

	Three Months Ended March 31,
	2008		2007
	$	%	$	%
Net revenue:
E-commerce	$106	2.5%	$494	9.1%
Media	1,205	28.7%	1,111	20.4%
Anti-piracy and file-sharing marketing services	2,890	68.8%	3,841	70.5%

Total net revenue	4,201	100.0%	5,446	100.0%

Cost of revenue:
E-commerce	100	2.4%	510	9.4%
Media	679	16.2%	600	11.0%
Anti-piracy and file-sharing marketing services	2,460	58.6%	2,205	40.5%

Total cost of revenue	3,239	77.2%	3,315	60.9%

Gross profit	962	22.8%	2,131	39.1%

Operating expenses:
Sales and marketing	465	11.1%	378	6.9%
General and administrative (including stock-based compensation)	3,105	73.9%	2,551	46.8%
Development and engineering	117	2.8%	117	2.2%

Total operating costs	3,687	87.8%	3,046	55.9%

Loss from operations	(2,725)	(65.0)%	(915)	(16.8)%
Interest income	30	0.7%	56	1.0%
Interest expense	(2,120)	(50.5)%	(1,860)	(34.1)%
Other income (expense)	45	1.1%	(6)	(0.1)%
Change in fair value of warrant liability	65	1.5%	1,226	22.5%
Change in fair value of derivative liability	171	4.1%	5,241	96.2%
Write-off of unamortized discount on debt and deferred financing costs resulting from principal payment on senior secured notes payable	(26)	(0.6)%	—	—%
Amortization of deferred financing costs	(210)	(5.0)%	(207)	(3.8)%

Income (loss) before income taxes	(4,770)	(113.7)%	3,535	64.9%
Benefit from income taxes	(10)	(0.2)%	—	—%

Net income (loss)	$(4,760)	(113.5)%	$3,535	64.9%

        The Company evaluates performance based on, among other factors, earnings or loss before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), which is a non-GAAP financial measure. Adjusted EBITDA also excludes stock-based compensation, changes in the fair value of warrant liability and derivative liability, and other non-cash write-offs and charges. Management excludes these items in assessing financial performance, primarily due to their non-operational nature or because they are outside of the Company's normal operations. The Company has provided this information because management believes that it is useful to investors in understanding the Company's financial condition and results of operations.

        Management believes that Adjusted EBITDA enhances an overall understanding of the Company's financial performance by investors because it is frequently used by securities analysts and other interested parties in evaluating companies in its industry segment. In addition, management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry segment because the calculation of Adjusted EBITDA eliminates the accounting effects of financing costs, income taxes and capital spending, which items may vary for different companies for reasons unrelated to overall operating performance.

        However, Adjusted EBITDA has certain limitations. Adjusted EBITDA is not a recognized measurement under GAAP, and when analyzing the Company's operating performance, investors should use Adjusted EBITDA in addition to, and not as an alternative for, standard GAAP financial measures such as net income (loss) or cash flow from operations, or any other measure utilized in determining the Company's operating performance that is calculated in accordance with GAAP. Because Adjusted EBITDA is not calculated in accordance with GAAP, it may not be comparable to similarly-titled measures utilized by other companies. Adjusted EBITDA eliminates certain substantial recurring items from net income (loss), such as depreciation, amortization, interest expense and income taxes, among others. Each of these items has been incurred in the past, will continue to be incurred in the future, and should be considered in the overall evaluation of the Company's operating performance. The Company compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of Adjusted EBITDA, both in the reconciliation to the GAAP financial measure of net income (loss) and in the consolidated financial statements and footnotes, all of which should be considered when evaluating the Company's operating performance. Furthermore, Adjusted EBITDA is not intended to be a measure of the Company's free cash flow or liquidity in general, as it does not consider certain ongoing cash requirements, such as a required debt service payments and income taxes.

        The following table summarizes net revenue and Adjusted EBITDA by operating segment for the three months ended March 31, 2008 and 2007. Corporate expenses consist of general operating expenses that are not directly related to the operations of the segments. A reconciliation of Net Income (Loss) to Adjusted EBITDA is also provided.

	Three Months Ended March 31,
	2008	2007
	(in thousands)
Net Revenue:
E-commerce	$106	$494
Media	1,205	1,111
Anti-piracy and file-sharing marketing services	2,890	3,841

	$4,201	$5,446

Adjusted EBITDA:
E-commerce	$(19)	$(70)
Media	259	328
Anti-piracy and file-sharing marketing services	476	1,529

	716	1,787
Corporate general and administrative expenses	(1,510)	(1,160)

	$(794)	$627

	Three Months Ended March 31,
Reconciliation of Adjusted EBITDA to Net Income (Loss)
	2008	2007
	(in thousands)
Adjusted EBITDA per segments	$(794)	$627
Stock-based compensation	(697)	(455)
Depreciation and amortization	(301)	(155)
Amortization of intangible assets	(888)	(938)
Amortization of deferred financing costs	(210)	(207)
Write-off of unamortized discount on debt and deferred financing costs resulting from principal payment on senior secured notes payble	(26)	—
Interest income	30	56
Other income, net	—	—
Interest expense, including amortization of discount on debt of $769 and $760 in 2008 and 2007, respectively	(2,120)	(1,860)
Change in fair value of warrant liability	65	1,226
Change in fair value of derivative liability	171	5,241
Benefit from income taxes	10	—

Net income (loss)	$(4,760)	$3,535

        Net Revenue.    The Company's net revenue decreased by $1,245,000 or 22.9%, to $4,201,000 for the three months ended March 31, 2008, as compared to $5,446,000 for the three months ended March 31, 2007, primarily as a result of decreases in MediaDefender revenues of $951,000 and e-commerce revenues of $388,000, offset by an increase in media revenues of $94,000. MediaDefender's revenue accounted for 68.8% of the Company's total net revenue for the three months ended March 31, 2008, as compared to 70.5% of the Company's total net revenue for the three months ended March 31, 2007.

        MediaDefender's revenue decreased by $951,000 or 24.8%, to $2,890,000 for the three months ended March 31, 2008, as compared to $3,841,000 for the three months ended March 31, 2007. Revenues decreased in 2008 as compared to 2007 as a result of reduced spending on the part of major music labels due in substantial part to a significant reduction in their sales and profitability. Specifically, MediaDefender's anti-piracy revenues have been negatively impacted by the loss of one customer in November 2007 that accounted for 4% of MediaDefender's 2007 annual revenue, citing cost pressures subsequent to a change in ownership, and the loss of another customer in January 2008 that accounted for 12% of MediaDefender's 2007 annual revenues, noting that they were evaluating the use of alternative methods to deal with piracy. During May 2008, the Company was advised that a customer that accounted for 18% of MediaDefender's 2007 annual revenues and 26% of MediaDefender's revenues for the three months ended March 31, 2008 was reducing its expected usage of MediaDefender's services during the remainder of 2008 by approximately 36%, citing a desire to focus on new releases instead of catalogue titles and the completion of a review of the effectiveness of anti-piracy countermeasures. Management expects MediaDefender anti-piracy revenues will continue to decline in 2008 as compared to 2007. The Company intends to closely monitor revenues within this segment during the remainder of 2008 and, if warranted, will record an impairment loss to the carrying value of this segment's goodwill.

        During the three months ended March 31, 2008, approximately 70% of MediaDefender's revenues were generated by three customers, with one customer accounting for 28%, a second customer accounting for 24%, and a third customer accounting for 18%. During the three months ended March 31, 2007, approximately 66% of MediaDefender's revenues were from four customers, with one customer accounting for 23%, a second customer accounting for 17%, a third customer accounting for 13%, and a fourth customer accounting for 13%. At March 31, 2008, the amounts due from these three customers were approximately $1,775,000, $655,000, and $134,000, respectively, which were included in accounts receivable.

        During 2007, MediaDefender began offering advertisers specific programs to download branded content on file-sharing networks. Such advertising-based programs provided annual revenues of approximately $560,000 during 2007, and management believes such activities could be a significant factor in 2008 and beyond as advertisers become more familiar with branded promotion activities on peer-to-peer networks, which currently carry the majority of internet traffic. The Company is attempting to generate advertising-related revenue to offset anticipated declines in revenues from anti-piracy programs, especially those related to music.

        Media revenue increased by $94,000 or 8.5%, to $1,205,000 for the three months ended March 31, 2008, as compared to $1,111,000 for the three months ended March 31, 2007. Media revenue increased in 2008 as compared to 2007 in part as a result of the Company entering into a strategic partnership with T-Mobile in April 2007 with the launch of a specially designed United Kingdom counterpart to the Company's United States-based online music destination web-site. The United Kingdom version of ARTISTdirect.com (www.ARTISTdirect.com/uk) includes numerous T-Mobile enhancements, including exclusive branded content provided by T-Mobile. During the three months ended March 31, 2008, approximately $175,000 or 17% of media revenues were generated by T-Mobile. This contract concluded during March 2008.

        The Company markets and sells advertising on a CPM basis to advertising agencies and directly to various companies seeking to reach one or more of the distinct demographic audiences viewing content in the ARTISTdirect Network. The Company also markets and sells sponsorships for various portions of the ARTISTdirect Network. Customers may purchase advertising space on the entire ARTISTdirect Network, or they may tailor advertising to specific areas or sections of the Company's web-sites.

        During the three months ended March 31, 2008 and 2007, the Company's media revenues were generated by two outside sales organizations that represented the Company with respect to advertising and sponsorship on the Company's web-site and through affiliated web-sites, as well as by in-house sales personnel. During the three months March 31, 2008, approximately 32% of media revenues were generated from two customers, with one customer accounting for 17% and a second customer accounting for 15%.

        E-commerce revenue decreased by $388,000 or 78.5%, to $106,000 for the three months ended March 31, 2008, as compared to $494,000 for the three months ended March 31, 2007. Due to limited opportunities for revenue growth and acceptable gross margins, the Company had been de-emphasizing e-commerce activities over the past few years. During the three months ended March 31, 2007, approximately 59% of e-commerce revenues were generated from the products related to a single music merchandising entity. Effective August 31, 2007, the Company restructured its relationship with this music merchandising entity to eliminate such merchandise sales and focus on music sales, which has had a significant negative impact on e-commerce sales since such date. As a result, although e-commerce sales decreased significantly in 2008 as compared to 2007, such restructuring had limited impact on e-commerce net operating margins, since the Company was able to implement significant internal cost savings as a result of this restructing.

        Cost of Revenue.    The Company's total cost of revenue decreased by $76,000 or 2.3%, to $3,239,000 for the three months ended March 31, 2008, as compared to $3,315,000 for the three months ended March 31, 2007, primarily as a result of a decrease in e-commerce cost of revenue of $410,000, offset by increases in MediaDefender cost of revenue of $255,000 and media cost of revenues of $79,000. Depreciation of property and equipment is included in cost of revenue for all business segments.

        MediaDefender's cost of revernues increased by $255,000 or 11.6%, to $2,460,000 for the three months ended March 31, 2008, as compared to $2,205,000 for the three months ended March 31, 2007. As a result, MediaDefender's cost of revenue was 85.1% of its net revenue in 2008, as compared to 57.4% of its net revenue in 2007. MediaDefender has been experiencing increased bandwidth, personnel and occupancy costs, which had a negative impact on cost of revenue in 2008 as compared to 2007. Also included in MediaDefender's cost of revenue for the three months ended March 31, 2008 and 2007 was the amortization of proprietary technology acquired in the MediaDefender transaction of $634,000.

        Media cost of revenue increased by $79,000 or 13.2%, to $679,000 for the three months ended March 31, 2008, as compared to $600,000 for the three months ended March 31, 2007. As a result, Media cost of revenue was 56.3% of its net revenue for 2008, as compared to 54.0% of its net revenue in 2007.

        E-commerce cost of revenue decreased by $410,000 or 80.4%, to $100,000 for the three months ended March 31, 2008, as compared to $510,000 for the three months ended March 31, 2007. The decrease in e-commerce cost of revenue in 2008 as compared to 2007 was a result of the Company restructuring its relationship with a music merchandising entity to eliminate certain merchandise sales and focus on music sales, as described above in "Net Revenue".

        As a result of the foregoing, gross profit was $962,000 for the three months ended March 31, 2008, as compared to $2,131,000 for the three months ended March 31, 2007, reflecting gross margins of 22.9% and 39.1%, respectively. A summary of gross profit and gross margin by segment is as follows ($000):

	Three Months Ended March 31,
	2008		2007
Segment:	Gross Profit	Gross Margin	Gross Profit (Loss)	Gross Margin
E-commerce	$6	5.7%	$(16)	(3.2)%
Media	526	43.7%	511	46.0%
Anti-piracy and file-sharing marketing services	430	14.9%	1,636	42.6%

Totals	$962	22.9%	$2,131	39.1%

        Sales and Marketing.    The Company's sales and marketing expense increased by $87,000 or 23.0%, to $465,000 for the three months ended March 31, 2008, as compared to $378,000 for the three months ended March 31, 2007. The increase in sales and marketing expense in 2008 as compared to 2007 was primarily as a result of additional headcount and personnel-related costs. Also included in sales and marketing expense for the three months ended March 31, 2008 and 2007 is the amortization of customer relationships acquired in the MediaDefender transaction of $189,000.

        General and Administrative.    The Company's general and administrative expense increased by $554,000 or 21.7%, to $3,105,000 for the three months ended March 31, 2008, as compared to $2,551,000 for the three months ended March 31, 2007. Significant components of general and administrative expense consists of management compensation (and bonuses, when applicable), personnel and personnel-related costs, insurance, legal and accounting fees, board compensation, consulting fees, occupancy costs and the provision for doubtful accounts. Also included in general and administrative expense for the three months ended March 31, 2008 and 2007 are stock-based compensation costs of $697,000 and $455,000, respectively, and the amortization of non-competition agreements of $66,000 and $116,000, respectively, resulting from the MediaDefender transaction.

        During the three months ended March 31, 2008 and 2007, the Company incurred legal, accounting, consulting and printing fees and costs of approximately $597,000 and $428,000, respectively, relating to the preparation and filing of various documents with the SEC, negotiations with senior and subordinated note holders, review and analysis of various restructuring alternatives, amendments to financing agreements, and other ordinary course legal and accounting matters. As a result of the event of defaults related to the Company's senior and subordinated debt agreements (see "Going Concern" above), the Company expects to incur significant continuing costs in this regard in 2008.

        During the three months ended March 31, 2008 and 2007, the Company recorded a charge to general and administrative expense and an accrued liability of $175,000 with respect to the accrual of annual performance bonuses payable to MediaDefender's senior management pursuant to their respective employment agreements.

        During the three months ended March 31, 2008, the Company recorded a charge to operations and an accrued liability of $350,000 to record the severance payment with respect to the Amended and Restated Services Agreement dated as of March 6, 2008 between the Company and the Company's former Chief Executive Officer. The Company also recorded stock-based compensation costs of $571,000 during the three months ended March 31, 2008 with respect to this settlement.

        Development and Engineering.    Development and engineering costs were $117,000 for the three months ended March 31, 2008 and 2007. Development and engineering costs consist primarily of third-party development costs and payroll and related expenses for in-house development costs incurred in the design and production of the Company's content and services, including revisions to the Company's web-site, and are charged to operations as incurred.

        Loss from Operations.    As a result of the aforementioned factors, the loss from operations was $2,725,000 for the three months ended March 31, 2008, as compared to a loss from operations of $915,000 for the three months ended March 31, 2007.

        Interest Income.    Interest income was $30,000 for the three months ended March 31, 2008, as compared to $56,000 for the three months ended March 31, 2007.

        Interest Expense.    Interest expense of $2,120,000 and $1,860,000 for the three months ended March 31, 2008 and 2007, respectively, relates to the $15,000,000 of 11.25% secured notes payable issued in the Senior Financing and the $30,000,000 of 4.0% subordinated convertible notes payable issued in the Sub-Debt Financing, both of which were issued to finance the acquisition of MediaDefender in July 2005. Effective January 1, 2007, the interest rate on the Sub-Debt Financing increased from 4.0% to 12.0% due to the default on the Company's senior and subordinated debt agreements in January 2007 (see "Going Concern" above). On March 17, 2008, the Company entered into a Forbearance and Consent Agreement with the investors in the Senior Financing, which was effective as of February 20, 2008, whereby the investors agreed to forbear from exercising any of their rights and remedies under the Senior Financing transaction documents through December 31, 2008 in exchange for an adjustment in the interest rate associated with the 11.25% secured notes payable from 11.25% to 15.0% per annum, provided the loan is repaid prior to September 30, 2008, or 16.0% per annum (retroactive to February 20, 2008), if the loan remains outstanding subsequent to that date.

        Additional consideration in the form of warrants issued to the lenders was accounted for at fair value and recorded as a reduction to the carrying amount of the debt, and is being amortized to interest expense over the term of the debt. Accordingly, the amortization of this discount on debt included in interest expense for the three months ended March 31, 2008 and 2007 was $179,000 and $177,000, respectively.

        The Sub-Debt Notes contain several embedded derivative features that have been accounted for at fair value. The various embedded derivative features of the Sub-Debt Notes have been valued at the date of inception of the Sub-Debt Financing and at the end of each reporting period thereafter. The value of the embedded derivatives were bifurcated from the Sub-Debt Notes and recorded as derivative liability, with the initial amount recorded as discount on the related Sub-Debt Notes. This discount is being amortized to interest expense over the life of the Sub-Debt Notes. Accordingly, the amortization of this discount on debt included in interest expense for the three months ended March 31, 2008 and 2007 was $590,000 and $583,000, respectively.

        Other Income (Expense).    Other income was $45,000 for the three months ended March 31, 2008, as compared to other expense of $6,000 for the three months ended March 31, 2007.

        Change in Fair Value of Warrant Liability.    In accordance with EITF 00-19, the fair value of the warrants issued in connection with the financing of the MediaDefender acquisition in July 2005 was recorded as warrant liability. The carrying value of the warrants is adjusted quarterly to reflect any changes in the fair value such liability and is included in the statement of operations as other income (expense). For the three months ended March 31, 2008 and 2007, the Company recorded income of $65,000 and $1,226,000, respectively, to reflect the change in warrant liability during such periods.

        Change in Fair Value of Derivative Liability.    In accordance with EITF 00-19, the fair value of the embedded derivatives was bifurcated from the subordinated convertible notes payable issued in connection with the financing of the MediaDefender acquisition in July 2005 and recorded as a derivative liability. The carrying value of the derivative liability is adjusted quarterly to reflect any changes in the fair value of such liability and is included in the statement of operations as other income (expense). For the three months ended March 31, 2008 and 2007, the Company recorded income of $171,000 and $5,241,000, respectively, to reflect the change in derivative liability during such periods.

        Amortization of Deferred Financing Costs.    Amortization of deferred financing costs was $210,000 and $207,000 for the three months ended March 31, 2008 and 2007, respectively. Deferred financing costs consist of consideration paid to third parties with respect to the acquisition and financing of the MediaDefender transaction, including cash payments, subordinated convertible notes payable and the fair value of warrants issued for placement agent fees, which were deferred and are being amortized over the term of the related debt.

        Write-Off of Unamortized Discount on Debt and Deferred Financing Costs Resulting from Principal Payments on Senior Secured Notes Payable.    Deferred financing costs and debt discount costs aggregating $26,000 were charged to operations as a result of principal payments on senior secured notes payable during the three months ended March 31, 2008. There were no principal payments on senior secured notes payable during the three months ended March 31, 2007.

        Income (Loss) Before Income Taxes.    As a result of the aforementioned factors, the loss before income taxes was $4,770,000 for the three months ended March 31, 2008, as compared to income before income taxes of $3,535,000 for the three months ended March 31, 2007.

        Benefit from Income Taxes.    The Company reported a benefit from income taxes of $10,000 for the three months ended March 31, 2008 as a result of the receipt of a tax refund. Although the Company reported net income for the three months ended March 31, 2007, as a result of the non-deductibility of certain non-cash charges and accruals and the non-inclusion of certain non-cash gains for tax reporting purposes, and permanent limitations on the Company's ability to utilize its net operating loss carryforwards, the Company incurred a taxable loss for such period and therefore did not record a provision for income taxes for the three months ended March 31, 2007.

        Net Income (Loss).    As a result of the aforementioned factors, the Company had a net loss of $4,760,000 for the three months ended March 31, 2008, as compared to net income of $3,535,000 for the three months ended March 31, 2007.

  Liquidity and Capital Resources—March 31, 2008:

        As more fully described above at "Going Concern", as a result of communications with the Staff of the SEC in 2006, in particular regarding the application of accounting rules and interpretations related to embedded derivatives associated with the Company's subordinated convertible notes payable issued in July 2005, the Company determined that it was necessary to restate previously issued financial statements.

        As a result, in December 2006, the Company was required to suspend the use of its then effective registration statement for the holders of its senior and subordinated indebtedness and thus incurred an event of default with respect to it registration rights agreements with the holders of such indebtedness. Accordingly, December 20, 2006, the Company began to incur liquidated damages under its registration rights agreements aggregating approximately $540,000 per month , and the interest rate on its subordinated convertible notes payable increased from 4.0% per annum to 12.0% per annum as of January 1, 2007, an increase of approximately $183,000 per month. On July 6, 2007, the Company's registration statement was declared effective by the SEC, thus making it available to the investors in the Senior Financing and the Sub-Debt Financing.

        A summary of the registration penalty accrual at March 31, 2008 and December 31, 2007 is presented below.

	March 31, 2008	December 31, 2007
Senior secured notes payable	$—	$410,000
Subordinated convertible notes payable	1,972,000	1,972,000

Total registration penalty accrual	$1,972,000	$2,382,000

        A summary of accrued interest payable at March 31, 2008 and December 31, 2007 is presented below.

	March 31, 2008	December 31, 2007
Senior secured notes payable	$103,000	$67,000
Subordinated convertible notes payable	3,862,000	3,034,000
Liquidated damages payable with respect to:
Senior secured notes payable	—	79,000
Subordinated convertible notes payable	237,000	172,000

Total accrued interest payable	$4,202,000	$3,352,000

        As a result of the requirement to restate previously issued financial statements, which resulted in the recording of an embedded derivative liability, the reclassification of the senior and subordinated indebtedness to current liabilities, and the recording of liquidated damages payable under registration rights agreements, the Company was not in compliance with certain of its financial covenants under both the Senior Financing and the Sub-Debt Financing at December 31, 2006. Notwithstanding such developments, the Company would have been out of compliance with certain of its financial covenants at December 31, 2007 and March 31, 2008.

        Pursuant to a series of Forbearance and Consent Agreements with the investors in the Senior Financing, such investors agreed to forbear from the exercise of their rights and remedies under the Senior Financing documents as a result of the events of default which were then in existence during the period, from April 17, 2007 through February 20, 2008, in exchange for aggregate cash payments of $1,000,000 in 2007 and $494,423 in February 2008. The payments made by the Company under the Forbearance and Consent Agreements were credited against the registration delay cash penalties and interest on the penalties resulting from the Company's default under the various agreements between the Company and the Senior Financing investors. On March 17, 2008, the Company entered into a Forbearance and Consent Agreement with the investors in the Company's Senior Debt Financing, which was effective as of February 20, 2008, whereby the investors agreed to forbear from exercising any of their rights and remedies under the Senior Financing transaction documents through December 31, 2008 in exchange for an adjustment in the interest rate associated with the Senior Notes from 11.25% to 15.0% per annum, provided the loan is repaid prior to September 30, 2008, or 16.0% per annum, if the loan remains outstanding subsequent to that date.

        The registration delay penalties and ongoing default interest charges are continuing to have a significant and material negative impact on the Company's operations and cash flows. The Company is exploring various alternatives to resolve the defaults under its senior and secured debt obligations, but is unable to predict the outcome of such negotiations. On February 7, 2008, the Company retained the services of Salem Partners, LLC to serve as a financial advisor to the Company in connection with the sale, merger, consolidation, reorganization or other business combination and the restructuring of the material terms of the Company's senior notes and/or subordinated convertible notes. To the extent that the Company is unable to complete a sale or merger or restructure its senior and subordinated debt obligations in a satisfactory manner and/or the lenders begin to exercise additional remedies to enforce their rights, the Company will not have sufficient cash resources to maintain its operations. In such event, the Company may be required to consider a formal or informal restructuring or reorganization, including a filing under Chapter 11 of the United States Bankruptcy Code.

        The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As a result of the foregoing, the Company's independent registered public accounting firm, in its report on the Company's 2007 consolidated financial statements, expressed substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty

  Overview:

        Until the acquisition of MediaDefender effective July 28, 2005, the Company financed its continuing operations primarily from the sale of its equity securities. Concurrent with the acquisition of MediaDefender in July 2005, the Company completed a $15,000,000 Senior Financing and a $30,000,000 Sub-Debt Financing, which generated approximately $1,000,000 for general working capital purposes. In addition, MediaDefender had working capital of $2,745,000 at the acquisition date.

        As of March 31, 2008 and December 31, 2007, the Company had $5,382,000 and $4,268,000 of unrestricted cash and cash equivalents, respectively.

        At March 31, 2008, the Company had a working capital deficiency of $35,120,000, primarily because of the classification of senior secured notes payable and subordinated convertible notes payable as current liabilities, the accrual of default interest on the subordinated convertible notes payable of $3,862,000, liquidated damages payable under registration rights agreements of $1,972,000, and warrant liability of $99,000 and derivative liability of $142,000 at such date. At December 31, 2007, the Company had a working capital deficiency of $32,273,000, primarily because of the classification of senior secured notes payable and subordinated convertible notes payable as current liabilities, the accrual of default interest on subordinated convertible notes payable of $3,034,000, liquidated damages payable under registration rights agreements of $2,382,000, and warrant liability of $164,000 and derivative liability of $313,000 at such date.

        The increase in the working capital deficiency at March 31, 2008 as compared to December 31, 2007 of $2,847,000 is primarily a result of a decrease in accounts receivable (reflecting the decrease in revenues at MediaDefender) and an increase in accrued interest payable (reflecting the default interest payable to the holders of the subordinated convertible notes payable) during the three months ended March 31, 2008.

        Operating.    Net cash provided by operating activities for the three months ended March 31, 2008 and 2007 was $1,589,000 and $425,000, respectively. Operating cash flow increased in 2008 as compared to 2007 primarily as a result of the decrease in MediaDefender accounts receivable during the three months ended March 31, 2008.

        Investing.    Net cash used in investing activities for the three months ended March 31, 2008 and 2007 was $177,000 and $107,000, respectively, for additions to property and equipment, primarily by MediaDefender.

        Financing.    Net cash used in financing activities for the three months ended March 31, 2008 was $298,000, which consisted of principal payments on senior secured notes payable of $313,000, offset by a decrease in restricted cash of $15,000. Net cash used in financing activities for the three months ended March 31, 2007 was $88,000, resulting from a decrease in restricted cash.

  Contractual Obligations:

        As of March 31, 2008, the Company's principal commitments for the next five fiscal years consisted of contractual commitments as summarized below. The summary shown below assumes that the senior secured notes payable and the subordinated convertible notes payable are outstanding for their full terms (based on the original terms as contemplated in the senior and subordinated loan agreements), without any early reduction of the principal balances based on cash flows.

		Payments Due by Year (in thousands)
Contractual cash obligations ($000)
	Total	2008	2009	2010	2011	2012
		(9 months)
Employment and consulting contracts and agreements(1)	$1,095	$1,062	$33	$—	$—	$—
Lease obligations	4,209	1,534	1,592	613	470	—
Liquidated damages payable under registration rights agreements	1,972	—	1,972	—	—	—
Interest on liquidated damages payable under registration rights agreements	618	444	174	—	—	—
Senior secured notes payable	12,994	—	12,994	—	—	—
Interest on senior secured notes payable(2)	2,716	1,590	1,126	—	—	—
Subordinated convertible notes payable	27,658	—	27,658	—	—	—
Interest on subordinated convertible notes payable(3)	8,253	6,353	1,900	—	—	—

Total contractual cash obligations	$59,515	$10,983	$47,449	$613	$470	$—

(1)
Base compensation only; does not include any performance bonuses.

(2)
Assumes interest at 16% from February 20, 2008 through June 2009.

(3)
Assumes interest at 12% default rate through July 2009.

  Capital Expenditures:

        The Company estimates that it will have capital expenditures aggregating approximately $750,000 for the remainder of the year ending December 31, 2008.

  Off-Balance Sheet Arrangements:

        At March 31, 2008, the Company did not have any transactions, obligations or relationships that could be considered off-balance sheet arrangements.

Results of Operations—Years Ended December 31, 2007 and 2006:

        The table shown below presents information with respect to the Company's consolidated statements of operations as to actual amounts and as a percentage of total net revenue, for the years ended December 31, 2007 and 2006.

	Years Ended December 31,
	2007		2006
	$	$	%	%
Net revenue
E-commerce	$1,497	6.2%	$2,649	11.0%
Media	7,500	31.0%	5,670	23.6%
Anti-piracy and file-sharing marketing services	15,174	62.8%	15,743	65.4%

Total net revenue	24,171	100.0%	24,062	100.0%

Cost of revenue:
E-commerce	1,531	6.3%	2,495	10.4%
Media	3,688	15.3%	3,088	12.8%
Anti-piracy and file-sharing marketing services	9,414	38.9%	7,797	32.4%

Total cost of revenue	14,633	60.5%	13,380	55.6%

Gross profit	9,538	39.5%	10,682	44.4%

Operating expenses:
Sales and marketing	1,993	8.2%	1,163	4.9%
General and administrative (including stock-based compensation)	10,867	45.0%	9,918	41.2%
Development and engineering	525	2.2%	—	—%
Write-off of fixed assets	97	0.4%	—	—%

Total operating costs	13,482	55.8%	11,081	46.1%

Loss from operations	(3,944)	(16.3)%	(399)	(1.7)%
Interest income	211	0.9%	126	0.5%
Interest expense	(7,923)	(32.8)%	(5,852)	(24.3)%
Loss on foreign currency	(14)	(0.1)%	—	—%
Other income	—	—%	57	0.2%
Liquidated damages under registration rights agreements	395	1.6%	(3,777)	(15.7)%
Change in fair value of warrant liability	4,551	18.8%	1,124	4.7%
Change in fair value of derivative liability	18,043	74.7%	7,792	32.4%
Reduction in exercise price of warrants	—	—%	(641)	(2.6)%
Amortization of deferred financing costs	(841)	(3.4)%	(858)	(3.6)%
Write-off of unamortized discount on debt and deferred financing costs resulting from principal payments on senior secured notes payable and conversions of subordinated convertible notes payable	—	—%	(1,624)	(6.7)%

Income (loss) before income taxes	10,478	43.4%	(4,052)	(16.8)%
Tax (benefit) provision for income taxes	(1,039)	(4.3)%	838	3.5%

Net income (loss)	$11,517	47.7%	$(4,890)	(20.3)%

  Consolidated Statements of Operations ($000):

        The Company evaluates performance based on, among other factors, earnings or loss before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), which is a non-GAAP financial measure. Adjusted EBITDA also excludes stock-based compensation, changes in the fair value of warrant liability and derivative liability, and other non-cash write-offs and charges. Management excludes these items in assessing financial performance, primarily due to their non-operational nature or because they are outside of the Company's normal operations. The Company has provided this information because management believes that it is useful to investors in understanding the Company's financial condition and results of operations.

        Management believes that Adjusted EBITDA enhances an overall understanding of the Company's financial performance by investors because it is frequently used by securities analysts and other interested parties in evaluating companies in its industry segment. In addition, management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry segment because the calculation of Adjusted EBITDA eliminates the accounting effects of financing costs, income taxes and capital spending, which items may vary for different companies for reasons unrelated to overall operating performance.

        However, Adjusted EBITDA has certain limitations. Adjusted EBITDA is not a recognized measurement under GAAP, and when analyzing the Company's operating performance, investors should use Adjusted EBITDA in addition to, and not as an alternative for, standard GAAP financial measures such as net income (loss) or cash flow from operations, or any other measure utilized in determining the Company's operating performance that is calculated in accordance with GAAP. Because Adjusted EBITDA is not calculated in accordance with GAAP, it may not be comparable to similarly-titled measures utilized by other companies. Adjusted EBITDA eliminates certain substantial recurring items from net income (loss), such as depreciation, amortization, interest expense and income taxes, among others. Each of these items has been incurred in the past, will continue to be incurred in the future, and should be considered in the overall evaluation of the Company's operating performance. The Company compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of Adjusted EBITDA, both in the reconciliation to the GAAP financial measure of net income (loss) and in the consolidated financial statements and footnotes, all of which should be considered when evaluating the Company's operating performance. Furthermore, Adjusted EBITDA is not intended to be a measure of the Company's free cash flow or liquidity in general, as it does not consider certain ongoing cash requirements, such as a required debt service payments and income taxes.

        Included in Adjusted EBITDA are direct operating expenses for each segment. Corporate expenses consist of general operating expenses that are not directly related to the operations of the segments

        The table shown below summarizes net revenue and Adjusted EBITDA by operating segment for the years ended December 31, 2007 and 2006, respectively. A reconciliation of Net Income (Loss) to Adjusted EBITDA is also provided.

	Years Ended December 31,
	2007	2006
	(in thousands)
Net Revenue:
E-commerce	$1,497	$2,649
Media	7,500	5,670
Anti-piracy and file-sharing marketing services	15174	15,743

	$24,171	$24,062

Adjusted EBITDA:
E-commerce	$(218)	$6
Media	2,604	1,919
Anti-piracy and file-sharing marketing services	5,304	8,935

	7,690	10,860
Corporate:
General and administrative expenses	(4,824)	(4,672)
Liquidated damages under registration rights agreements	395	(3,777)

	$3,261	$2,411

	Years Ended December 31,
	2007	2006
	(in thousands)
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Adjusted EBITDA per segments	$3,261	$2,411
Stock-based compensation	(2,110)	(2,281)
Depreciation and amortization	(1,015)	(554)
Amortization of intangible assets	(3,602)	(3,752)
Amortization of deferred financing costs	(841)	(858)
Reduction in exercise price of warrants	—	(641)
Write-off of unamortized discount on debt and deferred financing costs resulting from principal payments on senior secured notes payable and conversion of subordinated convertible notes payable	—	(1,624)
Interest income	211	126
Other income	—	57
Write-off of fixed assets	(97)	—
Interest expense, including amortization of discount on debt of $3,081 and $3,142 in 2007 and 2006, respectively	(7,923)	(5,852)
Change in fair value of warrant liability	4,551	1,124
Change in fair value of derivative liability	18,043	7,792
Provision for income taxes	1,039	(838)

Net income (loss)	$11,517	$(4,890)

        Net Revenue.    The Company's net revenue increased by $109,000 or 0.5%, to $24,171,000 for the year ended December 31, 2007, as compared to $24,062,000 for the year ended December 31, 2006.

        MediaDefender provided revenue of $15,174,000 for the year ended December 31, 2007, as compared to $15,743,000 for the year ended December 31, 2006. During 2006, MediaDefender's revenues included $580,000 from file-sharing marketing services (including $500,000 from a short-term program with a new entertainment services customer during the three months ended June 30, 2006), no similar revenues were recorded during 2007.

        MediaDefender's revenue for the year ended December 31, 2007 was negatively impacted by approximately $600,000 of service credits provided to customers (which were recorded as a reduction to revenues) as a result of the online security breach that occurred in mid-September 2007. During the weekend of September 15 and 16, 2007, MediaDefender experienced an unlawful online security breach by hackers, which resulted in approximately 6,000 e-mails, as well as access to other confidential information and data, for the period from mid-December 2006 through September 10, 2007 being stolen and posted at numerous web-sites on the Internet. These e-mails contained confidential information and communications covering a wide variety of internal issues, including personal data, customer data and pricing information, and other sensitive information. This matter has been referred to the appropriate federal, state and local law enforcement organizations and an investigation is ongoing. An internal investigation of this matter is continuing. As a result of which the Company has revised various procedures and policies and enhanced its online and Internet security protocols.

        During 2007, MediaDefender began offering advertisers specific programs to download branded content on file-sharing networks and recognized $560,000 in connection with such activity.

        MediaDefender's revenue accounted for 62.8% of the Company's total net revenue for the year ended December 31, 2007, as compared to 65.4% of the Company's total net revenue for the year ended December 31, 2006. The Company expects that revenues from MediaDefender will continue to represent a significant proportion of its total revenues for the foreseeable future.

        During the year ended December 31, 2007, approximately 31% of MediaDefender's revenues were from two customers, with one customer accounting for 18% and another customer accounting for 13%. During the year ended December 31, 2006, approximately 73% of MediaDefender's revenues were from four customers, with one customer accounting for 27%, another customer accounting for 25%, a third customer accounting for 11%, and a fourth customer accounting for 10%. In January of 2008, MediaDefender was notified by a customer accounting for 12% of 2007 revenue, that they were discontinuing service and were evaluating the use of other methods to offset the negative impact of piracy. In November of 2007, a record label customer, which accounted for 4% of MediaDefender's 2007 revenue, also discontinued service citing cost pressures subsequent to a change in ownership.

        Media revenue increased by $1,830,000, or 32.3%, to $7,500,000 for the year ended December 31, 2007, as compared to $5,670,000 for the year ended December 31, 2006. Media revenue increased in 2007 as compared to 2006 as a result of the Company entering into a strategic partnership with T-Mobile in April 2007 with the launch of a specially designed United Kingdom counterpart to the Company's United States-based online music destination web-site. The United Kingdom version of ARTISTdirect.com (www.ARTISTdirect.com/uk) includes numerous T-Mobile enhancements, including exclusive branded content provided by T-Mobile. During the year ended December 31, 2007, approximately $1,270,000 or 17% of media revenues were generated by T-Mobile.

        The Company markets and sells advertising on a CPM basis to advertising agencies and directly to various companies seeking to reach one or more of the distinct demographic audiences viewing content in the ARTISTdirect Network. The Company also markets and sells sponsorships for various portions of the ARTISTdirect Network. Customers may purchase advertising space on the entire ARTISTdirect Network, or they may tailor advertising to specific areas or sections of the Company's web-sites.

        During the year ended December 31, 2007, the Company's media revenues were generated primarily by two outside sales organizations that represented the Company with respect to advertising and sponsorship sales on the Company's web-site and through affiliated web-sites, as well as by in-house sales personnel. During the year ended December 31, 2006, the Company's media revenues were generated primarily by one outside sales organization that represented the Company with respect to advertising and sponsorship sales on the Company's web-site and through affiliated web-sites. In February 2007, the Company hired an advertising industry veteran as vice president of worldwide sales to be responsible for domestic and international advertising and sales initiatives to compliment the efforts of the Company's outside sales agencies.

        During the year ended December 31, 2007, one customer accounted for $1,270,000 or 16% of total media revenue. During the year ended December 31, 2006, a different customer accounted for $730,000 or 13% of total media revenue.

        E-commerce revenue decreased by $1,152,000, or 43.5%, to $1,497,000 for the year ended December 31, 2007, as compared to $2,649,000 for the year ended December 31, 2006. Due to limited opportunities for revenue growth and acceptable gross margins, the Company has been de-emphasizing e-commerce activities over the past few years. During the years ended December 31, 2007 and 2006, approximately 59% and 67% of e-commerce revenues were generated from the products related to a single music merchandising entity. Effective August 31, 2007, the Company restructured its relationship with this merchandising entity to eliminate such merchandise sales and focus on music sales, which had a negative impact on e-commerce sales for the remainder of 2007, and will have a significant negative impact on future e-commerce revenues, although such restructuring is expected to have limited impact on operating margins.

        Cost of Revenue.    The Company's total cost of revenue increased by $1,253,000 or 9.4%, to $14,633,000 for the year ended December 31, 2007, as compared to $13,380,000 for the year ended December 31, 2006. Depreciation of property and equipment is included in cost of revenue for all business segments.

        MediaDefender's cost of revenue was $9,414,000 or 62.0% of its net revenue in 2007, as compared to $7,797,000 or 49.5% of its net revenue in 2006. MediaDefender has experienced increasing bandwidth, personnel and occupancy costs, which are continuing to have a negative impact on cost of revenue in 2007 as compared to 2006. Bandwidth / co-location costs increased by $1,273,000 in 2007 over the prior year. A contributing factor to this increase was MediaDefender's relocation of its servers to higher quality co-location facilities and a change in bandwidth providers in early 2007. These actions were taken in order to improve reliability and increase capacity in anticipation of growth in MediaDefender's anti-piracy services. Included in MediaDefender's 2006 cost of revenue are third-party development costs and payroll and related expenses for in-house development costs incurred in the design and production of MediaDefender's services of approximately $120,000. Also included in MediaDefender's cost of revenue for the years ended December 31, 2007 and 2006 was the amortization of proprietary technology acquired in the MediaDefender transaction of $2,534,000.

        Media cost of revenue increased by $600,000 or 19.4% to $3,688,000 for the year ended December 31, 2007, as compared to $3,088,000 for the year ended December 31, 2006, as a result of the increase in media revenue discussed above.

        E-commerce cost of revenue decreased by $964,000, or 38.60%, to $1,531,000 for the year ended December 31, 2007, as compared to $2,495,000 for the year ended December 31, 2006, primarily as a result of the decrease in e-commerce revenues discussed above.

        As a result of the foregoing, gross profit was $9,538,000 for the year ended December 31, 2007, as compared to $10,682,000 for the year ended December 31, 2006, reflecting a combined gross margin of

39.5% and 44.4%, respectively. A summary of gross profit and gross margin by segment is as follows ($000):

	Years Ended December 31,
	2007		2006
Segment:	Gross Profit	Gross Margin	Gross Profit	Gross Margin
E-commerce	$(34)	(2.3)%	$154	5.8%
Media	3,812	50.8%	2,582	45.5%
Anti-piracy and file-sharing marketing services	5,760	38.0%	7,946	50.5%

Totals	$9,538	39.5%	$10,682	44.4%

        Sales and Marketing.    The Company's sales and marketing expense increased by $830,000, or 71.4%, to $1,993,000 for the year ended December 31, 2007, as compared to $1,163,000 for the year ended December 31, 2006, primarily as a result of additional headcount and personnel-related costs. Also included in sales and marketing expense for the years ended December 31, 2007 and 2006 was the amortization of customer relationships acquired in the MediaDefender transaction of $755,000 per year.

        General and Administrative.    The Company's general and administrative expense increased by $949,000 or 9.6%, to $10,867,000 for the year ended December 31, 2007, as compared to $9,918,000 for the year ended December 31, 2006.

        During the years ended December 31, 2007 and 2006, the Company incurred legal, accounting, consulting, printing fees and other costs of approximately $1,880,000 and $750,000, respectively, relating to the preparation and filing of various documents with the SEC (including the restated financial statements and the registration statement), negotiations with senior and subordinated note holders, review and analysis of various restructuring alternatives, amendments to financing agreements, the 2006 annual stockholders meeting, and other ordinary course legal and accounting matters. As a result of the events of default related to the Company's senior and subordinated debt agreements (see Part II—"Going Concern" above), the Company expects to incur significant continuing costs in this regard during 2008.

        For the years ended December 31, 2007 and 2006, general and administrative expense included stock-based compensation costs of $2,110,000 and $2,281,000, respectively, and a provision for doubtful accounts of $203,000 and $705,000, respectively. Also included in general and administrative expense for the years ended December 31, 2007 and 2006 was the amortization of non-competition agreements resulting from the MediaDefender transaction of $312,000 and $463,000, respectively.

        Also included in general and administrative expense for the year ended December 31, 2007 was approximately $244,000 of legal, consulting and other direct costs related to the MediaDefender security breach and $700,000 that was accrued with respect to 2007 contractual performance bonuses payable to senior operating management.

        Development and Engineering.    The Company incurred $525,000 of development and engineering costs for the year ended December 31, 2007. Development and engineering costs consist primarily of third-party development costs and payroll and related expenses for in-house development costs incurred in the design and production of the Company's content and services, including revisions to the Company's web-site. During the year ended December 31, 2006, these costs were included in cost of revenues.

        Write-Off of Fixed Assets.    During the year ended December 31, 2007, the Company recorded a charge to operations of $97,000 to write-off the net book value of obsolete computer equipment that it does not expect to utilize in future periods.

        Loss from Operations.    As a result of the aforementioned factors, the loss from operations for the year ended December 31, 2007 was $3,944,000, as compared to a loss from operations of $399,000 for the year ended December 31, 2006.

        Interest Income.    Interest income was $211,000 and $126,000 for the years ended December 31, 2007 and 2006, respectively.

        Interest Expense.    Interest expense of $7,923,000 and $5,852,000 for the years ended December 31, 2007 and 2006, respectively, relates to the $15,000,000 of secured notes payable issued in the Senior Financing, which bear interest at 11.25% per annum, and the $30,000,000 of subordinated convertible notes payable issued in the Sub-Debt Financing, which bear interest at 4.0% per annum, both of which were issued to finance the acquisition of MediaDefender in July 2005. Effective January 18, 2007, the interest rate on the Sub-Debt Financing increased from 4.0% to 12.0% due to the default on the Company's senior and subordinated debt agreements in January 2007 (see Part II—"Going Concern"). On August 3, 2007, the Company entered into a Waiver and Forbearance Agreement with the holders of the Sub-Debt Financing pursuant to which the holders agreed to waive their right to charge the 12.0% default interest rate triggered by the Company's defaults under the Subordinated Financing transaction documents and instead charge the 4.0% standard interest rate on the Sub-Debt Notes for the period from July 16, 2007 through August 31, 2007. Effective September 1, 2007, the interest rate returned to the 12.0% default interest rate. Included in interest expense for the year ended December 31, 2007 is interest expense of $251,000 relating to the accrued registration penalty obligation.

        Additional consideration in the form of warrants issued to the lenders was accounted for at fair value and recorded as a reduction to the carrying amount of the debt, and is being amortized to interest expense over the term of the debt. Accordingly, the amortization of this discount on debt included in interest expense for the years ended December 31, 2007 and 2006 was $717,000 and $730,000, respectively.

        The Sub-Debt Notes contain several embedded derivative features that have been accounted for at fair value. The various embedded derivative features of the Sub-Debt Notes have been valued at the date of inception of the Sub-Debt Financing and at the end of each reporting period thereafter. The value of the embedded derivatives were bifurcated from the Sub-Debt Notes and recorded as derivative liability, with the initial amount recorded as discount on the related Sub-Debt Notes. This discount is being amortized to interest expense over the life of the Sub-Debt Notes. Accordingly, the amortization of this discount on debt included in interest expense for the years ended December 31, 2007 and 2006 was $3,081,000 and $3,142,000, respectively.

        Loss on Foreign Currency Transactions.    The loss on foreign currency transactions was $14,000 for the year ended December 31, 2007. The Company did not have any loss on foreign currency transactions for the year ended December 31, 2006.

        Other Income.    Other income was $57,000 for the year ended December 31, 2006. The Company did not have any other income for the year ended December 31, 2007.

        Liquidated Damages Under Registration Rights Agreements.    In accordance with EITF 00-19-2, which the Company adopted as of December 31, 2006, and SFAS No. 5, the Company accrued seven months liquidated damages (through mid-August 2007) under the registration rights agreements aggregating approximately $3,777,000 as a charge to operations at December 31, 2006. As a result of the Company's registration statement being declared effective on July 6, 2007, which was earlier than originally estimated, the Company recorded a net reduction to the original accrual of $395,000 in other income (expense) in the statement of operations during the year ended December 31, 2007.

        Change in Fair Value of Warrant Liability.    In accordance with EITF 00-19, the fair value of the warrants issued in connection with the financing of the MediaDefender acquisition in July 2005 was recorded as a warrant liability. The carrying value of the warrants is adjusted quarterly to reflect any changes in the fair value such liability and is included in the statement of operations as other income (expense). For the years ended December 31, 2007 and 2006, the Company recorded income of $4,551,000 and $1,124,000, respectively, to reflect the change in warrant liability during such periods.

        Change in Fair Value of Derivative Liability.    In accordance with EITF 00-19, the fair value of the embedded derivatives was bifurcated from the subordinated convertible notes payable issued in connection with the financing of the MediaDefender acquisition in July 2005 and recorded as a derivative liability. The carrying value of the derivative liability is adjusted quarterly to reflect any changes in the fair value of such liability and is included in the statement of operations as other income (expense). For the years ended December 31, 2007 and 2006, the Company recorded income of $18,043,000 and $7,792,000, respectively, to reflect the change in derivative liability during such periods.

        Reduction in Exercise Price of Warrants.    Effective April 7, 2006, the Company entered into various agreements with the investors in its Senior Financing and Sub-Debt Financing to amend their respective registration rights agreements and to amend and waive certain financial covenants. In consideration thereof, the Company offered to temporarily reduce the exercise price of the 3,250,000 warrants held by the investors in the Senior Financing from $2.00 to $1.85 per share through April 30, 2006, and agreed to permanently reduce the exercise price of the 1,596,744 warrants held by the investors in the Sub-Debt Financing from $1.55 to $1.43 per share on certain terms and conditions. Any exercise of the aforementioned warrants at the reduced exercise price was required to be for cash only. The conversion price of the Sub-Debt Notes of $1.55 per share was not affected. The Company also entered into similar agreements, as applicable, and provided identical temporary and permanent reductions to warrant exercise prices, with Broadband Capital Management LLC (1,516,935 warrants originally exercisable at $1.55 per share) and Libra FE, LP (237,500 warrants originally exercisable at $2.00 per share). As a result of the aforementioned warrant exercise price reductions, during the year ended December 31, 2006, the Company recorded a charge to operations for the aggregate fair value of such exercise price reductions of $641,000, consisting of $218,000 relating to the warrants held by the investors in the Sub-Debt Financing and $423,000 relating to the warrants held and exercised by the investors in the Senior Financing.

        Amortization of Deferred Financing Costs.    Amortization of deferred financing costs was $841,000 and $858,000 for the years ended December 31, 2007 and 2006, respectively. Deferred financing costs consist of consideration paid to third parties with respect to the acquisition and financing of the MediaDefender transaction, including cash payments, subordinated convertible notes payable and the fair value of warrants issued for placement agent fees, which were deferred and are being amortized over the term of the related debt.

        Write-Off of Unamortized Discount on Debt and Deferred Financing Costs Resulting from Principal Payments on Senior Secured Notes Payable and Conversion of Subordinated Convertible Notes Payable.    Deferred financing costs and debt discount costs aggregating $1,624,000 were charged to operations as a result of the conversion of subordinated convertible notes payable and the principal payments on senior secured notes payable during the year ended December 31, 2006.

        Income (Loss) Before Income Taxes.    As a result of the aforementioned factors, income before income taxes was $10,478,000 for the year ended December 31, 2007, as compared to a loss before income taxes of $(4,052,000) for the year ended December 31, 2006.

        Provision (Benefit) for Income Taxes.    The Company recorded a benefit for income taxes of $1,039,000 for the year ended December 31, 2007, as a result of the carryback of 2007 tax losses to 2005 and 2006. As a result of the profitable operations of MediaDefender, the non-deductibility of certain non-cash charges for tax reporting purposes, and permanent limitations on the Company's ability to utilize its net operating loss carry-forwards, the Company recorded a provision for income taxes of $838,000 for the year ended December 31, 2006.

        Net Loss.    As a result of the foregoing factors, net income was $11,517,000 for the year ended December 31, 2007, as compared to a net loss of $(4,890,000) for the year ended December 31, 2006.

  Liquidity and Capital Resources:

  Going Concern:

        As more fully described above at "Going Concern", as a result of communications with the Staff of the SEC in 2006, in particular regarding the application of accounting rules and interpretations related to embedded derivatives associated with the Company's subordinated convertible notes payable issued in July 2005, the Company determined that it was necessary to restate previously issued financial statements.

        As a result, in December 20, 2006, the Company was required to suspend the use of its then effective registration statement for the holders of its senior and subordinated indebtedness, which then triggered an event of default with respect to its registration rights agreements with the holders of such indebtedness. Accordingly, beginning December 20, 2006, the Company began to incur liquidated damages under its registration rights agreements aggregating approximately $540,000 per month, and the interest rate on its subordinated convertible notes payable increased from 4.0% per annum to 12.0% per annum as of January 1, 2007, an increase of approximately $183,000 per month. On July 6, 2007, the Company's registration statement was declared effective by the SEC, thus making it available to the investors in the Senior Financing and Sub-Debt Financing.

        A summary of the registration penalty accrual at December 31, 2007 and 2006 is presented below.

	December 31, 2007	December 31, 2006
Senior secured notes payable	$410,000	$1,575,000
Subordinated convertible notes payable	1,972,000	2,202,000

Total registration penalty accrual	$2,382,000	$3,777,000

        A summary of accrued interest payable at December 31, 2007 and 2006 is presented below.

	December 31, 2007	December 31, 2006
Senior secured notes payable	$67,000	$67,000
Subordinated convertible notes payable	3,034,000	—
Liquidated damages with respect to:
Senior secured notes payable	79,000	—
Subordinated convertible notes payable	172,000	—

Total accrued interest payable	$3,352,000	$67,000

        As a result of the requirement to restate previously issued financial statements, which resulted in the recording of an embedded derivative liability, the reclassification of the senior and subordinated indebtedness to current liabilities, and the recording of liquidated damages payable under registration rights agreements, the Company was not in compliance with certain of its financial covenants under both the Senior Financing and the Sub-Debt Financing at December 31, 2007 and 2006. Notwithstanding such developments, the Company believes that it would have been out of compliance with certain of its financial covenants at December 31, 2007.

        The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As a result of the foregoing, the Company's independent registered public accounting firm, in its report on the Company's 2007 consolidated financial statements, expressed substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty.

        Pursuant to a series of Forbearance and Consent Agreements with the investors in the Senior Financing, such investors agreed to forbear from the exercise of their rights and remedies under the Senior Financing documents as a result of the events of default with respect to the unavailability of the Company's registration statement, as well as certain other events of default that existed or that could come into existence during the forbearance period, from April 17, 2007 through February 20, 2008, in exchange for aggregate cash payments of $1,000,000 in 2007 and $494,446 in February 2008. The payments made by the Company under the Forbearance and Consent Agreements were credited against the registration delay cash penalties and interest on the penalties resulting from the Company's default under the various agreements between the Company and the Senior Financing investors. On March 17, 2008, the Company entered into a Forbearance and Consent Agreement with the investors in the Company's Senior Debt Financing, which was effective as of February 20, 2008, whereby the investors agreed to forbear from exercising any of their rights and remedies under the Senior Financing transaction documents through December 31, 2008 in exchange for an adjustment in the interest rate associated with the Senior Notes from 11.25% to 15%, provided the loan is repaid prior to September 30, 2008 or 16%, if the loan remains outstanding subsequent to that date.

        The registration delay penalties and ongoing default interest charges are continuing to have a significant and material negative impact on the Company's operations and cash flows. The Company and its representatives and advisors are in ongoing discussions with the holders of its senior and subordinated debt obligations to obtain a waiver of and amendment to certain of the financing documents with respect to the events of default, the impact of the restatements, the payment of cash penalties and default interest, and various related matters. The Company is exploring various alternatives to resolve the defaults under its senior and secured debt obligations, but is unable to predict the outcome of such negotiations. On February 7, 2008 the Company retained the services of Salem Partners, LLC, to serve as a financial advisor to the Company in connection with the sale, merger, consolidation, reorganization or other business combination and the restructuring of the material terms of the Company's senior notes and/or subordinated convertible notes. To the extent that the Company is unable to complete a sale or merger or restructure its senior and subordinated debt obligations in a satisfactory manner, and the lenders begin to exercise additional remedies to enforce their rights, the Company will not have sufficient cash resources to maintain its operations. In such event, the Company may be required to consider a formal or informal restructuring or reorganization, including a filing under Chapter 11 of the United States Bankruptcy Code.

  Overview:

        Until the acquisition of MediaDefender effective July 28, 2005, the Company financed its continuing operations primarily from the sale of its equity securities. Concurrent with the acquisition of MediaDefender in July 2005, the Company completed a $15,000,000 Senior Financing and a $30,000,000 Sub-Debt Financing, which generated approximately $1,000,000 for general working capital purposes. In addition, MediaDefender had working capital of $2,745,000 at the acquisition date.

        As of December 31, 2007 and 2006, the Company had $4,268,000 and $5,602,000 of unrestricted cash and cash equivalents, respectively.

        At December 31, 2007, the Company had a working capital deficiency of $32,273,000, primarily because of the classification of senior secured notes payable and subordinated convertible notes payable as current liabilities, the accrual of default interest on the subordinated convertible notes payable of $3,034,000, liquidated damages payable under registration rights agreements of $2,382,000, and warrant liability of $164,000 and derivative liability of $313,000 at such date.

        At December 31, 2006, the Company had a working capital deficiency of $50,763,000, primarily because of the classification of senior secured notes payable and subordinated convertible notes payable as current liabilities, the accrual of liquidated damages payable under registration rights agreements of $3,777,000, and warrant liability of $4,715,000 and derivative liability of $18,356,000 at such date.

        The decrease in the working capital deficiency at December 31, 2007 as compared to December 31, 2006 of $18,490,000 was primarily attributable to a decrease in warrant liability and derivative liability aggregating $22,594,000 during the year ended December 31, 2007.

        During December 2006, the Company made the required $1,050,000 cash payment to the founders of MediaDefender.

        During the year ended December 31, 2006, the Company issued 2,203,870 shares of common stock upon the conversion of $3,416,000 of subordinated convertible notes payable.

        During 2006 and 2007, the Company's consolidated operations generated sufficient cash flows from operations to enable the Company to fund its operating requirements and its originally scheduled (i.e., undefaulted) debt service obligations to both the senior and subordinated debt holders.

        Operating.    Net cash used in operating activities was $1,038,000 for the year ended December 31, 2007, as compared to net cash provided by operating activities for the year ended December 31, 2006 of $900,000. Operating cash flow decreased in 2007 as compared to 2006 primarily as a result of the decrease in operating profitability at MediaDefender.

        Investing.    Net cash used in investing activities for the year ended December 31, 2007 was $481,000, which consisted of additions to property and equipment. Net cash used in investing activities for the year ended December 31, 2006 was $2,127,000, which consisted of guaranteed payments to MediaDefender management of $1,050,000 and additions to property and equipment of $1,077,000. Additions to property and equipment in 2006 included leasehold improvements related to the Company's Santa Monica office facility of $261,000 and purchases of property and equipment of $816,000, primarily by MediaDefender.

        Financing.    Net cash provided by financing activities for the year ended December 31, 2007 was $185,000, which consisted of $101,000 from the exercise of stock options and a net decrease of $84,000 in restricted cash that secures certain letters of credit. Net cash provided by financing activities for the year ended December 31, 2006 was $3,727,000, which consisted of $5,326,000 from the exercise of warrants and $99,000 from the exercise of stock options, offset by principal payments on senior secured notes payable of $1,693,000 and an increase of $5,000 in restricted cash that secures certain letters of credit.

  Contractual Obligations:

        As of December 31, 2007, the Company's principal commitments for the next five fiscal years consisted of contractual commitments as summarized below. The summary shown below assumes that the senior secured notes payable and the subordinated convertible notes payable are outstanding for their full terms (based on the original terms as contemplated in the senior and subordinated loan agreements), without any early reduction of the principal balances based on cash flows.

		Payments Due by Year (in thousands)
Contractual cash obligations
	Total	2008	2009	2010	2011
Employment contracts(1)	$1,523	$1,490	$33	$—	$—
Lease obligations	4,143	1,618	1,442	613	470
Liquidated damages payable under registration rights agreements	2,382	410	1,972	—	—
Interest on liquidated damages payable under registration rights agreements	597	423	174	—	—
Senior secured notes payable	13,307	—	13,307	—	—
Interest on senior secured notes payable(2)	3,106	2,047	1,059	—	—
Subordinated convertible notes payable	27,658	—	27,658	—	—
Interest on subordinated convertible notes payable(3)	5,219	3,319	1,900	—	—

Total contractual cash obligations	$57,935	$9,307	$47,545	$613	$470

(1)
Base compensation only; does not include any performance bonuses.

(2)
Assumes interest at 16% from February 20, 2008 through June 2009.

(3)
Assumes interest at 12% default rate through July 2009.

        Capital Expenditures.    The Company estimates that it will have capital expenditures aggregating approximately $950,000 for the year ending December 31, 2008, primarily related to the expansion of MediaDefender's operations.

        Off-Balance Sheet Arrangements.    At December 31, 2007, the Company did not have any transactions, obligations or relationships that could be considered off-balance sheet arrangements.

BUSINESS AND OPERATIONS

General

        Incorporated under the laws of the State of Delaware in July 1999, we were exclusively a digital media entertainment company that is home to an on-line music network. Through our acquisition of MediaDefender, Inc., a Delaware corporation ("MediaDefender"), in July 2005, we also became a provider of anti-piracy solutions in the Internet piracy protection industry and in the second quarter of 2006, became a provider of Internet-based marketing services. Below is an overview of our three business segments:

  •
  Internet Piracy Prevention.    Our Internet piracy prevention ("IPP") segment is currently operated by MediaDefender, as a wholly-owned subsidiary of ARTISTdirect. MediaDefender's proprietary suite of IPP solutions offers significant levels of protection on major peer-to-peer ("P2P") file-sharing networks. MediaDefender's uber-level solutions are capable of providing up to 95% effectiveness in preventing unauthorized downloads of customer-specified content. Our IPP segment accounted for approximately 61% and approximately 62% of our revenue during the fiscal years ended December 31, 2007 and December 31, 2006 respectively. Refer to "MediaDefender Overview—Internet Anti-Piracy Segment below for more information.

  •
  Media.    Our media operations include our content-oriented web-sites, a network of third party music sites, our advertising and other marketing initiatives. Revenue from media operations is generated from the sale of online advertising and integrated marketing solutions. We market and sell advertising on a cost-per-impression basis to advertising agencies and directly to various companies as part of their marketing programs. Customers may purchase advertising space for the entire ARTISTdirect network, or they may tailor advertising based on music genre (e.g., jazz, country or rock music) or based on functionality (e.g., directing advertising to customers using music download features or broadband-only features of the ARTISTdirect network). Since we are increasingly aware of web-sites outside the ARTISTdirect network that are frequently visited by artists and music fans, we have also offered our customers advertising space on behalf of third party music-related web-sites. Our media segment accounted for approximately 33% and approximately 27% of our revenue during the fiscal years ended December 31, 2007 and 2006, respectively. Refer to "ARTISTdirect Overview—Media and E-Commerce Segments" below for additional information.

  •
  E-Commerce.    E-commerce operations consist of the sale of recorded music and artist-related merchandise on our web-sites. Most of our sales come from our ARTISTdirect shopping area, which offers a comprehensive selection of music CDs and a range of artist and lifestyle merchandise. Effective August 31, 2007, the Company restructured the relationship with its merchandising partner to eliminate merchandise sales and focus on music sales. Our e-commerce segment accounted for approximately 6% and approximately 11% of our revenue during the fiscal years ended December 31, 2007 and 2006, respectively.

        Refer to "ARTISTdirect Overview—Media and E-Commerce Segments" below for additional information.

        At December 31, 2007, we employed 80 full-time employees, none of whom are covered by a collective bargaining agreement. We believe that our relationship with our employees and consultants is good.

Recent Developments

Engagement of Investment Banking Firm

        On February 7, 2008 the Company retained the services of Salem Partners, LLC, to serve as a financial advisor to the Company in connection with the sale, merger, consolidation, reorganization or other business combination and the restructuring of the material terms of the Registrant's Senior Notes and/or Subordinated Convertible Notes.

Forbearance and Consent Agreement

        On March 17, 2008, the Company entered into a Forbearance and Consent Agreement with the investors in the Company's Senior Debt Financing, which was effective as of February 20, 2008, whereby the investors agreed to forbear from exercising any of their rights and remedies under the Senior Financing transaction documents through December 31, 2008 in exchange for an adjustment in the interest rate associated with the Senior Notes from 11.25% to 15%, provided the loan is repaid prior to September 30, 2008 or 16%, if the loan remains outstanding subsequent to that date.

Management and Director Changes

        On February 25, 2008, the company announced that Mr. Neil McCarthy, provided notice that he was resigning as Interim Chief Financial Officer of the Company effective March 31, 2008.

        Effective March 6, 2008, the Company announced that, Mr. Jon Diamond's employment as Chief Executive Officer had ended and he was appointed Chairman of the Board of Directors. Mr. Fredrick W. (Ted) Field, who had been serving as the Company's Chairman, agreed to continue serving as a Director of the Company. Mr. Dimitri Villard, who had been serving as a Director and Member of the Company's Audit and Compensation Committees agreed, in addition to those duties, to serve as Interim Chief Executive Officer.

        On March 24, 2008, Mr. James Lane advised the Company that he would no longer serve as a Director and member of the Audit Committee. As Mr. Lane was, at that time, the only independent member of the Audit Committee, the Company has suspended the activities of the Audit Committee until a new independent Director is appointed. In the interim, the functions of the audit committee have been assumed by the Board of Directors.

MediaDefender Overview—Internet Anti-Piracy Segment

        MediaDefender was incorporated under the laws of the State of Delaware in July 2000 as a provider of anti-piracy solutions. We completed the acquisition of MediaDefender in the third quarter of fiscal 2005. MediaDefender's solutions have been adopted by major entertainment companies as a practical means to thwart Internet piracy and drive consumers to pay for digitized content distributed through authorized Internet sites. MediaDefender charges customers per file it distributes to the massive P2P audience.

        Internet-Based Piracy.    Piracy has long been and continues to be a problem for the global content industries. The International Intellectual Property Alliance ("IIPA") estimates that the worldwide cost of music and computer software piracy costs content providers as much as $35 billion per year in lost sales. Due to the relatively small size of MP3 files, music was the first industry to be severely impacted by Internet piracy. Retail music sales decreased 10% in 2007, an increase from the 6.5% decrease in 2006. According to the RIAA, the decline, in sales has been due in part, to widespread copying and illegal Internet downloading of music. The growth of broadband Internet access is now making larger-sized files, such as movies, software and video games, similarly vulnerable to Internet-based piracy. Already, the majority of motion pictures are available in some form on the Internet before theatrical release.

        To date, attempts to limit Internet-piracy have been largely unsuccessful. Litigation, legislation, education, commercial innovation, packaged media and digital rights management ("DRM") anti-piracy technologies have been employed with limited impact.

        IPP Solutions.    MediaDefender employs a wide array of technical countermeasures on P2P networks to frustrate users' attempts to find, copy and share unauthorized copyrighted materials. MediaDefender's customers specify the timing, duration, scope and level of effectiveness of desired protection on a track-by-track, album-by-album or movie-by-movie basis. Users of P2P networks attempting to download a file that is successfully protected by MediaDefender either cannot begin the downloading process, download the specified file to find that it is not the content for which they were searching, or download a file to find that it works for the first few seconds and then reverts to white noise or static. By making it more difficult for P2P users to access unauthorized content on the Internet, MediaDefender induces consumers to pay for content distributed through legitimate means, such as Apple Corporation's iTunes.

        Suite of Solutions.    MediaDefender's solutions are a practical and proven means of thwarting Internet piracy and driving consumers to pay for online content. MediaDefender's piracy-detection techniques can pinpoint the initial leak of content onto the Internet and allow MediaDefender to direct its efforts to limit replication at the point of origin. Customers also receive access to MediaDefender's secure on-line reporting system, which provides critical information regarding the number of attempted and blocked illegal downloads per specified title.

        The primary means by which MediaDefender's solutions hinder illegal Internet file-sharing and downloading include:

  •
  Spoofing.    Spoofs are false signals that represent themselves as legitimate content.

  •
  Swarming.    Swarms are corrupt data packet segments that are spliced into existing copies and subsequent downloads of illegitimate files of specified titles.

  •
  Decoying.    Decoys are false files that are named and titled so as to appear to be legitimate content.

  •
  Interdiction.    Interdiction creates long lines that inhibit would-be pirates from obtaining access to protected copyrighted materials.

  •
  Monitoring.    In addition to providing IPP solutions, MediaDefender also tracks attempts by P2P users to access files illegally and provides such information to its customers in the form of weekly monitoring reports. By continuously monitoring the Internet to detect leaks of copyrighted material, MediaDefender is able to advise its customers concerning the origination of such leaks and help determine when MediaDefender's IPP solutions are needed. Customers often employ MediaDefender's monitoring capabilities in anticipation of executing a full-scale IPP solutions contract. This early monitoring allows its customers to observe the level of piracy affecting their copyrighted materials and has proven to be an effective marketing tool for MediaDefender's IPP solutions.

        In addition to an automated web crawler device that monitors leaks, MediaDefender also employs several individuals who detect customer content leaks by monitoring activity on the various networks web-sites and chat rooms. MediaDefender is able to make customers aware of any leaks per day seven days per week. This awareness enables customers to better manage their relationships with creative talent by demonstrating control and knowledge of the situation. Monitoring reports contain information that allows customers to determine:

  •
  The piracy problem's size and nature for each individual release;

  •
  When particular copyrighted materials should be protected;

  •
  The IP addresses of individuals who are downloading copyrighted content;

  •
  How often a specific title is requested;

  •
  How often a title is illegally shared; and

  •
  Demographics of illegal sharers.

        Ancillary Solutions.    MediaDefender can provide ancillary solutions to customers to achieve a number of different goals. MediaDefender has assisted customers in identifying the IP address responsible for the origination of illegal content on P2P networks allowing customers to pursue legal action against the source of the piracy.

        Next-Generation Solutions.    Due to the rapidly evolving nature of the P2P environment, MediaDefender must continually adapt its technologies in order to offer customers increasing levels of effectiveness against the latest Internet-piracy threats. In the third quarter of 2003, MediaDefender commercially released its next-generation solution, called "uber." Uber-level solutions allow MediaDefender to provide an approximate 95 percent effectiveness in preventing unauthorized downloads of customer-specified content. MediaDefender's development team is constantly monitoring advances in peer-to-peer networking and developing solutions to target new networks.

        Advertising.    During 2007 MediaDefender worked with several advertising agencies and their clients to launch trial programs which distributed branded content on P2P networks. The Company was paid on a typical ad impression, cost per thousand (CPM) basis per delivered files. These programs, while limited in quantity, were successful and the Company anticipates to significantly increase the volume of such programs during 2008 and beyond which would serve to reduce the potential negative impact of a reduction in the growth of its IPP solutions services in the recorded music and television area.

        Patent Pending Technology.    MediaDefender's IPP solutions utilize proprietary software and a robust, scalable IT platform . This patent-pending combination of software and IT was created over time and based upon the successes and failures of real-world trials. Computer equipment and software is monitored and maintained on a 24/7 basis. The use of back-up and redundant systems, combined with constant monitoring, allows MediaDefender to provide continuous coverage and rapidly address potential technical problems.

        Intellectual Property.    In December 2002, MediaDefender filed an umbrella patent application that covers a variety of its concept and back-end technologies, which is still pending. Due to the evolving nature of P2P networks, these technologies are not based on any one service, but rather have the fluidity to be transferred to any P2P network. The claims in the patent filing are predominantly methods for managing a large array of computers for the purpose of preventing piracy on P2P networks.

        Sales and Marketing.    MediaDefender's sales process is relationship-based with a relatively long sales cycle. Initial customer relationships were with music and movie industry clients, targeted due to the impact of piracy on these businesses, and has since expanded to software and gaming clients. MediaDefender management has invested significant time in building relationships with its clients, which has resulted in word-of-mouth referrals.

        Customers.    MediaDefender's current principal customers include four major record labels and four major movie studios. Approximately 68% of MediaDefender's consolidated revenues were from four customers. Of those four customers, two customers accounted for 21% and 18%, respectfully, of MediaDefender's revenues during the year ended December 31, 2007.

        Market Share and Competition.    Management believes that MediaDefender has a majority of the IPP solution market. Its major existing competitor, Safenet, Inc. has been in the IPP market for seven years without gaining significant market share and Macrovision, a firm which had been competing in the IPP business, recently stopped offering the service due to a lack of performance in the market.

ARTISTdirect Overview—Media and E-Commerce Segments

        The ARTISTdirect network (www.artistdirect.com) is a network of web-sites offering multi-media content, music news and information, community around shared music interests, advertising sponsorships, music-related specialty commerce and digital music services.

        Our network consists of our music search engine and database containing information on more than 100,000 artists, retail goods, e-commerce offering a wide selection of artist merchandise and music, our proprietary music guide that enables users to browse music by artist, genre or time period, a music- oriented online community and the ability for users to download and listen to music and view music videos. In March of 2008, The ARTISTdirect network was rated fourth behind AOL music, Yahoo music and MTV Networks by Comscore Media Metrix in music related sites.

        Technology.    Our infrastructure is designed to be integrated, scalable, reliable and secure. The software that we use supports the acquisition, management and publication of content on our web-sites. During fiscal 2007, the management of our web-sites and servers for content, applications, database and electronic commerce was handled internally. Our servers are maintained at three co-location facilities in El Segundo and Los Angeles, California. Our operations depend on the ability to protect our systems against fire, power loss, telecommunications failure, break-ins and other events. All web-sites, servers, and systems are monitored and periodic backups are stored at our data center.

        Order Processing and Fulfillment.    Our web-sites include an ordering system that is designed to facilitate convenient online purchasing of pre-recorded music and merchandise. We utilize an outside fulfillment house to verify orders submitted for credit card payment for fraud detection and sufficient funds before we release the order for shipment. The fulfillment house insures that the credit card numbers are encrypted, and all customer, commerce and transactional data are stored in secure databases protected by firewalls. The transmission of information over the Internet uses Secure Socket Layer security technology verified by VeriSign, an industry leader in online security.

        We have an agreement with Alliance Entertainment Corp. ("Alliance") to be the primary supplier of our music and movie-related merchandise. Alliance processes and fulfills the orders by our customers and we pay Alliance the wholesale costs of the merchandise plus transaction fees. Alliance also provides customer service and shipping services. Alliance provides a complete one stop fulfillment service pursuant to a contract which expires in July of 2008. If we are unable to continue our agreement with Alliance or identify a suitable alternative fulfillment house, our E-commerce business could be adversely affected.

        Sales and Marketing.    We sell advertising and sponsorships to companies seeking to reach one or more of the distinct demographic audiences viewing content in the ARTISTdirect network. Advertisers may choose single elements such as targeted or run-of-network banners or sponsorship of fixed placement on our web-sites. Pricing is negotiated based upon the size of the target audience, the duration and intensity of the campaign and the size and placement of the advertisement.

        We use a number of methods to create awareness of the ARTISTdirect network designed to drive traffic to our web-sites. We have focused much of our marketing activity on e-mail direct marketing to communicate with registered users about specific artists and the ARTISTdirect network. Campaigns have included direct notification of special merchandise offers, contests, promotions and available music downloads. To the extent our registered users in the future opt out of e-mails or use technology to block marketing e-mails, our operating results could be adversely affected. Ad-blocking technologies may be used to limit the effectiveness of web advertising.

        Customers.    During the year ended December 31, 2007, one customer accounted for $1.2 million or 16% of total media revenue. During the year ended December 31, 2006, one customer accounted for 13% of total media revenue. No other customer accounted for more than 10.0% of our media or e-commerce revenue during those years.

        Competition.    The market for the online promotion and distribution of music and music-related products and services is highly competitive and rapidly changing. There are a large number of web-sites competing for the attention and spending of consumers and advertisers, and we expect that number to increase, because there are few barriers to entry to Internet commerce. In addition, the competition for advertising revenue, both on web-sites and in more traditional media, is intense. We compete as follows:

  •
  for music consumers and advertisers with providers of music information, community and content such as MTV, America Online, MSN, Yahoo!, Listen.com, myspace.com, mp3.com, billboard.com and various other companies;

  •
  with major online music retailers such as Amazon.com and iTunes Music Store in selling music and merchandise;

  •
  for music consumers and artist relationships with traditional music industry companies, including Sony BMG Music Entertainment, EMI Music, a unit of EMI Group, Warner Music Group, and Universal Music Group, a unit of Vivendi. Some of these companies have established online presences to promote and distribute the music and tours of their respective artists;

  •
  for music consumers and advertisers with publishers and distributors of traditional media, such as television, radio and print, including MTV, CMT, Rolling Stone and Spin and their Internet affiliates; and

  •
  with traditional retailers targeting music consumers, including Wal-Mart and Virgin Megastore and their Internet affiliates, in selling music and merchandise.

        Our competitors have worked together to offer music over the Internet, and we may face increased competitive pressures as a result. We believe that we are able to compete effectively on the basis of:

  •
  the breadth and quality of our search, database and the community features of our site;

  •
  the variety, availability and price of music-related merchandise on our sites; and

  •
  the ease of use and consumer acceptance of the ARTISTdirect network.

        Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of our current and potential competitors in the Internet and music entertainment businesses may have substantial competitive advantages over us, including:

  •
  longer operating histories;

  •
  significantly greater financial, technical, management capital and marketing resources;

  •
  greater brand name recognition;

  •
  larger existing customer bases; and

  •
  more popular content or artists.

        These competitors may be able to respond more quickly to new or emerging technologies, regulatory developments and changes in customer requirements and to devote greater resources to the development, promotion and sale of their products or services than we can. Web-sites maintained by our existing and potential competitors may be perceived by consumers, artists, talent management companies and other music-related vendors or advertisers as being superior to ours. In addition, we may not be able to maintain or increase our web-site traffic levels, purchase inquiries and number of click-through on our online advertisements. Further, our competitors may experience greater growth in these areas than we do. Increased competition could result in advertising price reduction, reduced margins or loss of market share, any of which could materially harm our business.

        Governmental Regulation.    The laws and regulations that govern our business change rapidly. Although our operations are currently based in California, the United States government and the governments of other states and foreign jurisdictions have attempted to regulate activities on the Internet. The following is a general discussion of some of the evolving areas of law that are relevant to our business.

        Content Regulation.    Federal, state and foreign governments have adopted and proposed laws governing the content of material transmitted over the Internet. These include laws relating to obscenity, indecency, libel and defamation. For example, the Child Online Protection Act, or "COPA," prohibits and imposes criminal penalties and civil liability on anyone communicating material harmful to minors through the Internet for commercial purposes, unless access to such material is blocked to minors under age 17. The Third U.S. Circuit Court of Appeals has upheld a preliminary injunction precluding enforcement of COPA. In June 2004, the U.S. Supreme Court upheld the injunction and remanded the case to the District Court. We could be liable if the injunction against COPA is lifted and if content delivered by us or placed on our web-sites violates COPA.

        Privacy Law.    The state of privacy law is unsettled, and rapidly changing. Current and proposed federal, state and foreign privacy regulations and other laws restricting the collection, use and disclosure of personal information could limit our ability to use the information in our databases to generate revenues. In late 1998, the Children's Online Privacy Protection Act, or "COPPA," was enacted, mandating that measures be taken to safeguard minors under the age of 13. The Federal Trade Commission ("FTC") promulgated regulations implementing COPPA on October 21, 1999, which became effective on April 21, 2000.

        The principal COPPA requirement is that individually identifiable information about minors under the age of 13 not be collected, used, displayed or otherwise collected without first obtaining informed parental consent that is verifiable in light of present technology. The FTC final regulations create a "sliding scale" of permissible methods for obtaining such consent based on how the information will be used. Consent for internal use of the individually identifiable information of children under the age of 13 can be obtained through e-mail plus an additional safeguard, such as confirming consent with a delayed e-mail, telephone call, or letter.

        We comply with the COPPA requirements by not collecting or displaying the individually identifying information of users who, when attempting to register on the web-sites, enter their birth date indicating they are under the age of 13. Complying with the COPPA requirements is costly and may dissuade some of our potential customers.

        Because we have posted a privacy policy pertaining to all users and visitors to our web-site, we are subject the jurisdiction of the FTC. We may also be subject to the laws and regulations of other states, for example we are aware that California passed the California Online Privacy Protection Act, which took effect July 1, 2004 and mandates content and posting requirements for web-sites privacy policies of web-sites that collect personal information from California residents. While we are attempting to be fully compliant with the FTC and California requirements, our efforts may not be entirely successful. In addition, at times we rely upon outside vendors to maintain data-collection software, and there can be no assurance that they will at all times comply with our instructions to comply with COPPA, our Privacy Policy and FTC and California or other state requirements. If our methods of complying with these requirements are inadequate, we may face litigation with the FTC, California governmental authorities or individuals, which would adversely affect our business. Should any of our business practices be found to differ from our privacy policy, we could be subject to sanctions and penalties from the FTC or injunctions and penalties from California governmental authorities. It is also possible that users or visitors could try to recover damages in a civil action as well. Attorney Generals in various States also have in the past sought to enforce posted privacy policies and may continue to do so in the future.

        Laws Governing Sending of Unsolicited Commercial E-mail.    We typically provide our customers and other visitors to our web-sites with an opportunity to "opt-in," or agree to receive e-mail from us. The federal government signed the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (CAN-SPAM) designed to limit unsolicited commercial e-mail commonly referred to as "spam." In addition, California and a number of other states regulate the sending of e-mails for commercial purposes to third parties where there is no preexisting business relationship. Further, several states give Internet service providers ("ISPs") a private right of action against those who send large e-mailings across their servers in contravention of the ISP's posted policy. There is no guarantee that we will always be fully compliant in all of our communications at all times. Our failure to comply with applicable laws regarding these types of e-mails could result in significant fines, actual or statutory damages, and injunctive actions.

        Conformance to E-Commerce Statutory Requirements for Formation of Contracts.    We conduct e-commerce on our web-sites, and through affiliated web-sites. The applicable law on online formation of contracts is evolving. On June 30, 2000, the federal government enacted the Electronic Signatures in Global and National Commerce Act ("E-SIGN"), which provides that certain electronic signatures and electronic contracts with consumers, of the type that we enter into, are not unenforceable solely because they are electronic. E-SIGN also specifies requirements for electronic record retention. On January 1, 2000, California adopted a version of the Uniform Electronic Transactions Act ("UETA"), which also permits electronic signatures and record-keeping for certain types of contracts. Forty-six states have adopted a version of UETA. Because all state-UETA laws are not identical, there are potentially conflicting requirements applicable to electronic signatures and electronic contracts. We attempt to comply with these laws, but there is no guarantee that we will be successful. Judicial interpretation or issuance of governmental regulations interpreting E-SIGN and potentially conflicting State UETA laws with regard to contracts of the type entered into by our customers through out web-sites and affiliated web-sites could result in customer contracts being set aside or modified. In that case, our e-commerce revenue could be materially adversely affected.

        Sales Tax.    The tax treatment of goods sold over the Internet is currently unsettled. We collect sales taxes for goods shipped to California and Florida, where we have a physical presence (i.e., a "nexus"). A number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect our opportunity to derive financial benefit from electronic commerce.

        Online Contests and Sweepstakes.    We occasionally conduct online promotional contests and sweepstakes. No purchase is necessary to participate. Our official rules, with material terms and conditions, eligibility restrictions, dates of participation, methods of entry, prize descriptions and restrictions, and odds of winning, are posted on our web-sites. To avoid having to register and bond our online promotions in the states of New York and Florida, the approximate retail value of the prizes we offer is generally less than $5,000 for a single promotion. Although we structure our promotions in a way that attempts to comply with applicable statutes as we believe they are currently interpreted and enforced in all fifty states, many of those statutes were drafted long before the advent of promotions over the Internet, and different states have interpreted substantially similar statutes differently. Thus, our ability to conduct online promotions is subject to the broad discretionary enforcement powers vested in various authorities. Further, our ability to conduct online promotions may be affected in whole or in part by various business method patents that may have been issued. In addition, foreign jurisdictions may attempt to regulate or ban our promotional contests. Under any of those three scenarios, we could face fines or possible exposure to liability or lose an effective tool for increasing traffic to and keeping visitors at our web-sites, and our business could be adversely affected.

        Intellectual Property.    Software, content and other material that we develop, as well as our service marks and domain names relating to the ARTISTdirect or UBL brands, and other proprietary rights are important to our business prospects. Significant impairment of our intellectual property rights could harm our business. We seek to protect certain of our common-law trademarks through Federal registration in the United States of America and State registrations in Puerto Rico. We also have trademark registrations in Argentina, Australia, Brazil, Canada, Chile, Costa Rica, the European Union, Japan, Mexico, Panama, Peru, the United Kingdom and Venezuela. Given the cost of filing, maintaining and protecting federal registrations, we may choose not to register or enforce certain of our trademarks that later turn out to be important. Despite our efforts, it is possible that the scope of protection gained from seeking trademark registration will be insufficient or that the registration may be deemed invalid or unenforceable.

        We seek to protect many of our innovations as trade secrets and principally rely upon trade secret and contract law in the Unites States to protect our proprietary rights. We generally enter into confidentiality agreements, "work-made-for-hire" contracts and intellectual property licenses with our employees, consultants and corporate partners, respectively, as part of our efforts to control access to and distribution of our technologies, content and other proprietary information. For example, where consultants develop copyrighted content for us, our general policy is to use written agreements prior to content creation to obtain ownership of that content.

        The following sets forth a schedule of our active trademarks:

  Federal Trademark Filings

MARK	APPL. NO.	REG. NO.	REG. DATE
ARTISTDIRECT	75927362	2742630	July 29, 2003
CORPORATE LOGO	76072567	2764726	September 16, 2003
CORPORATE LOGO	76072566	2457335	June 5, 2001
CORPORATE LOGO	76072563	2469613	July 17, 2001
CORPORATE LOGO	76072562	2473501	July 31, 2001
CORPORATE LOGO	76072561	2473500	July 31, 2001
CORPORATE LOGO	76072560	2524524	January 1, 2002
THE ULTIMATE BAND LIST	75306059	2407553	November 28, 2000
ARTISTDIRECT	75418187	2355839	June 6, 2000
ARTISTDIRECT	75061781	2288100	October 19, 1999

  State Trademark Filings

MARK	STATE	REG. NO.	REG. DATE
THE ULTIMATE BAND LIST	Puerto Rico	50161	May 11, 2000
ARTISTDIRECT	Puerto Rico	50159	May 11, 2000
ARTISTDIRECT	Puerto Rico	49609	May 11, 2000
UBL	Puerto Rico	49616	May 11, 2000
UBL	Puerto Rico	49615	May 11, 2000
THE ULTIMATE BAND LIST	Puerto Rico	49614	May 11, 2000
THE ULTIMATE BAND LIST	Puerto Rico	49613	May 11, 2000
THE ULTIMATE BAND LIST	Puerto Rico	49612	May 11, 2000
UBL	Puerto Rico	50158	May 11, 2000
UBL	Puerto Rico	50157	May 11, 2000

  International Filings

MARK	COUNTRY	APPL. NO.	REG. NO.	REG. DATE
A & Design	Argentina	2,320,737	1911466	1/27/2003
A & Design	Argentina	2,320,739	1911467	1/27/2003
A & Design	Argentina	2,374,722	1988933
A & Design	Australia	908102	908102	3/28/2002
A & Design	Brazil	824492609	*
A & Design	Brazil	822892340	822892340	5/15/2007
A & Design	Brazil	822892359	822892359	5/8/2007
A & Design	Brazil	822892332	*
A & Design	Costa Rica	2002-0003186	136855	1/21/2003
A & Design	European Union	2006336	2006336	6/20/2002
A & Design	France	23158012	23158012	4/8/2002
A & Design	Germany	30217397.8/09	30217397	4/5/2002
A & Design	Japan	2002-24589	4648627	2/28/2003
A & Design	Mexico	464672	708608	7/30/2001
A & Design	Mexico	464671	699283	5/24/2001
A & Design	Mexico	464670	703484	6/21/2001
A & Design	Mexico	541631	785949	3/31/2003
A & Design	Panama	112008	*
A & Design	Panama	112010	*
A & Design	Panama	112009	*
A & Design	Peru	120227	*
A & Design	Peru	120228	*
A & Design	Peru	120229	*
A & Design	Peru	151886-2002	82635	8/22/2002
A & Design	United Kingdom	2296994	2296994	8/30/2002
ARTISTDIRECT	Argentina	2,264,378	1886206	9/20/2002
ARTISTDIRECT	Argentina	2,264,379	1886207	9/20/2002
ARTISTDIRECT	Argentina	2,264,380	1886208	9/20/2002
ARTISTDIRECT	Argentina	2,264,381	1886209	9/20/2002
ARTISTDIRECT	Argentina	2,374,721	1920978	4/3/2003
ARTISTDIRECT	Australia	818867	818867	12/30/1999
ARTISTDIRECT	Australia	908101	908101	3/28/2002
ARTISTDIRECT	Canada	864116	512153	5/25/1999
ARTISTDIRECT	Chile	471162	574481	8/18/2000

ARTISTDIRECT	Chile	471163	574480	8/18/2000
ARTISTDIRECT	Chile	471161	574482	8/18/2000
ARTISTDIRECT	Chile	471160	574469	8/18/2000
ARTISTDIRECT	Costa Rica	1999-0010547	121896	8/24/2000
ARTISTDIRECT	Costa Rica	1999-0010548	121134	7/27/2000
ARTISTDIRECT	Costa Rica	1999-0010549	121133	7/27/2000
ARTISTDIRECT	Costa Rica	1999-0010550	121132	7/27/2000
ARTISTDIRECT	Costa Rica	2002-0003185	136854	1/21/2003
ARTISTDIRECT	European Union	699538	699538	6/5/2000
ARTISTDIRECT	France	23158011	23158011	4/8/2002
ARTISTDIRECT	Germany	30217395.1/09	30217395	4/5/2002
ARTISTDIRECT	Japan	183723/1997	4359836	2/10/2000
ARTISTDIRECT	Japan	2002-24588	4648626	2/28/2003
ARTISTDIRECT	Mexico	409261	645860	3/22/2000
ARTISTDIRECT	Mexico	409262	645861	3/22/2000
ARTISTDIRECT	Mexico	409263	649514	3/31/2000
ARTISTDIRECT	Mexico	409264	645862	3/22/2000
ARTISTDIRECT	Mexico	541632	743912	4/29/2002
ARTISTDIRECT	Panama	105638	105638	2/15/2001
ARTISTDIRECT	Panama	105641	105641	2/15/2001
ARTISTDIRECT	Panama	105640	105640	2/15/2001
ARTISTDIRECT	Panama	105642	105642	2/15/2001
ARTISTDIRECT	Peru	99622	22837	9/12/2000
ARTISTDIRECT	Peru	99623	22761	9/8/2000
ARTISTDIRECT	Peru	99624	22762	9/8/2000
ARTISTDIRECT	Peru	099625-2000	25765	5/24/2001
ARTISTDIRECT	Peru	151884-2002	82854	9/4/2002
ARTISTDIRECT	United Kingdom	2296996	2296996	10/4/2002
ARTISTDIRECT	Venezuela	2000-003045	S-015483	11/22/2000
ARTISTDIRECT	Venezuela	2000-003043	S-015481	11/22/2000
ARTISTDIRECT	Venezuela	2000-003044	S-015482	11/22/2000
ARTISTDIRECT	Venezuela	2000-003042	S-015480	11/22/2000
ARTISTDIRECT DIGITAL	Japan	2002-095128	4688729	7/4/2003
THE ULTIMATE BAND LIST	Argentina	2.119.984	1720730	2/10/1999
THE ULTIMATE BAND LIST	Argentina	2.119.985	1720731	2/10/1999
THE ULTIMATE BAND LIST	Australia	750646	750646	12/9/1997
THE ULTIMATE BAND LIST	Brazil	820399086	*
THE ULTIMATE BAND LIST	Canada	863917	511964	5/18/1999
THE ULTIMATE BAND LIST	Chile	471173	574472	8/18/2000
THE ULTIMATE BAND LIST	Chile	471172	574473	8/18/2000
THE ULTIMATE BAND LIST	Chile	471171	574474	8/18/2000
THE ULTIMATE BAND LIST	Chile	471170	574475	8/18/2000
THE ULTIMATE BAND LIST	Costa Rica	1999-0010555	121887	8/24/2000
THE ULTIMATE BAND LIST	Costa Rica	1999-0010556	121894	8/24/2000
THE ULTIMATE BAND LIST	Costa Rica	1999-0010557	121130	7/27/2000
THE ULTIMATE BAND LIST	Costa Rica	1999-0010558	121895	8/24/2000
THE ULTIMATE BAND LIST	European Union	699355	699355	2/25/2000
THE ULTIMATE BAND LIST	Japan	183722/1997	4359835	2/10/2000
THE ULTIMATE BAND LIST	Mexico	409269	647112	3/27/2000
THE ULTIMATE BAND LIST	Mexico	409270	647113	3/27/2000

THE ULTIMATE BAND LIST	Mexico	409271	645866	3/22/2000
THE ULTIMATE BAND LIST	Mexico	409272	645867	3/22/2000
THE ULTIMATE BAND LIST	Panama	105628	105628	2/15/2001
THE ULTIMATE BAND LIST	Panama	105627	105627	4/6/2001
THE ULTIMATE BAND LIST	Panama	105626	105626	2/13/2001
THE ULTIMATE BAND LIST	Panama	105629	105629	2/13/2001
THE ULTIMATE BAND LIST	Peru	99630	23005	9/28/2000
THE ULTIMATE BAND LIST	Peru	99631	22959	9/20/2000
THE ULTIMATE BAND LIST	Peru	99632	26107	6/18/2001
THE ULTIMATE BAND LIST	Peru	99633	23034	9/29/2000
UBL	Argentina	2,119,987	1846303	10/2/2001
UBL	Argentina	2,119,986	1870610	5/10/2002
UBL	Australia	750647	750647	12/9/1997
UBL	Brazil	820399060	*
UBL	Brazil	820399051	820399051	5/23/2006
UBL	Canada	863917	503204	10/28/1998
UBL	Chile	471167	574476	8/18/2000
UBL	Chile	471166	574477	8/18/2000
UBL	Chile	471165	574478	8/18/2000
UBL	Chile	471164	574479	8/18/2000
UBL	Costa Rica	1999-0010551	121890	8/24/2000
UBL	Costa Rica	1999-0010552	121888	8/24/2000
UBL	Costa Rica	1999-0010553	121131	7/27/2000
UBL	Costa Rica	1999-0010554	121889	8/24/2000
UBL	European Union	698951	698951	3/3/2000
UBL	Japan	183721/1997	4359834	2/10/2000
UBL	Mexico	409265	645863	3/22/2000
UBL	Mexico	409266	645864	3/22/2000
UBL	Mexico	409267	684935	1/31/2001
UBL	Mexico	409268	645865	3/22/2000
UBL	Panama	105636	105636	2/15/2001
UBL	Panama	105635	*
UBL	Panama	105634	105634	2/13/2001
UBL	Panama	105637	105637	2/13/2001
UBL	Peru	99626	23004	9/28/2000
UBL	Peru	99627	22958	9/20/2000
UBL	Peru	99628	25918	5/31/2001
UBL	Peru	99629	23033	9/29/2000
UBL	Venezuela	2000-003035	S-015477	11/22/2000
UBL	Venezuela	2000-003036	S-015478	11/22/2000
UBL	Venezuela	2000-003034	S-015476	11/22/2000
UBL	Venezuela	2000-003037	S-015479	11/22/2000

*
Indicates that application is pending and not yet registered.

        Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, our efforts may not be sufficient or successful. It may be possible that some of our innovations may not be protectable. The steps that we have taken may not prevent misappropriation of our proprietary rights, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights at all, or as fully as in the United States. Confidentiality may be compromised intentionally or accidentally by contractors, customers, other third parties or our employees. If third parties were to use or otherwise misappropriate our web-site content, source code, other copyright materials, trademarks, service marks or other proprietary rights without our consent or approval, our competitive position could be harmed, or we could become involved in costly and distracting litigation to enforce our rights.

        A copyright gives the owner divisible rights, including those of performance, reproduction and distribution. The music featured by us is typically comprised of copyrighted works owned, controlled or administered by multiple third parties, including record labels, artists, songwriters, music publishers and performance rights and licensing organizations such as (but not limited to) The Harry Fox Agency, Broadcast Music Inc. ("BMI") and the American Society of Composers, Authors and Publishers ("ASCAP"). Each song often has multiple copyright owners, who control rights which may include performance, reproduction and distribution rights in the "musical composition" comprised of the lyrics and music, as well as with the "sound recording" of the artist's interpretation of the "musical composition." In the case of music videos, there are separate copyrights to the visual content, as well as "synchronization rights" for integrating the music and video. We, or our artists, may have different licensing arrangements with some or all of these parties to perform, reproduce and distribute works depending upon how the song or music video is used by us.

        Our web-sites, depending upon the specific musical work, may offer audio streaming of part or all of an entire song or "Web casting," or the downloading of an entire song in MP3 or other compressed audio formats. Full-length streaming only occurs in special instances after obtaining a license from the record label or band manager for the "sound recording." In that case, an ASCAP or BMI blanket music license is also obtained by us or by our artists for rights to perform the associated underlying "musical composition." Where we offer full-length downloads of songs in MP3 or other compressed audio formats, we seek to obtain the rights to transmit, reproduce and perform the "sound recording" in writing from the person or entity owning or controlling copyrights in such "sound recording." With respect to rights in the "musical compositions" embodied in such "sound recordings" offered for download, we seek to clear rights in musical composition in one or more of the following three ways:

  •
  a license agreement with the publisher, writer or other owner of such copyright in the "musical composition".

  •
  a waiver of any fees or royalties that would otherwise be required for such use; and/or;

  •
  a representation and warranty from the owner of the copyrights in the "sound recording" that no mechanical royalties are owed to any third parties.

        In the event that the foregoing steps are insufficient to clear rights, or we otherwise fail to obtain rights, we could be exposed to claims of copyright infringement, with attendant disruption to our operations and liability including potential statutory or actual damages and loss of profits attributable to infringement, plus payment of attorneys' fees to the claimant and entry of an injunction against us.

        There are other situations, such as a limited 30-second sample of a song that is "streamed," where we use content relying upon a sub-license from an artist's record label. However, the laws in this area are uncertain, and we may be obligated to obtain additional licenses or may be prevented from third party content use, and may, in the event proper licenses and clearances have not been secured, further be liable to pay actual or statutory damages, profits attributable to any alleged infringement, as well as attorneys' fees. Our licensing arrangements for third-party content vary from formal contracts to informal agreements based on the promotional nature of the content. In some cases we pay a fee to the licensor for use of the "sound recording," "musical composition" or music video and in other cases the use is free. We also use other third-party content, including photographs, artist names, likenesses and concert reviews. While it is our general policy to obtain a written release or license for such use, in many instances we rely only upon an oral license for such use. We rely upon our positive working relationships with copyright owners to obtain licenses on favorable terms. Any changes in the nature or terms of these arrangements, including any requirement that we pay significant fees for the use of the content, could have a negative impact on the availability of content or our business.

        Linking and Framing of Third-Party web-sites.    We link to and "frame" third-party web-sites of our artists without express written permission to do so. In addition, in the past we have provided a search feature to allow users to find music residing elsewhere on the Internet. Those practices are controversial, and have, in instances not involving us, resulted in litigation. Various claims, including trademark and copyright infringement, unfair competition, and commercial misappropriation, as well as infringement of the right of publicity may be asserted against us as a result of these practices. The law regarding linking and framing remains unsettled; it is uncertain as to how existing laws, especially trademark and copyright law, will be applied by the judiciary to the Internet. Also, Congress is increasingly active in passing new laws related to the Internet, and there is uncertainty as to the impact of future potential laws, especially those involving domain names, databases and privacy.

        Defamation or Contributory Infringement.    Our web-site features a community area where visitors can post comments. We do not censor such comments and it is possible that a customer could use our web-sites as a forum to make false, misleading or disparaging remarks about others. Such on-line comments could lead to claims for defamation or infringement. As to libel claims brought in the United States, we believe that we qualify for safe harbor protection for third-party postings under 47 U.S.C. Section 230(c)(1). However, other countries, notably the United Kingdom, may impose such liability, and it is possible we could be sued there for third-party postings. Separately, our web-sites allow consumers to use our personal web publishing tools to post samples of their works. Such postings could be misused to post unlicensed copyrighted content of others. We have obtained limited safe-harbor protection under the Digital Millennium Copyright Act against liability for infringing material of which we do not have control and knowledge.

        Seasonality.    The seasonality of our e-commerce segment affects our revenue. Our CDs and other online goods are most often purchased during the winter holiday season and also during the summer months, traditionally when artists go on concert tour.

        Properties.    The following table provides a schedule of corporate offices and facilities leased by us:

Location	Primary Function	Square Footage	Lease Term
Santa Monica, California	Corporate headquarters for ARTISTdirect and MediaDefender	14,817	Lease ends November 30, 2011
Los Angeles, California	Secured co-location space	300	Monthly
Los Angeles, California	Secured co-location facility	NA	Lease ends February 2010
El Segundo, California	Secured co-location facility	NA	Lease ends February 2010

        We believe that all real property and facilities leased by us are in good repair and adequate for our purposes for the next 12 months.

MANAGEMENT

Directors

        The following table sets forth, as of May 28, 2008, the names of, and certain information concerning, our directors:

Name	Age	Position	Director Since	End of Term
Jonathan V. Diamond	49	Chairman of the Board of Directors	2003	2008
Dimitri Villard	65	Interim Chief Executive Officer and Director	2005	2009
Frederick W. Field	55	Director	2001	2008
Teymour Boutros-Ghali	52	Director	2005	2008
Eric Pulier	41	Director	2004	2009
Fred Davis	48	Director	2005	2008

        Jonathan V. Diamond.    Mr. Diamond has served as our Chairman of the Board since March 6, 2008 and was previously Chief Executive Officer of the Company and a director since September 2003. From January 2003 to August 2006, he served as the Chairman, Chief Executive Officer and currently serves as a director of ALJ Regional Holdings, Inc., formerly YouthStream Media Networks, Inc., a publicly-traded company (ALJJ. PK). He was the co-founder of N2K, Inc. and served as its Vice Chairman and Chief Executive Officer through its 1999 merger with CDnow, Inc., an e-commerce company. He continued to serve as Chairman of the combined company until its sale to Bertelsmann Music Group in August 2000. Mr. Diamond was a co-founder of GRP Records, an independent music label acquired by MCA in 1990.

        Mr. Diamond received a M.B.A. from the Columbia University Graduate School of Business and a B.A. in Economics and Music from the University of Michigan Honors College.

        Dimitri Villard.    Mr. Villard has served as Interim Chief Executive officer since March 6, 2008 and as a director since January 2005. Mr. Villard has also served as President and a director of Pivotal BioSciences, Inc., a biotechonology company, since September 1998. In addition, since January 1982 to present, he has served as President and director of Byzantine Productions, Inc. Previously, Mr. Villard was a director at the investment banking firm of SG Cowen and affiliated entities, a position he held from January 1997 to July 1999. Mr. Villard currently serves as Chairman of the Board of Dax Solutions, Inc. ("Dax"), an entertainment industry digital asset management venture. He has served as a director of Dax since May 2004. He is also a member of the Executive Committee of the Los Angeles chapter of the Tech Coast Angels, a private venture capital group. Mr. Villard received a B.A. Degree in Government from Harvard University in 1964 and also received a Master of Science degree from China International Medical University.

        Frederick W. Field.    Mr. Field served as Chairman of the Board from June 2001 to March 2008 and served as our Chief Executive Officer from June 2001 until September 2003. Mr. Field also currently serves as Chief Executive Officer of ARTISTdirect Records, LLC and as Chairman of the Board and Chief Executive Officer of Radar Pictures, Inc., a film production company. From 1990 to 2001, Mr. Field served as Co-Chairman of Interscope Records, a music production company. From 1979 to 1997, Mr. Field served as Chairman of the Board and Chief Executive Officer of Interscope Communications, Inc.

        Teymour Boutros-Ghali.    Mr. Boutros-Ghali has served as director since January 2005. From January 2002 to the present, Mr. Boutros-Ghali has served as Managing Partner of Monitor Ventures, an early-stage venture capital firm. From January 2000 to January 2002, he served as an angel investor and a member of the Board Directors of several media and technology companies, including Digital

Evolution, AllBusiness, Switchouse and IGR. Mr. Boutros-Ghali received his SM and PhD from the Massachusetts Institute of Technology and his BA from Cambridge University.

        Eric Pulier.    Mr. Pulier has served as a director since November 2004. Currently, Mr. Pulier serves as the Founder and Executive Chairman of SOA Software, Inc., a position which he has held since 2001. Mr. Pulier also served as a Director and/or founder of multiple technology companies in the United States, including US Interactive, Inc., Gluecode, Inc., Media Platform On-Demand, and the Center for Telecommunications Management. Mr. Pulier is also a founder and director of Santa Monica Media Corporation, a publicly-listed special purpose acquistion corporation. Mr. Pulier has been a pioneer in the software and digital interactive industries for over 15 years. He has been instrumental in establishing ground-breaking companies in several sectors including corporate communications, professional services, security and enterprise software. Mr. Pulier is a Magna Cum Laude graduate of Harvard University.

        Fred Davis.    Mr. Davis has served as a director since November 2005. Mr. Davis currently serves as a Senior Partner at the Law Firm of Davis, Shapiro, Lewit, & Hayes which he co-founded in 1997. Prior to 1997, Mr. Davis served as an Executive Vice President at EMI Records. Mr. Davis received a bachelors degree from Tufts University and a J.D. degree from Fordham School of Law.

Executive Officers

        The following table sets forth, as of May 28, 2008, the names of, and certain information concerning, our executive officers that do not also serve as a director:

Name	Age	Position
Dimitri Villard	65	Interim Chief Executive Officer and Director
Rene Rousselet	52	Corporate Controller of ARTISTdirect and Principal Accounting Officer
Randy Saaf	31	Chief Executive Officer of MediaDefender, Inc.
Octavio Herrera	31	President of MediaDefender, Inc.

        Dimitri Villard.    Mr. Villard has served as Interim Chief Executive officer since March 6, 2008 and as a director since January 2005. Mr. Villard has also served as President and a director of Pivotal BioSciences, Inc., a biotechonology company, since September 1998. In addition, since January 1982 to present, he has served as President and director of Byzantine Productions, Inc. Previously, Mr. Villard was a director at the investment banking firm of SG Cowen and affiliated entities, a position he held from January 1997 to July 1999. Mr. Villard currently serves as Chairman of the Board of Dax Solutions, Inc. ("Dax"), an entertainment industry digital asset management venture. He has served as a director of Dax since May 2004. He is also a member of the Executive Committee of the Los Angeles chapter of the Tech Coast Angels, a private venture capital group. Mr. Villard received a B.A. Degree in Government from Harvard University in 1964 and also received a Master of Science degree from China International Medical University.

        René Rousselet.    Mr. Rousselet has served as our Corporate Controller since September 2006 and as our Principal Accounting Officer since February 2007. From May 2006 to September 2006, Mr. Rousselet worked as a consultant for Tag-It Pacific, Inc. (TAG), a publicly-traded apparel company. From November 2004 to May 2006, he served as the Chief Financial Officer of Asbestos Control Testing, Inc., a privately held interior demolition company, and from 1999 to 2004 he was the President and Chief Financial Officer of a privately held professional employment organization called ProService Inc. Prior to 1999, Mr. Rousselet served as either the Chief Financial Officer or Corporate Controller for a variety of entertainment companies in Los Angeles including two public companies called Hemdale Communications Inc. (no longer in existence) and The Kushner-Locke Company (KLOC.PK), a television programming company. Mr. Rousselet received a Degree in Accounting from

California State University Northridge in 1977 and became a Certified Public Accountant in 1979 while working as a Senior Auditor at Arthur Andersen & Co.

        Randy Saaf.    Mr. Saaf currently serves as Chief Executive Officer of our wholly-owned subsidiary MediaDefender, Inc., which was acquired on July 28, 2005. Mr. Saaf previously served as both President and Chief Executive Officer of MediaDefender, Inc. since he co-founded the company in July 2000. Effective February 2008, Mr. Saaf was elected to the Board of Directors of Jibro, Inc. a mobile entertainment company. Mr. Saaf received his Bachelor of Science degree in Engineering from Harvey Mudd College in 1998.

        Octavio Herrera.    Mr. Herrera currently serves as President of our wholly-owned subsidiary MediaDefender, Inc., which was acquired on July 28, 2005. Mr. Herrera previously served as VP, Business Development and Chief Financial Officer of MediaDefender, Inc. since he co-founded the company in July 2000. Effective February 2008, Mr. Herrera was elected to the Board of Directors of Jibro, Inc. a mobile entertainment company. Mr. Herrera received a Bachelor degree in Physics from Occidental College in 1998.

Family Relationships

        There are no family relationships among the directors and executive officers.

Term of Office

        Our directors and officers hold office until the earlier of their death, resignation, or removal or until their successors have been qualified.

Executive Compensation

        The following table sets forth information concerning the compensation earned by our Chief Executive Officer, our other most highly compensated executive officers (who served during fiscal years ended December 31, 2007 and 2006, and whose total compensation during fiscal years ended December 31, 2007 and 2006 exceeded $100,000) (collectively, the "Named Executive Officers"). We have also included two additional individuals who serve as executive officers of MediaDefender, our wholly-owned subsidiary.

Summary Compensation Table

								Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan ($)	Nonqualified Deferred ($)	All Other ($)		Total ($)
Jonathan V. Diamond Chief Executive Officer	2007 2006	350,000 350,000								9,600	(1)	359,600 342,250
Neil McCarthy Interim Chief Financial Officer	2007 2006	87,500 —	25,000	(2)						62,500	(3)	175,000 —
Rene Rousselet Principal Accounting Officer	2007 2006	136,667 42,086	19,000 2,000	(2) (2)		59,500	(4)					215,167 44,086
Randy Saaf—MediaDefender Chief Executive Officer	2007 2006	350,000 350,000	350,000	(6)						9,600 534,600	(1) (5)	709,600 884,600
Octavio Herrera President, MediaDefender	2007 2006	350,000 350,000	350,000	(6)						9,600 534,600	(1) (5)	709,600 884,600

(1)
Auto allowance.

(2)
Discretionary bonus.

(3)
Consulting fees.

(4)
50,000 options granted with a Black-Scholes value of $1.19

(5)
Includes $9,600 for auto and $525,000 for a non-compete payment required as part of the acquisition of MediaDefender, Inc. in 2005. The non-compete agreements were in conjunction with the acquisition of MediaDefender, Inc., not to compete with the Company. The non-compete agreement specified that Messrs. Herrera and Saaf may not compete with the Company through July 28, 2009.

(6)
Performance Bonuses pursuant to Messrs. Herrera and Saaf employment agreements.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth certain information relating to unexercised and outstanding options for each named executive officer as of December 31, 2007. No other equity awards otherwise reportable in this table have been granted to any of our named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jonathan V. Diamond Chief Executive Officer	1,043,407	1,969,350	$1.49	08/05/10
Rene Rousselet Principal Finance Officer	50,000	—	1.50	02/02/12
Randy Saaf Chief Executive Officer, MediaDefender(1)	138,095	61,905	3.00	07/28/12
Octavio Herrera President, MediaDefender(1)	138,095	61,905	3.00	07/28/12

(1)
The Options shall vest over a three and one-half (3.5) year period on a quarterly basis for each named executive officer.

DIRECTOR COMPENSATION

Director Compensation

  Board of Directors Compensation:

        For the year ended December 31, 2007, each non-employee member of the Company's Board of Directors received a cash retainer of $15,000, and a grant of 10,000 stock options having a value (based upon the appropriate Black-Scholes option valuation methodology) equal to $16,200. The strike price for the options was set on the date of grant and the options vested entirely on December 31, 2007. In addition, each director that serves on a Committee of the Board of Directors received, for each committee served, an additional cash retainer of $10,000, and a grant of 5,000 stock options having a value equal to $8,100, having the same terms and conditions as options granted to all non-employee members of the Board of Directors generally. During 2007, a total of 80,000 Stock options were granted to the directors as compensation, having an aggregate Black-Scholes value of $129,600. The stock option grants were made on June 30, 2007 under the 2006 Equity Plan.

        Upon the recommendation of the Compensation Committee, the board of directors approved an annual compensation arrangement for our independent directors for fiscal 2008, which is identical to the compensation paid in 2007 as outlined above.

Tabular Format

        The following table sets forth the compensation paid to all persons who served as members of our board of directors (other than our named executive officers) during the 2007 fiscal year. No director who is also a named executive officer received any compensation for services as a director in 2007.

        We reimburse each of our non-employee directors for their reasonable expenses incurred in connection with attending meetings of the board of directors and related committees. Fees also include amounts paid to our directors for their services as consultants to the Company in connection with its restructuring.

						Compensation
Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan ($)	Nonqualified Deferred ($)	All Other ($)	Total ($)
Frederick W. Field	15,000		0	16,200	(2)	0	0	0	31,000
Fred Davis	25,000		0	24,300	(2)	0	0	0	50,000
Teymour Boutros-Ghali	75,000	(1)	0	16,200	(2)	0	0	0	91,000
Eric Pulier	15,000		0	16,200	(2)	0	0	0	31,000
Dimitri Villard	95,000	(1)	0	32,400	(2)	0	0	0	127,000
James N. Lane	25,000		0	24,300	(2)	0	0	0	50,000

(1)
Fees earned include payments of $60,000 each to two directors who served on the Company's special committee related to restructuring matters.

(2)
This amount represents the fair market value calculated in accordance with the Black-Scholes method of certain issuances of stock options (at the time of issuance) to this director in payment of fees earned in connection with his services as a member of the Board of Directors.

Employment Agreements

        As of March 6, 2008, the Company entered into an Amended and Restated Services Agreement (the "Services Agreement") with Jon Diamond under which his employment as Chief Executive Officer was ended and he was elected as the Company's Chairman of the Board of Directors. Under the Services Agreement, the Company agreed to (a) pay a severance payment of $350,000 payable in semi-monthly installments over a period of six months, (b) accelerate the vesting of the Time Vesting Options under his previous employment agreement, (c) accelerate the vesting of options granted in 2004 to purchase 259,659 shares, (d) extend to February 5, 2011 the period for exercising the Time Vesting Options and to March 29, 2011 for the 2004 Options, and (e) pay 40 days of accrued vacation time.

        In accordance with the MediaDefender transaction, the Company acknowledged the terms of Employment Agreements entered into on July 28, 2005 by MediaDefender with each of Randy Saaf, who serves as Chief Executive Officer of MediaDefender, and Octavio Herrera, who serves as President of MediaDefender. Mr. Saaf and Mr. Herrera will each earn a base salary of no less than $350,000 per annum during the initial term of the agreements, which shall continue until December 31, 2008.

        In addition to Mr. Saaf and Mr. Herrera base salaries, each is entitled to receive performance bonuses of up to $350,000 if MediaDefender achieves defined operating earnings before interest, taxes, depreciation and amortization (calculated using the same accounting methods and policies as MediaDefender has historically used) exceeding $7,000,000 and $7,500,000 in fiscal 2007 and fiscal 2008, respectively.

        Mr. Saaf and Mr. Herrera are each entitled to receive twelve months of severance pay at the rate of 100% of their monthly salary and the pro-rata portion of the performance bonus referenced below if they are terminated "without cause." In addition, the Company granted stock options to purchase 200,000 shares of common stock to each of Mr. Saaf and Mr. Herrera, exercisable for a period of five years at $3.00 per share. On July 28, 2006, the Company entered into agreements with Mr. Saaf and Mr. Herrera to incorporate non-material modifications into the Employment Agreements.

        Future payments under employment agreements are as follows:

Years Ending December 31,	(in thousands)
2008	$1,490
2009	33

$1,523

  Consulting Agreements

        Effective August 31, 2007, Robert N. Weingarten, the Chief Financial Officer and Secretary of the Company resigned from all positions he held with the Company. As a result of this resignation, the Company and Mr. Weingarten entered into a twelve month consulting agreement under which he is paid $16,250 per month.

        In addition, the Company and Mr. Weingarten entered into an Omnibus Stock Option Amendment Agreement which extended the exercise date for 120,000 stock options granted to him in 2004 until March 29, 2011; altered the terms of his time vesting options to acquire 275,000 shares to accelerate their vesting to August 31, 2007 and extend their exercise date to August 5, 2010. The vesting of his performance based options shall occur only upon the closing of a change of control transaction at a price above $3.10 per share occurring prior to August 31, 2008. In addition, Mr. Weingarten will be able to exercise the time vesting options and the performance vesting options, if vested, until August 5, 2010, provided he does not breach his Consulting Agreement.

Option Plans

        We currently maintain our 2006 Equity Incentive Plan, our 1999 Employee Stock Option Plan, our 1999 Artist Plan, our 1999 Artist and Artist Advisor Plan and our 2004 Consultant Plan (collectively, the "Current Option Plans"). At March 24, 2008, an aggregate of 1,419,628 stock options were outstanding under the Current Option Plans. There are an additional 2,287,029 stock options outstanding at March 24, 2008 that were issued by us outside of the Current Option Plans.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of March 24, 2008 regarding compensation plans (including individual compensation arrangements) under which our securities are authorized for issuance. Information is included for both equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders.

Plan Category Teri to revise data	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	302,370	$7.50	142,110
Equity compensation plans not approved by stockholders	3,404,287	$1.92	2,973,762

Total	3,706,657	$2.54	3,115,872

1999 Employee Stock Option Plan

        The 1999 Employee Stock Option Plan became effective on October 6, 1999 in connection with our conversion from ARTISTdirect, LLC into ARTISTdirect, Inc. All options to purchase membership units in the limited liability company which were outstanding at the time of such conversion were assumed by the corporation and converted into options for shares of our Common Stock. The number of shares subject to each assumed and converted option was equal to the number of membership units in the limited liability company which were subject to that option immediately prior to the conversion, and the exercise price per share remained the same as the per unit exercise price in effect under the option at the time of conversion.

        Except for the conversion of the securities subject to the option into shares of our Common Stock, each option will continue to be governed by the terms of the agreement evidencing that option at the time of our conversion into a corporation.

        The 1999 Employee Stock Option Plan is a non-stockholder approved plan under which options may be granted to employees, non-employee members of our Board, and consultants and other independent advisors in our employ or service. The number of shares of Common Stock issuable over the term of the 1999 Employee Stock Option Plan was initially 650,000 shares and automatically increases each year by two percent of the total number of shares of our Common Stock outstanding on the last trading day in December in the immediately preceding calendar year, provided that no annual increase shall exceed 87,500.

        All option grants under the 1999 Employee Stock Option Plan will have an exercise price per share equal to the fair market value per share of our Common Stock on the grant date, subject to certain adjustments for stock splits, recapitalizations and similar transactions. Each option will vest in installments over the optionee's period of service with us. The options will vest on an accelerated basis in the event we are acquired and those options are not assumed or replaced by the acquiring entity. The options that were granted while we were a limited liability company, however, will terminate in the event we are acquired and those options are not assumed by the acquiring entity (unless their vesting is accelerated by our Compensation Committee). Each option will have a maximum term (not to exceed ten years) set by the plan administrator at the time of grant, subject to earlier termination following the optionee's cessation of employment. All options are non-statutory options under the Federal tax law, unless they are incentive stock options granted to employees.

1999 Artist Plan

        The 1999 Artist Plan became effective on October 6, 1999 in connection with our conversion from ARTISTdirect, LLC into ARTISTdirect, Inc. All options to purchase membership units in the limited liability company which were outstanding at the time of such conversion were assumed by the corporation and converted into options for shares of our Common Stock. The number of shares subject to each assumed and converted option was equal to the number of membership units in the limited liability company which were subject to that option immediately prior to the conversion, and the exercise price per share remained the same as the per unit exercise price in effect under the option at the time of conversion. Except for the conversion of the securities subject to the option into shares of our Common Stock, each option will continue to be governed by the terms of the agreement evidencing that option at the time of our conversion into a corporation.

        The 1999 Artist Plan is a non-stockholder approved plan under which options were granted to performing artists who provided products and services through the ARTISTchannel Web sites we operate and maintain for them pursuant to ARTISTchannel agreements. The number of shares of Common Stock issuable over the term of the 1999 Artist Plan was initially 400,000 shares and automatically increases each year by two percent of the total number of shares of our Common Stock outstanding on the last trading day in December in the immediately preceding calendar year, provided that no annual increase shall exceed 87,500.

        All option grants under the 1999 Artist Plan have an exercise price per share equal to the fair market value per share of our Common Stock on the grant date. Each option vests in installments over the period the optionee's ARTISTchannel agreement remains in effect. The options will vest on an accelerated basis in the event ARTISTdirect is acquired and those options are not assumed or replaced by the acquiring entity. Each option has a maximum term (not to exceed ten years) set by the plan administrator (our Compensation Committee) at the time of grant, subject to earlier termination following the termination of the optionee's ARTISTchannel agreement. All options are non-statutory options under the Federal tax law.

1999 Artist and Artist Advisor Plan

        The 1999 Artist and Artist Advisor Plan became effective on October 6, 1999 in connection with our conversion from ARTISTdirect, LLC into ARTISTdirect, Inc. All options to purchase membership units in the limited liability company which were outstanding at the time of such conversion were assumed by the corporation and converted into options for shares of our Common Stock. The number of shares subject to each assumed and converted option was equal to the number of membership units in the limited liability company which were subject to that option immediately prior to the conversion, and the exercise price per share remained the same as the per unit exercise price in effect under the option at the time of conversion. Except for the conversion of the securities subject to the option into shares of our Common Stock, each option will continue to be governed by the terms of the agreement evidencing that option at the time of our conversion into a corporation.

        The 1999 Artist and Artist Advisor Plan is a non-stockholder approved plan under which options were granted to performing artists and their attorneys, business managers, agents and other advisors who provided services to us. The number of shares of Common Stock issuable over the term of the 1999 Artist and Artist Advisor Stock Option Plan was initially 185,000 shares and increased by 37,500 shares on January 1, 2001 and 2002, respectively to a total of 260,000 as of December 31, 2002 (subject to adjustment for certain changes in our capital structure). The share reserve will automatically increase on the first trading day in January each calendar year by an amount equal to one percent of the total number of shares of our Common Stock outstanding on the last trading day in December in the immediately preceding calendar year, but in no event will any such annual increase exceed 37,500 shares.

        All option grants under the 1999 Artist and Artist Advisor Stock Option Plan have an exercise price per share equal to the fair market value per share of our Common Stock on the grant date. Each option vests in installments over the optionee's period of service with us. The options will vest on an accelerated basis in the event we are acquired and those options are not assumed or replaced by the acquiring entity. Each option has a maximum term (not to exceed ten years) set by the plan administrator at the time of grant, subject to earlier termination following the termination of the optionee's service for cause. All options are non-statutory options under the Federal tax law.

        Share issuances under the 1999 Employee Stock Option Plan, the 1999 Artist Plan and the 1999 Artist and Artist Advisor Plan will not reduce or otherwise affect the number of shares of Common Stock available for issuance under the 1999 Employee Stock Purchase Plan, and share issuances under 1999 Employee Stock Purchase Plan will not reduce or otherwise affect the number of shares of Common Stock available for issuance under the 1999 Employee Stock Option Plan, the 1999 Artist Plan and the 1999 Artist and Artist Advisor Plan.

2004 Consultant Stock Plan

        Effective September 29, 2004, the Board adopted the 2004 Consultant Stock Plan in order for us to be able to compensate consultants, at our option, who provide bona fide services to us not in connection with capital raising or promotion of our securities. The 2004 Consultant Stock Plan will expire on September 29, 2014, and provides for the issuance of up to 500,000 shares of Common Stock to consultants at fair market value. The 2004 Consultant Stock Plan is a non-stockholder approved plan.

2006 Equity Incentive Plan

        The ARTISTdirect, Inc. 2006 Equity Incentive Plan, referred to as the 2006 Equity Plan, became effective on June 19, 2006, the effective date of stockholder approval of such plan. The Board of Directors of ARTISTdirect, Inc., a Delaware corporation (the "Registrant"), had approved the 2006 Equity Plan in April 2006. The Registrant's stockholders approved the 2006 Equity Plan at the Annual Meeting of Stockholders held June 19, 2006 (the "Annual Meeting").

        A total of 1,500,000 new shares of the Registrant's common stock have initially been reserved for issuance under the 2006 Equity Plan.

        Awards under the 2006 Equity Plan may be granted to any of the Registrant's employees, directors, officers, consultants or those of the Registrant's affiliates. Awards may consist of stock options (both incentive stock options and non-statutory stock options), stock awards, stock appreciation rights and cash awards. An incentive stock option may be granted under the 2006 Equity Plan only to a person who, at the time of the grant, is an employee of the Registrant or a parent or subsidiary of the Registrant.

        The 2006 Equity Plan will be administered by the Registrant's Compensation Committee, which the Board of Directors appointed to be the "Administrator" of the plan, with full power to authorize the issuance of shares of the Registrant's common stock and to grant options or rights to purchase shares of the Registrant's common stock. The Administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise. The Compensation Committee may delegate the day-to-day administration of the 2006 Equity Plan to one or more individuals.

        The 2006 Equity Plan provides that in the event of a merger of the Registrant with or into another corporation or of a "change in control" of the Registrant, including the sale of all or substantially all of the Registrant's assets, and certain other events, the Board of Directors or the Compensation Committee may, in its discretion, provide for the assumption or substitution of, or adjustment to, each outstanding award, accelerate the vesting of options and stock appreciation rights, and terminate any restrictions on stock awards or cash awards or provide for the cancellation of awards in exchange for a cash payment to the participant.

        The 2006 Equity Plan will terminate on June 19, 2016, unless terminated earlier by the Board of Directors or the Compensation Committee. No awards may be made after the termination date; however, unless otherwise expressly provided in an applicable award agreement, any award granted under the plan prior to the expiration may extend beyond the end of such period through the award's normal expiration date.

        The Board of Directors or the Compensation Committee may generally amend or terminate the 2006 Equity Plan as determined to be advisable. The Internal Revenue Code or the rules of the Securities and Exchange Commission may also require the Registrant's stockholders to approve certain amendments. The Board of Directors or the Compensation Committee may amend the 2006 Equity Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences determined to be inconsistent with the purpose of the plan or any award agreement.

        A complete copy of the 2006 Equity Plan can be found in the Registrant's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 8, 2006.

Non-Plan; Non-Stockholder Approved Stock Option Grants

        Effective May 31, 2001, we issued to Frederick W. (Ted) Field, our then Chairman and former Chief Executive Officer, a non-qualified stock option to purchase 302,370 shares of common stock exercisable at $7.50 per share through May 30, 2008. The option vested over a period of five years from June 29, 2001, and was fully vested in 2006. The fair value of the stock option, determined pursuant to the Black-Scholes option-pricing model, was $2,006,000, as the five year vesting period ended in 2006, no amount was charged off in 2007 and $201,000 was charged to operations in 2006.

        Effective September 29, 2003, we issued to Jonathan V. Diamond, our Chief Executive Officer, a non-plan, non-qualified stock option to purchase 259,659 shares of common stock exercisable through August 15, 2010 at $0.85 per share, which was the approximate fair market value of the common stock on the date of grant. The option vested over a period of three years from the date of grant, and was fully vested in 2006. The fair value of the stock option, determined pursuant to the Black-Scholes option-pricing model, was $221, 000, as the three year vesting period ended in 2006, no amount was charged off in 2007 and $36,000 was charged to operations in 2006.

        Effective March 29, 2004, we issued to Robert N. Weingarten, our Chief Financial Officer, a non-plan, non-qualified stock option to purchase 120,000 shares at $0.50 per share, which was not less than the fair market value on the date of grant, exercisable through March 29, 2011. The option vests and becomes exercisable in a series of thirty-six successive equal monthly installments from March 29, 2004 through March 29, 2007. The fair value of the stock option, determined pursuant to the Black-Scholes option-pricing model, was $42,000, of which $4,000 was charged to operations in 2007.

        On July 28, 2005, we issued Jonathan Diamond, our President and Chief Executive Officer, a non-plan, non-qualified stock option to purchase 2,753,098 shares of Common Stock exercisable at $1.55 per share, which was the approximate fair market value of the Common Stock on the date of grant, through August 25, 2010. Approximately 38 percent of such stock options vests at the rate of 1/3rd per year over a three-year period and the remaining approximately 62 percent vests upon the achievement of certain financial milestones by ARTISTdirect. The fair value of the time-vested options, calculated pursuant to the Black-Scholes option-pricing model, was determined to be $2,936,450, of which $979,000 was recorded as stock-based compensation cost in 2007.

        On July 28, 2005, we issued Robert Weingarten, our Chief Financial Officer, a non-plan, non-qualified stock option to purchase 550,000 shares of Common Stock exercisable at $1.55 per share, which was not less than the fair market value on the date of grant, through August 25, 2010. One half of such stock option vests at the rate of 1/3 per year over a three year period and one half will vest upon the achievement of certain financial milestones by ARTISTdirect. The fair value of the time-vested options, calculated pursuant to the Black-Scholes option-pricing model, was determined to be $772,750, of which $386,000 (due to acceleration) was recorded as stock-based compensation cost in 2007.

        The above-referenced stock option grants were issued without registration in reliance upon the exemption afforded by Section 4(2) of the Securities Act of 1933, as amended, based on certain representations made to us by the recipients.

Beneficial Ownership

        The following table sets forth, as of May 28, 2008, the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of our directors, director-nominees, the Named Executive Officers (as defined below), beneficial owners known by the Company of more than five percent of the outstanding shares of our Common Stock and by our directors and executive officers as a group. Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended, and do not necessarily indicate ownership for any other purpose, and generally includes voting or investment power with respect to the shares and shares which such person has the right to acquire within 60 days of May 28, 2008.

Beneficial Owner(1)	Title of Class of Stock	Amount and Nature of Beneficial Ownership(2)		Percent of Class**
5% Stockholders:
JMB Capital Partners, L.P. 1999 Avenue of the Stars, Suite 2040 Los Angeles, California 90067	Common	1,916,667	(3)	18.5
WNTO7 Holdings, LLC c/o Wayne, Gaynor, Umanoff & Pollack, LLP 6100 Center Drive, Suite 950 Los Angeles, California 90045	Common	1,224,017	(4)	11.8
CCM Master Qualified Fund, Ltd. One North Wacker Drive, Suite 4725 Chicago, Illinois 60606	Common	1,942,605	(5)	18.8	(6)
Act II Master Fund, Ltd. 444 Madison Avenue New York, New York 10022	Common	590,050	(5)	5.7
Jonathan M. Glaser 11601 Wilshire Boulevard, Suite 2180 Los Angeles, California 90025	Common	622,400	(5)	6.0

Current Executive Officers and Directors:
Frederick W. Field	Common	324,694	(7)	3.1
Jonathan V. Diamond	Common	1,304,659	(7)	12.6
Robert N. Weingarten	Common	395,000	(7)	3.8
Teymour Boutros-Ghali	Common	193,603	(8)	1.9
Eric Pulier	Common	1,050,414	(9)	10.2
Dimitri Villard	Common	127,888	(7)	1.2
Fred Davis	Common	41,409	(12)	*
Randy Saaf	Common	291,187	(10)	2.8
Octavio Herrera	Common	291,187	(10)	2.8
Rene Rousselet	Common	50,000	(7)	*
All current directors and executive officers as a group (12 Persons)	Common	4,070,041	(11)	39.3

*
Indicates less than 1.0%

**
Based on 10,344,666 shares of Common Stock outstanding as of May 28, 2008.

(1)
Unless otherwise indicated, the address for each of the individuals listed in the table is c/o ARTISTdirect, Inc., 1601 Cloverfield Boulevard, Suite 400 South, Santa Monica, California, 90404-4082.

(2)
Unless otherwise indicated by footnote, the persons named in the table have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

(3)
Based on Schedule 13G filed on August 17, 2007.

(4)
Includes 114,985 shares of Common Stock that may be exercised within 60 days of March 24, 2008 pursuant to a warrant. Members of WNT07 Holdings, LLC include Teymour Boutros-Ghali and FDT Trust-2005. Teymour Boutros-Ghali and Eric Pulier, both members of our Board are the managing members and have voting power with respect to the shares.

(5)
Based on Schedule 13G filed on February 14, 2008.

(6)
CCM Master Qualified Fund, Ltd. was also issued a $13,000,000 principal amount convertible subordinated note and a warrant to purchase 691,935 shares of common stock in the subordinated debt financing completed by us in July 2005. Both contain a limitation on exercise provision that prevents CCM Master Qualified Fund, Ltd. from holding more than 9.99% of our outstanding Common Stock.

(7)
Consists solely of stock options to purchase shares of Common Stock that are exercisable within 60 days of March 24, 2008.

(8)
Refer to footnote (4) above. Mr. Boutros-Ghali holds a 15% economic interest in WNT07 Holdings, LLC. In addition, this number consists of 22,324 options owned personally by Mr. Boutros-Ghali that can be exercised within 60 days of March 24, 2008.

(9)
Refer to footnote (4) above. FDT Trust-2005 holds a 85% economic interest in WNT07 Holdings, LLC. The trustee of FDT Trust-2005 is Greg Pulier, the brother of Eric Pulier. The beneficiaries of the trust consist of the living descendants of Myron Pulier, the father of Eric Pulier, as determined by Greg Pulier. In addition, this number consists of 10,000 options owned personally by Mr. Pulier that can be exercised within 60 days of March 24, 2008.

(10)
Consists of a warrant to purchase 119,758 shares of Common Stock and options to purchase 171,429 shares of Common Stock that are exercisable within 60 days of May 28, 2008. Messrs. Saaf and Herrera each elected to invest $2.25 million in our subordinated financing completed by us in July 2005.

(11)
Refer to footnotes (4) and (7)-(10) above.

(12)
Consists of 41,409 options that have fully vested as of December 31, 2007.

        Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him/her.

        A change-in-control has not occurred since the beginning of 2005. A change-in-control may occur as a result of the conversion or exercise of all of the equity-based securities issued in the Senior Financing and the Sub-debt Financing completed by us on July 28, 2005. Assuming maximum conversion or exercise of the equity-based securities issued in these financing transactions occur, the Senior Financing investors will own approximately 9% of our common stock, on a fully diluted basis, and the Sub-Debt Financing investors will own approximately 55% of our common stock, on a fully diluted basis.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        The Registrant's Fourth Amended and Restated Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Registrant or by reason of the fact that such director or officer, at the request of the Registrant, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. The Registrant's Fourth Amended and Restated Certificate of Incorporation and Bylaws further provide that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

        Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

        The Registrant maintains officer's and director's liability insurance policies insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Registrant under certain circumstances, in the event that indemnification payments are made to such officers and directors.

        Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director's liability:

  •
  for any breach of the director's duty of loyalty to the corporation or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Article Eight of the Registrant's Fourth Amended and Restated Certificate of Incorporation eliminates the liability of a director of the registrant to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law.

        The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant's Fourth Amended and Restated Certificate of Incorporation and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

        Insofar as indemnification by us for liabilities arising under the Securities Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Transactions Related to MediaDefender Acquisition

        In conjunction with the acquisition of MediaDefender, the Company issued 1,109,032 shares of common stock and a seven-year warrant to purchase 114,985 shares of common stock with an exercise price of $1.55 per share to WNT07 Holdings, LLC. The managers of WNT07 Holdings, LLC are Eric Pulier and Teymour Boutros-Ghali, both of whom are members of the Company's Board of Directors. The shares and warrants were issued as consideration for services provided by Mr. Pulier and Mr. Boutros-Ghali as consultants to the Company in connection with the acquisition of MediaDefender.

        The Company also acknowledged the terms of Non-Competition Agreements entered into on July 28, 2005 by MediaDefender and Mr. Saaf and Mr. Herrera. The Non-Competition Agreements prohibit Mr. Saaf and Mr. Herrera from (i) engaging in certain competitive business activities, (ii) soliciting customers of MediaDefender or the Company, (iii) soliciting existing employees of MediaDefender or the Company and (iv) disclosing any confidential information regarding MediaDefender or the Company. Each agreement has a term of four years and shall continue to remain in force and effect in the event the above-referenced Employment Agreements are terminated prior to the end of the four-year term of the Non-Competition Agreements. In consideration, Mr. Saaf and Mr. Herrera were each entitled to a cash payment of $525,000 from MediaDefender on December 31, 2006, which payments were timely made.

        Randy Saaf and Octavio Herrera, formerly principals and stockholders of MediaDefender and currently both executive officers of the Company's wholly- owned subsidiary, MediaDefender, each invested $2,250,000 in the Sub-Debt Financing on the same terms and conditions as the other Sub-Debt Financing investors.

  Eric Pulier

        Effective as of January 1, 2006, the Company entered into a one-year consulting agreement with Eric Pulier, a director of the Company, through WNT Consulting Group, a California limited liability company wholly-owned by Mr. Pulier ("WNT"). The consulting agreement was approved by the disinterested members of the Company's Board of Directors. Effective January 12, 2007, the parties mutually agreed to terminate this consulting agreement, which had automatically renewed for a second one-year term through December 31, 2007. Under the terms of the original consulting agreement, Mr. Pulier received a base fee of $10,000 per month, certain other mandatory payments, and was also eligible to receive cash bonuses on the achievement of certain specified milestones. The termination agreement provided for a one-time cash payment to Mr. Pulier (through WNT) in the amount of $100,000 (which was paid in January 2007), in consideration for the termination of the consulting agreement and an acknowledgement and complete release of any and all claims related to unpaid compensation, bonus amounts or other out-of-pocket expenses (in cash or otherwise) that may have been owed by the Company as of January 12, 2007. Mr. Pulier will continue to serve as a member of the Company's Board of Directors. The termination agreement was approved by the Compensation Committee of the Company's Board of Directors.

        On January 12, 2007, the Company entered into a new consulting agreement with Mr. Pulier (through WNT). During the term of the new consulting agreement, which commenced January 12, 2007 and continues in effect until any party provides ten days prior written notice to the other parties of its intention to terminate, Mr. Pulier will provide non-exclusive consulting and advisory services to the Company outside of the ordinary course of his services as a member of the Board of Directors. In consideration, Mr. Pulier (through WNT) is entitled to receive hourly compensation at the rate of $500 per hour. Any consulting request made by the Company must be approved in advance by all parties prior to commencement of services. The new consulting agreement was approved by the Compensation Committee of the Company's Board of Directors. No payments were made to Mr. Pulier during 2007 under the terms of this agreement.

  Fred Davis

        During the year ended December 31, 2007, the Company incurred legal fees of approximately $16,000 to Davis Shapiro Lewit & Hayes, LLP, a law firm in which Fred Davis, a director of the Company, is a partner.

Director Independence

        Our board of directors is comprised of a majority of independent directors.

        Independent Directors.    As of May 28, 2008 the independent directors of the Board were: Frederick W. Field , Fred Davis (member of Compensation and Nominating Committees), Teymour Boutros-Ghali and Dimitri Villard (member of Compensation Committee). Each of these directors qualifies as an independent director in accordance with the published listing requirements of the American Stock Exchange. In addition, our board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities as they may relate to us and our management.

SELLING STOCKHOLDERS

        This prospectus relates to the resale from time to time of up to a total of 39,727,580 shares of common stock by the selling stockholders, comprising:

  •
  17,844,050 shares of our common stock underlying convertible promissory notes that were issued to certain of the selling stockholders pursuant to transactions exempt from registration under the Securities Act;

  •
  6,700,954 shares of common stock that may be issued as interest shares pursuant to the convertible promissory notes that were issued to certain of the selling stockholders pursuant to an exemption from registration under the Securities Act;

  •
  3,547,041 shares of common stock underlying warrants that were issued to certain of the selling stockholders and our private placement agents pursuant to transactions exempt from registration under the Securities Act;

  •
  in accordance with our contractual obligations, up to an additional 8,900,368 shares issuable upon conversion of the convertible promissory notes and upon exercise of the above-referenced warrants; and

  •
  2,535,167 of common stock issued to affiliates upon exercising warrants and such stock is still subject to registration rights;

  •
  200,000 shares of our common stock underlying a warrant issued to a selling stockholder pursuant to certain contractual obligations.

        The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a selling stockholder in the second column and the percentage of ownership of that selling stockholder in the third column, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of May 28, 2008 are included, in each case without regard to any limitations on conversion or exercise. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder's percentage of ownership in the following table is based upon 10,344,666 shares of common stock outstanding as of May 28, 2008.

        In accordance with the terms of registration rights agreements with the selling stockholders, this prospectus generally covers the resale of at least 130% of the sum of (i) the number of shares of common stock issuable as interest on the convertible promissory notes held by certain of the selling stockholders, (ii) the number of shares of common stock issuable upon conversion of the convertible notes held by certain of the selling stockholders, and (iii) the number of shares of common stock issuable upon exercise of the related warrants issued to certain of the selling stockholders. Because the conversion price of the convertible promissory notes, the interest payable on the convertible promissory notes and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

        Under the terms of the convertible promissory notes and the warrants, certain selling stockholders may not convert and the Company cannot force conversion of the convertible notes or exercise the warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as specified in the footnotes to the table below of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the convertible notes which have not been converted and upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation.

        Except as described below, none of the selling stockholders within the past three years has had any material relationship with us or any of our affiliates:

  •
  CCM Master Qualified Fund, Ltd. ("CCM")—CCM purchased a $13,000,000 convertible promissory note in the Sub-debt Financing and received a warrant to purchase up to 691,935 shares of our common stock in accordance with the terms of the Sub-debt Financing documents. CCM also purchased a $2,000,000 promissory note in the Senior Financing and received a warrant to purchase up to 433,333 shares of our common stock in accordance with the terms of the Senior Financing documents. CCM may not convert or exercise, as applicable, any portion of the (i) Sub-debt Financing promissory note, (ii) the Sub-debt Financing warrant or the (iii) Senior Financing warrant if such conversion or exercise would cause CCM to hold more than 9.99% of our outstanding common stock. CCM is affiliated with Coghill Capital Management, L.L.C., which as of May 28, 2008 held 6.6% of our outstanding common stock.

  •
  Randy Saaf, Chief Executive Officer of MediaDefender—Mr. Saaf purchased a $2,250,000 convertible promissory note in the Sub-debt Financing and received a warrant to purchase up to 119,758 shares of our common stock in accordance with the terms of the Sub-debt Financing documents.

  •
  Octavio Herrera, President of MediaDefender—Mr. Herrera purchased a $2,250,000 convertible promissory note in the Sub-debt Financing and received a warrant to purchase up to 119,758 shares of our common stock in accordance with the terms of the Sub-debt Financing documents.

        For additional information, refer to "Management—Beneficial Ownership" above.

        The term "selling stockholders" also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each individual named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.

Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering**		Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Number of Shares of Common Stock Registered for Sale Hereby(2)		Number of Shares of Common Stock Beneficially Owned After Completion of the Offering(3)		Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering
CCM Master Qualified Fund Ltd.(4) c/o Coghill Capital Management, LLC Management, LLC One North Wacker Drive Suite 4350 Chicago, IL 60606	12,399,914	(20)	9.9	(21)	16,033,439	(4)	288,165	(20)	*
DKR SoundShore Oasis Holding Fund Ltd.(5) 1281 East Main Street 3rd Floor Stamford, CT 06902-3565	6,469,598	(25)	4.9	(22)	8,361,123	(5)	164,516	(25)	*
JMB Capital Partners, L.P.(6) 1999 Avenue of the Stars Suite 2040 Los Angeles, CA 90067	1,916,667		18.5		1,916,667	(6)	0		*

JMG Capital Partners, LP(7) c/o JMG Capital Management, LLC 11601 Wilshire Blvd. Suite 2180 Los Angeles, CA 90025	309,250		3.0		309,250	(7)	1,950		*
JMG Triton Offshore Fund Ltd.(8) c/o JMG Capital Management, LLC 11601 Wilshire Blvd. Suite 2180 Los Angeles, CA 90025	309,250		3.0		309,250	(8)	1,950		*
Randy Saaf(9) 13428 Maxella Ave. #728 Marina del Rey, CA 90292	2,260,243	(23)	21.8		2,751,440	(9)	200,000	(23)	*
Octavio Herrera(10) 13428 Maxella Ave. #728 Marina del Rey, CA 90292	2,260,243	(23)	21.8		2,751,440	(10)	200,000	(23)	*
Michael Rapp(11) 33 Union Square West Apt. 6F New York, NY 10003	2,012,301		4.9	(22)	2,615,991	(11)	143,333		*
Philip Wagenheim(12) 245 East 87th Street New York, NY 10128	287,471		2.8	(22)	373,712	(12)	0		*
Karl Brenza (13) 26 Cherry Street Katonah, NY 10536	111,345		1.1	(22)	144,749	(13)	0		*
Jeffrey Meshel(14) 245 East 63rd Street Apt. 215 New York, New York 10022	143,736		1.1	(22)	186,857	(14)	0		*
Cliff Chapman(15) 805 Third Avenue 15th Floor New York, NY 10022	258,186		2.5	(22)	335,642	(15)	0		*
Longview Fund, L.P.(16) c/o Viking Asset Management, LLC Longview Family of Funds 600 Montgomery Street 44th Floor Transamerica Pyramid San Francisco, CA 94111	2,433,629		4.9	(22)	3,163,718	(16)	0		*
Longview Equity Fund, L.P.(17) c/o Viking Asset Management, LLC Longview Family of Funds 600 Montgomery Street 44th Floor Transamerica Pyramid San Francisco, CA 94111	89,042		*	(22)	115,755	(17)	0		*

Longview International Equity Fund L.P.(18) c/o Viking Asset Management, LLC Longview Family of Funds 600 Montgomery Street 44th Floor Transamerica Pyramid San Francisco, CA 94111	26,678	*	(22)	34,681	(18)	0	*
Libra FE, LP(19) c/o Libra Securities, LLC 11766 Wilshire Blvd. Suite 870 Los Angeles, CA 90025	123,864	1.2	(22)	123,864	(19)	0	*
5670 Wilshire L.P.(24) 5670 Wilshire Boulevard Los Angeles, CA 90036	200,000	1.9		200,000	(24)	0	*

*
Indicates less than 1.0%.

**
This offering initially commenced on December 9, 2005. See also footnote (2).

(1)
Percentages are based on 10,344,666 shares of our common stock outstanding and takes into account only that portion of the selling stockholder's holdings that are convertible and/or exercisable within 60 days of May 28, 2008.

(2)
Pursuant to registration rights agreements with the selling stockholders, we are required to register and to include in this prospectus 130% of the number of shares of common stock into which the convertible promissory notes, interest shares underlying the convertible promissory notes and warrants held by the selling stockholders may be converted or exercised. The shares of common stock registered for sale hereby have previously been registered for sale under the registration statement on Form SB-2 filed with the SEC on December 6, 2005 and originally declared effective on December 9, 2005. See "Going Concern" for further descriptions.

(3)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumption that all shares of common stock registered for sale hereby will be sold. However, the selling stockholders may offer all, some or none of the shares of common stock pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering.

(4)
Includes 10,986.481 shares of common stock underlying convertible promissory notes (including interest shares) and 1,125,268 shares of common stock underlying warrants. Clint D. Coghill exercises voting and investment control with respect to the shares of common stock held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. See also footnote (2) and (20).

(5)
Includes 5,879,276 shares of common stock underlying convertible promissory notes (including interest shares) and 425,806 shares of common stock underlying warrants. DKR SoundShore Oasis Holding Fund Ltd. (the "Fund") is a master fund in a master-feeder structure. The Fund's investment manager is DKR Oasis Management Company LP (the "Investment Manager"). Pursuant to an investment management agreement among the Fund, the feeder funds and the Investment Manager, the Investment Manager has the authority to do any and all acts on behalf of the Fund, including voting any shares held by the Fund. Mr. Seth Fischer is the managing partner of Oasis Management Holdings LLC, one of the general partners of the Investment Manager. Mr. Fischer has ultimate responsibility for trading with respect to the Fund. Mr. Fischer disclaims beneficial ownership of the shares. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. See also footnote (2).

(6)
Consists of shares upon exercising warrants on April 7, 2006. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. Subsequent to December 9, 2005, the shares of common stock were transferred from JMB Capital Partners, L.P. to JMB Capital Partners Master Fund, L.P. Jonathan M. Brooks exercises voting and investment control with respect to the shares of common stock held by this selling stockholder. Per 13G filed August 17, 2007.

(7)
Consists of shares upon exercising warrants on April 7, 2006. JMG Capital Partners, L.P. ("JMG Partners") is a California limited partnership. Its general partner is JMG Capital Management, LLC (the "Manager"), a Delaware limited liability company and an investment adviser that has voting and dispositive power over JMG Partners' investments, including the Registrable Securities. The equity interests of the Manager are owned by JMG Capital Management, Inc., ("JMG Capital") a California corporation, and Asset Alliance Holding Corp., a Delaware corporation. Jonathan M. Glaser is the Executive Officer and Director of JMG Capital and has sole investment discretion over JMG Partners' portfolio holdings.

(8)
Consists of shares upon exercising warrants on April 7, 2006. JMG Triton Offshore Fund, Ltd. (the "Fund") is an international business company organized under the laws of the British Virgin Islands. The Fund's investment manager is Pacific Assets Management LLC, a Delaware limited liability company (the "Manager") that has voting and dispositive power over the Fund's investments, including the Registrable Securities. The equity interests of the Manager are owned by Pacific Capital Management, Inc., a California corporation ("Pacific") and Asset Alliance Holding Corp., a Delaware corporation. The equity interests of Pacific are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David. Messrs. Glaser and Richter have sole investment discretion over the Fund's portfolio holdings.

(9)
Includes 1,996,735 shares of common stock underlying convertible promissory notes (including interest shares) and 119,758 shares of common stock underlying warrants. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. See also footnote (2) and (23). See also footnote (11) in the "Beneficial Ownership" table above.

(10)
Includes 1,996,735 shares of common stock underlying convertible promissory notes (including interest shares) and 119,758 shares of common stock underlying warrants. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. See also footnote (2) and (23). See also footnote (11) in the "Beneficial Ownership" table above.

(11)
Includes 950,446 shares of common stock underlying convertible promissory notes (including interest shares) and 1,061,855 shares of common stock underlying warrants. This selling stockholder is an affiliate of a broker- dealer, but received the securities in the ordinary course of business and at the time of receipt of the securities to be resold did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. See also footnote (2).

(12)
Includes 135,778 shares of common stock underlying convertible promissory notes (including interest shares) and 151,693 shares of common stock underlying warrants. This selling stockholder is an affiliate of a broker- dealer, but received the securities in the ordinary course of business and at the time of receipt of the securities to be resold did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. See also footnote (2).

(13)
Includes 35,498 shares of common stock underlying convertible promissory notes (including interest shares) and 75,847 shares of common stock underlying warrants. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. See also footnote (2).

(14)
Includes 67,889 shares of common stock underlying convertible promissory notes (including interest shares) and 75,847 shares of common stock underlying warrants. This selling stockholder is an affiliate of a broker- dealer, but received the securities in the ordinary course of business and at the time of receipt of the securities to be resold did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. See also footnote (2).

(15)
Includes 106,493 shares of common stock underlying convertible promissory notes (including interest shares) and 151,693 shares of common stock underlying warrants. This selling stockholder is an affiliate of a broker- dealer, but received the securities in the ordinary course of business and at the time of receipt of the securities to be resold did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. See also footnote (2).

(16)
Includes 2,287,258 shares of common stock underlying convertible promissory notes (including interest shares) and 146,371 shares of common stock underlying warrants. Peter T. Benz exercises voting and investment control with respect to the shares of common stock held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. See also footnotes (2) and (6).

(17)
Includes 80,393 shares of common stock underlying convertible promissory notes (including interest shares) and 8,649 shares of common stock underlying warrants. Wayne H. Coleson exercises voting and investment control with respect to the shares of common stock held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker- dealer. See also footnote (2).

(18)
Includes 22,021 shares of common stock underlying convertible promissory notes (including interest shares) and 4,657 shares of common stock underlying warrants. Wayne H. Coleson exercises voting and investment control with respect to the shares of common stock held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker- dealer. See also footnote (2).

(19)
Consists of shares of common stock from exercising warrants on April 26, 2006. Jess M. Ravich exercises voting and investment control with respect to the shares of common stock held by this selling stockholder. This selling stockholder is an affiliate of a broker-dealer, but received the securities in the ordinary course of business and at the time of receipt of the securities to be resold did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. See also footnote (2).

(20)
Includes 288,165 shares of common stock held by Coghill Capital Management, L.L.C.

(21)
The selling stockholder is contractually limited to less than 9.99% ownership of our outstanding common stock.

(22)
This selling stockholder is contractually limited to less than 4.99% ownership of our outstanding common stock.

(23)
Consists entirely of stock options (200,000) issued on July 28, 2005, which vest at the rate of 25% per year. Only 143,750 options were vested and exercisable within 60 days of May 28, 2008. Therefore, only 143,750 shares are included in the column entitled "Number of Shares of Common Stock Beneficially Owned Prior to Offering."

(24)
Consists of shares of common stock underlying a warrant issued pursuant to a settlement agreement dated as of September 8, 2003. The warrant contains certain "piggyback" registration rights, which the selling stockholder has elected to exercise. Jerome H. Snyder, Lon J. Synder and Warren Breslow exercise voting and investment control with respect to the shares of common stock held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(25)
Consist of 164,516 shares obtained through the conversion of $255,000 of promissory notes on two separate occasions $155,000 for 100,000 shares on April 17,2006 and $100,000 for 64,516 shares on October 18, 2006.

(26)
Subsequent to December 9, 2005 and through May 28, 2008, selling stockholders have converted an aggregate of $3,802,223 worth of convertible promissory notes.

        We will not receive any of the proceeds from the sale of the shares by the selling stockholders, but we will receive funds from the exercise of warrants held by the selling stockholders, if exercised. We have agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares being offered and sold by the selling stockholders, including the SEC registration fee and legal, accounting, printing and other expenses of this offering.

DESCRIPTION OF CAPITAL STOCK

Common Stock

        We are only authorized to issue up to 60,000,000 shares of common stock, par value $0.01 per share, of which 10,334,666 shares of common stock, par value $0.01 per share were issued and outstanding as of May 28, 2008. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. Holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up; and (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions. All issued shares of our common stock are fully paid for and non-assessable.

Stock Options

        As of May 28, 2008, there were outstanding stock options to purchase 818,077 shares of our common stock pursuant to the 1999 Option Plans at a weighted average exercise price of $2.81 per share, 32,662 have been exercised and an additional 1,822,428 shares reserved for future grant under this stock option plan. As of May 28, 2008, there were outstanding options to purchase 601,551 shares of our common stock pursuant to the 2006 Equity Option Plan at a weighted average exercise price of $1.96 per share, 34,615 shares of common stock was awarded and options to purchase 863,834 remain available for grant. There were also outstanding stock options to purchase 2,287,029 shares of our Common Stock outside of the 1999 Option Plans at a weighted average exercise price of $2.20 per share.

Warrants

        As of May 28, 2008, there were outstanding warrants to purchase 220,000 shares of our common stock with exercise prices ranging from $0.50 per share, not including the warrants to purchase up to 3,582,188 shares of common stock with exercise prices ranging from $1.43-$2.00 per share issued in connection with the July 2005 private placement (included as part of transaction fees).

Delaware Anti-Takeover Law and Charter and Bylaw Provisions

        Certain provisions of Delaware law and our Certificate of Incorporation and Bylaws could make more difficult the acquisition of us by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

        Our Certificate of Incorporation and Bylaws include provisions that:

  •
  require that special meetings of our stockholders be called only by the Board of Directors or the Chairman of the Board; and

  •
  establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders.

        We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

  •
  prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines a business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent and Registrar

        The transfer agent for our common stock is American Stock Transfer & Trust Company, located at 59 Maiden Lane, New York, New York 10038.

SHARES ELIGIBLE FOR FUTURE SALE

Rule 144

        Except for shares held by any of our affiliates, all of the shares registered in this offering will be freely tradable without restriction or further registration under the Securities Act. If shares were purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, their sales of shares would be governed by the limitations and restrictions that are described below.

        In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who is not an affiliate, who has beneficially owned shares of our common stock for at least six months would be entitled to sell without limits all such person's shares. Any person who may be deemed to be an affiliate (as the term affiliate is defined under the Securities Act), who has held shares of our common stock for at least six months would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the number of shares of common stock then outstanding, which as of May 28, 2008 would equal approximately 103,446.

        Sales under Rule 144 by affiliates are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares that are "restricted securities" which have been held for at least six months without regard to the limitations contained in Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Resale of Shares Underlying Stock Options and Warrants

        The 1999 Option Plans provide for the grant of stock options for 2,773,167 shares of common stock, of which as of May 28, 2008 options to purchase 818,077 shares were outstanding, 132,662 have been exercised and options to purchase 1,822,428 shares remained available for grant. The 2006 Equity Plan provides for the grant of 1,500,000 stock options or stock awards, of which as of May 28, 2008 options to purchase 601,551 shares were outstanding, 34,615 shares of common stock was awarded and options to purchase 863,834 remain available for grant. There are an additional 2,287,029 shares of our common stock issuable upon exercise of outstanding stock options issued outside of the 1999 Option Plans and the 2006 Equity Option Plan.

PLAN OF DISTRIBUTION

        We are registering the shares of common stock issuable upon conversion of the convertible notes, upon exercise of the warrants and as interest on the convertible notes to permit the resale of these shares of common stock by the holders of the convertible notes and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock as described in the registration rights agreements dated July 28, 2005, and as amended.

        The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters,

broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

  •
  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  through the writing of options, whether such options are listed on an options exchange or otherwise;

  •
  ordinary brokerage transactions and transactions in which the broker- dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker- dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  sales pursuant to Rule 144;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers who in turn may sell such shares.

        The selling stockholders may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

        Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

        The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

        We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreements, estimated to be $152,330 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

        Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our "affiliates," as that term is defined in the Securities Act.

LEGAL MATTERS

        The validity of the common stock offered by this prospectus has been passed upon for us by TroyGould Attorneys, Los Angeles, California.

EXPERTS

        The consolidated financial statements of ARTISTdirect, Inc. at December 31, 2007 and 2006 and for each of the years then ended, appearing in this prospectus and registration statement have been audited by Gumbiner Savett Inc., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

        We filed with the SEC a post-effective registration statement on Form S-1 under the Securities Act for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at Room 1580, 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web-site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

        We are subject to the information and periodic reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual, quarterly and special reports, and other information with the SEC. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and web-site of the SEC referred to above.

ARTISTDIRECT, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2007 AND 2006
AND THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
ARTISTdirect, Inc.

        We have audited the accompanying consolidated balance sheets of ARTISTdirect, Inc. and subsidiaries (the "Company") as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ARTISTdirect, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 2 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payments", and applied the modified prospective method at the beginning of the year ended December 31, 2006.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Notes 1 and 4, the Company is in default under its senior and subordinated debt agreements. This could cause a request for accelerated payment or redemption of the debt. The Company does not have the capital resources necessary to repay accelerated indebtedness or redemption of the debt. These conditions raise substantial doubt regarding the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gumbiner Savett Inc.
GUMBINER SAVETT INC.
March 28, 2008 Santa Monica, California

ARTISTdirect, Inc. and Subsidiaries

Consolidated Balance Sheets

(amounts in thousands, except for share data)

	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$4,268	$5,602
Restricted cash	280	364
Accounts receivable, net of allowance for doubtful accounts of $418 and $421 at December 31, 2007 and 2006, respectively	8,168	6,928
Income taxes refundable	1,147	—
Finished goods inventory	—	281
Prepaid expenses and other current assets	351	204

Total current assets	14,214	13,379

Property and equipment	4,452	4,197
Less accumulated depreciation and amortization	(2,614)	(1,729)

Property and equipment, net	1,838	2,468

Other assets:
Intangible assets:
Customer relationships, net	440	1,195
Proprietary technology, net	1,478	4,012
Non-competition agreements, net	416	728
Goodwill	31,085	31,085

Total intangible assets, net	33,419	37,020
Deferred financing costs, net	1,243	2,084
Deposits	20	21

Total other assets	34,682	39,125

	$50,734	$54,972

Liabilities and Stockholders' Equity (Deficiency)
Current liabilities:
Accounts payable	$1,539	$1,832
Accrued expenses	1,885	1,522
Accrued interest payable	3,352	67
Deferred revenue	230	39
Income taxes payable	200	495
Liquidated damages payable under registration rights agreements, net of advance payments of $1,000 at December 31, 2007	2,382	3,777
Warrant liability	164	4,715
Derivative liability	313	18,356
Senior secured notes payable, net of discount of $651 and $1,110 at December 31, 2007 and 2006, respectively (in default)	12,656	12,197
Subordinated convertible notes payable, net of discount of $3,892 and $6,516 at December 31, 2007 and 2006, respectively (in default)	23,766	21,142

Total current liabilities	46,487	64,142

Long-term liabilities:
Deferred rent	186	199
Financing agreements	19	53
Deferred income taxes payable	—	264

Total long-term liabilities	205	516

Commitments and contingencies
Stockholders' equity (deficiency):
Common stock, $0.01 par value—Authorized—60,000,000 shares
Issued and outstanding—10,338,896 shares and 10,188,445 shares at December 31, 2007 and 2006, respectively	103	102
Additional paid-in-capital	235,407	233,197
Accumulated deficit	(231,468)	(242,985)

Total stockholders' equity (deficiency)	4,042	(9,686)

	$50,734	$54,972

See accompanying notes to consolidated financial statements.

ARTISTdirect, Inc. and Subsidiaries

Consolidated Statements of Operations

(amounts in thousands, except for share data)

	Years Ended December 31,
	2007	2006
Net revenue:
E-commerce	$1,497	$2,649
Media	7,500	5,670
Anti-piracy and file-sharing marketing services	15,174	15,743

Total net revenue	24,171	24,062

Cost of revenue:
E-commerce	1,531	2,495
Media	3,688	3,088
Anti-piracy and file-sharing marketing services	9,414	7,797

Total cost of revenue	14,633	13,380

Gross profit	9,538	10,682

Operating expenses:
Sales and marketing	1,993	1,163
General and administrative, including stock-based compensation costs of $2,110 and $2,281 in 2007 and 2006, respectively	10,867	9,918
Development and engineering	525	—
Write-off of fixed assets	97	—

Total operating costs	13,482	11,081

Loss from operations	(3,944)	(399)
Other income (expense):
Interest income	211	126
Interest expense	(7,923)	(5,852)
Loss on foreign currency transactions	(14)	—
Other income	—	57
Liquidated damages under registration rights agreements	395	(3,777)
Change in fair value of warrant liability	4,551	1,124
Change in fair value of derivative liability	18,043	7,792
Reduction in exercise price of warrants	—	(641)
Amortization of deferred financing costs	(841)	(858)
Write-off of unamortized discount on debt and deferred financing costs resulting from principal payments on senior secured notes payable and conversion of subordinated convertible notes payable	—	(1,624)

Income (loss) before income taxes	10,478	(4,052)
Provision for income (benefit) tax	(1,039)	838

Net income (loss)	$11,517	$(4,890)

Net income (loss) per common share:
Basic	$0.41	$(0.56)

Diluted	$(0.23)	$(0.56)

Weighted average common shares outstanding:
Basic	28,100,179	8,764,038

Diluted	29,669,682	8,764,038

See accompanying notes to consolidated financial statements.

ARTISTdirect, Inc. and Subsidiaries

Consolidated Statement of Stockholders' Equity (Deficiency)

(amounts in thousands, except for share data)

	Common Stock
			Additional Paid-In Capital
	Shares	Amount
Balance at January 1, 2006	4,861,149	$49	$208,207
Fair value of stock options granted for consulting services	—	—	35
Fair value of stock options	—	—	2,208
Common stock issued for consulting services	5,769	—	19
Common stock issued upon exercise of stock options	97,287	1	79
Common stock issued upon exercise of warrants	3,020,370	30	5,296
Common stock issued upon conversion of subordinated convertible notes payable	2,203,870	22	3,394
Warrant liability transferred to additional paid-in capital as a result of exercise of warrants	—	—	9,483
Derivative liability transferred to additional paid-in capital as a result of conversion of subordinated convertible notes payable	—	—	4,053
Reduction in exercise price of warrants exercised by holders of senior secured notes payable	—	—	423
Amortization of deferred compensation	—	—	—
Net loss	—	—	—

Balance at December 31, 2006	10,188,445	102	233,197
Fair value of stock options	—	—	2,035
Common stock issued for consulting services	23,076	—	75
Common stock issued upon exercise of stock options	127,375	1	100
Net income	—	—	—

Balance at December 31, 2007	10,338,896	$103	$235,407

	Deferred Compensation	Accumulated Deficit	Total Stockholders' Equity (Deficiency)
Balance at January 1, 2006	$(19)	$(238,095)	$(29,858)
Fair value of stock options granted for consulting services	—	—	35
Fair value of stock options	—	—	2,208
Common stock issued for consulting services	—	—	19
Common stock issued upon exercise of stock options	—	—	80
Common stock issued upon exercise of warrants	—	—	5,326
Common stock issued upon conversion of subordinated convertible notes payable	—	—	3,416
Warrant liability transferred to additional paid-in capital as a result of exercise of warrants	—	—	9,483
Derivative liability transferred to additional paid-in capital as a result of conversion of subordinated convertible notes payable	—	—	4,053
Reduction in exercise price of warrants exercised by holders of senior secured notes payable	—	—	423
Amortization of deferred compensation	19	—	19
Net loss	—	(4,890)	(4,890)

Balance at December 31, 2006	—	(242,985)	(9,686)
Fair value of stock options	—	—	2,035
Common stock issued for consulting services	—	—	75
Common stock issued upon exercise of stock options	—	—	101
Net income	—	11,517	11,517

Balance at December 31, 2007	$—	$(231,468)	$4,042

See accompanying notes to consolidated financial statements.

ARTISTdirect, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(amounts in thousands)

	Years Ended December 31,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$11,517	$(4,890)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	8,539	8,287
Write-off of unamortized discount on debt and deferred financing costs resulting from principal payments on senior secured notes payable and conversion of subordinated convertible notes payable	—	1,624
Provision for doubtful accounts	203	705
Stock-based compensation	2,110	2,281
Deferred income taxes	(264)	—
Other	—	(88)
Change in fair value of warrant liability	(4,551)	(1,124)
Change in fair value of derivative liability	(18,043)	(7,792)
Reduction in exercise price of warrants	—	641
Changes in liquidated damages payable under registration rights agreements	(395)	3,777
Write-off of fixed assets	97	—

Sub-total	(787)	3,421
Changes in operating assets and liabilities:
(Increase) decrease in—Accounts receivable	(1,443)	(3,966)
Finished goods inventory	281	22
Prepaid expenses and other current assets	(1,147)	(119)
Income taxes refundable	(147)	1,211
Deposits and other assets	1	4
Increase (decrease) in—Accounts payable	(293)	921
Accrued expenses	363	(463)
Accrued interest payable	3,285	(540)
Deferred revenue	191	(338)
Deferred rent	(13)	199
Financing agreements	(34)	53
Income taxes payable	(295)	495
Liquidated damages payable under registration rights agreements	(1,000)	—

Net cash provided by (used in) operating activities	(1,038)	900

Cash flows from investing activities:
Purchases of property and equipment	(481)	(1,077)
Guaranteed payments to MediaDefender management	—	(1,050)

Net cash used in investing activities	(481)	(2,127)

Cash flows from financing activities:
Proceeds from exercise of stock options	101	99
Proceeds from exercise of warrants	—	5,326
Principal payments on senior secured notes payable	—	(1,693)
Decrease (increase) in restricted cash	84	(5)

Net cash provided by financing activities	185	3,727

Cash and cash equivalents:
Net increase (decrease)	(1,334)	2,500
Balance at beginning of year	5,602	3,102

Balance at end of year	$4,268	$5,602

Supplemental disclosure of cash flow information:
Cash paid for—
Interest	$1,527	$3,243

Income taxes	$678	$—

Non-cash investing and financing activities:
Warrant liability transferred to additional paid-in capital as a result of exercise of warrants	$—	$9,483

Derivative liability transferred to additional paid-in capital as a result of conversion of subordinated convertible notes payable	$—	$4,053

Common stock issued upon conversion of subordinated convertible notes payable	$—	$3,416

See accompanying notes to consolidated financial statements.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2007 AND 2006

1. BASIS OF PRESENTATION

  Organization and Business Activities

        ARTISTdirect, Inc., a Delaware corporation, is a digital media entertainment company that is home to an online music network and, through its MediaDefender subsidiary, is a leading provider of anti-piracy solutions in the Internet-piracy-protection ("IPP") industry. The ARTISTdirect Network (www.artistdirect.com) is a network of web-sites appealing to music fans, artists and marketing partners that offers multi-media content, music news and information, communities organized around shared music interests, music-related specialty commerce and digital music services. The Company is headquartered in Santa Monica, California. Unless the context indicates otherwise, ARTISTdirect, Inc. and its subsidiaries are referred to herein as the "Company".

  Principles of Consolidation

        The accompanying financial statements include the consolidated accounts of the Company and its subsidiaries in which it has controlling financial interests. All intercompany accounts and transactions have been eliminated for all periods presented.

  Going Concern

        As a result of communications with the Staff of the Securities and Exchange Commission in 2006, in particular regarding the application of accounting rules and interpretations related to embedded derivatives associated with the Company's subordinated convertible notes payable issued in July 2005, the Company determined that it was necessary to restate previously issued financial statements.

        As a result, in December 2006, the Company was required to suspend the use of its then effective registration statement for the holders of its senior and subordinated indebtedness. In addition to this initial default, the Company has since entered into other events of default which continue to be in effect as of December 31, 2007. During 2007, the Company entered into a series of forbearance agreements with the investors in the senior notes with respect to these defaults.

        As a result of the requirement to restate previously issued financial statements, which resulted in the recording of an embedded derivative liability, the reclassification of the senior and subordinated indebtedness to current liabilities, and the recording of liquidated damages payable under registration rights agreements, the Company was not in compliance with certain of its financial covenants under both the Senior Financing and the Sub-Debt Financing at December 31, 2006. Notwithstanding such developments, the Company would have been out of compliance with certain of its financial covenants at December 31, 2007.

        Pursuant to a series of Forbearance and Consent Agreements with the investors in the Senior Financing, such investors agreed to forbear from the exercise of their rights and remedies under the Senior Financing documents as a result of the events of default which were then in existence during the period, from April 17, 2007 through February 20, 2008, in exchange for aggregate cash payments of $1,000,000 in 2007 and $494,446 in February 2008. The payments made by the Company under the Forbearance and Consent Agreements were credited against the registration delay cash penalties and interest on the penalties resulting from the Company's default under the various agreements between the Company and the Senior Financing investors. On March 17, 2008, the Company entered into a Forbearance and Consent Agreement with the investors in the Company's Senior Debt Financing, which was effective as of February 20, 2008, whereby the investors agreed to forbear from exercising

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

1. BASIS OF PRESENTATION (Continued)

any of their rights and remedies under the Senior Financing transaction documents through December 31, 2008 in exchange for an adjustment in the interest rate associated with the Senior Notes from 11.25% to 15%, provided the loan is repaid prior to September 30, 2008 or 16%, if the loan remains outstanding subsequent to that date.

        The registration delay penalties and ongoing default interest charges are continuing to have a significant and material negative impact on the Company's operations and cash flows. The Company is exploring various alternatives to resolve the defaults under its senior and secured debt obligations, but is unable to predict the outcome of such negotiations. On February 7, 2008 the Company retained the services of Salem Partners, LLC, to serve as a financial advisor to the Company in connection with the sale, merger, consolidation, reorganization or other business combination and the restructuring of the material terms of the Company's senior notes and/or subordinated convertible notes. To the extent that the Company is unable to complete a sale or merger or restructure its senior and subordinated debt obligations in a satisfactory manner and/or the lenders begin to exercise additional remedies to enforce their rights, the Company will not have sufficient cash resources to maintain its operations. In such event, the Company may be required to consider a formal or informal restructuring or reorganization, including a filing under Chapter 11 of the United States Bankruptcy Code.

        The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As a result of the foregoing, the Company's independent registered public accounting firm, in its report on the Company's 2007 consolidated financial statements, expressed substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty.

2. SIGNIFICANT ACCOUNTING POLICIES

  Cash Equivalents

        Cash equivalents consist of investments, which are readily convertible into cash and have maturities of three months or less at the time of purchase.

  Restricted Cash

        As of December 31, 2007 and 2006, restricted cash consisted of a bank certificate of deposit with balances of $190,000 and $184,000, respectively, securing a bank letter of credit provided as security for charge-backs to the Company's e-commerce credit card processor. In addition, at December 31, 2007 and 2006, the Company had classified $90,000 and $180,000 of cash as restricted cash as such cash was pledged to secure an irrevocable bank stand-by letter of credit for the same amount issued in conjunction with the Company's new office lease which commenced in February 2006 (see Note 16). During February 2007, the irrevocable bank stand-by letter of credit was reduced to $90,000, and restricted cash was reduced commensurately.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Accounts Receivable

        The Company grants credit to its customers generally in the form of short-term trade accounts receivable. Accounts receivable are stated at the amount that management expects to collect from outstanding balances. When appropriate, management provides for probable uncollectible amounts through a provision for doubtful accounts and an adjustment to a valuation allowance. Management primarily determines the allowance based on the aging of accounts receivable balances, historical write-off experience, customer concentrations, customer creditworthiness and current industry and economic trends. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

  Property and Equipment

        Expenditures for major renewal and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. When property and equipment is sold or otherwise disposed of, the assets and related accumulated depreciation accounts are relieved, and any gain or loss is included in operations.

        Depreciation is computed on the straight-line method based on the estimated useful lives of the assets, which is generally three years for computer equipment and software and seven years for furniture and fixtures. Leasehold improvements are amortized over the remaining life of the related lease, which has been determined to be shorter than the life of the asset.

  Goodwill, Intangible Assets and Long-Lived Assets

        Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite. Accordingly, with respect to the MediaDefender transaction, non-compete agreements are being amortized over the life of the respective non-compete agreements, ranging from 20 months to 4 years, and customer relationships and proprietary technology are being amortized over 3 years. Asset allocations and amortization periods with respect to the MediaDefender transaction were determined with the assistance of an independent valuation firm.

        SFAS No. 142 also requires goodwill to be tested for impairment at least on an annual basis and more often under certain circumstances, and written down when impaired. An interim impairment test is required if an event occurs or conditions change that would more likely than not reduce the fair value of the reporting unit below the carrying value.

        The Company completed a goodwill impairment test during the third quarter of 2007 and found no need for an adjustment. Due to the reduced sales activity in the Company's anti-piracy business for the year 2007 and internal projections for 2008, management of the Company again revisited the impairment work during the year end review for 2007 and noted that while the test thresholds were narrower, an adjustment was still not required. The Company's management plans to closely monitor the sales activity within this segment during each fiscal quarter of 2008 and, if warranted, will record an impairment loss to adjust downward the carrying value of the segment at that time.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The Company accounts for the impairment of long-lived assets, such as property and equipment and intangible assets, under the provisions of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment of Long-Lived Assets" ("SFAS No. 144"). SFAS No. 144 establishes the accounting for impairment of long-lived tangible and intangible assets other than goodwill and for the disposal of a business. Pursuant to SFAS No. 144, the Company periodically evaluates, at least annually, whether facts or circumstances indicate that the carrying value of its depreciable assets to be held and used may not be recoverable. If such circumstances are determined to exist, an estimate of undiscounted future cash flows produced by the long-lived asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether impairment exists. In the event that the carrying amount of long-lived assets exceeds the undiscounted future cash flows, then the carrying amount of such assets is adjusted to their fair value. The Company reports an impairment cost as a charge to operations at the time it is recognized.

        There was no impairment of long-lived assets in 2006 or 2007.

  Derivative Financial Instruments

        Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), requires all derivatives to be recorded on the balance sheet at fair value. When multiple derivatives (both assets and liabilities) exist within a financial instrument, they are bundled together as a single hybrid compound instrument in accordance with SFAS No. 133 Implementation Issue No. B15, "Embedded Derivatives: Separate Accounting for Multiple Derivative Features Embedded in a Single Hybrid Instrument". The calculation of the fair value of derivatives utilizes highly subjective and theoretical assumptions that can materially affect fair values from period to period. The change in the fair value of the derivatives from period to period is recorded in other income (expense) in the statement of operations. As a result, the Company's financial statements are impacted quarterly based on factors such as the price of the Company's common stock and the principal amount of Sub-Debt Notes converted into common stock. Consequently, the Company's results of operations and financial position may vary from quarter to quarter based on factors other than those directly associated with the Company's operating revenues and expenses. The recognition of these derivative amounts does not have any impact on cash flows.

        EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock ("EITF 00-19"), requires freestanding contracts that are settled in a company's own stock, including common stock warrants, to be designated as an equity instrument, an asset or a liability. When the ability to physically or net-share settle a conversion option or the exercise of freestanding options or warrants is deemed to be not within the control of the Company, the embedded conversion option or freestanding options or warrants may be required to be accounted for as a derivative liability. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company's balance sheet, with any changes in fair value recorded in a company's results of operations.

        The Company has accounted for registration rights penalties in accordance with EITF 00-19-2, "Accounting for Registration Payment Arrangements", which the Company adopted as of December 31, 2006, and Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies". Since the registration rights component of the derivative liabilities was not material through September 30,

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

2006, there was no cumulative-effect adjustment recorded as a result of the transition rules with respect to the adoption of EITF-00-19-2 at December 31, 2006.

        The Company accounts for derivatives, including the embedded derivatives associated with the Sub-Debt Notes and the warrants issued in conjunction with the Senior Financing and the Sub-Debt Financing, at fair value, adjusted at the end of each reporting period to reflect any material changes, with any such changes included in other income (expense) in the statement of operations.

        At the date of the conversion of Sub-Debt Notes into common stock or the principal repayment of Senior Notes, the pro rata portion of the related unamortized discount on debt and deferred financing costs is charged to operations and included in other income (expense). At the date of exercise of any of the warrants, or the conversion of Sub-Debt Notes into common stock, the pro rata portion of the fair value of the related warrant liability and/or embedded derivative liability is transferred to additional paid-in capital.

  Deferred Financing Costs

        Deferred financing costs consist of cash and non-cash consideration paid to third parties with respect to the acquisition and financing of the MediaDefender transaction, including legal fees and placement agent fees. Such costs are being deferred and amortized over the term of the related debt. Upon the conversion of subordinated convertible notes payable into common stock and the partial repayment of the senior secured notes payable, the pro rata portion of any related unamortized deferred financing costs are charged to operations.

  Discount on Debt

        Additional consideration in the form of warrants and other derivative financial instruments issued to lenders was accounted for at fair value based on reports prepared by independent valuation firms. The fair value of warrants and derivatives was recorded as a reduction to the carrying amount of the related debt, and is being amortized to interest expense over the term of such debt, with the initial offsetting entries recorded as warrant liability and derivative liability on the balance sheet. Upon the conversion of subordinated convertible notes payable into common stock, the pro rata portion of any related unamortized discount on debt is charged to operations.

  Revenue Recognition

        The Company complies with the provisions of Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements", as amended by SAB No. 104, and recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is both fixed and determinable; and (iv) collectability is reasonably assured.

        E-commerce revenue consists primarily of the gross amount of sales revenue paid by the customer for recorded music and merchandise sold via the Internet, including shipping fees, and is recognized when the products are shipped. The Company has a contract with a fulfillment house to service its music-related e-commerce activity. The Company records e-commerce revenue on a gross basis as the Company enters into the sale transactions with customers, establishes the prices of the products, chooses the suppliers of the products, assumes the risk of inventory loss and collects all amounts from

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

the customers and assumes the credit risk. In certain circumstances, e-commerce revenue is subject to royalties, and such expense is recorded as part of cost of e-commerce revenue.

        The Company records amounts charged to customers for shipping and handling in accordance with EITF 00-10, "Accounting for Shipping and Handling Fees and Costs" ("EITF 00-10"). Pursuant to EITF 00-10, the Company records amounts charged to customers for shipping and handling as revenue, and records the related costs incurred for shipping and handling to direct cost of product sales in the statement of operations. For the years ended December 31, 2007 and 2006, the Company recorded $236,000 and $581,000, respectively, as revenue for shipping and handling fees charged to customers. For the years ended December 31, 2007 and 2006, the Company recorded $253,000 and $374,000, respectively, of shipping and handling costs as direct cost of product sales in the statements of operations.

        Media revenue consists primarily of the sale of advertisements and sponsorships under short-term contracts. To date, the duration of the Company's advertising commitments has generally averaged from one to three months, although certain programs can last up to one year. The Company's online obligations typically include the guarantee of a minimum number of times ("impressions") that an advertisement appears in pages viewed by the users of the Company's online properties. Online advertising revenue is generally recognized as the impressions are served during the period in which the advertisement is displayed, provided that no significant obligations of the Company remain and collection of the resulting receivable is reasonably assured. To the extent that minimum guaranteed page deliveries are not met, recognition of the corresponding revenue is deferred until the guaranteed impressions are delivered.

        The Company recognizes revenue for sponsorship arrangements over the period during which the advertising is provided, generally on a straight-line basis. The Company recognizes revenue for a banner impression deliverable as the banner impressions are delivered. The Company recognizes revenue for web-page sponsorships on a straight-line basis over the term of the sponsorship. The Company recognizes revenue for custom content when the content is provided to the customer.

        Anti-piracy and file sharing marketing services revenue is recognized on a monthly basis as services are provided to customers. Deferred revenue is recorded for customers who prepay the full, or any portion, of their respective contracts.

  Cost of Revenue

        Cost of product sales consists of amounts payable related to e-commerce sales, which includes the cost of merchandise sold and royalties, and online commerce transaction costs, including credit card fees, fulfillment charges and shipping costs. Distribution expenses consist of various distribution costs, including the cost of processing returns and warehousing inventory. The Company has a contract with a fulfillment house to service its music-related e-commerce activity.

        Media cost of revenue consists primarily of web-site hosting and maintenance costs, online content programming costs, online advertising serving costs, sales commissions, payments to affiliated web-sites, and payroll and related expenses for staff involved with the web-site. Costs related to the web-site are charged to operations as incurred. Anti-piracy and file sharing marketing services cost of revenue consists primarily of bandwidth, labor and occupancy costs. Amortization of proprietary technology is included in anti-piracy and file sharing marketing services cost of revenue.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Depreciation expense is included in the related cost of revenue category.

  Inventories

        Inventories, net of a provision for obsolescence of $69,000 at December 31, 2006, consisted of music-related merchandise maintained in the warehouse of the Company's distributor. Inventories are stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out method. As a result of the Company restructuring its relationship with a merchandising entity effective August 31, 2007 to eliminate merchandise sales (and the related inventory) and focus on music sales, the Company does not currently carry any inventory.

  Income Taxes

        The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

  Development and Engineering Costs

        Development and engineering costs, which are presented separately in the statement of operations in 2007, consist primarily of third-party development costs and payroll and related expenses for in-house development costs incurred in the design and production of the Company's content and services, including revisions to the Company's web-site. These costs are charged to operations as incurred. During the year ended December 31, 2006, these costs were included in cost of revenues and totaled approximately $120,000.

  Advertising Costs

        Advertising costs are included in selling and marketing expense and are charged to operations as incurred, and totaled $4,000 and $104,000 during the years ended December 31, 2007 and 2006, respectively.

  Concentration of Risk

        Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, short-term investments and trade accounts receivable. The Company places its cash and short-term investments in high credit quality instruments. Cash balances at certain financial institutions may exceed the FDIC insurance limits. The Company performs ongoing credit evaluations of its customers but does not require collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure to credit losses and maintains appropriate allowances for anticipated losses.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Concentrations of credit risk with respect to trade receivables generated by the Company's operations are generally limited. However, MediaDefender's customers consist primarily of large reputable companies in the music and entertainment industries.

        During the year ended December 31, 2007, one customer accounted for $1,270,000 or 16% of total media revenue, of which $423,000 was due from this customer at December 31, 2007. During the year ended December 31, 2006, a different customer accounted for $730,000 or 13% of total media revenue, of which $335,000 was due from this customer at December 31, 2006.

        During the year ended December 31, 2007, the Company's media revenues were generated primarily by two outside sales organizations that represented the Company with respect to advertising and sponsorship sales on the Company's web-site and through affiliated web-sites, as well as by in-house sales personnel. During the year ended December 31, 2006, the Company's media revenues were generated primarily by one outside sales organization that represented the Company with respect to advertising and sponsorship sales on the Company's web-site and through affiliated web-sites.

        During the year ended December 31, 2007, approximately 38% of MediaDefender's revenues were from two customers, with one customer accounting for 21% and another customer accounting for 17%. At December 31, 2007, the amounts due from such customers were $1,872,000 and $677,000, respectively, which were included in accounts receivable. In January 2008, MediaDefender was notified by a customer accounting for 12% of 2007 revenue, that they were discontinuing service and were evaluating the use of other methods to offset the negative impact of piracy. In November 2007, a record label customer, which accounted for 4% of MediaDefender's 2007 revenue, also discontinued service citing costs pressures subsequent to a change in ownership.

        During the year ended December 31, 2006, approximately 73% of MediaDefender's revenues were from four customers, with one customer accounting for 27%, another customer accounting for 25%, a third customer accounting for 11%, and a fourth customer accounting for 10%. At December 31, 2006, the amounts due from such customers were $854,039, $620,000, $773,333 and $649,549, respectively, which were included in accounts receivable.

        During the year ended December 31, 2007, MediaDefender purchased approximately 55% of its bandwidth from three suppliers. At December 31, 2007, amounts payable to two of these suppliers aggregated $124,000. During the year ended December 31, 2006, MediaDefender purchased approximately 67% of its bandwidth from three suppliers. At December 31, 2006, there were no amounts payable to these suppliers. Although there are other suppliers of bandwidth, a change in suppliers could cause delays, which could adversely affect operations in the short-term.

  Foreign Currency Transactions

        The Company's reporting currency and functional currency is the United States dollar. The Company periodically receives payments for services in Canadian dollars and British pounds, which are translated into United States dollars using the exchange rate in effect at the date of payment. Gains or losses resulting from foreign currency transactions, to the extent material, are included in other income (expense) in the statement of operations.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Fair Value of Financial Instruments

        The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and liquidated damages payable under registration rights agreements approximate their respective fair values because of the short maturity of these instruments. The carrying amounts of senior secured notes payable and subordinated convertible notes payable approximate their respective fair values because of their current interest rates payable and other features of such debt in relation to current market conditions. The carrying value of warrant liability and derivative liability approximate their respective fair values since they are adjusted to fair value at each period end.

  Earnings Per Share

        The Company calculates earnings per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"), and EITF 03-6, "Participating Securities and the Two-Class Method under FASB Statement No. 128". EITF 03-6 clarifies the use of the "two-class" method of calculating earnings per share as originally prescribed in SFAS No. 128 and provides guidance on how to determine whether a security should be considered a "participating security".

        The Company has determined that its convertible subordinated notes payable are a participating security, as each note holder is entitled to receive any dividends paid and distributions made to the common stockholders as if the note had been converted into common stock on the record date.

        Under the two-class method, basic income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted-average number of common shares outstanding for the reporting period. Diluted income (loss) per common share is computed using the more dilutive of the "two-class" method or the "if-converted" method. Net losses are not allocable to the holders of the subordinated convertible notes payable. Diluted income (loss) per share gives effect to all potentially dilutive securities, including stock options, senior and sub-debt warrants, and convertible subordinated notes payable, unless they are anti-dilutive.

        The calculation of diluted weighted average common shares outstanding for the years ended December 31, 2007 and 2006 is based on the average of the closing price of the Company's common stock during each respective period.

        The calculation of diluted income per share for the year ended December 31, 2007 included the impact from dilutive stock options and senior and sub-debt warrants, but excluded the effect from the conversion of subordinated convertible notes payable, as well as stock options and warrants representing 1,217,940 shares and 433,333 shares, respectively, since their effect would have been anti-dilutive.

        The calculation of diluted loss per share for the year ended December 31, 2006 excluded the effect from the conversion of subordinated convertible notes payable and the exercise of stock options and senior and sub-debt warrants aggregating approximately 25,785,830 shares of common stock, respectively, since their effect would have been anti-dilutive.

        Issued but unvested shares of common stock are excluded from the calculation of basic earnings per share, but are included in the calculation of diluted earnings per share, to the extent that they are not anti-dilutive.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The calculation of earnings per share is summarized as follows:

	Years Ended December 31,
	2007	2006
Numerator:
Net income (loss), as reported	$11,517,000	$(4,890,000)

Allocation of net (loss) income:
Basic:
Net income (loss) applicable to common stockholders	$4,204,000	$(4,890,000)
Net income (loss) applicable to convertible subordinated notes	7,313,000	—

Net income (loss)	$11,517,000	$(4,890,000)
Diluted:
Net income (loss) applicable to common stockholders	$(2,710,000)	$(4,890,000)
Net income (loss) applicable to convertible subordinated notes	(4,090,000)	—

Net income (loss)	$(6,800,000)	$(4,890,000)

Denominator:
Weighted average common shares outstanding	10,256,127	8,764,038
Weighted average common shares attributable to subordinated notes	17,844,052	—

Weighted average common shares used in calculating basic net income (loss) per common share	28,100,179	8,764,038

Weighted average common shares issuable upon exercise of outstanding stock options based on the treasury stock method	964,767	—
Weighted average common shares issuable upon exercise of sub- debt warrants, based on the treasury stock method	604,735	—

Weighted average common shares used in computing diluted net income (loss) per common share	29,669,682	8,764,038

Calculation of net income (loss) per common share:
Basic:
Net income (loss) applicable to common stockholders	$11,517,000	$(4,890,000)

Weighted average common shares used in calculating basic net income (loss) per common share	28,100,179	8,764,038
Net income (loss) per share applicable to common stockholders	$0.41	$(0.56)

Diluted:
Net income (loss) applicable to common stockholders	$(6,800,000)	$(4,890,000)
Weighted average common shares used in calculating diluted net income (loss) per common share	29,669,682	8,764,038

Net income (loss) per common share applicable to common stockholders	$(0.23)	$(0.56)

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Stock-Based Compensation

        Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123R"), a revision to SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123R requires that the Company measure the cost of employee services received in exchange for equity awards based on the grant date fair value of the awards, with the cost to be recognized as compensation expense in the Company's financial statements over the vesting period of the awards. Accordingly, the Company recognizes compensation cost for equity-based compensation for all new or modified grants issued after December 31, 2005. In addition, commencing January 1, 2006, the Company recognized the unvested portion of the grant date fair value of awards issued prior to adoption of SFAS No. 123R based on the fair values previously calculated for disclosure purposes over the remaining vesting period of the outstanding stock options and warrants.

        The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with EITF No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services", and EITF 00-18, "Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees", whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached or (b) at the date at which the necessary performance to earn the equity instruments is complete.

        During the years ended December 31, 2007 and 2006, the Company recorded $1,677,000 and $1,576,000, respectively, as a charge to operations to recognize the unvested portion of the grant date fair value of awards issued prior to the adoption of SFAS No. 123R.

        At December 31, 2007, the unvested portion of the grant date fair value of awards issued prior to adoption of SFAS No. 123R on January 1, 2006 (excluding milestone—vested options), based on the fair values previously calculated, will be charged to operations over the remaining vesting period of the outstanding options as follows (amounts are in thousands):

Years Ending December 31,
2008	$883
2009	26

Total	$909

        For the past several years and in accordance with established public company accounting practice, the Company has consistently utilized the Black-Scholes option-pricing model to calculate the fair value of stock options and warrants issued as compensation, primarily to management, employees and directors. The Black-Scholes option-pricing model is a widely-accepted method of valuation that public companies typically utilize to calculate the fair value of options and warrants that they issue in such circumstances.

        In calculating the Black-Scholes value of stock options and warrants issued, the Company uses the full term of the option, an appropriate risk-free interest rate (generally from 4% to 5%), and a 0% dividend yield.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The Company utilizes the daily closing stock prices of its common stock as quoted on the OTC Bulletin Board to calculate the expected volatility used in the Black-Scholes option-pricing model. Since the Company's business operations and capital structure changed dramatically on July 28, 2005 as a result of the acquisition of MediaDefender and the related financing transactions, the Company has utilized daily closing stock prices from August 1, 2005 through each subsequent quarter end to generate a volatility factor for use in calculating the fair value of options and warrants issued during each respective period. By utilizing daily trading data related to the period of time that reflects the Company's current business operations, the Company believes that this methodology generates volatility factors that more accurately reflect, as well as adjust for, normal market fluctuations in the Company's common stock over an extended period of time. This methodology has generated volatility factors ranging from approximately 163% to 100% during 2005, 2006 and 2007. These volatility factors have generally trended downward during 2006 and 2007.

  Estimates

        In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Some of the more significant estimates include allowances for bad debts and sales returns, impairment of long-lived assets, impairment of fixed assets, stock-based compensation, the valuation allowance on deferred tax assets, and the change in fair value of the warrant liability and derivative liability. Actual results could differ from those estimates.

  Reclassification

        Certain amounts have been reclassified from their presentation in 2006 to conform to the current year's presentation. Such reclassifications did not have any effect on income (loss) from operations or net income (loss).

  Adoption of New Accounting Policies

        In June 2006, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue 06-3, "How Taxes Collected From Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)" ("EITF 06-3"). The scope of EITF 06-3 includes any tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer, and provides that a company may adopt a policy of presenting taxes either on a gross basis—that is, including the taxes within revenue—or on a net basis. For any such taxes that are reported on a gross basis, a company should disclose the amounts of those taxes for each period for which an income statement is presented if those amounts are significant. The Company collects various state sales taxes that fall under the scope of EITF 06-3 on goods that it sells in its e-commerce business segment and is accounting for and reporting such taxes on a net basis. EITF 06-3 is effective for financial reports for interim periods and annual reporting periods beginning after December 15, 2006. The Company adopted EITF 06-3 effective January 1, 2007. The adoption of EITF 06-3 did not have a material effect on the Company's financial statements.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In December 2006, the Financial Accounting Standards Board ("FASB") issued FSP EITF 00-19-2, "Accounting for Registration Payment Arrangements" ("EITF 00-19-2"), which addresses an issuer's accounting for registration payment arrangements. EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, "Accounting for Contingencies". EITF 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. EITF 00-19-2 is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the date of issuance of EITF 00-19-2. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, EITF 00-19-2 is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. Early adoption of EITF 00-19-2 for interim or annual periods for which financial statements or interim reports have not been issued is permitted. The Company chose to early adopt EITF 00-19-2 effective December 31, 2006 (see Note 4).

        Effective January 1, 2007, the Company adopted FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes" ("FIN 48"). FIN 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The adoption of the provisions of FIN 48 did not have a material effect on the Company's financial statements. As of December 31, 2007, no liability for unrecognized tax benefits was required to be recorded.

  Recent Accounting Pronouncements

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS No. 157"), which establishes a formal framework for measuring fair value under Generally Accepted Accounting Principles ("GAAP"). SFAS No. 157 defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS No. 157 applies to and amends the provisions of existing FASB and American Institute of Certified Public Accountants ("AICPA") pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for: SFAS No. 123R, share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently assessing the potential effect of SFAS No. 157 on its financial statements.

        In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"), which provides companies with an option to report selected financial assets and liabilities at fair value. SFAS No. 159's objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Generally accepted account principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. SFAS No. 159 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company's choice to use fair value on its earnings. SFAS No. 159 also requires companies to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. SFAS No. 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS No. 157 and SFAS No. 107. SFAS No. 159 is effective as of the beginning of a company's first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided the company makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157. The Company is currently assessing the potential effect of SFAS No. 159 on its financial statements.

        In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations" ("SFAS No. 141(R)"), which requires an acquirer to recognize in its financial statements as of the acquisition date (i) the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, measured at their fair values on the acquisition date, and (ii) goodwill as the excess of the consideration transferred plus the fair value of any noncontrolling interest in the acquiree at the acquisition date over the fair values of the identifiable net assets acquired. Acquisition- related costs, which are the costs an acquirer incurs to effect a business combination, will be accounted for as expenses in the periods in which the costs are incurred and the services are received, except that costs to issue debt or equity securities will be recognized in accordance with other applicable GAAP. SFAS No. 141(R) makes significant amendments to other Statements and other authoritative guidance to provide additional guidance or to conform the guidance in that literature to that provided in SFAS No. 141(R). SFAS No. 141(R) also provides guidance as to what information is to be disclosed to enable users of financial statements to evaluate the nature and financial effects of a business combination. SFAS No. 141(R) is effective for financial statements issued for fiscal years beginning on or after December 15, 2008, and early adoption is prohibited.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51" ("SFAS No. 160"), which revises the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require (i) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent's equity, (ii) the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, (iii) changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently as equity transactions, (iv) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, with the gain or loss on the deconsolidation of the subsidiary being measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment, and (v) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 amends FASB No. 128 to provide that the calculation of earnings per share amounts in the consolidated financial statements will continue to be based on the amounts attributable to the parent. SFAS No. 160 is effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. SFAS No. 160 shall be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The requirements of SFAS No. 160 does not apply to the Company as it is currently structured.

        On March 19, 2008, The Financial Accounting Standards Board (FASB) issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company is currently assessing the potential effect of FASB No. 161 on its financial statements.

3. ACQUISITION OF MEDIADEFENDER, INC.

        On July 28, 2005, the Company consummated the acquisition of MediaDefender, Inc., a privately-held Delaware corporation ("MediaDefender"), which is a leading provider of anti-piracy solutions in the Internet-piracy-protection ("IPP") industry. The stockholders of MediaDefender received aggregate consideration of $42,500,000 in cash, subject to certain holdbacks and adjustments described in the Merger Agreement. In order to fund the acquisition of MediaDefender, the Company completed a $15,000,000 senior secured debt transaction and a $30,000,000 convertible subordinated debt transaction, as described at Note 4.

        In accordance with the Merger Agreement, the Company acknowledged the terms of Employment Agreements entered into on July 28, 2005 by MediaDefender with each of Randy Saaf and Octavio Herrera, confirming the terms of their employment. Mr. Saaf and Mr. Herrera each earn a base salary

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

3. ACQUISITION OF MEDIADEFENDER, INC. (Continued)

of no less than $350,000 per annum during the initial term of the agreements, which continue until December 31, 2008, and are also each entitled to receive performance bonuses of up to $350,000 if MediaDefender achieves operating earnings before interest, taxes, depreciation and amortization (calculated using the same accounting methods and policies as MediaDefender has historically used) exceeding $7,000,000 and $7,500,000 in fiscal 2007 and 2008, respectively. Mr. Saaf and Mr. Herrera are each entitled to receive twelve months of severance pay at the rate of 100% of their monthly salary and the pro rata portion of the performance bonus referenced above if they are terminated "without cause".

        In conjunction with the acquisition of MediaDefender, effective July 28, 2005, the Company granted stock options to each of Mr. Saaf and Mr. Herrera to purchase 200,000 shares of common stock, exercisable for a period of five years at $3.00 per share, which was in excess of the fair value of the common stock issued in the MediaDefender transaction. These options vest quarterly over three and one-half years. The fair value of each of these options, calculated pursuant to the Black- Scholes option-pricing model, was determined to be $546,000, which is being recognized as stock-based compensation over the vesting period.

        The Company also acknowledged the terms of Non-Competition Agreements entered into on July 28, 2005 by MediaDefender and Mr. Saaf and Mr. Herrera. The Non-Competition Agreements prohibit Mr. Saaf and Mr. Herrera from (i) engaging in certain competitive business activities, (ii) soliciting customers of MediaDefender or the Company, (iii) soliciting existing employees of MediaDefender or the Company and (iv) disclosing any confidential information regarding MediaDefender or the Company. Each agreement has a term of four years and shall continue to remain in force and effect in the event the above-referenced Employment Agreements are terminated prior to the end of the four-year term of the Non-Competition Agreements. In consideration, Mr. Saaf and Mr. Herrera were each entitled to a cash payment of $525,000 from MediaDefender on December 31, 2006 (which payments were timely made). As a result of these agreements, effective July 28, 2005, the Company recorded an asset of $1,050,000 for the non-competition agreements and a related liability of $1,050,000 for the guaranteed payments to MediaDefender management. The $1,050,000 allocated to non-competition agreements is being amortized over the term of the employment agreements.

        Mr. Saaf and Mr. Herrera each invested $2,250,000 in the convertible subordinated debt transaction entered into to fund the acquisition of MediaDefender on the same terms and conditions as the other investors in such financing (see Note 4).

        In conjunction with the acquisition of MediaDefender, effective July 28, 2005, the Company granted stock options to Jonathan Diamond, its Chief Executive Officer, to purchase 2,753,098 shares of common stock, exercisable for a period of five years at $1.55 per share, which was in excess of the fair value of the common stock issued in the MediaDefender transaction. Options with respect to 1,045,000 shares were scheduled to vest over three years and options with respect to 1,708,098 shares were scheduled to vest based on specified performance milestones. The fair value of the time-vested options, calculated pursuant to the Black-Scholes option-pricing model, was determined to be $2,936,450, which was being recognized as stock-based compensation over the vesting period. The terms of the time-vesting options were modified effective March 6, 2008 (see Note 16).

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

3. ACQUISITION OF MEDIADEFENDER, INC. (Continued)

        In conjunction with the acquisition of MediaDefender, effective July 28, 2005, the Company granted stock options to Robert Weingarten, its Chief Financial Officer, to purchase 550,000 shares of common stock, exercisable for a period of five years at $1.55 per share, which was in excess of the fair value of the common stock issued in the MediaDefender transaction. Options with respect to 275,000 shares were scheduled to vest over three years and options with respect to 275,000 shares were scheduled to vest based on specified performance milestones. The fair value of the time-vested options, calculated pursuant to the Black-Scholes option-pricing model, was determined to be $772,750, which was being recognized as stock-based compensation over the vesting period. The terms of the time-vesting options were modified effective August 31, 2007 (see Note 16).

        Upon the closing of the transaction, the Company issued 1,109,032 shares of common stock and a seven-year warrant to purchase 114,985 shares of common stock with an exercise price of $1.55 per share to WNT07 Holdings, LLC ("WNT07"). The managers of WNT07 are Eric Pulier and Teymour Boutros-Ghali, both of whom were at the time of the issuance of the consideration and currently are members of the Company's Board of Directors. The shares and warrants were issued as consideration for services provided by Mr. Pulier and Mr. Boutros-Ghali as consultants to the Company with respect to the MediaDefender acquisition. The consideration issued to WNT07 was approved by the disinterested members of the Company's Board of Directors. The shares and warrants were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The shares of common stock were valued at $1,585,916 ($1.43 per share) and the warrants were valued at $83,939, based on a valuation report prepared by an independent valuation firm. The aggregate value of $1,669,855 was allocated $333,971 (20%) to a covenant not to compete (as described below) and $1,335,884 (80%) to the costs that the Company incurred to acquire MediaDefender, based on management's estimate of the relative values, as confirmed by the independent valuation firm.

        On July 28, 2005, the Company entered into a Non-Competition Agreement with WNT07, Eric Pulier and Teymour Boutros-Ghali (collectively, the "Advisors"). The Non-Competition Agreement prohibits any of the Advisors (i) from engaging in certain competitive business activities and (ii) from soliciting existing employees of the Company or its subsidiaries. The covenants not to complete or solicit expired on the earlier of April 1, 2007 or the date of termination of Advisor's services with the Company. The amount allocated to the covenant not to compete was amortized through April 1, 2007.

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (CURRENTLY IN DEFAULT)

        In conjunction with the acquisition of MediaDefender on July 28, 2005 (see Note 3), the Company completed a $15,000,000 senior secured debt transaction (the "Senior Financing") and a $30,000,000 convertible subordinated debt transaction (the "Sub-Debt Financing").

        The Senior Financing was completed in accordance with the terms set forth in the Note and Warrant Purchase Agreement entered into on July 28, 2005 by the Company, each of the investors indicated on the schedule of buyers attached thereto and U.S. Bank National Association as Collateral Agent (the "Note Purchase Agreement"). Pursuant to the terms of the Note Purchase Agreement, each investor received a note with a term of three years and eleven months that bears interest at the rate of 11.25% per annum (each a "Senior Note"), payable quarterly, with any unpaid principal and accrued

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (CURRENTLY IN DEFAULT) (Continued)

interest due and payable at maturity. Termination and payment of the Senior Notes by the Company prior to maturity does not result in a prepayment fee. As collateral for the $15,000,000 Senior Financing, the investors received a first priority security interest in all existing and future assets of the Company and its subsidiaries, tangible and intangible, including, but not limited to, cash and cash equivalents, accounts receivable, inventories, other current assets, furniture, fixtures and equipment and intellectual property.

        In addition, not later than ninety days after the close of each fiscal year, the Company is obligated to apply 60% of its excess cash flow, as defined in the Note Purchase Agreement (the "Annual Cash Sweep"), to prepay the principal amount of the Senior Notes. At December 31, 2006, there was no amount payable for the 2006 Annual Cash Sweep. At December 31, 2007, there was $313,000 payable for the 2007 Annual Cash Sweep, which is included in senior secured notes payable in the balance sheet at December 31, 2007.

        The Senior Financing investors also received five-year warrants to purchase an aggregate of 3,250,000 shares of the Company's common stock at an exercise price of $2.00 per share (collectively, the "Senior Warrants"). The Senior Warrants were valued at $1,982,500 based on a valuation report prepared by an independent valuation firm utilizing the Black-Scholes option-pricing model, and were recorded as a discount to the $15,000,000 of senior secured debt, and are being amortized to interest expense over the term of the debt.

        The Senior Warrants were subject to certain anti-dilution and price reset provisions, as well certain registration rights obligations requiring the Company to file and maintain effective a registration statement with the SEC covering the shares of common stock underlying such warrants, which, if not complied with, subjects the Company to a cash penalty of 1.5% of the Senior Financing per thirty-day period. Accordingly, in accordance with EITF 00-19, the fair value of the Senior Warrants was recorded as warrant liability in the Company's balance sheet at July 28, 2005, and is being adjusted to reflect any material changes in such liability from the date of issuance to the end of each subsequent reporting period, with any such changes included in other income (expense) in the statement of operations.

        The Sub-Debt Financing was completed in accordance with the terms set forth in the Securities Purchase Agreement entered into on July 28, 2005 by the Company and each of the investors indicated on the schedule of buyers attached thereto (the "Securities Purchase Agreement"). Pursuant to the terms of the Securities Purchase Agreement, each investor received a convertible subordinated note with a term of four years that bears interest at the rate of 4.0% per annum (each a "Sub-Debt Note"), with any unpaid principal and accrued interest due and payable at maturity. The interest rate increases to 12.0% per annum during any period in which the Company is in default of its obligations under the Sub-Debt Note. Commencing September 30, 2006, interest is payable quarterly in cash or shares of common stock, at the option of the Company. Each Sub-Debt Note had an initial conversion price of $1.55 per share, and was subject to certain anti-dilution, reset and change-of-control provisions. In addition, each Sub-Debt Note is subject to mandatory conversion by the Company in the event certain trading price targets for the Company's common stock are met.

        The Sub-Debt Notes contain specific provisions that expressly prohibit the Company from issuing shares to a Sub-Debt Note holder if, after the conversion, such Sub-Debt Note holder would exceed

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (CURRENTLY IN DEFAULT) (Continued)

the respective limit called for in their Sub-Debt Note, either 4.99% or 9.99%, of the Company's outstanding common shares.

        Following effectiveness of a registration statement filed by the Company for the securities issued in the Sub-Debt Financing, two times within any twelve-month period, the Company has the right to require the holder of each Sub-Debt Note to convert all or a portion equal to not less than 25% of the note conversion amount (limited to 50% of the note conversion amount if pursuant to clause (a) below) into shares of the Company's common stock in the event that (a) the closing sale price of the Company's common stock equals or exceeds $2.32 per share for each of any fifteen consecutive trading days, with a minimum trading volume of 200,000 shares of common stock on each such trading day, (b) the closing sale price of the Company's common stock equals or exceeds $3.10 per share on each trading day during the fifteen consecutive trading day period, with a minimum trading volume of 200,000 shares of common stock on each such trading day, subject in both cases to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the issuance date, or (c) completion of an equity financing (including the issuance of securities convertible into equity securities, or long-term debt securities issued as a unit with equity securities, of the Company) at a price per share of not less than $2.50 generating aggregate gross proceeds of at least $20,000,000 from outside third party investors.

        The holders of the Sub-Debt Notes are entitled to receive any dividends paid or distributions made to the holders of common stock to the same extent as if such holders had converted their Sub-Debt Notes into common stock (without regard to any limitations on conversion) and had held such shares of common stock on the record date for such dividend or distribution, with such payment to be made concurrently with the payment of the dividend or distribution to the holders of common stock.

        The Sub-Debt Financing investors also received five-year warrants to purchase an aggregate of 1,596,774 shares of common stock at an exercise price of $1.55 per share, subject to certain anti-dilution and price reset provisions (collectively, the "Sub-Debt Warrants"). The Sub-Debt Warrants were valued at $1,133,710 based on a valuation report prepared by an independent valuation firm utilizing the Black-Scholes option-pricing model, and were recorded as a discount to the $30,000,000 of convertible subordinated debt, and are being amortized to interest expense over the term of the debt.

        In conjunction with the aforementioned financing transactions, a Subordination Agreement dated July 28, 2005 was entered into between the Company, the Senior Financing investors, and the Sub-Debt Financing investors pursuant to which the Sub-Debt Financing investors agreed to subordinate their rights to the investors in the Senior Financing in the event of a default under the Senior Financing transaction documents and on certain other terms and conditions described therein.

        Legal fees paid or reimbursed by the Company for services provided by the respective legal counsels for the lenders were recorded as a charge to deferred financing costs and are being amortized over the terms of the related debt.

        Pursuant to the terms of the Note Purchase Agreement and the Securities Purchase Agreement, the Company was required to amend its Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 shares to 60,000,000 shares. The Company obtained the requisite approvals of the Board of Directors and stockholders and filed a Certificate of

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (CURRENTLY IN DEFAULT) (Continued)

Amendment to the Certificate of Incorporation with the Delaware Secretary of State on November 7, 2005 to effect the increase in the authorized shares of common stock.

        If all of the securities issued in the Senior Financing and the Sub-Debt Financing are converted or exercised into shares of the Company's common stock in accordance with their respective terms, it will result in significant dilution to the Company's existing stockholders and a possible change in control of the Company. If all of the Company's outstanding equity-based instruments are converted or exercised into shares of the Company's common stock in accordance with their respective terms, including those issued in conjunction with the acquisition of MediaDefender, there would be a total of approximately 38,000,000 shares of the Company's common stock issued and outstanding.

        The securities issued by the Company in the Senior Financing and the Sub-Debt Financing were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder. Each of the investors qualified as an "accredited investor," as specified in Rule 501 under the Securities Act.

        The Sub-Debt Notes and the Sub-Debt Warrants were subject to certain registration rights obligations requiring the Company to file and maintain effective a registration statement with the SEC covering the shares of common stock underlying such warrants, which, if not complied with, subjects the Company to a cash penalty of 1.0% of the Sub-Debt Financing per thirty-day period. Accordingly, in accordance with EITF 00-19, the fair value of the Sub-Debt Warrants was recorded as warrant liability in the Company's balance sheet at July 28, 2005, and is being adjusted to reflect any material changes in such liability from the date of issuance to the end of each subsequent reporting period, with any such changes included in other income (expense) in the statement of operations.

        The Sub-Debt Notes contain reset, anti-dilution and change-in-control provisions that the Company has determined caused such debt instruments to be classified as "non-conventional" debt. Upon evaluation of such debt instruments under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), and EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF 00-19"), it was determined that the Company was required to bifurcate and value certain rights embedded in the Sub-Debt Notes on the date of issuance (including, specifically, the initial $1.55 per share fixed conversion feature, which was in excess of the $1.43 per share fair market value of the Company's common stock on the date of issuance) and to classify such rights as either assets or liabilities. The fair value of these bifurcated derivatives as of July 28, 2005, as determined by an independent valuation firm, was calculated in accordance with SFAS No. 133 Implementation Issue No. B15, "Embedded Derivatives: Separate Accounting for Multiple Derivative Features Embedded in a Single Hybrid Instrument", using a binomial lattice model utilizing highly subjective and theoretical assumptions that can materially affect fair values from period to period. The recognition of these derivative amounts did not have any impact on the Company's revenues, operating expenses or cash flows. The Company recorded an initial embedded derivative liability of $10,534,000, which was recorded as a discount to the $31,460,500 of convertible subordinated notes, and is being amortized over the term of the debt. The carrying value of the embedded derivative liability is being adjusted to reflect any material changes in such liability from the date of issuance to the end of each subsequent reporting period, with any such changes included in other income (expense) in the statement of operations. The Company has

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (CURRENTLY IN DEFAULT) (Continued)

accounted for registration rights penalties in accordance with EITF 00-19-2, "Accounting for Registration Payment Arrangements", which the Company adopted as of December 31, 2006, and SFAS No. 5, "Accounting for Contingencies".

        The Sub-Debt Notes contain several embedded derivative features (both assets and liabilities) that have been accounted for at fair value. The various embedded derivative features of the Sub-Debt Notes have been valued at the date of inception of the Sub-Debt Financing and at the end of each reporting period thereafter. The material derivative features include: (1) the standard conversion feature of the debentures, (2) a limitation on the conversion by the holder, and (3) the Company's right to force conversion. An independent valuation firm valued the embedded derivative features and determined that, except for the above-noted features, the remaining derivative attributes (both assets and liabilities) were immaterial, both individually and in the aggregate, and effectively offset each other. The value of the embedded derivatives was bifurcated from the Sub-Debt Notes and recorded as derivative liability, with the initial amount recorded as discount on the related Sub-Debt Notes. This discount is being amortized to interest expense over the life of the Sub-Debt Notes.

        The Company determined that the warrants issued in conjunction with the Senior Financing and the Sub-Debt Financing created derivative liabilities in accordance with EITF 00-19 because share settlement of these financial instruments was not within the control of the Company, since the Company could not conclude that it had sufficient authorized but unissued common shares available to satisfy its potential share obligations under the warrant agreements. The Company reached this conclusion because: (1) the Company has an obligation to file a registration statement with the SEC to register the common stock underlying warrants, and to have such registration statement declared effective, and to maintain effective such registration statement, or to pay penalties in the form of liquidated damages for each thirty-day period that such registration statement is not effective, (2) the warrants contained dilution protection features, with no limit or cap on the number of shares that could be issued by the Company pursuant to such provisions, and (3) the warrants contained certain price reset features. Because the warrants contain certain anti-dilution and price reset provisions, as well as have registration rights, the fair value of the warrants was accounted for as a derivative and presented as warrant liability.

        Pursuant to the terms of a letter agreement, dated July 15, 2005, by and between the Company and Broadband Capital Management LLC ("Broadband"), effective July 28, 2005, the Company issued to Broadband a Sub-Debt Note in the amount of $1,460,500 (in addition to the $30,000,000 referred to above) and five-year warrants to purchase 1,516,935 shares of common stock with an exercise price of $1.55 per share. The notes and warrants issued to Broadband or its affiliates were issued on the same terms and conditions granted to the other Sub-Debt Financing investors. The securities were issued as partial consideration for Broadband's services as the Company's placement agent in the Sub-Debt Financing and the Senior Financing. The securities were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The Broadband warrants were valued at $1,077,024 based on a valuation report prepared by an independent valuation firm utilizing the Black-Scholes option-pricing model. The aggregate value of the Sub-Debt Note, the warrants and additional cash payments to Broadband aggregating $299,500 were charged to deferred financing costs and are being amortized to other expense over the term of the

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (CURRENTLY IN DEFAULT) (Continued)

debt. The securities issued to Broadband were accounted for in a manner consistent with the accounting for the Sub-Debt Notes and Sub-Debt Warrants as described above.

        Pursuant to the terms of a letter agreement, dated June 21, 2005, by and between the Company and Libra FE, LP ("Libra"), effective July 28, 2005, the Company issued to Libra a seven-year warrant to purchase 237,500 shares of its common stock with an exercise price of $2.00 per share upon the closing of the Senior Financing (the "Libra Warrant"). The Libra Warrant was issued as partial consideration for Libra's services as the Company's placement agent in the Senior Financing described above. The Company entered into a Registration Rights Agreement with Libra on July 28, 2005 (the "Libra Registration Rights Agreement"), pursuant to which the Company will include the shares underlying the Libra Warrant in the registration statement covering the securities issued in the Senior Financing and the Sub-Debt Financing described above. The Libra Warrant was issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The Libra Warrant was valued at $175,750 based on a valuation report prepared by an independent valuation firm utilizing the Black-Scholes option- pricing model. The aggregate value of the Libra Warrant and additional payments to Libra of $450,997 were charged to deferred financing costs and are being amortized to other expense over the term of the debt.

        The Libra Warrant was subject to certain registration rights requiring the Company to file and maintain effective a registration statement with the SEC covering the shares of common stock underlying such warrant, which if not complied with could subject the Company to a cash penalty of $5,000 per thirty-day period. In accordance with EITF 00-19, the fair value of the Libra Warrant was recorded as warrant liability at July 28, 2005, and was being adjusted to reflect any material changes in such liability from the date of issuance to the end of each subsequent reporting period, with any such changes included in other income (expense) in the statement of operations. Effective April 19, 2006, the Libra Warrant was exercised on a cashless basis at $2.00 per share, resulting in the issuance of 123,864 shares of common stock.

        At the date of exercise of any of the Senior Warrants, the Sub-Debt Warrants or the Libra Warrant, or the conversion of Sub-Debt Notes into common stock, the pro rata fair value of the related warrant liability and/or embedded derivative liability is transferred to additional paid-in capital.

        Pursuant to the Senior Financing and Sub-Debt Financing documents, the Company is required to comply on a quarterly basis with certain financial covenants, including minimum working capital, maximum capital expenditures, minimum leverage ratio, minimum EBITDA and minimum fixed charge coverage ratio. These financial covenants are identical in the Senior Financing and the Sub-Debt Financing documents.

        Due to the accounting classification of the warrants issued in conjunction with the Senior Financing and the Sub-Debt Financing as a current liability in accordance with SFAS No. 133 and EITF 00-19, the Company was not in compliance with certain of these financial covenants at December 31, 2005.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (CURRENTLY IN DEFAULT) (Continued)

        On April 7, 2006, the lenders provided waivers with respect to such past events of default under the Senior Notes and amended their loan documents such that the warrant liability and any change thereto in future periods will not affect future covenant and excess cash flow calculations. In consideration thereof, the Company offered to temporarily reduce the exercise price of the 3,250,000 warrants held by the investors in the Senior Financing from $2.00 to $1.85 per share through April 30, 2006, and agreed to permanently reduce the exercise price of the 1,596,744 warrants held by the investors in the Sub-Debt Financing from $1.55 to $1.43 per share on certain terms and conditions. Any exercise of the aforementioned warrants at the reduced exercise price was required to be for cash only. The conversion price of the Sub-Debt Notes of $1.55 per share was not affected. The Company also entered into similar agreements, as applicable, and provided identical temporary and permanent reductions to warrant exercise prices, with Broadband Capital Management LLC (1,516,935 warrants originally exercisable at $1.55 per share) and Libra FE, LP (237,500 warrants originally exercisable at $2.00 per share). The Company also agreed to utilize 25% of the net proceeds from the exercise of the warrants held by the investors in the Senior Financing to reduce the respective principal balances on the Senior Notes payable held by such exercising investors, and to pay any related unpaid accrued interest on such principal payments. The aforementioned waivers did not extend to the embedded derivative liabilities associated with the Sub-Debt.

        Effective April 27, 2006, certain of the investors in the Senior Financing exercised their warrants to purchase 2,816,667 shares of common stock at $1.85 per share, resulting in the issuance of 2,816,667 shares of common stock in exchange for cash proceeds of $5,212,000, of which $1,303,000 was used to reduce the respective principal balances on the Senior Notes payable held by such exercising investors. There was no conversion of subordinated convertible notes payable during April 2006 in relation to this transaction.

        As a result of the $0.15 warrant exercise price reduction offered to the investors in the Senior Financing in April 2006, the Company recorded a charge to operations during the nine months ended September 30, 2006 for the aggregate fair value of such exercise price reductions of $423,000 relating to the warrants held and exercised by the Senior Financing investors in April 2006. The Company provided this consideration primarily in exchange for a waiver of and amendment to certain of the financial covenants contained in the loan agreements entered into in conjunction with the July 2005 acquisition of MediaDefender. The amount charged to operations was calculated by multiplying the $0.15 reduction, which represented the fair value of the consideration transferred, by the number of warrants that elected to accept the Company's offer and exercise, as follows: $0.15 × 2,816,667 = $423,000. This charge to operations was presented as reduction in exercise price of warrants and was included in other income (expense) in the statement of operations.

        As a result of the $0.12 warrant exercise price reduction provided to the investors in the Sub-Debt Financing in April 2006, the Company recorded a charge to operations during the nine months ended September 30, 2006 for the aggregate fair value of such exercise price reductions of $218,000 relating to the warrants held by the investors in the Sub-Debt Financing in April 2006. The Company provided this consideration in exchange for a waiver of and amendment to certain of the financial covenants contained in the loan agreements entered into in conjunction with the July 2005 acquisition of MediaDefender. This amount was calculated by determining the difference between the fair value of

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (CURRENTLY IN DEFAULT) (Continued)

the warrants held by the investors in the Sub-Debt Financing, based on a comparison of updated Black-Scholes calculations using the original $1.55 exercise price and the reduced $1.43 exercise price. The Company utilized revised Black-Scholes input metrics to reflect updated changes, in particular to estimated life and volatility. The result was that the Black-Scholes value of the Sub-Debt warrants was $3.54, based on the original $1.55 exercise price, as compared to a Black-Scholes value of $3.61, based on the reduced exercise price of $1.43. The amount charged to operations was calculated by multiplying the $0.07 difference ($3.61 - $3.54), which represented the fair value of the consideration transferred, by the number of warrants affected, as follows: $0.07 × 3,113,709 = $218,000. This charge to operations was presented as reduction in exercise price of warrants and was included in other income (expense) in the statement of operations.

        On November 7, 2006, the Company entered into a waiver (the "Sub-Debt Waiver") with the holders of the Sub-Debt Notes. A provision of the Sub-Debt Notes contains a negative covenant pertaining to the Company's Consolidated Fixed Charge Coverage Ratio (as such term is defined in the Sub-Debt Notes), which is to be calculated on a quarterly basis (the "Fixed Charge Covenant"). The Fixed Charge Covenant as originally drafted did not contemplate that the first cash payment of accrued interest was not due and payable to the holders of the Sub-Debt Notes until September 30, 2006 (the "First Interest Payment"), an approximate fourteen-month period from the original issuance date of the Sub-Debt Notes. As a result of the Company timely making the First Interest Payment of $1,307,000, the Company was forced to breach the Fixed Charge Covenant. The holders of the Sub-Debt Notes agreed to waive this event of default under the Sub-Debt Notes that may have been triggered due to a breach of the Fixed Charge Covenant resulting from the First Interest Payment.

        On November 7, 2006, the Company also entered into a waiver (the "Senior Waiver") with the purchasers of the Senior Notes originally issued by the Company. The Note Purchase Agreement contains the same Fixed Charge Covenant that is contained in the Sub-Debt Notes (the "Senior Fixed Charge Covenant"). As a result of the Company timely making the First Interest Payment of $1,307,000, the Company was forced to breach the Senior Fixed Charge Covenant. The holders of the Senior Notes agreed to waive the event of default under the Note Purchase Agreement that may have been triggered due to a breach of the Senior Fixed Charge Covenant resulting from the First Interest Payment.

        The financing documents governing the terms and conditions of the senior and subordinated indebtedness required the Company to maintain an effective registration statement covering the resale of shares of common stock underlying the various securities issued by the Company to each holder. A resale registration statement on Form SB-2, as amended, was declared effective by the SEC on December 9, 2005. The Company subsequently filed Post-Effective Amendment No. 1 to the registration statement on Form SB-2, which was declared effective by the SEC on May 1, 2006, and Post-Effective Amendment No. 2 to the registration statement on Form SB-2, which was declared effective by the SEC on July 6, 2007. As a result of the determination to restate previously issued financial statements (see Note 1), the Form SB-2 was not available for use by the holders between December 21, 2006 and July 6, 2007.

        The financing documents specify that an event of default of the senior and subordinated indebtedness is triggered if a resale registration statement is unavailable for use by the holders for a

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (CURRENTLY IN DEFAULT) (Continued)

period of more than ten consecutive trading days after the expiration of an allowable ten-day grace period. The Company invoked its use of the ten-day allowable grace period on December 21, 2006, which expired on December 31, 2006. The Company delivered notice to holders of its outstanding senior and subordinated indebtedness that, as of December 20, 2006, an event of default had been triggered under their respective senior and subordinated financing documents.

        As of December 20, 2006, the Form SB-2 remained unavailable for use by the holders, and it continued to be unavailable for use until July 6, 2007, when Amendment No. 2 to the registration statement on Form SB-2 was declared effective by the SEC. Accordingly, at December 30, 2006, the registration statement covering the resale of shares of common stock underlying the various securities issued by the Company to each holder of the senior and subordinated indebtedness was not effective. As a result, an event of default, among others, with respect to the senior and subordinated indebtedness was triggered by the unavailability of the Form SB-2 to the holders between December 20, 2006 and July 6, 2007. The financing documents provide that while the Form SB-2 remains unavailable for use, holders of senior indebtedness are entitled to a cash penalty equal to 1.5% of the original Senior Financing, on a pro rata basis, and the holders of subordinated indebtedness are entitled to a cash penalty equal to 1.0% of the original Sub-Debt Financing, on a pro rata basis. These cash penalties are due and payable by the Company at the end of each thirty-day period while the Form SB-2 remains unavailable. The first cash penalty payment was due on January 31, 2007, and monthly thereafter.

        In accordance with EITF 00-19-2, which the Company adopted as of December 31, 2006, and SFAS No. 5, the Company accrued seven months liquidated damages (through mid-August 2007) under the registration rights agreements aggregating approximately $3,777,000 as a charge to operations at December 31, 2006, which was reduced by $395,000 as a result of the Company's registration statement being declared effective on July 6, 2007, which was earlier than originally estimated, and by an aggregate of $1,000,000 of advance payments made to the holders of the Senior Financing during the year ended December 31, 2007 for liquidated damages under the registration rights agreement. Accordingly, liquidated damages payable under registration rights agreements were $2,382,000 at December 31, 2007 and $3,777,000 at December 31, 2006, and were reflected as a current liability at such dates. The Company believes that the amount of the liquidated damages accrued reflects the undiscounted maximum potential amount of liquidated damages payable to the holders of the Senior Financing and the Sub-Debt Financing since the underlying shares become generally available for resale under an effective registration statement on July 6, 2007.

        Since the registration rights component of the derivative liabilities was not material through September 30, 2006, there was no cumulative-effect adjustment recorded as a result of the transition rules with respect to the adoption of EITF-00-19-2 at December 31, 2006.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (CURRENTLY IN DEFAULT) (Continued)

        A summary of the registration penalty accrual at December 31, 2007 and 2006 is presented below.

	December 31, 2007	December 31, 2006
Senior secured notes payable	$410,000	$1,575,000
Subordinated convertible notes payable	1,972,000	2,202,000

Total registration penalty accrual	$2,382,000	$3,777,000

        As of December 31, 2007 and 2006, approximately $13,307,000 principal amount was outstanding with respect to the Senior Financing, and approximately $27,658,000 principal amount was outstanding with respect to the Sub-Debt Financing. In addition, at December 31, 2007, approximately $410,000 and $1,972,000 was outstanding with respect to accrued registration delay penalties to the holders of the Senior Financing and the Sub-Debt Financing, respectively, and approximately $146,000 and $3,206,000 was outstanding with respect to accrued interest payable to the holders of the Senior Financing and the Sub-Debt Financing, respectively. Through December 31, 2007, the Company had not paid the registration delay penalties to either the holders of the Senior Notes or the Sub-Debt Notes, although it had made advance payments to the holders of the Senior Notes aggregating $1,000,000. As a result of the registration failure, the failure to pay the registration delay penalties and the various financial covenant and other breaches of the terms of the Senior Financing and the Sub-Debt Financing, multiple events of default exist under the Senior Financing and the Sub-Debt Financing. The terms of the Subordination Agreement among the Company and the creditor parties thereto (the "Subordination Agreement") prevent the Company from making any cash payments to the Sub-Debt Note holders until the events of default under the Senior Financing are either cured or waived. Furthermore, upon the occurrence of an event of default, holders of at least 25% of the outstanding senior indebtedness may declare the outstanding principal and accrued interest on all senior notes immediately due and payable upon written notice to the Company, and each holder of outstanding subordinated indebtedness may only demand redemption of all or any portion of their respective notes under certain circumstances as described in the Subordination Agreement. The Company does not have the capital resources necessary to cure the existing events of default, or to repay any accelerated indebtedness or redemption or penalty amounts.

        On October 16, 2007, the Company received an Event of Default Redemption Notice from the holders of approximately $2,693,000 principal amount of Sub-Debt Notes demanding that the Company redeem their Sub-Debt Notes. The Company believes and has advised these Sub-Debt Note holders that redemption (including the demand for redemption) is not permitted under the terms of the Subordination Agreement. On November 1, 2007, the Company received a copy of a letter to the Sub-Debt Note holders from Senior Note holders representing approximately 66% of the Senior Notes. The letter advised the Sub-Debt Note holders that the Subordination Agreement prohibits the Company from redeeming any Sub-Debt Notes and prohibits any Sub-Debt Note holder from pursuing any remedies.

        All quarterly interest payments due on the outstanding senior and subordinated indebtedness were timely paid by the Company through December 2006. In addition, the quarterly interest payments due on the outstanding senior indebtedness in 2007 were timely paid. Pursuant to the terms of the

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (CURRENTLY IN DEFAULT) (Continued)

Subordination Agreement, interest on the outstanding subordinated convertible notes payable cannot be paid as a result of the existence of the events of default described herein.

        A summary of accrued interest payable at December 31, 2007 and 2006 is presented below.

	December 31, 2007	December 31, 2006
Senior secured notes payable	$67,000	$67,000
Subordinated convertible notes payable	3,034,000	—
Liquidated damages payable with respect to:
Senior secured notes payable	79,000	—
Subordinated convertible notes payable	172,000	—

Total accrued interest payable	$3,352,000	$67,000

        Pursuant to a series of Forbearance and Consent Agreements with the investors in the Senior Financing, such investors agreed to forbear from the exercise of their rights and remedies under the Senior Financing documents as a result of the events of default with respect to the unavailability of the Company's registration statement, as well as certain other events of default that existed or that could come into existence during the forbearance period, from April 17, 2007 through February 20, 2008, in exchange for aggregate cash payments of $1,000,000 in 2007 and $494,446 in February 2008. The payments made by the Company under the Forbearance and Consent Agreements were credited against the registration delay cash penalties and interest on the penalties resulting from the Company's default under the various agreements between the Company and the Senior Financing investors. On March 17, 2008, the Company entered into a Forbearance and Consent Agreement with the investors in the Company's Senior Debt Financing, which was effective as of February 20, 2008, whereby the investors agreed to forbear from exercising any of their rights and remedies under the Senior Financing transaction documents through December 31, 2008 in exchange for an adjustment in the interest rate associated with the Senior Notes from 11.25% to 15%, provided the loan is repaid prior to September 30, 2008 or 16%, if the loan remains outstanding subsequent to that date.

        On August 3, 2007, the Company entered into a Waiver and Forbearance Agreement with the holders of the Sub-Debt Financing pursuant to which the holders agreed to waive their right to charge the 12.0% default interest rate triggered by the Company's defaults under the Subordinated Financing transaction documents and instead charge the 4.0% standard interest rate on the Sub-Debt Notes for the period from July 16, 2007 through August 31, 2007 (the "Forbearance Period"). The holders of the Sub-Debt Financing also agreed to forbear from exercising any of their other rights and remedies under the Sub-Debt Financing transaction documents during the Forbearance Period, upon the terms and conditions in the Waiver and Forbearance Agreement. Effective September 1, 2007, the interest rate returned to the 12.0% default interest rate.

        As a result of the requirement to restate previously issued financial statements, which resulted in the recording of an embedded derivative liability, the reclassification of the senior and subordinated indebtedness to current liabilities, and the recording of liquidated damages payable under registration rights agreements, the Company was not in compliance with certain of its financial covenants under

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (CURRENTLY IN DEFAULT) (Continued)

both the Senior Financing and the Sub-Debt Financing at December 31, 2006. Notwithstanding such developments, the Company would have been out of compliance with certain of its financial covenants at December 31, 2007.

        The registration delay penalties and ongoing default interest charges are continuing to have a significant and material negative impact on the Company's operations and cash flows. The Company is exploring various alternatives to resolve the defaults under its senior and secured debt obligations, but is unable to predict the outcome of such negotiations. On February 7, 2008 the Company retained the services of Salem Partners, LLC, to serve as a financial advisor to the Company in connection with the sale, merger, consolidation, reorganization or other business combination and the restructuring of the material terms of the Company's senior notes and/or subordinated convertible notes. To the extent that the Company is unable to complete a sale or merger, or restructure its senior and subordinated debt obligations in a satisfactory manner and/or the lenders begin to exercise additional remedies to enforce their rights, the Company will not have sufficient cash resources to maintain its operations. In such event, the Company may be required to consider a formal or informal restructuring or reorganization, including a filing under Chapter 11 of the United States Bankruptcy Code.

5. DERIVATIVE FINANCIAL INSTRUMENTS

        In conjunction with the financing for the acquisition of MediaDefender on July 28, 2005 (see Notes 3 and 4), the Company completed a $15,000,000 senior secured debt transaction (the "Senior Financing") and a $30,000,000 convertible subordinated debt transaction (the "Sub-Debt Financing"). The Company also issued various warrants in conjunction with such financings.

        The Sub-Debt Notes contain multiple embedded derivative features (both assets and liabilities) that have been accounted for at fair value as a compound embedded derivative. The compound embedded derivative associated with the Sub-Debt Notes has been valued at the date of inception of the Sub-Debt Financing and at the end of each reporting period thereafter. The compound embedded derivative includes the following material features: (1) the standard conversion feature of the debentures, (2) a limitation on the conversion by the holder, and (3) the Company's right to force conversion.

        An independent valuation firm assisted the Company in valuing the various derivative features in the compound embedded derivative and determined that, except for the above-noted features, the remaining derivative attributes (both assets and liabilities) were immaterial, both individually and in the aggregate, and they effectively offset one another. The value of the compound embedded derivative that includes the above-noted features was bifurcated from the Sub-Debt Notes and recorded as derivative liability. This initial amount was recorded as a discount on the related Sub-Debt Notes. This discount is being amortized to interest expense over the life of the Sub-Debt Notes.

        The Company, with the assistance of an independent valuation firm, calculated the fair value of the compound embedded derivative associated with the Sub-Debt Notes in accordance with SFAS No. 133 Implementation Issue No. B15, "Embedded Derivatives: Separate Accounting for Multiple Derivative Features Embedded in a Single Hybrid Instrument", which requires that when multiple derivatives (both assets and liabilities) exist within a financial instrument, they are bundled together as

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

5. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

a single hybrid compound instrument. The calculation model utilized a complex, customized, binomial lattice model suitable for the valuation of path-dependent American options. The model uses the risk neutral binomial methodology to simulate the scenarios and stock price paths. The model also uses backward dynamic programming to value the payoffs at each node considering all the embedded options simultaneously. The valuation model used the following assumptions for the original valuation and for each succeeding quarterly valuation:

	2005			2006				2007
Embedded derivatives
	7/28	9/30	12/31	3/31	6/30	9/30	12/31	3/31	6/30	9/30	12/31
Initial fair value of common stock	$1.43	—	—	—	—	—	—	—	—	—	—
Fair value of common stock at each subsequent reporting period end	—	$2.50	$3.30	$4.50	$3.50	$3.25	$2.35	$1.90	$2.00	$1.80	$0.38
Conversion price	$1.55	$1.55	$1.55	$1.55	$1.55	$1.55	$1.55	$1.55	$1.55	$1.55	$1.55
Terminal time period in months	48	46	43	40	37	34	31	28	25	22	19
Expected return	4.04%	4.18%	4.35%	4.82%	5.10%	4.59%	4.69%	4.58%	4.87%	3.97%	3.05%
Initial volatility factor	55%	—	—	—	—	—	—	—	—	—	—
Volatility factor for each subsequent reporting period	—	54%	59%	56%	63%	63%	53%	60%	56%	63%	73%
Triggering events to forced conversion:
Event 1—stock price equal or above	$2.32	$2.32	$2.32	$2.32	$2.32	$2.32	$2.32	$2.32	$2.32	$2.32	$2.32
Event 2—daily share trading volume equal or above	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000
Lack of liquidity discount for the limitation on conversion	20%	20%	20%	20%	20%	20%	20%	20%	20%	20%	20%

        The Company determined that the warrants issued in conjunction with the Senior Financing and the Sub-Debt Financing created derivative liabilities in accordance with EITF 00-19 because share settlement of these financial instruments was not within the control of the Company, since the Company could not conclude that it had sufficient authorized but unissued common shares available to satisfy its potential share obligations under the warrant agreements. The Company reached this conclusion because: (1) the Company has an obligation to file a registration statement with the SEC to register the common stock underlying warrants, and to have such registration statement declared effective, and to maintain effective such registration statement, or to pay penalties in the form of liquidated damages for each thirty-day period that such registration statement is not effective, (2) the warrants contained dilution protection features, with no limit or cap on the number of shares that could be issued by the Company pursuant to such provisions, and (3) the warrants contained certain price reset features. Because the warrants contain certain anti-dilution and price reset provisions, as well as have registration rights, the fair value of the warrants was accounted for as a derivative and presented as warrant liability.

        The Company calculated the fair value of the various warrants using the Black-Scholes option-pricing model, using the volatility factor determined by the independent valuation firm. The

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

5. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

valuation model used the following assumptions for the original valuation and for each succeeding quarterly valuation.

	2005				2006			2007
Warrant liability
	7/28	9/30	12/31	3/31	6/30	9/30	12/31	3/31	6/30	9/30	12/31
Initial fair value of common stock	$1.43	—	—	—	—	—	—	—	—	—	—
Fair value of common stock at each subsequent reporting period end	—	$2.50	$3.30	$4.50	$3.50	$3.25	$2.35	$1.90	$2.00	$1.80	$0.38
Exercise price:
Senior warrants	$2.00	$2.00	$2.00	$2.00	$2.00	$2.00	$2.00	$2.00	$2.00	$2.00	$2.00
Sub-debt warrants	$1.55	$1.55	$1.55	$1.55	$1.43	$1.43	$1.43	$1.43	$1.43	$1.43	$1.43
Libra warrants	$2.00	$2.00	$2.00	$2.00	—	—	—	—	—	—	—
Time period in months:
Senior warrants	60	58	55	52	49	46	43	40	37	34	31
Sub-debt warrants	60	58	55	52	49	46	43	40	37	34	31
Libra warrants	84	82	79	76	—	—	—	—	—	—	—
Expected return	4.04%	4.18%	4.35%	4.82%	5.10%	4.59%	4.69%	4.58%	4.89%	4.03%	3.45%
Initial volatility factor	55%	—	—	—	—	—	—	—	—	—	—
Volatility factor for each subsequent reporting period	—	54%	59%	56%	63%	63%	53%	60%	56%	63%	73%

        The Company's Sub-Debt Notes contain compound embedded derivatives (as described above) that required that they be bifurcated from the debt host instrument at the date of issuance and valued. The calculation of the fair value of the compound embedded derivatives required the use of a more sophisticated valuation model than a Black-Scholes option-pricing model. Accordingly, the Company retained an independent valuation firm to calculate the fair value of the compound embedded derivatives, and the changes in fair value at each subsequent period end. The Company, with the assistance of the independent valuation firm, calculated the fair value of the compound embedded derivatives associated with the Sub-Debt Notes in accordance with SFAS No. 133 Implementation Issue No. B15, "Embedded Derivatives: Separate Accounting for Multiple Derivative Features Embedded in a Single Hybrid Instrument", by utilizing a complex, customized, binomial lattice model suitable in the valuation of path-dependent American options. This model utilized subjective and theoretical assumptions that can materially affect fair values from period to period.

        The independent valuation firm concluded that the Company's historical pattern of stock prices as of July 28, 2005, and for some time thereafter, would not provide a sufficient indication of the long-term expected volatility of the Company's stock going forward for purposes of the calculation of the fair value of the compound embedded derivatives, due to the significant changes in the business operations and capital structure of the Company on July 28, 2005 as a result of the acquisition of MediaDefender and the related financing transactions. Accordingly, the Company's independent valuation firm based its calculation of the Company's expected stock price volatilities on the volatility factors of similar public companies. The independent valuation firm identified four companies that were similar to the Company in terms of industry, market capitalization, stock price and profitability: Easylink Services Corporation; Forgent Networks, Inc.; Inforte Corp.; and Think Partnership, Inc. Using historical stock returns data for a period of one year, the independent valuation firm calculated the volatilities of these companies at the various reporting dates. The expected volatilities for the Company as of the reporting dates were calculated based on the average of the volatilities of these comparable companies. The resulting volatilities were then used to calculate the fair value, and the

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

5. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

changes in fair value, of the Company's compound embedded derivative liabilities at each period end. The Company also utilized these volatilities to calculate the fair value, and the changes in fair value, of the Company's warrant derivative liabilities at each period end.

        Paragraph A32 of SFAS No. 123R lists factors to consider in estimating expected volatility. The independent valuation firm retained by the Company to value the compound embedded derivatives contained in the Sub-Debt Notes determined that the appropriate methodology to calculate volatility with respect to the Company's compound embedded derivatives was to consider the Company as similar to a newly public company without a trading history because of the significant transformative changes resulting from the acquisition and financing of the MediaDefender transaction on July 28, 2005. With reference to newly public companies, section (c) of paragraph A32 of SFAS No. 123R suggests that the expected volatility of similar entities be considered. The independent valuation firm arrived at this determination due to the Company's acquisition of MediaDefender on July 28, 2005 and the related equity-based financing transactions that provided the capital to fund the acquisition.

6. PROPERTY AND EQUIPMENT

	December 31,
Property and equipment are recorded at cost and consist of the following:
	2007	2006
	(in thousands)
Computer equipment and software	$3,973	$3,744
Furniture and fixtures	194	192
Leasehold improvements	285	261

	4,452	4,197
Less accumulated depreciation and amortization	(2,614)	(1,729)

Property and equipment, net	$1,838	$2,468

        During the year ended December 31, 2007, the Company recorded a charge to operations of $97,000 to write-off the net book value of obsolete computer equipment that it does not expect to utilize in future periods.

        At June 30, 2007, the Company evaluated the useful life of certain of its computer equipment and determined to reduce the depreciation period from 7 years to 5 years. The effect of this change in estimate was to increase depreciation expense by approximately $371,000 for the year ended December 31, 2007. The Company estimates that this change in estimate will increase depreciation expense by a total of approximately $168,000 in 2008 in excess of the amounts that would have been recorded as depreciation expense originally.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

7. GOODWILL AND OTHER INTANGIBLE ASSETS

  Identifiable Intangible Assets

        Components of the Company's identifiable intangible assets at December 31, 2007 and 2006, all of which were recorded in conjunction with the acquisition of MediaDefender in July 2005 (see Note 3), are as follows:

	Balance at Beginning of Year	Amortization Expense	Balance at End of Year
	(in thousands)
December 31, 2007
Customer relationships	$1,195	$755	$440
Proprietary technology	4,012	2,534	1,478
Non-competition agreements	728	312	416

Total	$5,935	$3,601	$2,334

December 31, 2006
Customer relationships	$1,950	$755	$1,195
Proprietary technology	6,546	2,534	4,012
Non-competition agreements	1,191	463	728

Total	$9,687	$3,752	$5,935

        Amortization expense with respect to intangible assets for the years ended December 31, 2007 and 2006 was $3,601,000 and $3,752,000, respectively. Scheduled amortization expense with respect to intangible assets for the next two succeeding years is as follows (amounts are in thousands):

Years Ending December 31,
2008	$2,182
2009	152

Total	$2,334

  Goodwill

        Goodwill at December 31, 2007 and 2006 was $31,085,000, which was recorded in conjunction with the acquisition of MediaDefender in July 2005 (see Note 3). In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", an intangible asset that is not subject to amortization such as goodwill shall be tested for impairment at least on an annual basis, and more often under certain circumstances, and written down when impaired. An interim impairment test is required if an event occurs or conditions change that would more likely than not reduce the fair value of the reporting unit below its carrying value. The first step of the impairment test consists of a comparison of the total fair value of each reporting unit to the reporting unit's net assets on the date of the test. If the fair value is in excess of the net assets, there is no indication of impairment and thus no need to perform the second step of the impairment test.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

7. GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

        During the three months ended September 30, 2007, the Company performed its second annual impairment test with respect to the goodwill recognized in conjunction with the acquisition of MediaDefender and determined that there was no indication of impairment. Due to the reduced sales activity in the Company's anti-piracy business for the year 2007 and internal projections for 2008, the Company again revisited the impairment work during our year end review for 2007 and noted that while the test thresholds were narrower, an adjustment was still not required. The Company plans to closely monitor the sales activity within this segment during each fiscal quarter of 2008 and, if warranted, will record an impairment loss to adjust downward the carrying value of the segment at that time.

        During the weekend of September 15 and 16, 2007, MediaDefender experienced an unlawful online security breach by hackers, which resulted in approximately 6,000 e-mails, as well as access to other confidential information and data, for the period from mid-December 2006 through September 10, 2007 being stolen and posted at numerous web-sites on the Internet. These e-mails contained confidential information and communications covering a wide variety of internal issues, including personal data, customer data and pricing information, and other sensitive information. This matter has been referred to the appropriate federal, state and local law enforcement organizations and an investigation is ongoing. An internal investigation of this matter is continuing, as a result of which the Company has revised various procedures and policies and enhanced its online and Internet security protocols. The Company does not believe that this breach has any impact on the Company's accounting and financial controls or reporting systems.

        As a result of this development, MediaDefender recorded approximately $600,000 for service credits to customers, which were recorded as a reduction to revenues during the year ended December 31, 2007. This amount was determined based on various factors, including discussions with customers. MediaDefender also recorded approximately $244,000 of legal, consulting and other direct costs related to the breach during the year ended December 31, 2007.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

8. DEFERRED FINANCING COSTS

        Components of the Company's deferred financing costs at December 31, 2007 and 2006 are as follows:

	Balance at Beginning of Year	Amortization Expense	Write-offs Resulting from Conversions and Repayments of Debt	Balance at End of Year
	(in thousands)
Year Ended December 31, 2007
Deferred financing costs related to:
Subordinated convertible notes payable	$1,519	$607	$—	$912
Senior secured notes payable	565	234	—	331

Total	$2,084	$841	$—	$1,243

Year Ended December 31, 2006
Deferred financing costs related to:
Subordinated convertible notes payable	$2,400	$618	$263	$1,519
Senior secured notes payable	900	240	95	565

Total	$3,300	$858	$358	$2,084

        Amortization expense with respect to deferred financing costs for the years ended December 31, 2007 and 2006 was $841,000 and $858,000, respectively. Scheduled amortization expense with respect to deferred financing costs for the next two succeeding years is as follows (amounts are in thousands):

Years Ending December 31,
2008	$841
2009	402

Total	$1,243

9. ALLOWANCE FOR DOUBTFUL ACCOUNTS

        A summary of the activity with respect to the allowance for doubtful accounts is as follows:

	Years Ended December 31,
	2007	2006
	(in thousands)
Balance, beginning of year	$421	$177
Provision for doubtful accounts	203	705
Amounts charged off	(206)	(461)

Balance, end of year	$418	$421

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

9. ALLOWANCE FOR DOUBTFUL ACCOUNTS (Continued)

        The provision for doubtful accounts for the years ended December 31, 2007 and 2006 by segment was as follows:

	Years Ended December 31,
	2007	2006
	(in thousands)
E-commerce	$10	$34
Media	23	317
Anti-piracy and file-sharing marketing services	170	354

Total	$203	$705

10. ACCRUED EXPENSES

        Accrued expenses are comprised of the following:

	December 31,
	2007	2006
	(in thousands)
Accrued cost of sales	$221	$169
Accrued compensation and related costs	1,096	223
Accrued professional fees	133	448
Accrued business and property taxes	51	143
Other accrued expenses	384	539

Total accrued expenses	$1,885	$1,522

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

11. INCOME TAXES

        The components of the provision for income taxes are as follows:

	Years Ended December 31,
	2007	2006
	(in thousands)
Current:
Federal	$—	$660
State	5	178

	$5	$838

Deferred:
Federal	$(998)	$—
State	(46)	—

	(1,044)	—

Total	$(1,039)	$838

        Income taxes differ from the amount computed using a tax rate of 34% as a result of the following:

	Years Ended December 31,
	2007	2006
	(in thousands)
Computed expected tax (tax benefit)	$3,563	$(1,388)
State and local income taxes, net of federal income tax benefit	3	117
Amortization of non-cash financing costs	470	861
Adjustments to deferred tax assets	8	1,053
Stock-based compensation	630	656
Permanent adjustments caused by warrant and derivative liabilities	(6,878)	(1,807)
Other	18	10

	(2,186)	(498)
Valuation allowance	1,147	1,336

Total income tax (benefit) expense	$(1,039)	$838

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

11. INCOME TAXES (Continued)

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2007 and 2006 are as follows:

	December 31,
	2007	2006
	(in thousands)
Deferred tax liabilities:
State income taxes	3,644	$3,311
Depreciation	45	386

Total deferred tax liabilities	3,689	3,697
Deferred tax assets:
Net operating loss carryforwards	48,660	46,722
Non-deductible accrued expenses	1,282	1,776
Other	179	220

Total deferred tax assets	50,121	48,718
Valuation allowance	(46,432)	(45,285)

Net deferred assets	3,689	3,433

Net deferred tax liabilities	$—	$264

        At December 31, 2007, the Company had net operating loss carryforwards of approximately $112,000,000 for Federal income tax purposes expiring beginning in 2019 and California state net operating loss carryforwards of approximately $118,000,000 expiring beginning in 2009.

        In assessing the potential realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets (primarily net operating loss carryforwards) is dependent upon the Company attaining future taxable income during the periods in which those temporary differences become deductible. As of December 31, 2007 and 2006, management was unable to determine if it is more likely than not that the Company's deferred tax assets will be realized, and has therefore recorded an appropriate valuation allowance against deferred tax assets at such dates.

        Due to the restrictions imposed by Internal Revenue Code Section 382 regarding substantial changes in the stock ownership of companies with loss carryforwards, the utilization of the Company's federal net operating loss carryforward was severely limited as a result of the change in the effective stock ownership of the Company resulting from the debt financings arranged in conjunction with the acquisition of MediaDefender.

        The Company recorded a benefit for income taxes of $1,039,000 for the year ended December 31, 2007, as a result of the carryback of 2007 tax losses to 2005 and 2006. As a result of the profitable operations of MediaDefender, the non-deductibility of certain non-cash charges for tax reporting purposes, and permanent limitations on the Company's ability to utilize its net operating loss carry-forwards, the Company recorded a provision for income taxes of $838,000 for the year ended December 31, 2006.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

11. INCOME TAXES (Continued)

        As of December 31, 2007, the Company's 2005 U.S. federal income tax return was undergoing examination by the Internal Revenue Service. The Internal Revenue Service has proposed various adjustments to the Company's 2005 taxable income. Estimated taxes and interest relating to such adjustments have been accrued as income taxes payable in the accompanying financial statements at December 31, 2007. As the Internal Revenue Service has not completed its examination, the Company is currently unable to predict the final outcome of the examination.

        The Company adopted the provisions of FIN48 on January 1, 2007, and has identified unrecognized tax benefits related to the deductibility of certain interest expense on subordinated debt. However, there would be no additional accrual required due to available net operating losses. The following table provides a reconciliation of the Company's unrecognized tax benefits at December 31, 2007:

Unrecognized tax benefits at January 1, 2007	$—
Increase based upon tax positions taken prior to 2007	300,000
Increase based upon tax positions taken in 2007	600,000
Decrease based upon net operating loss arising in 2007	(600,000)
Decrease based upon net operating loss carryback to prior years	(300,000)

Unrecognized tax benefits at December 31, 2007	$—

12. RELATED PARTY TRANSACTIONS

  Transactions Involving Officers and Directors

        Effective as of January 1, 2006, the Company entered into a one-year consulting agreement with Eric Pulier, a director of the Company, through WNT Consulting Group, a California limited liability company wholly-owned by Mr. Pulier ("WNT"). The consulting agreement was approved by the disinterested members of the Company's Board of Directors. Effective January 12, 2007, the parties mutually agreed to terminate this consulting agreement, which had automatically renewed for a second one-year term through December 31, 2007. Under the terms of the original consulting agreement, Mr. Pulier received a base fee of $10,000 per month, certain other mandatory payments, and was also eligible to receive cash bonuses on the achievement of certain specified milestones. Mr. Pulier had also agreed to waive all stock options and other stock-based compensation granted to outside members of the Company's Board of Directors during the term of his original consulting agreement. The termination agreement provided for a one-time cash payment to Mr. Pulier (through WNT) in the amount of $100,000 (which was paid in January 2007), in consideration for the termination of the consulting agreement and an acknowledgement and complete release of any and all claims related to unpaid compensation, bonus amounts or other out-of-pocket expenses (in cash or otherwise) that may have been owed by the Company as of January 12, 2007. The termination agreement was approved by the Compensation Committee of the Company's Board of Directors. Mr. Pulier continues to serve as a member of the Company's Board of Directors.

        On January 12, 2007, the Company entered into a new consulting agreement with Mr. Pulier (through WNT). During the term of the new consulting agreement, which commenced January 12, 2007 and continues in effect until any party provides ten days prior written notice to the other parties of its

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

12. RELATED PARTY TRANSACTIONS (Continued)

intention to terminate, Mr. Pulier will provide non-exclusive consulting and advisory services to the Company outside of the ordinary course of his services as a member of the Board of Directors. In consideration, Mr. Pulier (through WNT) is entitled to receive hourly compensation at the rate of $500 per hour. Any consulting request made by the Company must be approved in advance by all parties prior to commencement of services. The new consulting agreement was approved by the Compensation Committee of the Company's Board of Directors. During the year ended December 31, 2007, Mr. Pulier (through WNT) did not earn any fees under the new consulting agreement.

        On November 28, 2006, the Company acknowledged the terms of a release of claims (the "Release") entered into by Nicholas Turner, the Company's former Vice President, Business Development. Pursuant to the terms of the Release, Mr. Turner has agreed to fully waive any and all claims that he may have against the Company, including any such claims related to the terms of his employment or otherwise, if any, that may have arisen prior to the execution date of the Release. The Company further acknowledged that the effective date of Mr. Turner's resignation as the Company's Vice President, Business Development was August 31, 2006.

        The Company and Mr. Turner also entered into an independent contractor agreement dated November 28, 2006 (the "Contractor Agreement"), in order to provide for Mr. Turner's temporary continued services with the Company. The Contractor Agreement was scheduled to remain in effect for a period of eight months, commencing as of September 1, 2006 (the "Term"); provided, that, the Contractor Agreement could be terminated prior to the end of the Term by Mr. Turner for any reason or by the Company (i) for "cause," (ii) the death or disability of Mr. Turner or (iii) for any reason at its option effective as of December 31, 2006 by making a one-time cash payment to Mr. Turner of $30,000 in the aggregate (the "Early Termination Option"). The Contractor Agreement prohibited Mr. Turner from engaging in certain competitive business activities and from soliciting existing employees, customers, clients or vendors of the Company or its subsidiaries. The covenants not to compete or solicit expired on April 30, 2007. In consideration, Mr. Turner was entitled to receive from the Company a base fee of $12,500 for the first four-month period (comprised of $5,000 in cash and $7,500 in the form of a short-term loan, which would be forgiven on April 30, 2007 if Mr. Turner has complied with the provisions of the covenants not to compete or solicit) and $7,500 per month during the second four-month period (including a recoupable advance), as well as certain commission and bonus amounts, assuming achievement of specified milestones. The Contractor Agreement was approved by the Compensation Committee of the Company's Board of Directors.

        Effective December 31, 2006, the Company elected to exercise its Early Termination Option under the Contractor Agreement and made the one-time cash payment to Mr. Turner of $30,000. No further amounts are owed by the Company to Mr. Turner under the terms of the Contractor Agreement.

        For the year ended December 31, 2007, each non-employee member of the Company's Board of Directors received a cash retainer of $15,000, and a grant of 10,000 stock options having a value (based upon the appropriate Black-Scholes option valuation methodology) equal to $16,200. In addition, each director that serves on a Committee of the Board of Directors received, for each committee served, an additional cash retainer of $10,000, and a grant of 5,000 stock options having a value equal to $8,100, having the same terms and conditions as options granted to all non-employee members of the Board of Directors generally. The effective date of the above stock options was June 29, 2007, a total of 80,000 shares were granted under the 2006 Equity plan, having an aggregate Black-Scholes value of $129,600.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

12. RELATED PARTY TRANSACTIONS (Continued)

The options are exercisable through June 29, 2012 at $2.00 per share, the fair market value on the date of grant. The options vested 50% on June 30, 2007 and 25% each on September 30, 2007 and December 31, 2007. In addition, to their normal board fees, two directors also served on the Special Committee related to restructuring matters and received additional cash compensation of $60,000 each during 2007.

        For the year ended December 31, 2006, each non-employee member of the Company's Board of Directors received a cash retainer of $15,000, and (excluding Mr. Pulier) a grant of stock options having a value (based upon the appropriate Black-Scholes option valuation methodology) equal to $35,000. The strike price for the options was set on the date of grant and the options vested entirely on December 31, 2006. In addition, each director that serves on a Committee of the Board of Directors received, for each committee served, an additional cash retainer of $10,000, and (excluding Mr. Pulier) a grant of stock options having a value equal to $15,000, having the same terms and conditions as options granted to all non-employee members of the Board of Directors generally. The stock option grants were made on July 7, 2006 under the 2006 Equity Plan (see Note 13).

        Fred Davis, who joined the Company's Board of Directors in November 2005, and who did not receive any board compensation in 2005, was considered a new director in 2006, and received a one-time grant of stock options having a value equal to $25,000, a three-year vesting term and otherwise having the same terms and conditions as options granted to all non-employee members of the Board of Directors generally.

        During the years ended December 31, 2007 and 2006, the Company incurred legal fees of approximately $16,000 and $45,000, respectively, to Davis Shapiro Lewit & Hayes, LLP, a law firm in which Fred Davis, a director of the Company, is a partner.

        See Notes 3, 13 and 16 for information with respect to additional related party transactions.

13. STOCKHOLDERS' EQUITY (DEFICIENCY)

  Amendments to Certificate of Incorporation:

        On June 26, 2006, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of its Certificate of Incorporation to eliminate 5,000,000 shares of authorized but unissued shares of preferred stock. As a result, the Company has no authorized shares of preferred stock.

  Stock-Based Transactions—Year Ended December 31, 2007

        During the year ended December 31, 2007, the Company issued 23,076 shares of common stock, pursuant to a consulting agreement (see Note 16), and options to purchase 480,000 shares of common stock, including options to purchase 350,000 shares to management, as discussed below.

        Effective February 2, 2007, the Company issued to Rene L. Rousselet, the Company's Corporate Controller and Chief Accounting Officer, a stock option to purchase 50,000 shares of common stock exercisable through February 2, 2012 at $1.50 per share, the fair market value on the date of grant. The stock option vests and becomes exercisable in equal installments on March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007. The fair value of the stock option, determined pursuant to

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

13. STOCKHOLDERS' EQUITY (DEFICIENCY) (Continued)

the Black-Scholes option-pricing model, was $60,000, which was charged to operations during the year ended December 31, 2007.

        Effective February 2, 2007, the Company issued to its newly-appointed Vice President of Worldwide Sales, a stock option to purchase 300,000 shares of common stock exercisable through February 2, 2012 at $1.50 per share, the fair market value on the date of grant. The option with respect to 175,000 shares vests in seven equal quarterly installments on June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008, and the option with respect to 125,000 shares vests on the achievement of performance targets to be mutually determined by the parties. The fair value of the time-vested portion of this stock option, determined pursuant to the Black-Scholes option-pricing model, was $208,000, of which $89,000 was charged to operations during the year ended December 31, 2007.

        Effective June 29, 2007, the Company issued to its six non-officer directors stock options to purchase an aggregate of 80,000 shares exercisable through June 29, 2012 at $2.00 per share, the fair market value on the date of grant. The options vested 50% on June 30, 2007 and 25% each on September 30, 2007 and December 31, 2007. The fair value of these stock options, determined pursuant to the Black-Scholes option-pricing model, was $129,600, which was charged to operations during the year ended December 31, 2007.

        The assumptions used in the Black-Scholes option-pricing model to calculate the fair value of the aforementioned options were as follows:

Stock price on date of grant	$1.50 - $2.30
Risk-free interest rate	4.84 - 5.06%
Volatility	1.065 - 1.116%
Dividend yield	0%
Weighted average expected life (years)	5
Weighted average fair value of option	$1.19 - $1.76

        As a result of the resignation of the Company's former Chief Financial Officer effective August 31, 2007 (see Note 16), the Company agreed to amend certain provisions of stock options previously granted to the former Chief Financial Officer, including the accelerated vesting of certain options. The Company recorded the fair value of these grants, calculated pursuant to the Black-Scholes option-pricing model, of $215,000 as a charge to operations in 2007. The assumptions used in the Black-Scholes option-pricing model to calculate the fair value of the amendments to the options were as follows:

Stock price on date of grant	$3.00
Risk-free interest rate	5.0%
Volatility	146.3%
Dividend yield	0%
Weighted average expected life (years)	5
Weighted average fair value of option	$2.81

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

13. STOCKHOLDERS' EQUITY (DEFICIENCY) (Continued)

  Stock-Based Transactions—Year Ended December 31, 2006

        On May 6, 2005, the Company issued to a consultant a stock option to purchase an aggregate of 22,000 shares of the Company's common stock pursuant to the Company's 1999 Employee Stock Option Plan, exercisable for a period of five years at $1.00 per share, the market price on the date of the grant, pursuant to a short-term consulting agreement. The option was subject to milestones, one of which was partially attained during the year ended December 31, 2006, as a result of which 10,000 shares vested during such period. The fair value of the vested portion of this option of $35,000, calculated pursuant to the Black-Scholes option-pricing model, was charged to operations during the year ended December 31, 2006.

        During the year ended December 31, 2006, the Company issued 97,287 shares of common stock upon the exercise of stock options previously issued to employees and consultants, and received cash proceeds of approximately $80,000.

        During the year ended December 31, 2006, the Company provided short-term extensions of the exercise period for options held by two former employees. The fair value of such extensions of $44,000, calculated pursuant to the Black-Scholes option-pricing model, was charged to operations during the year ended December 31, 2006.

        During the year ended December 31, 2006, the Company issued to a consultant stock options on a monthly basis to purchase 35,000 shares of the Company's common stock pursuant to the Company's 2006 Equity Incentive Plan, exercisable for a period of five years at prices ranging from $2.35 to $2.95 per share, the market price on the date of each grant, pursuant to a short-term consulting agreement. The options were fully vested at the date of issuance. The aggregate fair value of the options of $76,000, calculated pursuant to the Black-Scholes option-pricing model, was charged to operations during the year ended December 31, 2006. The assumptions used in the Black-Scholes option-pricing model to calculate the fair value of the options were as follows:

Stock price on date of grant	$2.35 - 2.90
Risk-free interest rate	4.89 - 4.97%
Volatility	99.8 - 102.1%
Dividend yield	0%
Weighted average expected life (years)	4.92 - 5.00
Weighted average fair value of option	$1.79 - 2.25

        During the year ended December 31, 2006, the Company issued 2,203,870 shares of common stock upon the conversion of $3,416,000 of subordinated convertible notes payable. As a result, $1,345,000 was charged to operations during the year ended December 31, 2006, consisting of related deferred financing costs of $263,000 and debt discount costs of $1,082,000.

        Effective April 19, 2006, Libra FE, LP exercised its warrants on a cashless basis at $2.00 per share, resulting in the issuance of 123,864 shares of common stock.

        Effective April 27, 2006, certain of the investors in the Senior Financing exercised their warrants to purchase 2,816,667 shares of common stock at $1.85 per share, resulting in the issuance of 2,816,667

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

13. STOCKHOLDERS' EQUITY (DEFICIENCY) (Continued)

shares of common stock in exchange for cash proceeds of $5,212,000, of which $1,303,000 was used to reduce the respective principal balances on the Senior Notes payable held by such exercising investors.

        On October 19, 2006, an investor in the Sub-Debt financing exercised a portion of its warrants to purchase 79,839 shares of common stock at $1.43 per share, resulting in the issuance of 79,839 shares of common stock in exchange for cash proceeds of $114,170.

        During 2006, as a result of the exercise by the warrant holders of certain warrants, $9,483,000 of warrant liability was transferred to additional paid-in capital. During 2006, as a result of the conversion of Sub-Debt into common stock, $4,053,000 of embedded derivative liability was transferred to additional paid-in capital.

        As a result of the $0.15 warrant exercise price reduction offered to the investors in the Senior Financing, the Company recorded a charge to operations for the aggregate fair value of such exercise price reductions of $423,000 relating to the warrants held and exercised by the Senior Financing investors in April 2006.

        As a result of the $0.12 warrant exercise price reduction provided to the investors in the Sub-Debt Financing, the Company recorded a charge to operations for the aggregate fair value of such exercise price reductions of $218,000 relating to the warrants held by the investors in the Sub-Debt Financing.

        On July 7, 2006, in conjunction with the previously adopted 2006 board compensation program, the Company granted stock options under the 2006 Equity Plan approved by the Company's stockholders at its 2006 Annual Meeting to five non-officer members of its Board of Directors to acquire an aggregate of 91,551 shares of common stock, exercisable for a period of five years at $3.35 per share, the closing price of the Company's common stock as quoted on the OTC Bulletin Board on the date of grant. The stock options were fully vested on December 31, 2006. The aggregate fair value of such stock options, calculated pursuant to the Black-Scholes option-pricing model, was $260,000, which was charged to operations during the year ended December 31, 2006. The assumptions used in the Black-Scholes option-pricing model to calculate the fair value of the options were as follows:

Stock price on date of grant	$3.35
Risk-free interest rate	5.05%
Volatility	122.0%
Dividend yield	0%
Weighted average expected life (years)	5.0
Weighted average fair value of option	$2.84

        On October 9, 2006, the Company entered into an eighteen-month non-exclusive consulting agreement with Wood River Ventures, LLC and Jonathan Dolgen for consulting and advisory services with respect to the business and operations of the Company (see Note 16). The consulting agreement provides for a stock award valued at $112,500, consisting of 34,615 shares of common stock based on the Company's closing stock price on October 10, 2006 of $3.25 per share to be issued under the Company's 2006 Equity Incentive Plan. The shares vest pro rata over the eighteen-month period of the consulting agreement, beginning on October 10, 2006 and thereafter monthly on the first day of each month of the term of the consulting agreement through March 2008. In accordance with ETIF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

13. STOCKHOLDERS' EQUITY (DEFICIENCY) (Continued)

Conjunction with Selling, Goods or Services", the shares granted under this consulting agreement are valued each month based on the closing market price on the first day of each month to determine the amount to be recorded as a charge to operations over the eighteen-month term of the consulting agreement. Accordingly, during the years ended December 31, 2007 and 2006, the Company issued 23,076 shares and 5,769 shares of common stock under this consulting agreement and recorded a related charge to operations of $75,000 and $19,000, respectively.

  Sufficiency of Authorized but Unissued Shares

        The Company has concluded, for the reasons described below, that it is highly probable that the Company will have sufficient shares available to satisfy its existing option and warrant obligations to officers, directors, employees, consultants, advisors and others for the foreseeable future (excluding the warrants issued in conjunction with the financing of the MediaDefender transaction described at Note 4, which are accounted for as a derivative liability).

        Paragraphs 28 to 35 of SFAS No. 123R describe the types of equity awards that should be classified as a liability, including an option (or similar instrument) that could require the employer to pay an employee cash or other assets, unless cash settlement is based on a contingent event that is (a) not probable and (b) outside the control of the employee. The Company has concluded that any cash settlement obligation represented by its outstanding options and warrants issued to employees, officers and directors would be triggered only by a contingent event that is both not probable and is outside the control of the equity holder.

        Most of the Company's outstanding options and warrants were issued to employees, officers and directors in compensatory transactions accounted for under SFAS No. 123R. Of the 5,749,740 options and warrants outstanding at December 31, 2007, 5,331,553 were issued to employees, officers and directors. The Company believes that potential impact pursuant to EITF 00-19-2 of the remaining 418,187 options and warrants issued to consultants, advisors and others is not material to the consolidated financial statements. With respect to the 418,187 options and warrants, 222,000 are exercisable at $0.50 per share and the remaining 196,187 are exercisable at prices ranging from $1.00 per share to $7.50 per share; all such exercise prices are in excess of the current market value of the Company's common stock.

        The Company currently has 60,000,000 shares of common stock authorized, of which 10,338,896 shares of common stock were issued at December 31, 2007, resulting in 49,661,104 unissued shares at such date. If all of the Company's equity-based instruments were converted or exercised into shares of common stock in accordance with their respective original terms, without regard to whether such instruments have vested or are in-the-money, approximately 28,000,000 additional shares would be issued, resulting in a total of approximately 38,000,000 shares of common stock issued and outstanding. Accordingly, this calculation results in approximately 22,000,000 shares of common stock available for issuance, in excess of all equity commitments that the Company currently has outstanding.

        The Company has approximately $27,658,000 of Sub-Debt Notes outstanding at December 31, 2007, which are convertible into common stock at $1.55 per share and which represent the single largest component of such potential dilution (approximately 17,850,000 shares). However, the financing agreements contain provisions that expressly prohibit the Company from issuing shares to a Sub-Debt

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

13. STOCKHOLDERS' EQUITY (DEFICIENCY) (Continued)

Note holder if after the conversion, such Sub-Debt Note holder would exceed the respective limit called for in their Sub-Debt Note, either 4.99% or 9.99% of the Company's outstanding common shares, thus the Company believes that it is very unlikely that all of the 17,850,000 shares issuable to the holders of the Sub-Debt Notes would be issued at one time or even in a short period of time.

        Accordingly, based on the foregoing analysis and the Company's current capital structure, the Company has concluded that it is highly probable that the Company will have sufficient shares available to satisfy its existing option and warrant obligations for the foreseeable future. The Company will continue to evaluate this issue and if it becomes probable that there are insufficient authorized shares, the Company will consider alternative accounting treatment at that time.

14. STOCK-BASED PLANS

  2004 Consultant Stock Plan

        Effective September 29, 2004, the Company's Board of Directors adopted the ARTISTdirect, Inc. 2004 Consultant Stock Plan (the "Consultant Plan") in order for the Company to be able to compensate consultants, at the option of the Company, who provide bona fide services to the Company not in connection with capital raising or promotion of the Company's securities. The Consultant Plan will expire on September 29, 2014, and provides for the issuance of up to 500,000 shares of common stock to consultants at fair market value. On January 13, 2005, the Company filed a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the 500,000 shares of common stock for future issuance under the Consultant Plan. As of December 31, 2007, no shares had been issued under the Consultant Plan.

  2006 Equity Incentive Plan

        The Company's stockholders approved the ARTISTdirect, Inc. 2006 Equity Incentive Plan (the "2006 Equity Plan") at the Company's Annual Meeting of Stockholders held on June 19, 2006 (the "Annual Meeting"). The Board of Directors of the Company had previously approved the 2006 Equity Plan in April 2006. A total of 1,500,000 new shares of the Company's common stock have initially been reserved for issuance under the 2006 Equity Plan. Awards under the 2006 Equity Plan may be granted to any of the Company's employees, directors, officers, consultants or those of the Company's affiliates. Awards may consist of stock options (both incentive stock options and non-statutory stock options), stock awards, stock appreciation rights and cash awards. An incentive stock option may be granted under the 2006 Equity Plan only to a person who, at the time of the grant, is an employee of the Company or a parent or subsidiary of the Company. During the year ended December 31, 2006, the Company issued 34,615 shares of common stock pursuant to a consulting agreement (see Notes 13 and 16) and options to purchase 126,551 shares of common stock. During the year ended December 31, 2007, the Company issued options to purchase 480,000 shares of common stock. As of December 31, 2007, 863,834 shares remained available for future option grant.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

14. STOCK-BASED PLANS (Continued)

        A summary of stock option activity under the 2006 Equity Plan during the years ended December 31, 2006 and 2007 is as follows:

	Options Outstanding
	Number of Shares	Weighted Average Exercise Price
Options outstanding at December 31, 2005	—	$—
Granted	126,551	3.20
Exercised	—	—
Cancelled/expired	—	—

Options outstanding at December 31, 2006	126,551	3.20
Granted	480,000	1.63
Exercised	—	—
Cancelled/expired	(5,000)	1.50

Options outstanding at December 31, 2007	601,551	$1.96

Options exercisable at December 31, 2007	376,551	$2.24

        The following table summarizes information regarding options outstanding and options exercisable at December 31, 2007 under the 2006 Equity Plan:

	Options Outstanding			Options Exercisable
Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$1.50	350,000	4.09	$1.50	125,000	$1.50
$1.55	5,000	3.92	$1.55	5,000	$1.55
$1.80	5,000	3.92	$1.80	5,000	$1.80
$1.90	5,000	3.92	$1.90	5,000	$1.90
$2.00	10,000	3.92	$2.00	10,000	$2.00
$2.00	80,000	4.50	$2.00	80,000	$2.00
$2.15	5,000	3.92	$2.15	5,000	$2.15
$2.20	5,000	3.92	$2.20	5,000	$2.20
$2.25	5,000	3.92	$2.25	5,000	$2.25
$2.30	5,000	3.92	$2.30	5,000	$2.30
$2.35	5,000	3.92	$2.35	5,000	$2.35
$2.90	30,000	3.92	$2.90	30,000	$2.90
$3.35	91,551	3.52	$3.35	91.551	$3.35

$1.50 - $3.35	601,551	4.03	$1.96	376,551	$2.24

        The weighted average grant date fair value of stock options issued during the years ended December 31, 2006 and 2007 was $2.66 per share and $1.63 per share, respectively.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

14. STOCK-BASED PLANS (Continued)

        The intrinsic value of exercisable but unexercised in-the-money options at December 31, 2007 was $0.

        The following table summarizes information regarding the Company's non-vested options under the 2006 Equity Plan as of December 31, 2006 and 2007, and the changes during such years:

Number of Shares
Options outstanding but unvested at December 31, 2005	—
Granted	126,551
Vested	(126,551)
Forfeited	—
Expired	—

Options outstanding but unvested at December 31, 2006	—
Granted	480,000
Vested	(250,000)
Forfeited	(5,000)
Expired	—

Options outstanding but unvested at December 31, 2007	225,000

        As of December 31, 2007, unrecognized compensation cost related to unvested stock options under the 2006 Equity Plan will be charged to operations as follows (amounts are in thousands):

Years Ending December 31,
2008	$119

Total	$119

  1999 Employee Stock Option Plan

        In October 1999, the Company implemented the 1999 Employee Stock Option Plan (the "Employee Plan"). The Employee Plan was not approved by the public stockholders of the Company. The Employee Plan has currently reserved 1,185,504 shares of the Company's common stock for issuance to employees, non-employee members of the board of directors and consultants. This share reserve automatically increases on the first trading day in January each calendar year by an amount equal to 2% of the total number of shares of the Company's common stock outstanding on the last trading day of December in the prior calendar year, but in no event will this annual increase exceed 87,500 shares. No option may have a term in excess of ten years. The options generally vest within three years. As of December 31, 2007, 234,765 shares remained available for future option grant.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

14. STOCK-BASED PLANS (Continued)

        A summary of stock option activity under the Employee Plan during the years ended December 31, 2006 and 2007 is as follows:

	Options Outstanding
	Number of Shares	Weighted Average Exercise Price
Options outstanding at December 31, 2005	968,618	$3.57
Granted	—	—
Exercised	(97,287)	0.79
Cancelled/expired	(6,569)	0.79

Options outstanding at December 31, 2006	864,762	3.88
Granted	—	—
Exercised	(35,375)	0.79
Cancelled/expired	(11,310)	91.41

Options outstanding at December 31, 2007	818,077	$2.81

Options exercisable at December 31, 2007	694,267	$2.77

        The following table summarizes information regarding options outstanding and options exercisable at December 31, 2007 under the Employee Plan:

	Options Outstanding			Options Exercisable
Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$0.79	66,558	4.24	$0.79	66,558	$0.79
$1.00	82,500	2.35	$1.00	82,500	$1.00
$1.95	170,000	4.69	$1.95	170,000	$1.95
$3.00	400,000	2.57	$3.00	276,190	$3.00
$4.80	33,332	1.78	$4.80	33,332	$4.80
$5.10	10,000	1.77	$5.10	10,000	$5.10
$7.50	55,687	0.88	$7.50	55,687	$7.50

$0.79 - $7.50	818,077	2.97	$2.81	694,267	$2.77

        The intrinsic value of exercisable but unexercised in-the-money options at December 31, 2007 was $0. The intrinsic value of options exercised during the years ended December 31, 2007 and 2006 was $45,000 and $283,000, respectively.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

14. STOCK-BASED PLANS (Continued)

        The following table summarizes information regarding the Company's non-vested options under the Employee Plan as of December 31, 2006 and 2007, and the changes during such years:

Number of Shares
Options outstanding but unvested at December 31, 2005	427,333
Vested	(182,669)
Forfeited	(6,130)
Expired	(439)

Options outstanding but unvested at December 31, 2006	238,095
Vested	(114,285)
Forfeited	—
Expired	—

Options outstanding but unvested at December 31, 2007	123,810

        As of December 31, 2007, unrecognized compensation cost related to unvested stock options under the Employee Plan will be charged to operations as follows (amounts are in thousands):

Years Ending December 31,
2008	$312
2009	26

Total	$338

  1999 Artist and Artist Advisor Option Plan

        In June 1999, and as amended in October 1999 and March 2000, the Company adopted the 1999 Artist and Artist Advisor Stock Option Plan (the "Advisor Plan"). The Advisor Plan was not approved by the public stockholders of the Company. The Advisor Plan has currently reserved 439,659 shares of common stock for issuance to artists for whom the Company entered into agreements related to online and e-commerce activities and their agents, business managers, attorneys and other advisors. This share reserve automatically increases on the first trading day in January each calendar year by an amount equal to 1% of the total number of shares of the Company's common stock outstanding on the last trading day of December in the prior calendar year, but in no event will this annual increase exceed 37,500 shares. As of December 31, 2007, 439,659 shares remained available for future option grants. The options expire seven years from the date of grant and vesting generally varies between one to three years. No new option grants under this plan were made during 2006 or 2007.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

14. STOCK-BASED PLANS (Continued)

        A summary of stock option activity under the Advisor Plan during the years ended December 31, 2006 and 2007 is as follows:

	Options Outstanding
	Number of Shares	Weighted Average Exercise Price
Options outstanding at December 31, 2005	35,536	$123.29
Granted	—	—
Exercised	—	—
Cancelled/expired	(5,672)	39.00

Options outstanding at December 31, 2006	29,864	139.28
Granted	—	—
Exercised	—	—
Cancelled/expired	(29,864)	139.28

Options outstanding at December 31, 2007	—	$—

  1999 Artist Stock Plan

        In June 1999, and as amended in October 1999, the Company adopted the 1999 Artist Stock Plan (the "Artist Plan"). The Artist Plan was not approved by the public stockholders of the Company. The Artist Plan currently has reserved 935,504 shares of common stock for issuance to artists for whom the Company entered into agreements related to their online and e-commerce activities. This share reserve automatically increases on the first trading day in January each calendar year by an amount equal to 2% of the total number of shares of the Company's common stock outstanding on the last trading day of December in the prior calendar year, but in no event will this annual increase exceed 87,500 shares. As of December 31, 2007, 935,504 shares remained available for future option grants. The options expire seven years from the date of grant and vesting generally varies between one to three years. No new option grants under this plan were made during 2006 or 2007.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

14. STOCK-BASED PLANS (Continued)

        A summary of stock option activity under the Artist Plan during the years ended December 31, 2006 and 2007 is as follows:

	Options Outstanding
	Number of Shares	Weighted Average Exercise Price
Options outstanding at December 31, 2005	23,874	$83.15
Granted	—	—
Exercised	—	—
Cancelled/expired	(13,499)	40.00

Options outstanding at December 31, 2006	10,375	139.28
Granted	—	—
Exercised	—	—
Cancelled/expired	(10,375)	139.28

Options outstanding at December 31, 2007	—	$—

        As of December 31, 2007, unrecognized compensation cost related to all unvested stock options (plan and non-plan) will be charged to operations as follows (amounts are in thousands):

Years Ending December 31,
2008	$1,002
2009	26

Total	$1,028

  1999 Employee Stock Purchase Plan

        In October 1999, the Company adopted the 1999 Employee Stock Purchase Plan that initially reserved 50,000 shares of common stock for issuance under this plan. As of December 31, 2007, this plan had 225,000 shares reserved for issuance, of which 212,831 shares remained available for future issuances. This share reserve automatically increases on the first trading day in January each calendar year, by an amount equal to 1% of the total number of shares of the Company's common stock outstanding on the last trading day of December in the prior calendar year, but in no event will this annual increase exceed 25,000 shares. Terms of the plan permit eligible employees to purchase common stock through payroll deduction of up to 15% of each employee's compensation. The accumulated deductions are applied to the purchase of shares on each semi-annual purchase date at a purchase price per share equal to 85% of the fair market value per share on the participant's entry date into the offering period or the semi-annual purchase date, whichever is lower. During the years ended December 31, 2006 and 2007, no shares were issued under this plan.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

14. STOCK-BASED PLANS (Continued)

  Non-Plan Options Outstanding

        Effective September 29, 2003, the Company issued to Jonathan V. Diamond, the Company's Chief Executive Officer, a non-plan, non-qualified stock option to purchase 259,659 shares of common stock exercisable through August 15, 2010 at $0.85 per share, which was the approximate fair market value of the common stock on the date of grant. The option vested over a period of three years from the date of grant, and was fully vested in 2006. The fair value of the stock option, determined pursuant to the Black-Scholes option- pricing model, was $221,000, of which $36,000 was charged to operations in 2006.

        Effective March 29, 2004, the Company issued to Robert N. Weingarten, the Company's Chief Financial Officer, a non-plan, non-qualified stock option to purchase 120,000 shares at $0.50 per share, which was not less than the fair market value on the date of grant, exercisable through March 29, 2011. The option vested and became exercisable in a series of thirty-six successive equal monthly installments from March 29, 2004 through March 29, 2007. The fair value of the stock option, determined pursuant to the Black-Scholes option-pricing model, was $42,000, of which $3,500 and $14,000 was charged to operations in 2007 and 2006, respectively.

        Effective May 31, 2001, the Company issued to Frederick W. (Ted) Field, the Company's Chairman and former Chief Executive Officer, a non-qualified stock option to purchase 302,370 shares of common stock exercisable at $7.50 per share through May 30, 2008. The option vested over a period of five years from June 29, 2001, and was fully vested in 2006. The fair value of the stock option, determined pursuant to the Black-Scholes option-pricing model, was $2,006,000, of which $201,000 was charged to operations in 2006.

15. 401(K) PLAN

        The Company has adopted the Cash or Deferred Profit Sharing Plan and Trust under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Under the 401(k) Plan, participating employees may defer a percentage (not to exceed 15%) of their eligible pretax earnings up to the Internal Revenue Service's annual contribution limit. All employees of the Company who are 21 years or older and who complete three months of service are eligible to participate in the 401(k) Plan. The Company does not match contributions by participants to the 401(k) Plan. Accordingly, there is no related expense for the years ended December 31, 2007 and 2006.

16. COMMITMENTS AND CONTINGENCIES

  Lease Commitments

        On January 30, 2006, the Company entered into a sub-lease agreement for office facilities in Santa Monica, California, effective February 2, 2006 through November 30, 2011, to house the operations of ADI and MediaDefender. In connection with the sub-lease agreement, the Company provided an irrevocable standby bank letter of credit for $180,000 as security for the Company's obligations under the sub-lease agreement, which was secured by cash of $180,000, which was classified as restricted cash in the Company's balance sheet. Pursuant to the terms of the sub-lease agreement, the letter of credit was reduced to $90,000 during February 2007.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

16. COMMITMENTS AND CONTINGENCIES (Continued)

        This lease contains predetermined fixed increases in the minimum rental rate during the initial lease term. The Company began to recognize the related rent expense on a straight-line basis on the effective date of the lease. The Company records the difference between the amount charged to expense and the rent paid as deferred rent on the Company's balance sheet.

        Future cash payments under such operating lease are as follows (amounts are in thousands):

Years Ending December 31,
2008	$470
2009	485
2010	499
2011	471

$1,925

        Rent expense under operating leases for the years ended December 31, 2007 and 2006 was $441,000 and $468,000.

  Employment Agreements

        On July 28, 2005, the Company entered into an Employment Agreement with Jonathan Diamond to serve as the Company's Chief Executive Officer. During the term of the Employment Agreement through December 31, 2008, Mr. Diamond's base salary would be no less than $350,000 per annum, plus certain specified perquisites that include a monthly car allowance. Mr. Diamond was also eligible to receive an annual discretionary bonus of up to 100% of base salary, as determined by the Compensation Committee of the Board of Directors or, if none, the Board of Directors, and an annual performance bonus of up to 100% of base salary if the Company achieved defined earnings before interest, taxes, depreciation and amortization in fiscal 2007 ($12,000,000—$14,400,000) and fiscal 2008 ($15,000,000—$18,000,000). Mr. Diamond was also entitled to receive stock options at the discretion of the Company's Board of Directors. In the event Mr. Diamond was terminated "without cause," he would be entitled to receive 12 months of severance pay at the rate of 100% of his monthly salary, any performance bonus due for the year in which termination occurs and all stock options subject to time vesting shall be deemed fully vested and exercisable. On October 14, 2005, February 3, 2006, June 19, 2006 and July 31, 2006, the Company entered into agreements with Mr. Diamond to incorporate non-material modifications into the Employment Agreement.

        Pursuant to an Amended and Restated Services Agreement dated as of March 6, 2008 (the "Services Agreement") between the Company and Mr. Diamond, Mr. Diamond's employment as Chief Executive Officer was ended and he was elected as the Company's Chairman of the Board of Directors (the "Chairman") effective March 6, 2008. Under the Services Agreement, in consideration of Mr. Diamond's waiver of his rights contained in the Employment Agreement dated as of July 28, 2005 (the "Prior Agreement"), the execution by Mr. Diamond of a general release in favor of the Company and its affiliates, and his agreement to serve as Chairman, the Company agreed to (a) pay Mr. Diamond a severance payment of $350,000 payable in semi-monthly installments for a period of six months, (b) accelerate the vesting of Mr. Diamond's "Time Vesting" options, (c) accelerate the vesting of Mr. Diamond's options granted in 2004 to purchase 259,659 shares (the "2004 Options"), (d) extend

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

16. COMMITMENTS AND CONTINGENCIES (Continued)

to February 5, 2011 the exercisability of the Time Vesting Options and to March 29, 2011 for the 2004 Options, and (e) pay Mr. Diamond his accrued base salary through February 29, 2008 and 40 days of accrued vacation time.

        On July 28, 2005, the Company entered into an Employment Agreement with Robert Weingarten to serve as the Company's Chief Financial Officer. During the term of the Employment Agreement through December 31, 2008, Mr. Weingarten's base salary would be no less than $195,000 per annum, plus certain specified perquisites that include a monthly car allowance. Mr. Weingarten was also eligible to receive an annual discretionary bonus of up to 100% of base salary, as determined by the Compensation Committee of the Board of Directors or, if none, the Board of Directors, and an annual performance bonus of up to 100% of base salary if the Company achieved defined earnings before interest, taxes, depreciation and amortization in fiscal 2007 ($12,000,000—$14,400,000) and fiscal 2008 ($15,000,000—$18,000,000). Mr. Weingarten was also entitled to receive stock options at the discretion of the Company's Board of Directors. In the event Mr. Weingarten was terminated "without cause," he would be entitled to receive 12 months of severance pay at the rate of 100% of his monthly salary, any performance bonus due for the year in which termination occurs and all stock options subject to time vesting shall be deemed fully vested and exercisable. On February 3, 2006, June 19, 2006 and July 31, 2006, the Company entered into agreements with Mr. Weingarten to incorporate non-material modifications into the Employment Agreement.

        Effective August 31, 2007, Mr. Weingarten resigned from all positions he held with the Company. The Company and Mr. Weingarten entered into a Separation Agreement and Release dated August 31, 2007, whereas the Company and Mr. Weingarten mutually agreed to terminate their employment relationship as of August 31, 2007 and the parties released each other from any and all claims. As a result of this resignation, the Company and Mr. Weingarten entered into an Agreement for Consulting Services (the "Consulting Agreement") dated August 31, 2007 whereas Mr. Weingarten would be retained as a consultant for a twelve-month period, unless sooner terminated pursuant to the terms of the Consulting Agreement, and shall be paid a base consulting fee of $16,250 per month.

        In addition, the Company and Mr. Weingarten entered into an Omnibus Stock Option Amendment Agreement (the "Option Agreement") dated August 31, 2007 whereas the Company agreed to amend certain provisions of stock options previously granted to Mr. Weingarten (see Note 13). Mr. Weingarten would be allowed to exercise the 120,000 stock options granted to him in 2004 until the original expiration date of March 29, 2011 without regard to his resignation from the Company. Pursuant to the Option Agreement, the vesting of time-vesting options to acquire 275,000 shares will be accelerated provided he does not breach the Consulting Agreement such that the remaining unvested time-vesting options became fully vested and exercisable as of August 31, 2007. The vesting of the performance-vesting options to acquire 275,000 shares will occur only upon the closing of a sale, merger or other "change of control" transaction at a price above $3.10 per share occurring prior to August 31, 2008 provided he does not breach the Consulting Agreement. In addition, Mr. Weingarten will be able to exercise the time-vesting options and the performance-vesting options, if vested, until August 5, 2010, without regard to his resignation provided he does not breach the Consulting Agreement.

        In accordance with the MediaDefender transaction, the Company acknowledged the terms of Employment Agreements entered into on July 28, 2005 by MediaDefender with each of Randy Saaf,

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

16. COMMITMENTS AND CONTINGENCIES (Continued)

who serves as Chief Executive Officer of MediaDefender, and Octavio Herrera, who serves as President of MediaDefender. Mr. Saaf and Mr. Herrera will each earn a base salary of no less than $350,000 per annum during the initial term of the agreements, which shall continue until December 31, 2008, and are also each entitled to receive performance bonuses of up to $350,000 if MediaDefender achieves defined operating earnings before interest, taxes, depreciation and amortization (calculated using the same accounting methods and policies as MediaDefender has historically used) exceeding $7,000,000 and $7,500,000 in fiscal 2007 and fiscal 2008, respectively. Mr. Saaf and Mr. Herrera are each entitled to receive twelve months of severance pay at the rate of 100% of their monthly salary and the pro rata portion of the performance bonus referenced above if they are terminated "without cause." The Company has determined to pay the performance bonuses to Mr. Saaf and Mr. Herrera for 2007, and has therefore recorded a charge to general and administrative expense and an accrued liability of $700,000 during the year ended December 31, 2007.

        In addition, the Company granted stock options to purchase 200,000 shares of common stock to each of Mr. Saaf and Mr. Herrera, exercisable for a period of five years at $3.00 per share and vesting quarterly over a period of three and one-half years. On July 28, 2006, the Company entered into agreements with Mr. Saaf and Mr. Herrera to incorporate non-material modifications into the Employment Agreements.

        Future payments under employment agreements are as follows (amounts are in thousands):

Years Ending December 31,
2008	$1,490
2009	33

$1,523

  Consulting Agreements

        On October 9, 2006, the Company entered into an eighteen-month non-exclusive consulting agreement with Wood River Ventures, LLC and Jonathan Dolgen for consulting and advisory services with respect to the business and operations of the Company. The consulting agreement provided for an aggregate cash fee of $187,500, payable quarterly in six installments of $31,250, and a stock award valued at $112,500, consisting of 34,615 shares of common stock based on the Company's closing stock price on October 10, 2006 of $3.25 per share to be issued under the Company's 2006 Equity Incentive Plan. The shares vest pro rata over the eighteen-month period of the consulting agreement, beginning on October 10, 2006 and thereafter monthly on the first day of each month of the term of the consulting agreement through March 2008. Accordingly, during the years ended December 31, 2007 and 2006, the Company issued 23,076 shares and 5,769 shares of common stock under this consulting agreement with a fair value of $75,000 and $19,000, which was charged to operations (see Note 13).

        On October 1, 2006, the Company entered into a one-year non-exclusive consulting agreement with an entity for business development consulting services. The consulting agreement provides for an aggregate cash fee of $108,000, consisting of an initial payment of $18,000 and a base fee payable monthly in twelve installments of $7,500, and stock options, consisting of an initial award of options to acquire 25,000 shares of common stock, and subsequent awards of options to acquire 5,000 shares of

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

16. COMMITMENTS AND CONTINGENCIES (Continued)

common stock on the last day of each month of the term of the consulting agreement through September 30, 2007.

        The stock options are fully vested when issued. Accordingly, during the years ended December 31, 2007 and 2006, the Company issued options to acquire 45,000 shares and 35,000 shares of common stock under this consulting agreement pursuant to the Company's 2006 Equity Incentive Plan, exercisable through November 30, 2011, at prices ranging from $1.55 to $2.30 per share, the market price on the date of grant. The aggregate fair value of the options, calculated pursuant to the Black-Scholes option-pricing model was $71,000 and $76,000, respectively, which was charged to operations (see Note 13).

  Legal Matters

        The Company is periodically subject to various pending and threatened legal actions that arise in the normal course of business. The Company's management believes that the impact of any such litigation will not have a material adverse impact on the Company's financial position or results of operations.

        As a result of the restatement of our financial statements and the other events described elsewhere in this Annual Report on Form 10-KSB/A, we have triggered various events of default under our senior debt and subordinated debt financing documents. We could be subject to future claims under our financing documents.

17. REPORTABLE SEGMENTS

        Information with respect to the Company's operating segments for the years ended December 31, 2007 and 2006 is presented below. During the years ended December 31, 2007 and 2006, the Company's operations consisted of three reportable segments: e-commerce, media and anti-piracy and file-sharing marketing services.

        The factors for determining reportable segments were based on services and products. Each segment is responsible for executing a unique marketing and business strategy. The accounting policies of the segments are as described in the summary of significant accounting policies. The Company evaluates performance based on, among other factors, earnings or loss before interest, taxes, depreciation and amortization ("Adjusted EBITDA"). Adjusted EBITDA also excludes stock-based compensation, changes in the fair value of warrant liability and derivative liability, and other non-cash write-offs and charges. Included in Adjusted EBITDA are direct operating expenses for each segment.

        The table shown below summarizes net revenue and Adjusted EBITDA by operating segment for the years ended December 31, 2007 and 2006. Corporate expenses consist of general operating

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

17. REPORTABLE SEGMENTS (Continued)

expenses that are not directly related to the operations of the segments. A reconciliation of Net Income (Loss) to Adjusted EBITDA is also provided.

	Years Ended December 31,
	2007	2006
	(in thousands)
Net Revenue:
E-commerce	$1,497	$2,649
Media	7,500	5,670
Anti-piracy and file-sharing marketing services	15,174	15,743

	$24,171	$24,062

Adjusted EBITDA:
E-commerce	$(218)	$6
Media	2,604	1,919
Anti-piracy and file-sharing marketing services	5,304	8,935

	7,690	10,860
Corporate:
General and administrative expenses	(4,824)	(4,672)
Liquidated damages under registration rights agreements	395	(3,777)

	$3,261	$2,411

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

17. REPORTABLE SEGMENTS (Continued)

	Years Ended December 31,
	2007	2006
	(in thousands)
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Adjusted EBITDA per segments	$3,261	$2,411
Stock-based compensation	(2,110)	(2,281)
Depreciation and amortization	(1,015)	(554)
Amortization of intangible assets	(3,602)	(3,752)
Amortization of deferred financing costs	(841)	(858)
Reduction in exercise price of warrants	—	(641)
Write-off of unamortized discount on debt and deferred financing costs resulting from principal payments on senior secured notes payable and conversion of subordinated convertible notes payable	—	(1,624)
Interest income	211	126
Other income	—	57
Write-off of fixed assets	(97)	—
Interest expense, including amortization of discount on debt of $3,081 and $3,142 in 2007 and 2006, respectively	(7,923)	(5,852)
Change in fair value of warrant liability	4,551	1,124
Change in fair value of derivative liability	18,043	7,792
Tax benefit (provision) for income taxes	1,039	(838)

Net income (loss)	$11,517	$(4,890)

        The following table summarizes assets as of December 31, 2007 and 2006. Assets by segment are those assets used in or employed by the operations of each segment. Corporate assets are principally made up of cash and cash equivalents, prepaid expenses, computer equipment, leasehold improvements and other assets.

	December 31,
	2007	2006
	(in thousands)
Assets:
Corporate	$3,144	$2,791
E-commerce	248	1,383
Media	2,419	3,730
Anti-piracy and file-sharing marketing services	44,923	47,068

	$50,734	$54,972

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 31, 2007 AND 2006

18. SUBSEQUENT EVENTS (UNAUDITED)

  Engagement of Investment Banking Firm:

        On February 7, 2008, the Company entered into an Engagement Letter ("Engagement Letter") with Salem Partners LLC ("Salem Partners"). Under the terms of the Engagement Letter, Salem Partners has been engaged as financial advisor to the Company on an exclusive basis for a period of twelve months (a) in connection with an M&A transaction involving the Company and (b) to render an opinion, if requested, in a transaction involving the restructuring of the material terms of the Company's senior secured notes payable and/or subordinated convertible notes payable.

        As compensation for its services, Salem Partners will be paid a retainer fee for the first four months of service, which shall be credited against any M&A transaction fee, the amount of which will be based on the consideration associated with the transaction. A separate fee will be earned if Salem Partners provides an opinion regarding the transaction.

  Forbearance and Consent Agreement:

        On March 17, 2008, the Company entered into a Forbearance and Consent Agreement with the investors in the Company's Senior Debt Financing, which was effective as of February 20, 2008, whereby the investors agreed to forbear from exercising any of their rights and remedies under the Senior Financing transaction documents through December 31, 2008 in exchange for an adjustment in the interest rate associated with the Senior Notes from 11.25% to 15%, provided the loan is repaid prior to September 30, 2008 or 16%, if the loan remains outstanding subsequent to that date.

  Management and Director Changes:

        On February 25, 2008, the company announced that Mr. Neil McCarthy, provided notice that he was resigning as Interim Chief Financial Officer of the Company effective March 31, 2008.

        Effective March 6, 2008, the Company announced that, Mr. Jon Diamond's employment as Chief Executive Officer had ended and he was appointed Chairman of the Board of Directors. Mr. Fredrick W. Field, who had been serving as the Company's Chairman, agreed to continue serving as a Director of the Company. Mr. Dimitri Villard, who had been serving as a Director and Member of the Company's Audit and Compensation Committees agreed, in addition to those duties, to serve as Interim Chief Executive Officer.

        On March 24, 2008, Mr. James Lane advised the Company that he would no longer serve as a Director and member of the Audit Committee. As Mr. Lane was, at that time, the only independent member of the Audit Committee and as the Company under securities regulations is not required to have an Audit Committee, the Company has suspended the activities of the Audit Committee until a new independent director is nominated. In the interim, the functions of the Audit Committee have been assumed by the Board of Directors.

ARTISTdirect, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(amounts in thousands, except for share data)

	March 31, 2008	December 31, 2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,382	$4,268
Restricted cash	265	280
Accounts receivable, net of allowance for doubtful accounts of $418 at March 31, 2008 and at December 31, 2007, respectively	5,314	8,168
Income taxes refundable	887	1,147
Prepaid expenses and other current assets	505	351

Total current assets	12,353	14,214

Property and equipment	4,629	4,452
Less accumulated depreciation and amortization	(2,916)	(2,614)

Property and equipment, net	1,713	1,838

Other assets:
Intangible assets:
Customer relationships, net	252	440
Proprietary technology, net	845	1,478
Non-competition agreements, net	350	416
Goodwill	31,085	31,085

Total intangible assets, net	32,532	33,419
Deferred financing costs, net	1,025	1,243
Deposits	20	20

Total other assets	33,577	34,682

	47,643	$50,734

Liabilities and Stockholders' Equity (Deficiency)
Current liabilities:
Accounts payable	$1,752	$1,539
Accrued expenses	2,155	1,885
Accrued interest payable	4,202	3,352
Deferred revenue	55	230
Income taxes payable	200	200
Liquidated damages payable under registration rights agreements, net of advance payments of $1,410 at March 31, 2008 and $1,000 at December 31, 2007	1,972	2,382
Warrant liability	99	164
Derivative liability	142	313
Senior secured notes payable, net of discount of $520 at March 31, 2008 and $651 at December 31, 2007 (in default)	12,475	12,656
Subordinated convertible notes payable, net of discount of $3,238 at March 31, 2008 and $3,892 at December 31, 2007 (in default)	24,421	23,766

Total current liabilities	47, 473	46,487

Long-term liabilities:
Deferred rent	181	186
Financing agreements	10	19

Total long-term liabilities	191	205

Commitments and contingencies
Stockholders' equity (deficiency):
Common stock, $0.01 par value—Authorized—60,000,000 shares
Issued and outstanding—10,344,666 shares at March 31, 2008 and 10,338,896 shares at December 31, 2007	103	103
Additional paid-in-capital	236,104	235,407
Accumulated deficit	(236,228)	(231,468)

Total stockholders' equity (deficiency)	(21)	4,042

	$47,643	$50,734

See accompanying notes to condensed consolidated financial statements.

ARTISTdirect, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

(amounts in thousands, except for share data)

	Three Months Ended March 31,
	2008	2007
Net revenue:
E-commerce	$106	$494
Media	1,205	1,111
Anti-piracy and file-sharing marketing services	2,890	3,841

Total net revenue	4,201	5,446

Cost of revenue:
E-commerce	100	510
Media	679	600
Anti-piracy and file-sharing marketing services	2,460	2,205

Total cost of revenue	3,239	3,315

Gross profit	962	2,131

Operating expenses:
Sales and marketing	465	378
General and administrative, including stock-based compensation costs of $697 in 2008 and $455 in 2007	3,105	2,551
Development and engineering	117	117

Total operating costs	3,687	3,046

Loss from operations	(2,725)	(915)
Other income (expense):
Interest income	30	56
Interest expense	(2,120)	(1,860)
Other income (expense)	45	(6)
Change in fair value of warrant liability	65	1,226
Change in fair value of derivative liability	171	5,241
Amortization of deferred financing costs	(210)	(207)
Write-off of unamortized discount on debt and deferred financing costs resulting from repayment of senior secured notes payable	(26)	—

Income (loss) before income taxes	(4,770)	3,535
Benefit from income taxes	(10)	—

Net income (loss)	(4,760)	$3,535

Net income (loss) per common share:
Basic	$(0.46)	$0.12

Diluted	$(0.46)	$0.08

Weighted average common shares outstanding:
Basic	10,342,680	28,036,279

Diluted	10,342,680	29,835,221

See accompanying notes to condensed consolidated financial statements.

ARTISTdirect, Inc. and Subsidiaries

Condensed Consolidated Statement of Stockholders' Equity (Deficiency) (Unaudited)

(amounts in thousands, except for share data)

	Common Stock				Total Stockholders' Equity (Deficiency)
			Additional Paid-In Capital	Accumulated Deficit
	Shares	Amount
Balance at January 1, 2008	10,338,896	$103	$235,407	$(231,468)	$4,042
Stock based compensation	—	—	678	—	678
Common stock issued for consulting services	5,770	—	19	—	19
Net loss	—	—	—	(4,760)	(4,760)

Balance at March 31, 2008	10,344,666	$103	$236,104	$(236,228)	$(21)

See accompanying notes to condensed consolidated financial statements.

ARTISTdirect, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

(amounts in thousands)

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$(4,760)	$3,535
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,194	2,058
Stock-based compensation	697	455
Change in fair value of warrant liability	(65)	(1,226)
Change in fair value of derivative liability	(171)	(5,241)

Sub-total	(2,105)	(419)
Changes in operating assets and liabilities:
(Increase) decrease in—
Accounts receivable	2,854	519
Finished goods inventory	—	(59)
Prepaid expenses and other current assets	(154)	(377)
Income taxes refundable	260	—
Increase (decrease) in—
Accounts payable	213	573
Accrued expenses	270	(159)
Accrued interest payable	850	715
Deferred revenue	(175)	—
Deferred rent	(5)	(2)
Income taxes payable	—	(349)
Financing agreements	(9)	(17)
Liquidated damages payable	(410)	—

Net cash provided by operating activities	1,589	425

Cash flows from investing activities:
Purchases of property and equipment	(177)	(107)

Net cash used in investing activities	(177)	(107)

Cash flows from financing activities:
Principal payments on senior secured notes payable	(313)	—
Decrease in restricted cash	15	88

Net cash provided by (used in) financing activities	(298)	88

Cash and cash equivalents:
Net increase	1,114	406
Balance at beginning of period	4,268	5,602

Balance at end of period	$5,382	$6,008

Supplemental disclosure of cash flow information:
Cash paid for—
Interest	$413	$374

Income taxes	$—	$348

See accompanying notes to condensed consolidated financial statements.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

1. ORGANIZATION AND BUSINESS ACTIVITIES

        ARTISTdirect, Inc., a Delaware corporation, is a digital media entertainment company that, through its ARTISTdirect Internet Group, Inc. subsidiary, conducts its media and e-commerce business operations through an online music network and, through its MediaDefender, Inc. subsidiary, is a leading provider of anti-piracy solutions in the Internet-piracy-protection ("IPP") industry. The ARTISTdirect Network consists of the Company's flagship website (www.artistdirect.com) and a network of related music and entertainment websites appealing to music fans, artists and marketing partners that offers multi-media content, music news and information, communities organized around shared music interests, music-related specialty commerce, and digital music services. The Company is headquartered in Santa Monica, California. Unless the context indicates otherwise, ARTISTdirect, Inc. and its subsidiaries are referred to herein as the "Company".

  Going Concern:

        As a result of communications with the Staff of the Securities and Exchange Commission in 2006, in particular regarding the application of accounting rules and interpretations related to embedded derivatives associated with the Company's subordinated convertible notes payable issued in July 2005, the Company determined that it was necessary to restate previously issued financial statements.

        As a result, in December 2006, the Company was required to suspend the use of its then effective registration statement for the holders of its senior and subordinated indebtedness. In addition to this initial default, the Company has since entered into other events of default which continue to be in effect as of March 31, 2008. During 2007 and 2008, the Company entered into a series of forbearance agreements with the investors in the senior notes with respect to these defaults.

        As a result of the requirement to restate previously issued financial statements, which resulted in the recording of an embedded derivative liability, the reclassification of the senior and subordinated indebtedness to current liabilities, and the recording of liquidated damages payable under registration rights agreements, the Company was not in compliance with certain of its financial covenants under both the Senior Financing and the Sub-Debt Financing at December 31, 2006. Notwithstanding such developments, the Company would have been out of compliance with certain of its financial covenants at December 31, 2007 and March 31, 2008.

        Pursuant to a series of Forbearance and Consent Agreements with the investors in the Senior Financing, such investors agreed to forbear from the exercise of their rights and remedies under the Senior Financing documents as a result of the events of default which were then in existence during the period, from April 17, 2007 through February 20, 2008, in exchange for aggregate cash payments of $1,000,000 in 2007 and $494,423 in February 2008. The payments made by the Company under the Forbearance and Consent Agreements were credited against the registration delay cash penalties and interest on the penalties resulting from the Company's default under the various agreements between the Company and the Senior Financing investors. On March 17, 2008, the Company entered into a Forbearance and Consent Agreement with the investors in the Company's Senior Debt Financing, which was effective as of February 20, 2008, whereby the investors agreed to forbear from exercising any of their rights and remedies under the Senior Financing transaction documents through December 31, 2008 in exchange for an adjustment in the interest rate associated with the Senior Notes from 11.25% to 15.0% per annum, provided the loan is repaid prior to September 30, 2008, or 16.0% per annum (retroactive to February 20, 2008), if the loan remains outstanding subsequent to that date.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

1. ORGANIZATION AND BUSINESS ACTIVITIES (Continued)

        The registration delay penalties and ongoing default interest charges are continuing to have a significant and material negative impact on the Company's operations and cash flows. The Company is exploring various alternatives to resolve the defaults under its senior and secured debt obligations, but is unable to predict the outcome of such negotiations. On February 7, 2008, the Company retained the services of Salem Partners, LLC to serve as a financial advisor to the Company in connection with the sale, merger, consolidation, reorganization or other business combination and the restructuring of the material terms of the Company's senior notes and/or subordinated convertible notes. To the extent that the Company is unable to complete a sale or merger or restructure its senior and subordinated debt obligations in a satisfactory manner and/or the lenders begin to exercise additional remedies to enforce their rights, the Company will not have sufficient cash resources to maintain its operations. In such event, the Company may be required to consider a formal or informal restructuring or reorganization, including a filing under Chapter 11 of the United States Bankruptcy Code.

        The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As a result of the foregoing, the Company's independent registered public accounting firm, in its report on the Company's 2007 consolidated financial statements, expressed substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty.

2. BASIS OF PRESENTATION

  Principles of Consolidation:

        The accompanying condensed financial statements include the consolidated accounts of ADI and its subsidiaries in which it has controlling financial interests. All intercompany accounts and transactions have been eliminated for all periods presented.

  Interim Financial Information:

        The interim condensed consolidated financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at March 31, 2008, the results of operations for the three months ended March 31, 2008 and 2007, and the cash flows for the three months ended March 31, 2008 and 2007. The condensed consolidated balance sheet as of December 31, 2007 is derived from the Company's audited financial statements as of that date.

        Certain information and footnote disclosures normally included in financial statements that have been presented in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission with respect to interim financial statements, although management of the Company believes that the disclosures contained in these financial statements are adequate to make the information presented therein not misleading. For further information, refer to the consolidated financial statements and notes thereto

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

2. BASIS OF PRESENTATION (Continued)

included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission.

        The Company's results of operations for the three months ended March 31, 2008 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2008.

  Estimates:

        In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Some of the more significant estimates include the allowance for bad debts, impairment of intangible assets and long-lived assets, stock-based compensation, income tax accruals, the valuation allowance on deferred tax assets, and the change in fair value of the warrant liability and derivative liability. Actual results could differ materially from those estimates.

  Reclassification:

        Certain amounts have been reclassified from their presentation in 2007 to conform to the current year's presentation. Such reclassifications did not have any effect on income (loss) from operations or net income (loss).

  Net Income (Loss) Per Common Share:

        The Company calculates net income (loss) per common share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"), and EITF 03-6, "Participating Securities and the Two-Class Method under FASB Statement No. 128". EITF 03-6 clarifies the use of the "two-class" method of calculating earnings per share as originally prescribed in SFAS No. 128 and provides guidance on how to determine whether a security should be considered a "participating security".

        The Company has determined that its convertible subordinated notes payable are a participating security, as each note holder is entitled to receive any dividends paid and distributions made to the common stockholders as if the note had been converted into common stock on the record date. The participatory shares are included in the weighted average shares outstanding as of the beginning of each period in calculating the basic weighted average shares outstanding.

        Under the two-class method, basic income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted-average number of common shares outstanding for the reporting period. Diluted income (loss) per common share is computed using the more dilutive of the "two-class" method or the "if-converted" method. Net losses are not allocable to the holders of the subordinated convertible notes payable. Diluted income (loss) per share gives effect to all potentially dilutive securities, including stock options, senior and sub-debt warrants, and convertible subordinated notes payable, unless their effect is anti-dilutive.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

2. BASIS OF PRESENTATION (Continued)

        The calculation of diluted weighted average common shares outstanding for the three months ended March 31, 2008 and 2007 is based on the average of the closing price of the Company's common stock during each respective period. The calculation of diluted loss per share for the three months ended March 31, 2008 excluded the effect from the conversion of subordinated convertible notes payable and the exercise of stock options and senior and sub-debt warrants since their effect would have been anti-dilutive. The calculation of diluted income per share for the three months ended March 31, 2007 excluded the effect from the conversion of subordinated convertible notes payable and the exercise of stock options and warrants aggregating approximately 433,333 shares of common stock, since their effect would have been anti-dilutive.

        Issued but unvested shares of common stock are excluded from the calculation of basic earnings per share, but are included in the calculation of diluted earnings per share, to the extent that they are not anti-dilutive.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

2. BASIS OF PRESENTATION (Continued)

        A reconciliation of the numerator and denominator used in the calculation of basic and diluted net income (loss) per share is as follows (amounts in thousands, except for share data):

	Three Months ended March 31,
	2008	2007
Numerator:
Net income (loss), as reported	$(4,760)	$3,535

Allocation of net income (loss):
Basic:
Net income (loss) applicable to convertible sub-debt note holders	$—	$2,114
Net income (loss) applicable to common stockholders	(4,760)	1,421

Net income (loss)	$(4,760)	$3,535

Diluted:
Net income (loss) applicable to convertible sub-debt note holders	$—	$1,380
Net income (loss) applicable to common stockholders	(4,760)	928

Net income (loss)	$(4,760)	$2,308

Denominator:
Weighted-average shares of common stock outstanding	10,342,680	10,192,227
Weighted-average shares attributable to convertible subordinated notes	—	17,844,052
Less: Weighted-average number of unvested restricted common shares outstanding	—	—

Weighted-average number of common shares used in calculating basic net income (loss) per common shares	10,342,680	28,036,279

Weighted-average number of shares issuable upon exercise of outstanding stock options based on the treasury stock method	—	1,117,886
Weighted-average number of shares issuable upon exercise of senior warrants, based on the treasury stock method	—	—
Weighted-average number of shares assuming conversion of convertible subordinated notes, based on the as-if converted method	—	681,056

Weighted-average number of common shares used in computing diluted net income (loss) per common share	10,342,680	29,835,221

Calculation of net income (loss) per common share:
Basic:
Net income (loss) applicable to common stockholders	$(4,760)	$3,535
Weighted-average number of common shares used in calculating basic net income (loss) per common share	10,342,680	28,036,279
Net income (loss) per share applicable to common stockholders	$(0.46)	$0.12

Diluted:
Net income (loss) applicable to common stockholders	$(4,760)	$2,308
Weighted-average number of common shares used in calculating diluted net income (loss) per common share	10,342,680	29,835,221
Net income (loss) per share applicable to common stockholders	$(0.46)	$0.08

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

2. BASIS OF PRESENTATION (Continued)

  Stock-Based Compensation:

        Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123R"), a revision to SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123R requires that the Company measure the cost of employee services received in exchange for equity awards based on the grant date fair value of the awards, with the cost to be recognized as compensation expense in the Company's financial statements over the vesting period of the awards. Accordingly, the Company recognizes compensation cost for equity-based compensation for all new or modified grants issued after December 31, 2005. In addition, commencing January 1, 2006, the Company recognized the unvested portion of the grant date fair value of awards issued prior to adoption of SFAS No. 123R based on the fair values previously calculated for disclosure purposes over the remaining vesting period of the outstanding stock options and warrants.

        The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with EITF No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" and EITF 00-18 "Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees" whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached or (b) at the date at which the necessary performance to earn the equity instruments is complete.

        For the past several years, the Company has consistently utilized the Black-Scholes option-pricing model to calculate the fair value of stock options and warrants issued as compensation, primarily to management, employees and directors. The Black-Scholes option-pricing model is a widely-accepted method of valuation that public companies typically utilize to calculate the fair value of options and warrants that they issue in such circumstances.

        In calculating the Black-Scholes value of stock options and warrants issued, the Company uses the full term of the option, an appropriate risk-free interest rate (generally from 4% to 5%), and a 0% dividend yield.

        The Company utilizes the daily closing stock prices of its common stock as quoted on the OTC Bulletin Board to calculate the expected volatility used in the Black-Scholes option-pricing model. Since the Company's business operations and capital structure changed dramatically on July 28, 2005 as a result of the acquisition of MediaDefender and the related financing transactions, the Company has utilized daily closing stock prices from August 1, 2005 through each subsequent quarter end to generate a volatility factor for use in calculating the fair value of options and warrants issued during each respective period. By utilizing daily trading data related to the period of time that reflects the Company's current business operations, the Company believes that this methodology generates volatility factors that more accurately reflect, as well as adjust for, normal market fluctuations in the Company's common stock over an extended period of time. This methodology has generated volatility factors ranging from approximately 163% to 100% during 2005, 2006 and 2007. These volatility factors have generally trended downward during 2006, 2007 and 2008.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

2. BASIS OF PRESENTATION (Continued)

  Derivative Financial Instruments:

        Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), requires all derivatives to be recorded on the balance sheet at fair value. When multiple derivatives (both assets and liabilities) exist within a financial instrument, they are bundled together as a single hybrid compound instrument in accordance with SFAS No. 133 Implementation Issue No. B15, "Embedded Derivatives: Separate Accounting for Multiple Derivative Features Embedded in a Single Hybrid Instrument". The calculation of the fair value of derivatives utilizes highly subjective and theoretical assumptions that can materially affect fair values from period to period. The change in the fair value of the derivatives from period to period is recorded in other income (expense) in the statement of operations. As a result, the Company's financial statements are impacted quarterly based on factors such as the price of the Company's common stock and the principal amount of Sub-Debt Notes converted into common stock. Consequently, the Company's results of operations and financial position may vary from quarter to quarter based on factors other than those directly associated with the Company's operating revenues and expenses. The recognition of these derivative amounts does not have any impact on cash flows.

        EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock ("EITF 00-19"), requires freestanding contracts that are settled in a company's own stock, including common stock warrants, to be designated as an equity instrument, an asset or a liability. When the ability to physically or net-share settle a conversion option or the exercise of freestanding options or warrants is deemed to be not within the control of the Company, the embedded conversion option or freestanding options or warrants may be required to be accounted for as a derivative liability. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company's balance sheet, with any changes in fair value recorded in a company's results of operations.

        The Company has accounted for registration rights penalties in accordance with EITF 00-19-2, "Accounting for Registration Payment Arrangements", which the Company adopted as of December 31, 2006, and Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies".

        The Company accounts for derivatives, including the embedded derivatives associated with the Sub-Debt Notes and the warrants issued in conjunction with the Senior Financing and the Sub-Debt Financing, at fair value, adjusted at the end of each reporting period to reflect any material changes, with any such changes included in other income (expense) in the statement of operations.

        At the date of the conversion of Sub-Debt Notes into common stock or the principal repayment of Senior Notes, the pro rata portion of the related unamortized discount on debt and deferred financing costs is charged to operations and included in other income (expense). At the date of exercise of any of the warrants, or the conversion of Sub-Debt Notes into common stock, the pro rata portion of the fair value of the related warrant liability and/or embedded derivative liability is transferred to additional paid-in capital.

  Foreign Currency Transactions:

        The Company's reporting currency and functional currency is the United States dollar. The Company periodically receives payments for services in Canadian dollars and British pounds, which are

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

2. BASIS OF PRESENTATION (Continued)

translated into United States dollars using the exchange rate in effect at the date of payment. Gains or losses resulting from foreign currency transactions, to the extent material, are included in other income (expense) in the statement of operations.

  Adoption of New Accounting Policies:

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS No. 157"), which establishes a formal framework for measuring fair value under Generally Accepted Accounting Principles ("GAAP"). SFAS No. 157 defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS No. 157 applies to and amends the provisions of existing FASB and American Institute of Certified Public Accountants ("AICPA") pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for: SFAS No. 123R, share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. SFAS No. 157 was effective January 1, 2008. Additional disclosure required as a result of the Company's implementation of SFAS No. 157 in 2008 is presented at Note 5.

        In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"), which provides companies with an option to report selected financial assets and liabilities at fair value. SFAS No. 159's objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Generally accepted accounting principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. SFAS No. 159 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company's choice to use fair value on its earnings. SFAS No. 159 also requires companies to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. SFAS No. 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS No. 157 and SFAS No. 107. SFAS No. 159 was effective January 1, 2008, and did not have any impact on the Company's financial statement presentation or disclosures in 2008.

  Recent Accounting Pronouncements:

        In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations" ("SFAS No. 141(R)"), which requires an acquirer to recognize in its financial statements as of the acquisition

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

2. BASIS OF PRESENTATION (Continued)

date (i) the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, measured at their fair values on the acquisition date, and (ii) goodwill as the excess of the consideration transferred plus the fair value of any noncontrolling interest in the acquiree at the acquisition date over the fair values of the identifiable net assets acquired. Acquisition-related costs, which are the costs an acquirer incurs to effect a business combination, will be accounted for as expenses in the periods in which the costs are incurred and the services are received, except that costs to issue debt or equity securities will be recognized in accordance with other applicable GAAP. SFAS No. 141(R) makes significant amendments to other Statements and other authoritative guidance to provide additional guidance or to conform the guidance in that literature to that provided in SFAS No. 141(R). SFAS No. 141(R) also provides guidance as to what information is to be disclosed to enable users of financial statements to evaluate the nature and financial effects of a business combination. SFAS No. 141(R) is effective for financial statements issued for fiscal years beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of SFAS No. 141(R) will affect how the Company accounts for a business combination occurring after December 31, 2008.

        In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51" ("SFAS No. 160"), which revises the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require (i) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent's equity, (ii) the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, (iii) changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently as equity transactions, (iv) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, with the gain or loss on the deconsolidation of the subsidiary being measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment, and (v) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 amends FASB No. 128 to provide that the calculation of earnings per share amounts in the consolidated financial statements will continue to be based on the amounts attributable to the parent. SFAS No. 160 is effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. SFAS No. 160 shall be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirem, which shall be applied retrospectively for all periods presented. The Company has not yet determined the affect on its consolidated financial statements, if any, upon adoption of SFAS No. 160.

        In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133" ("SFAS No. 161"). SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). The objective of SFAS No. 161 is to provide users of financial statements with an enhanced understanding of how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

2. BASIS OF PRESENTATION (Continued)

SFAS No. 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS No. 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS No. 161 applies to all derivative financial instruments, including bifurcated derivative instruments (and nonderivative instruments that are designed and qualify as hedging instruments pursuant to paragraphs 37 and 42 of SFAS No. 133) and related hedged items accounted for under SFAS No. 133 and its related interpretations. SFAS No. 161 also amends certain provisions of SFAS No. 131. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. SFAS No. 161 encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company has not yet determined the affect on its consolidated financial statements, if any, upon adoption of SFAS No. 161.

3. ACQUISITION OF MEDIADEFENDER, INC.

        On July 28, 2005, the Company consummated the acquisition of MediaDefender, Inc., a privately-held Delaware corporation ("MediaDefender"), which is a leading provider of anti-piracy solutions in the Internet-piracy-protection ("IPP") industry. The stockholders of MediaDefender received aggregate consideration of $42,500,000 in cash, subject to certain holdbacks and adjustments described in the Merger Agreement. In order to fund the acquisition of MediaDefender, the Company completed a $15,000,000 senior secured debt transaction and a $30,000,000 convertible subordinated debt transaction, as described at Note 4.

        In accordance with the Merger Agreement, the Company acknowledged the terms of Employment Agreements entered into on July 28, 2005 by MediaDefender with each of Randy Saaf and Octavio Herrera, confirming the terms of their employment. Mr. Saaf and Mr. Herrera each earn a base salary of no less than $350,000 per annum during the initial term of the agreements, which continue until December 31, 2008, and are also each entitled to receive performance bonuses of up to $350,000 if MediaDefender achieves a certain level of operating earnings. Mr. Saaf and Mr. Herrera are each entitled to receive twelve months of severance pay at the rate of 100% of their monthly salary and the pro rata portion of the performance bonus referenced above if they are terminated "without cause".

        In conjunction with the acquisition of MediaDefender, effective July 28, 2005, the Company granted stock options to each of Mr. Saaf and Mr. Herrera to purchase 200,000 shares of common stock, exercisable for a period of five years at $3.00 per share, which was in excess of the fair value of the common stock issued in the MediaDefender transaction. These options vest quarterly over three and one-half years. The fair value of each of these options, calculated pursuant to the Black-Scholes option-pricing model, was determined to be $546,000, which is being recognized as stock-based compensation over the vesting period.

        The Company also acknowledged the terms of Non-Competition Agreements entered into on July 28, 2005 by MediaDefender and Mr. Saaf and Mr. Herrera. The Non-Competition Agreements prohibit Mr. Saaf and Mr. Herrera from (i) engaging in certain competitive business activities, (ii) soliciting customers of MediaDefender or the Company, (iii) soliciting existing employees of MediaDefender or the Company and (iv) disclosing any confidential information regarding

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

3. ACQUISITION OF MEDIADEFENDER, INC. (Continued)

MediaDefender or the Company. Each agreement has a term of four years and shall continue to remain in force and effect in the event the above-referenced Employment Agreements are terminated prior to the end of the four-year term of the Non-Competition Agreements. In consideration, Mr. Saaf and Mr. Herrera were each entitled to a cash payment of $525,000 from MediaDefender on December 31, 2006 (which payments were timely made). As a result of these agreements, effective July 28, 2005, the Company recorded an asset of $1,050,000 for the non-competition agreements and a related liability of $1,050,000 for the guaranteed payments to MediaDefender management. The $1,050,000 allocated to non-competition agreements is being amortized over the term of the employment agreements.

        Mr. Saaf and Mr. Herrera each invested $2,250,000 in the convertible subordinated debt transaction entered into to fund the acquisition of MediaDefender on the same terms and conditions as the other investors in such financing (see Note 4).

        In conjunction with the acquisition of MediaDefender, effective July 28, 2005, the Company granted stock options to Jonathan Diamond, its former Chief Executive Officer, to purchase 2,753,098 shares of common stock, exercisable for a period of five years at $1.55 per share, which was in excess of the fair value of the common stock issued in the MediaDefender transaction. Options with respect to 1,045,000 shares were scheduled to vest over three years and options with respect to 1,708,098 shares were scheduled to vest based on specified performance milestones. The fair value of the time-vested options, calculated pursuant to the Black-Scholes option-pricing model, was determined to be $2,936,450, which was being recognized as stock-based compensation over the vesting period. The terms of the time-vesting options were modified effective March 6, 2008 (see Note 9). In conjunction with the acquisition of MediaDefender, effective July 28, 2005, the Company granted stock options to Robert Weingarten, its former Chief Financial Officer, to purchase 550,000 shares of common stock, exercisable for a period of five years at $1.55 per share, which was in excess of the fair value of the common stock issued in the MediaDefender transaction. Options with respect to 275,000 shares were scheduled to vest over three years and options with respect to 275,000 shares were scheduled to vest based on specified performance milestones. The fair value of the time-vested options, calculated pursuant to the Black-Scholes option-pricing model, was determined to be $772,750, which was being recognized as stock-based compensation over the vesting period. The terms of the time-vesting options were modified effective August 31, 2007, upon Mr. Weingarten's resignation as Chief Financial Officer of the Company.

        Upon the closing of the transaction, the Company issued 1,109,032 shares of common stock and a seven-year warrant to purchase 114,985 shares of common stock with an exercise price of $1.55 per share to WNT07 Holdings, LLC ("WNT07"). The managers of WNT07 are Eric Pulier and Teymour Boutros-Ghali, both of whom were at the time of the issuance of the consideration and currently are members of the Company's Board of Directors. The shares and warrants were issued as consideration for services provided by Mr. Pulier and Mr. Boutros-Ghali as consultants to the Company with respect to the MediaDefender acquisition. The consideration issued to WNT07 was approved by the disinterested members of the Company's Board of Directors. The shares and warrants were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The shares of common stock were valued at $1,585,916 ($1.43 per share) and the warrants were valued at $83,939, based on a valuation report prepared by an

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

3. ACQUISITION OF MEDIADEFENDER, INC. (Continued)

independent valuation firm. The aggregate value of $1,669,855 was allocated $333,971 (20%) to a covenant not to compete (as described below) and $1,335,884 (80%) to the costs that the Company incurred to acquire MediaDefender, based on management's estimate of the relative values, as confirmed by the independent valuation firm.

        On July 28, 2005, the Company entered into a Non-Competition Agreement with WNT07, Eric Pulier and Teymour Boutros-Ghali (collectively, the "Advisors"). The Non-Competition Agreement prohibits any of the Advisors (i) from engaging in certain competitive business activities and (ii) from soliciting existing employees of the Company or its subsidiaries. The covenants not to complete or solicit expired on April 1, 2007. The amount allocated to the covenant not to compete was amortized through April 1, 2007.

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION

        In conjunction with the acquisition of MediaDefender on July 28, 2005 (see Note 3), the Company completed a $15,000,000 senior secured debt transaction (the "Senior Financing") and a $30,000,000 convertible subordinated debt transaction (the "Sub-Debt Financing").

        The Senior Financing was completed in accordance with the terms set forth in the Note and Warrant Purchase Agreement entered into on July 28, 2005 by the Company, each of the investors indicated on the schedule of buyers attached thereto and U.S. Bank National Association as Collateral Agent (the "Note Purchase Agreement"). Pursuant to the terms of the Note Purchase Agreement, each investor received a note with a term of three years and eleven months that bears interest at the rate of 11.25% per annum (each a "Senior Note"), payable quarterly, with any unpaid principal and accrued interest due and payable at maturity. Termination and payment of the Senior Notes by the Company prior to maturity does not result in a prepayment fee. As collateral for the $15,000,000 Senior Financing, the investors received a first priority security interest in all existing and future assets of the Company and its subsidiaries, tangible and intangible, including, but not limited to, cash and cash equivalents, accounts receivable, inventories, other current assets, furniture, fixtures and equipment and intellectual property.

        In addition, not later than ninety days after the close of each fiscal year, the Company is obligated to apply 60% of its excess cash flow, as defined in the Note Purchase Agreement (the "Annual Cash Sweep"), to prepay the principal amount of the Senior Notes. At December 31, 2007, there was $313,000 payable for the 2007 Annual Cash Sweep, which was paid during the three months ended March 31, 2008.

        The Senior Financing investors also received five-year warrants to purchase an aggregate of 3,250,000 shares of the Company's common stock at an exercise price of $2.00 per share (collectively, the "Senior Warrants"). The Senior Warrants were valued at $1,982,500 based on a valuation report prepared by an independent valuation firm utilizing the Black-Scholes option-pricing model, and were recorded as a discount to the $15,000,000 of senior secured debt, and are being amortized to interest expense over the term of the debt.

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THREE MONTHS ENDED MARCH 31, 2008 AND 2007

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (Continued)

        The Senior Warrants were subject to certain anti-dilution and price reset provisions, as well certain registration rights obligations requiring the Company to file and maintain effective a registration statement with the SEC covering the shares of common stock underlying such warrants, which, if not complied with, subjects the Company to a cash penalty of 1.5% of the Senior Financing per thirty-day period. Accordingly, in accordance with EITF 00-19, the fair value of the Senior Warrants was recorded as warrant liability in the Company's balance sheet at July 28, 2005, and is being adjusted to reflect any material changes in such liability from the date of issuance to the end of each subsequent reporting period, with any such changes included in other income (expense) in the statement of operations.

        The Sub-Debt Financing was completed in accordance with the terms set forth in the Securities Purchase Agreement entered into on July 28, 2005 by the Company and each of the investors indicated on the schedule of buyers attached thereto (the "Securities Purchase Agreement"). Pursuant to the terms of the Securities Purchase Agreement, each investor received a convertible subordinated note with a term of four years that bears interest at the rate of 4.0% per annum (each a "Sub-Debt Note"), with any unpaid principal and accrued interest due and payable at maturity. The interest rate increases to 12.0% per annum during any period in which the Company is in default of its obligations under the Sub-Debt Note. Commencing September 30, 2006, interest is payable quarterly in cash or shares of common stock, at the option of the Company. Each Sub-Debt Note had an initial conversion price of $1.55 per share, and was subject to certain anti-dilution, reset and change-of-control provisions. In addition, each Sub-Debt Note is subject to mandatory conversion by the Company in the event certain trading price targets for the Company's common stock are met.

        The Sub-Debt Notes contain specific provisions that expressly prohibit the Company from issuing shares to a Sub-Debt Note holder if, after the conversion, such Sub-Debt Note holder would exceed the respective limit called for in their Sub-Debt Note, either 4.99% or 9.99%, of the Company's outstanding common shares.

        Following effectiveness of a registration statement filed by the Company for the securities issued in the Sub-Debt Financing, two times within any twelve-month period, the Company has the right to require the holder of each Sub-Debt Note to convert all or a portion equal to not less than 25% of the note conversion amount (limited to 50% of the note conversion amount if pursuant to clause (a) below) into shares of the Company's common stock in the event that (a) the closing sale price of the Company's common stock equals or exceeds $2.32 per share for each of any fifteen consecutive trading days, with a minimum trading volume of 200,000 shares of common stock on each such trading day, (b) the closing sale price of the Company's common stock equals or exceeds $3.10 per share on each trading day during the fifteen consecutive trading day period, with a minimum trading volume of 200,000 shares of common stock on each such trading day, subject in both cases to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the issuance date, or (c) completion of an equity financing (including the issuance of securities convertible into equity securities, or long-term debt securities issued as a unit with equity securities, of the Company) at a price per share of not less than $2.50 generating aggregate gross proceeds of at least $20,000,000 from outside third party investors.

        The holders of the Sub-Debt Notes are entitled to receive any dividends paid or distributions made to the holders of common stock to the same extent as if such holders had converted their Sub-Debt

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (Continued)

Notes into common stock (without regard to any limitations on conversion) and had held such shares of common stock on the record date for such dividend or distribution, with such payment to be made concurrently with the payment of the dividend or distribution to the holders of common stock.

        The Sub-Debt Financing investors also received five-year warrants to purchase an aggregate of 1,596,774 shares of common stock at an exercise price of $1.55 per share, subject to certain anti-dilution and price reset provisions (collectively, the "Sub-Debt Warrants"). The Sub-Debt Warrants were valued at $1,133,710 based on a valuation report prepared by an independent valuation firm utilizing the Black-Scholes option-pricing model, and were recorded as a discount to the $30,000,000 of convertible subordinated debt, and are being amortized to interest expense over the term of the debt.

        In conjunction with the aforementioned financing transactions, a Subordination Agreement dated July 28, 2005 was entered into between the Company, the Senior Financing investors, and the Sub-Debt Financing investors pursuant to which the Sub-Debt Financing investors agreed to subordinate their rights to the investors in the Senior Financing in the event of a default under the Senior Financing transaction documents and on certain other terms and conditions described therein.

        Legal fees paid or reimbursed by the Company for services provided by the respective legal counsels for the lenders were recorded as a charge to deferred financing costs and are being amortized over the terms of the related debt.

        Pursuant to the terms of the Note Purchase Agreement and the Securities Purchase Agreement, the Company was required to amend its Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 shares to 60,000,000 shares. The Company obtained the requisite approvals of the Board of Directors and stockholders and filed a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State on November 7, 2005 to effect the increase in the authorized shares of common stock.

        If all of the securities issued in the Senior Financing and the Sub-Debt Financing are converted or exercised into shares of the Company's common stock in accordance with their respective terms, it will result in significant dilution to the Company's existing stockholders and a possible change in control of the Company. If all of the Company's outstanding equity-based instruments are converted or exercised into shares of the Company's common stock in accordance with their respective terms, including those issued in conjunction with the acquisition of MediaDefender, there would be a total of approximately 38,000,000 shares of the Company's common stock issued and outstanding.

        The securities issued by the Company in the Senior Financing and the Sub-Debt Financing were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder. Each of the investors qualified as an "accredited investor," as specified in Rule 501 under the Securities Act.

        The Sub-Debt Notes and the Sub-Debt Warrants were subject to certain registration rights obligations requiring the Company to file and maintain effective a registration statement with the SEC covering the shares of common stock underlying such warrants, which, if not complied with, subjects the Company to a cash penalty of 1.0% of the Sub-Debt Financing per thirty-day period. Accordingly, in accordance with EITF 00-19, the fair value of the Sub-Debt Warrants was recorded as warrant

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (Continued)

liability in the Company's balance sheet at July 28, 2005, and is being adjusted to reflect any material changes in such liability from the date of issuance to the end of each subsequent reporting period, with any such changes included in other income (expense) in the statement of operations.

        The Sub-Debt Notes contain reset, anti-dilution and change-in-control provisions that the Company has determined caused such debt instruments to be classified as "non-conventional" debt. Upon evaluation of such debt instruments under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), and EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF 00-19"), it was determined that the Company was required to bifurcate and value certain rights embedded in the Sub-Debt Notes on the date of issuance (including, specifically, the initial $1.55 per share fixed conversion feature, which was in excess of the $1.43 per share fair market value of the Company's common stock on the date of issuance) and to classify such rights as either assets or liabilities. The fair value of these bifurcated derivatives as of July 28, 2005, as determined by an independent valuation firm, was calculated in accordance with SFAS No. 133 Implementation Issue No. B15, "Embedded Derivatives: Separate Accounting for Multiple Derivative Features Embedded in a Single Hybrid Instrument", using a binomial lattice model utilizing highly subjective and theoretical assumptions that can materially affect fair values from period to period. The recognition of these derivative amounts did not have any impact on the Company's revenues, operating expenses or cash flows. The Company recorded an initial embedded derivative liability of $10,534,000, which was recorded as a discount to the $31,460,500 of convertible subordinated notes, and is being amortized over the term of the debt. The carrying value of the embedded derivative liability is being adjusted to reflect any material changes in such liability from the date of issuance to the end of each subsequent reporting period, with any such changes included in other income (expense) in the statement of operations. The Company has accounted for registration rights penalties in accordance with EITF 00-19-2, "Accounting for Registration Payment Arrangements", which the Company adopted as of December 31, 2006, and SFAS No. 5, "Accounting for Contingencies".

        The Sub-Debt Notes contain several embedded derivative features (both assets and liabilities) that have been accounted for at fair value. The various embedded derivative features of the Sub-Debt Notes have been valued at the date of inception of the Sub-Debt Financing and at the end of each reporting period thereafter. The material derivative features include: (1) the standard conversion feature of the debentures, (2) a limitation on the conversion by the holder, and (3) the Company's right to force conversion. An independent valuation firm valued the embedded derivative features and determined that, except for the above-noted features, the remaining derivative attributes (both assets and liabilities) were immaterial, both individually and in the aggregate, and effectively offset each other. The value of the embedded derivatives was bifurcated from the Sub-Debt Notes and recorded as derivative liability, with the initial amount recorded as discount on the related Sub-Debt Notes. This discount is being amortized to interest expense over the life of the Sub-Debt Notes.

        The Company determined that the warrants issued in conjunction with the Senior Financing and the Sub-Debt Financing created derivative liabilities in accordance with EITF 00-19 because share settlement of these financial instruments was not within the control of the Company, since the Company could not conclude that it had sufficient authorized but unissued common shares available to

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (Continued)

satisfy its potential share obligations under the warrant agreements. The Company reached this conclusion because: (1) the Company has an obligation to file a registration statement with the SEC to register the common stock underlying warrants, and to have such registration statement declared effective, and to maintain effective such registration statement, or to pay penalties in the form of liquidated damages for each thirty-day period that such registration statement is not effective, (2) the warrants contained dilution protection features, with no limit or cap on the number of shares that could be issued by the Company pursuant to such provisions, and (3) the warrants contained certain price reset features. Because the warrants contain certain anti-dilution and price reset provisions, as well as have registration rights, the fair value of the warrants was accounted for as a derivative and presented as warrant liability.

        Pursuant to the terms of a letter agreement, dated July 15, 2005, by and between the Company and Broadband Capital Management LLC ("Broadband"), effective July 28, 2005, the Company issued to Broadband (including its affiliates) a Sub-Debt Note in the aggregate amount of $1,460,500 (in addition to the $30,000,000 referred to above) and five-year warrants to purchase 1,516,935 shares of common stock with an exercise price of $1.55 per share. The notes and warrants issued to Broadband and its affiliates were issued on the same terms and conditions granted to the other Sub-Debt Financing investors. The securities were issued as partial consideration for Broadband's services as the Company's placement agent in the Sub-Debt Financing and the Senior Financing. The securities were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The Broadband warrants were valued at $1,077,024 based on a valuation report prepared by an independent valuation firm utilizing the Black-Scholes option-pricing model. The aggregate value of the Sub-Debt Note, the warrants and additional cash payments to Broadband aggregating $299,500 were charged to deferred financing costs and are being amortized to other expense over the term of the debt. The securities issued to Broadband and its affiliates were accounted for in a manner consistent with the accounting for the Sub-Debt Notes and Sub-Debt Warrants as described above.

        Pursuant to the terms of a letter agreement, dated June 21, 2005, by and between the Company and Libra FE, LP ("Libra"), effective July 28, 2005, the Company issued to Libra a seven-year warrant to purchase 237,500 shares of its common stock with an exercise price of $2.00 per share upon the closing of the Senior Financing (the "Libra Warrant"). The Libra Warrant was issued as partial consideration for Libra's services as the Company's placement agent in the Senior Financing described above. The Company entered into a Registration Rights Agreement with Libra on July 28, 2005 (the "Libra Registration Rights Agreement"), pursuant to which the Company will include the shares underlying the Libra Warrant in the registration statement covering the securities issued in the Senior Financing and the Sub-Debt Financing described above. The Libra Warrant was issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The Libra Warrant was valued at $175,750 based on a valuation report prepared by an independent valuation firm utilizing the Black-Scholes option-pricing model. The aggregate value of the Libra Warrant and additional payments to Libra of $450,997 were charged to deferred financing costs and are being amortized to other expense over the term of the debt.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (Continued)

        The Libra Warrant was subject to certain registration rights requiring the Company to file and maintain effective a registration statement with the SEC covering the shares of common stock underlying such warrant, which if not complied with could subject the Company to a cash penalty of $5,000 per thirty-day period. In accordance with EITF 00-19, the fair value of the Libra Warrant was recorded as warrant liability at July 28, 2005, and was being adjusted to reflect any material changes in such liability from the date of issuance to the end of each subsequent reporting period, with any such changes included in other income (expense) in the statement of operations. Effective April 19, 2006, the Libra Warrant was exercised on a cashless basis at $2.00 per share, resulting in the issuance of 123,864 shares of common stock.

        At the date of exercise of any of the Senior Warrants, the Sub-Debt Warrants or the Libra Warrant, or the conversion of Sub-Debt Notes into common stock, the pro rata fair value of the related warrant liability and/or embedded derivative liability is transferred to additional paid-in capital.

        Pursuant to the Senior Financing and Sub-Debt Financing documents, the Company is required to comply on a quarterly basis with certain financial covenants, including minimum working capital, maximum capital expenditures, minimum leverage ratio, minimum EBITDA and minimum fixed charge coverage ratio. These financial covenants are identical in the Senior Financing and the Sub-Debt Financing documents.

        Due to the accounting classification of the warrants issued in conjunction with the Senior Financing and the Sub-Debt Financing as a current liability in accordance with SFAS No. 133 and EITF 00-19, the Company was not in compliance with certain of these financial covenants at December 31, 2005.

        On April 7, 2006, the lenders provided waivers with respect to such past events of default under the Senior Notes and amended their loan documents such that the warrant liability and any change thereto in future periods will not affect future covenant and excess cash flow calculations. In consideration thereof, the Company offered to temporarily reduce the exercise price of the 3,250,000 warrants held by the investors in the Senior Financing from $2.00 to $1.85 per share through April 30, 2006, and agreed to permanently reduce the exercise price of the 1,596,744 warrants held by the investors in the Sub-Debt Financing from $1.55 to $1.43 per share on certain terms and conditions. Any exercise of the aforementioned warrants at the reduced exercise price was required to be for cash only. The conversion price of the Sub-Debt Notes of $1.55 per share was not affected. The Company also entered into similar agreements, as applicable, and provided identical temporary and permanent reductions to warrant exercise prices, with Broadband Capital Management LLC (1,516,935 warrants originally exercisable at $1.55 per share) and Libra FE, LP (237,500 warrants originally exercisable at $2.00 per share). The Company also agreed to utilize 25% of the net proceeds from the exercise of the warrants held by the investors in the Senior Financing to reduce the respective principal balances on the Senior Notes payable held by such exercising investors, and to pay any related unpaid accrued interest on such principal payments. The aforementioned waivers did not extend to the embedded derivative liabilities associated with the Sub-Debt.

        Effective April 27, 2006, certain of the investors in the Senior Financing exercised their warrants to purchase 2,816,667 shares of common stock at $1.85 per share, resulting in the issuance of 2,816,667

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (Continued)

shares of common stock in exchange for cash proceeds of $5,212,000, of which $1,303,000 was used to reduce the respective principal balances on the Senior Notes payable held by such exercising investors. There was no conversion of subordinated convertible notes payable during April 2006 in relation to this transaction.

        As a result of the $0.15 warrant exercise price reduction offered to the investors in the Senior Financing in April 2006, the Company recorded a charge to operations during the year ended December 31, 2006 for the aggregate fair value of such exercise price reductions of $423,000 relating to the warrants held and exercised by the Senior Financing investors in April 2006. The Company provided this consideration primarily in exchange for a waiver of and amendment to certain of the financial covenants contained in the loan agreements entered into in conjunction with the July 2005 acquisition of MediaDefender. The amount charged to operations was calculated by multiplying the $0.15 reduction, which represented the fair value of the consideration transferred, by the number of warrants that elected to accept the Company's offer and exercise, as follows: $0.15 × 2,816,667 = $423,000. This charge to operations was presented as reduction in exercise price of warrants and was included in other income (expense) in the statement of operations.

        As a result of the $0.12 warrant exercise price reduction provided to the investors in the Sub-Debt Financing in April 2006, the Company recorded a charge to operations during the year ended December 31, 2006 for the aggregate fair value of such exercise price reductions of $218,000 relating to the warrants held by the investors in the Sub-Debt Financing in April 2006. The Company provided this consideration in exchange for a waiver of and amendment to certain of the financial covenants contained in the loan agreements entered into in conjunction with the July 2005 acquisition of MediaDefender. This amount was calculated by determining the difference between the fair value of the warrants held by the investors in the Sub-Debt Financing, based on a comparison of updated Black-Scholes calculations using the original $1.55 exercise price and the reduced $1.43 exercise price. The Company utilized revised Black-Scholes input metrics to reflect updated changes, in particular to estimated life and volatility. The result was that the Black-Scholes value of the Sub-Debt warrants was $3.54, based on the original $1.55 exercise price, as compared to a Black-Scholes value of $3.61, based on the reduced exercise price of $1.43. The amount charged to operations was calculated by multiplying the $0.07 difference ($3.61-$3.54), which represented the fair value of the consideration transferred, by the number of warrants affected, as follows: $0.07 × 3,113,709 = $218,000. This charge to operations was presented as reduction in exercise price of warrants and was included in other income (expense) in the statement of operations.

        On November 7, 2006, the Company entered into a waiver (the "Sub-Debt Waiver") with the holders of the Sub-Debt Notes. A provision of the Sub-Debt Notes contains a negative covenant pertaining to the Company's Consolidated Fixed Charge Coverage Ratio (as such term is defined in the Sub-Debt Notes), which is to be calculated on a quarterly basis (the "Fixed Charge Covenant"). The Fixed Charge Covenant as originally drafted did not contemplate that the first cash payment of accrued interest was not due and payable to the holders of the Sub-Debt Notes until September 30, 2006 (the "First Interest Payment"), an approximate fourteen-month period from the original issuance date of the Sub-Debt Notes. As a result of the Company timely making the First Interest Payment of $1,307,000, the Company was forced to breach the Fixed Charge Covenant. The holders of the Sub-Debt Notes

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (Continued)

agreed to waive this event of default under the Sub-Debt Notes that may have been triggered due to a breach of the Fixed Charge Covenant resulting from the First Interest Payment.

        On November 7, 2006, the Company also entered into a waiver (the "Senior Waiver") with the purchasers of the Senior Notes originally issued by the Company. The Note Purchase Agreement contains the same Fixed Charge Covenant that is contained in the Sub-Debt Notes (the "Senior Fixed Charge Covenant"). As a result of the Company timely making the First Interest Payment of $1,307,000, the Company was forced to breach the Senior Fixed Charge Covenant. The holders of the Senior Notes agreed to waive the event of default under the Note Purchase Agreement that may have been triggered due to a breach of the Senior Fixed Charge Covenant resulting from the First Interest Payment.

        The financing documents governing the terms and conditions of the senior and subordinated indebtedness required the Company to maintain an effective registration statement covering the resale of shares of common stock underlying the various securities issued by the Company to each holder. A resale registration statement on Form SB-2, as amended, was declared effective by the SEC on December 9, 2005. The Company subsequently filed Post-Effective Amendment No. 1 to the registration statement on Form SB-2, which was declared effective by the SEC on May 1, 2006, and Post-Effective Amendment No. 2 to the registration statement on Form SB-2, which was declared effective by the SEC on July 6, 2007. As a result of the determination to restate previously issued financial statements (see Note 1), the Form SB-2 was not available for use by the holders between December 21, 2006 and July 6, 2007.

        The financing documents specify that an event of default of the senior and subordinated indebtedness is triggered if a resale registration statement is unavailable for use by the holders for a period of more than ten consecutive trading days after the expiration of an allowable ten-day grace period. The Company invoked its use of the ten-day allowable grace period on December 21, 2006, which expired on December 31, 2006. The Company delivered notice to holders of its outstanding senior and subordinated indebtedness that, as of December 20, 2006, an event of default had been triggered under their respective senior and subordinated financing documents.

        As of December 20, 2006, the Form SB-2 remained unavailable for use by the holders, and it continued to be unavailable for use until July 6, 2007, when Amendment No. 2 to the registration statement on Form SB-2 was declared effective by the SEC. Accordingly, at December 31, 2006, the registration statement covering the resale of shares of common stock underlying the various securities issued by the Company to each holder of the senior and subordinated indebtedness was not effective. As a result, an event of default, among others, with respect to the senior and subordinated indebtedness was triggered by the unavailability of the Form SB-2 to the holders between December 20, 2006 and July 6, 2007. The financing documents provide that while the Form SB-2 remains unavailable for use, holders of senior indebtedness are entitled to a cash penalty equal to 1.5% of the original Senior Financing, on a pro rata basis, and the holders of subordinated indebtedness are entitled to a cash penalty equal to 1.0% of the original Sub-Debt Financing, on a pro rata basis. These cash penalties are due and payable by the Company at the end of each thirty-day period while the Form SB-2 remains unavailable. The first cash penalty payment was due on January 31, 2007, and monthly thereafter.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (Continued)

        In accordance with EITF 00-19-2, which the Company adopted as of December 31, 2006, and SFAS No. 5, the Company accrued seven months liquidated damages (through mid-August 2007) under the registration rights agreements aggregating approximately $3,777,000 as a charge to operations at December 31, 2006, which was reduced by $395,000 as a result of the Company's registration statement being declared effective on July 6, 2007, which was earlier than originally estimated, and by an aggregate of $1,000,000 of advance payments made to the holders of the Senior Financing during the year ended December 31, 2007 for liquidated damages under the registration rights agreement. Accordingly, liquidated damages payable under registration rights agreements were $2,382,000 at December 31, 2007. During the three months ended March 31, 2008, the Company made a further payment to the holders of the Senior Financing with respect to liquidated damages under the registration rights agreement of $410,000, thus reducing liquidated damages payable to $1,972,000 at March 31, 2008. Liquidated damages payable are presented as a current liability in the Company's balance sheet. The Company believes that the amount of the liquidated damages accrued reflects the undiscounted maximum potential amount of liquidated damages payable to the holders of the Senior Financing and the Sub-Debt Financing since the underlying shares became generally available for resale under an effective registration statement on July 6, 2007.

        A summary of the registration penalty accrual at March 31, 2008 and December 31, 2007 is presented below.

	March 31, 2008	December 31, 2007
Senior secured notes payable	$—	$410,000
Subordinated convertible notes payable	1,972,000	1,972,000

Total registration penalty accrual	$1,972,000	$2,382,000

        As of March 31, 2008 and December 31, 2007, approximately $12,994,000 and $13,307,000 principal amount was outstanding with respect to the Senior Financing, respectively, and approximately $27,658,000 principal amount was outstanding with respect to the Sub-Debt Financing. In addition, approximately $103,000 and $4,099,000 was outstanding with respect to accrued interest payable to the holders of the Senior Financing and the Sub-Debt Financing, respectively. At December 31, 2007, approximately $146,000 and $3,206,000 was outstanding with respect to accrued interest payable to the holders of the Senior Financing and the Sub-Debt Financing, respectively. Through March 31, 2008, the Company had made payments with respect to the registration delay penalties to the holders of the Senior Notes aggregating $1,410,000 of which $1,000,000 was paid during 2007. Through March 31, 2008, the Company had not made any payments with respect to the registration delay penalties to the holders of the Sub-Debt Notes. As a result of the registration failure, the failure to pay certain of the registration delay penalties, and the various financial covenant and other breaches of the terms of the Senior Financing and the Sub-Debt Financing, multiple events of default exist under the Senior Financing and the Sub-Debt Financing. The terms of the Subordination Agreement among the Company and the creditor parties thereto (the "Subordination Agreement") prevent the Company from making any cash payments to the Sub-Debt Note holders until the events of default under the Senior Financing are either cured or waived. Furthermore, upon the occurrence of an event of default, holders

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (Continued)

of at least 25% of the outstanding senior indebtedness may declare the outstanding principal and accrued interest on all senior notes immediately due and payable upon written notice to the Company, and each holder of outstanding subordinated indebtedness may only demand redemption of all or any portion of their respective notes under certain circumstances as described in the Subordination Agreement. The Company does not have the capital resources necessary to cure the existing events of default, or to repay any accelerated indebtedness or redemption or penalty amounts.

        On October 16, 2007, the Company received an Event of Default Redemption Notice from the holders of approximately $2,693,000 principal amount of Sub-Debt Notes demanding that the Company redeem their Sub-Debt Notes. The Company believes and has advised these Sub-Debt Note holders that redemption (including the demand for redemption) is not permitted under the terms of the Subordination Agreement. On November 1, 2007, the Company received a copy of a letter to the Sub-Debt Note holders from Senior Note holders representing approximately 66% of the Senior Notes. The letter advised the Sub-Debt Note holders that the Subordination Agreement prohibits the Company from redeeming any Sub-Debt Notes and prohibits any Sub-Debt Note holder from pursuing any remedies.

        All quarterly interest payments due on the outstanding senior and subordinated indebtedness were timely paid by the Company through December 2006. In addition, the quarterly interest payments due on the outstanding senior indebtedness have been timely paid. Pursuant to the terms of the Subordination Agreement, interest on the outstanding subordinated convertible notes payable cannot be paid as a result of the existence of the events of default described herein.

        A summary of accrued interest payable at March 31, 2008 and December 31, 2007 is presented below.

	March 31, 2008	December 31, 2007
Senior secured notes payable	$103,000	$67,000
Subordinated convertible notes payable	3,862,000	3,034,000
Liquidated damages payable with respect to:
Senior secured notes payable	—	79,000
Subordinated convertible notes payable	237,000	172,000

Total accrued interest payable	$4,202,000	$3,352,000

        Pursuant to a series of Forbearance and Consent Agreements with the investors in the Senior Financing, such investors agreed to forbear from the exercise of their rights and remedies under the Senior Financing documents as a result of the events of default with respect to the unavailability of the Company's registration statement, as well as certain other events of default that existed or that could come into existence during the forbearance period, from April 17, 2007 through February 20, 2008, in exchange for aggregate cash payments of $1,000,000 in 2007 (applied against accrued registration delay penalties) and $494,423 ($410,000 applied against accrued registration delay penalties and $84,423 applied against interest on accrued registration delay penalties) in February 2008. The payments made by the Company under the Forbearance and Consent Agreements were credited against the registration

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

4. FINANCING TRANSACTIONS WITH RESPECT TO MEDIADEFENDER, INC. ACQUISITION (Continued)

delay cash penalties and interest on the penalties resulting from the Company's default under the various agreements between the Company and the Senior Financing investors. On March 17, 2008, the Company entered into a Forbearance and Consent Agreement with the investors in the Company's Senior Debt Financing, which was effective as of February 20, 2008, whereby the investors agreed to forbear from exercising any of their rights and remedies under the Senior Financing transaction documents through December 31, 2008 in exchange for an adjustment in the interest rate associated with the Senior Notes from 11.25% to 15.0%, provided the loan is repaid prior to September 30, 2008 or 16.0% (retroactive to February 20, 2008), if the loan remains outstanding subsequent to that date.

        On August 3, 2007, the Company entered into a Waiver and Forbearance Agreement with the holders of the Sub-Debt Financing pursuant to which the holders agreed to waive their right to charge the 12.0% default interest rate triggered by the Company's defaults under the Subordinated Financing transaction documents and instead charge the 4.0% standard interest rate on the Sub-Debt Notes for the period from July 16, 2007 through August 31, 2007 (the "Forbearance Period"). The holders of the Sub-Debt Financing also agreed to forbear from exercising any of their other rights and remedies under the Sub-Debt Financing transaction documents during the Forbearance Period, upon the terms and conditions in the Waiver and Forbearance Agreement. Effective September 1, 2007, the interest rate returned to the 12.0% default interest rate.

        As a result of the requirement to restate previously issued financial statements, which resulted in the recording of an embedded derivative liability, the reclassification of the senior and subordinated indebtedness to current liabilities, and the recording of liquidated damages payable under registration rights agreements, the Company was not in compliance with certain of its financial covenants under both the Senior Financing and the Sub-Debt Financing at December 31, 2006. Notwithstanding such developments, the Company would have been out of compliance with certain of its financial covenants at December 31, 2007 and March 31, 2008.

        The registration delay penalties and ongoing default interest charges are continuing to have a significant and material negative impact on the Company's operations and cash flows. The Company is exploring various alternatives to resolve the defaults under its senior and secured debt obligations, but is unable to predict the outcome of such negotiations. On February 7, 2008, the Company retained the services of Salem Partners, LLC to serve as a financial advisor to the Company in connection with the sale, merger, consolidation, reorganization or other business combination and the restructuring of the material terms of the Company's senior notes and/or subordinated convertible notes. To the extent that the Company is unable to complete a sale or merger, or restructure its senior and subordinated debt obligations in a satisfactory manner and/or the lenders begin to exercise additional remedies to enforce their rights, the Company will not have sufficient cash resources to maintain its operations. In such event, the Company may be required to consider a formal or informal restructuring or reorganization, including a filing under Chapter 11 of the United States Bankruptcy Code.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

5. DERIVATIVE FINANCIAL INSTRUMENTS

        In conjunction with the financing for the acquisition of MediaDefender on July 28, 2005 (see Notes 3 and 4), the Company completed a $15,000,000 senior secured debt transaction (the "Senior Financing") and a $30,000,000 convertible subordinated debt transaction (the "Sub-Debt Financing"). The Company also issued various warrants in conjunction with such financings.

        The Sub-Debt Notes contain multiple embedded derivative features (both assets and liabilities) that have been accounted for at fair value as a compound embedded derivative. The compound embedded derivative associated with the Sub-Debt Notes has been valued at the date of inception of the Sub-Debt Financing and at the end of each reporting period thereafter. The compound embedded derivative includes the following material features: (1) the standard conversion feature of the debentures, (2) a limitation on the conversion by the holder, and (3) the Company's right to force conversion.

        An independent valuation firm assisted the Company in valuing the various derivative features in the compound embedded derivative and it was determined that, except for the above-noted features, the remaining derivative attributes (both assets and liabilities) were immaterial, both individually and in the aggregate, and they effectively offset one another. The value of the compound embedded derivative that includes the above-noted features was bifurcated from the Sub-Debt Notes and recorded as derivative liability. This initial amount was recorded as a discount on the related Sub-Debt Notes. This discount is being amortized to interest expense over the life of the Sub-Debt Notes.

        The Company, with the assistance of an independent valuation firm, calculated the fair value of the compound embedded derivative associated with the Sub-Debt Notes in accordance with SFAS No. 133 Implementation Issue No. B15, "Embedded Derivatives: Separate Accounting for Multiple Derivative Features Embedded in a Single Hybrid Instrument", which requires that when multiple derivatives (both assets and liabilities) exist within a financial instrument, they are bundled together as a single hybrid compound instrument. The calculation model utilized a complex, customized, binomial lattice model suitable for the valuation of path-dependent American options. The model uses the risk neutral binomial methodology to simulate the scenarios and stock price paths. The model also uses backward dynamic programming to value the payoffs at each node considering all the embedded

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

5. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

options simultaneously. The valuation model used the following assumptions for the original valuation and for each succeeding quarterly valuation:

	2005			2006				2007				2008
Embedded derivatives
	7/28	9/30	12/31	3/31	6/30	9/30	12/31	3/31	6/30	9/30	12/31	3/31
Initial fair value of common stock	$1.43	—	—	—	—	—	—	—	—	—	—	—
Fair value of common stock at each subsequent reporting period end	—	$2.50	$3.30	$4.50	$3.50	$3.25	$2.35	$1.90	$2.00	$1.80	$0.38	$0.38
Conversion price	$1.55	$1.55	$1.55	$1.55	$1.55	$1.55	$1.55	$1.55	$1.55	$1.55	$1.55	$1.55
Terminal time period in months	48	46	43	40	37	34	31	28	25	22	19	16
Expected return	4.04%	4.18%	4.35%	4.82%	5.10%	4.59%	4.69%	4.58%	4.87%	3.97%	3.05%	1.62%
Initial volatility factor	55%	—	—	—	—	—	—	—	—	—	—	—
Volatility factor for each subsequent reporting period	—	54%	59%	56%	63%	63%	53%	60%	56%	63%	73%	67%
Triggering events to forced conversion:
Event 1—stock price equal or above	$2.32	$2.32	$2.32	$2.32	$2.32	$2.32	$2.32	$2.32	$2.32	$2.32	$2.32	$2.32
Event 2—daily share trading volume equal or above (in thousands)	200	200	200	200	200	200	200	200	200	200	200	200
Lack of liquidity discount for the limitation on conversion	20%	20%	20%	20%	20%	20%	20%	20%	20%	20%	20%	20%

        The Company determined that the warrants issued in conjunction with the Senior Financing and the Sub-Debt Financing created derivative liabilities in accordance with EITF 00-19 because share settlement of these financial instruments was not within the control of the Company, since the Company could not conclude that it had sufficient authorized but unissued common shares available to satisfy its potential share obligations under the warrant agreements. The Company reached this conclusion because: (1) the Company has an obligation to file a registration statement with the SEC to register the common stock underlying warrants, and to have such registration statement declared effective, and to maintain effective such registration statement, or to pay penalties in the form of liquidated damages for each thirty-day period that such registration statement is not effective, (2) the warrants contained dilution protection features, with no limit or cap on the number of shares that could be issued by the Company pursuant to such provisions, and (3) the warrants contained certain price reset features. Because the warrants contain certain anti-dilution and price reset provisions, as well as have registration rights, the fair value of the warrants was accounted for as a derivative and presented as warrant liability.

        The Company calculated the fair value of the various warrants using the Black Scholes option-pricing model, using the volatility factor determined by the independent valuation firm. The valuation

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

5. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

model used the following assumptions for the original valuation and for each succeeding quarterly valuation.

	2005				2006				2007			2008
Warrant liability
	7/28	9/30	12/31	3/31	6/30	9/30	12/31	3/31	6/30	9/30	12/31	3/31
Initial fair value of common stock	$1.43	—	—	—	—	—	—	—	—	—	—	—
Fair value of common stock at each subsequent reporting period end	—	$2.50	$3.30	$4.50	$3.50	$3.25	$2.35	$1.90	$2.00	$1.80	$0.38	$0.38
Exercise price:
Senior warrants	$2.00	$2.00	$2.00	$2.00	$2.00	$2.00	$2.00	$2.00	$2.00	$2.00	$2.00	$2.00
Sub-debt warrants	$1.55	$1.55	$1.55	$1.55	$1.43	$1.43	$1.43	$1.43	$1.43	$1.43	$1.43	$1.43
Libra warrants	$2.00	$2.00	$2.00	$2.00	—	—	—	—	—	—	—
Time period in months:
Senior warrants	60	58	55	52	49	46	43	40	37	34	31	28
Sub-debt warrants	60	58	55	52	49	46	43	40	37	34	31	28
Libra warrants	84	82	79	76	—	—	—	—	—	—	—	—
Expected return	4.04%	4.18%	4.35%	4.82%	5.10%	4.59%	4.69%	4.58%	4.89%	4.03%	3.45%	1.62%
Initial volatility factor	55%	—	—	—	—	—	—	—	—	—	—	—
Volatility factor for each subsequent reporting period	—	54%	59%	56%	63%	63%	53%	60%	56%	63%	73%	67%

        The Company's Sub-Debt Notes contain compound embedded derivatives (as described above) that required that they be bifurcated from the debt host instrument at the date of issuance and valued. The calculation of the fair value of the compound embedded derivatives required the use of a more sophisticated valuation model than a Black-Scholes option-pricing model. Accordingly, the Company retained an independent valuation firm to calculate the fair value of the compound embedded derivatives, and the changes in fair value at each subsequent period end. The Company, with the assistance of the independent valuation firm, calculated the fair value of the compound embedded derivatives associated with the Sub-Debt Notes in accordance with SFAS No. 133 Implementation Issue No. B15, "Embedded Derivatives: Separate Accounting for Multiple Derivative Features Embedded in a Single Hybrid Instrument", by utilizing a complex, customized, binomial lattice model suitable in the valuation of path-dependent American options. This model utilized subjective and theoretical assumptions that can materially affect fair values from period to period.

        The independent valuation firm concluded that the Company's historical pattern of stock prices as of July 28, 2005, and for some time thereafter, would not provide a sufficient indication of the long-term expected volatility of the Company's stock going forward for purposes of the calculation of the fair value of the compound embedded derivatives, due to the significant changes in the business operations and capital structure of the Company on July 28, 2005 as a result of the acquisition of MediaDefender and the related financing transactions. Accordingly, the Company's independent valuation firm based its calculation of the Company's expected stock price volatilities on the volatility factors of similar public companies. The independent valuation firm identified four companies that were similar to the Company in terms of industry, market capitalization, stock price and profitability: Easylink Services Corporation; Forgent Networks, Inc.; Inforte Corp.; and Think Partnership, Inc. Using historical stock returns data for a period of one year, the independent valuation firm calculated the volatilities of these companies at the various reporting dates. The expected volatilities for the Company as of the reporting dates were calculated based on the average of the volatilities of these

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

5. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

comparable companies. The resulting volatilities were then used to calculate the fair value, and the changes in fair value, of the Company's compound embedded derivative liabilities at each period end. The Company also utilized these volatilities to calculate the fair value, and the changes in fair value, of the Company's warrant derivative liabilities at each period end.

        Paragraph A32 of SFAS No. 123R lists factors to consider in estimating expected volatility. The independent valuation firm retained by the Company to value the compound embedded derivatives contained in the Sub-Debt Notes determined that the appropriate methodology to calculate volatility with respect to the Company's compound embedded derivatives was to consider the Company as similar to a newly public company without a trading history because of the significant transformative changes resulting from the acquisition and financing of the MediaDefender transaction on July 28, 2005. With reference to newly public companies, section (c) of paragraph A32 of SFAS No. 123R suggests that the expected volatility of similar entities be considered. The independent valuation firm arrived at this determination due to the Company's acquisition of MediaDefender on July 28, 2005 and the related equity-based financing transactions that provided the capital to fund the acquisition.

        The Company adopted SFAS No. 157 on January 1, 2008, delaying, as permitted, application for non-financial assets and non-financial liabilities. SFAS No. 157 establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

        Level 1:    quoted prices (unadjusted) in active markets for an identical asset or liability that the Company has the ability to access as of the measurement date. Financial assets and liabilities utilizing Level 1 inputs include active-exchange traded securities and exchange-based derivatives.

        Level 2:    inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data. Financial assets and liabilities utilizing Level 2 inputs include fixed income securities, non-exchange based derivatives, mutual funds, and fair-value hedges.

        Level 3:    unobservable inputs for the asset or liability are only used when there is little, if any, market activity for the asset or liability at the measurement date. Financial assets and liabilities utilizing Level 3 inputs include infrequently-traded non-exchange-based derivatives and commingled investment funds, and are measured using present value pricing models.

        In accordance with SFAS No. 157, the Company determines the level in the fair value hierarchy within which each fair value measurement falls in its entirety, based on the lowest level input that is significant to the fair value measurement in its entirety.

        The warrant liability and the derivative liability, as described above, are the only financial instruments that are measured and recorded at fair value on the Company's balance sheets on a recurring basis. The following table presents the warrant liability and the derivative liability at their level within the fair value hierarchy during the three months ended March 31, 2008, as well as a

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

5. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

reconciliation of the changes to the beginning and ending balances of such financial instruments during such period.

	Fair Value
	Level 1	Level 2	Level 3	Total
Warrant liability:
Balance, December 31, 2007	$—	$164,000	$—	$164,000
Change in fair value—gain		(65,000)		(65,000)
Balance, March 31, 2008	$—	$99,000	$—	$99,000
Derivative liability:
Balance, December 31, 2007	$—	$313,000	$—	$313,000
Change in fair value—gain		(171,000)		(171,000)
Balance, March 31, 2008	$—	$142,000	$—	$142,000

6. GOODWILL

        Goodwill at March 31, 2008 and December 31, 2007 was $31,085,000, which was recorded in conjunction with the acquisition of MediaDefender in July 2005 (see Note 3). In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", an intangible asset that is not subject to amortization such as goodwill shall be tested for impairment at least on an annual basis, and more often under certain circumstances, and written down when impaired. An interim impairment test is required if an event occurs or conditions change that would more likely than not reduce the fair value of the reporting unit below its carrying value. The first step of the impairment test consists of a comparison of the total fair value of each reporting unit to the reporting unit's net assets on the date of the test. If the fair value is in excess of the net assets, there is no indication of impairment and thus no need to perform the second step of the impairment test.

        During the three months ended September 30, 2007, the Company performed its second annual impairment test with respect to the goodwill recognized in conjunction with the acquisition of MediaDefender and determined that there was no indication of impairment. Due to the reduced sales activity and lower operating margins in the Company's anti-piracy business for 2007 and internal projections for 2008, the Company reviewed the impairment calculations at December 31, 2007 and noted that while the test thresholds were narrower, an impairment adjustment was still not required. The Company's further review of the impairment calculations at March 31, 2008, was consistent with the Company's observations and conclusions at December 31, 2007, which allowed for a further decline in revenues in 2008. To the extent that MediaDefender revenues for the three months ending June 30, 2008 decrease significantly, the Company may have to report an impairment loss with respect to the carrying value of this segement's goodwill at June 30, 2008. The Company intends to closely monitor revenues within this segment during the remainder of 2008 and, if warranted, will record an impairment loss to the carrying value of this segment's goodwill.

7. RELATED PARTY TRANSACTIONS

        On January 12, 2007, the Company entered into a consulting agreement with Eric Pulier, a director of the Company, through WNT Consulting Group, a California limited liability company

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

7. RELATED PARTY TRANSACTIONS (Continued)

wholly-owned by Mr. Pulier ("WNT"). During the term of the consulting agreement, which commenced January 12, 2007 and continues in effect until any party provides ten days prior written notice to the other parties of its intention to terminate, Mr. Pulier will provide non-exclusive consulting and advisory services to the Company outside of the ordinary course of his services as a member of the Board of Directors. In consideration, Mr. Pulier (through WNT) is entitled to receive hourly compensation at the rate of $500 per hour. Any consulting request made by the Company must be approved in advance by all parties prior to commencement of services. The new consulting agreement was approved by the Compensation Committee of the Company's Board of Directors. During the three months ended March 31, 2008 and 2007, Mr. Pulier (through WNT) did not earn any fees under the new consulting agreement.

        During the three months ended March 31, 2008 and 2007, the Company incurred legal fees of $2,000 and $0, to Davis Shapiro Lewit & Hayes, LLP, a law firm in which Fred Davis, a director of the Company, is a partner.

        For the year ending December 31, 2008, each non-employee member of the Company's Board of Directors will receive a cash retainer of $15,000 for serving on the Board of Directors, payable in equal quarterly installments, and each director that serves on a standing Committee of the Board of Directors will receive, for each committee served, an additional cash retainer of $10,000, payable in equal quarterly installments. In addition, on June 30, 2008, the Company will issue to each of its five non-officer directors stock options to purchase 10,000 shares of common stock for serving on the Board of Directors, and each director that serves on a standing Committee of the Board of Directors will receive, for each committee served, stock options to purchase 5,000 shares of common stock, all exercisable at the fair market value on the date of grant. The options will vest 50% on June 30, 2008 and 25% each on September 30, 2008 and December 31, 2008.

        Effective March 7, 2008, the Board of Directors appointed Dimitri Villard as Interim Chief Executive Officer of the Company to serve on an "at will" basis at a monthly compensation of $25,000.

        See Notes 3, 8 and 9 for information with respect to additional related party transactions.

8. EQUITY-BASED TRANSACTIONS

  2006 Equity Incentive Plan:

        During the three months ended March 31, 2008 and 2007, the Company issued shares of common stock and stock options pursuant to consulting agreements described at Note 9. The Company also issued stock options as described below.

        Effective February 2, 2007, the Company issued to Rene L. Rousselet, the Company's Corporate Controller and Chief Accounting Officer, a stock option to purchase 50,000 shares of common stock exercisable through February 2, 2012 at $1.50 per share, the fair market value on the date of grant. The stock option vested and became exercisable in equal installments on March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007. The fair value of the stock option, determined pursuant to the Black-Scholes option-pricing model, was $60,000, of which $15,000 was charged to operations during the three months ended March 31, 2007.

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THREE MONTHS ENDED MARCH 31, 2008 AND 2007

8. EQUITY-BASED TRANSACTIONS (Continued)

        Effective February 2, 2007, the Company issued to its Vice President of Worldwide Sales, a stock option to purchase 300,000 shares of common stock exercisable through February 2, 2012 at $1.50 per share, the fair market value on the date of grant. Options with respect to 175,000 shares are scheduled to vest in seven equal quarterly installments on June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008, and options with respect to 125,000 shares will vest on the achievement of performance targets to be mutually determined by the parties. The fair value of the time-vested portion of this stock option, determined pursuant to the Black-Scholes option-pricing model, was $208,000, of which $7,000 and $30,000 was charged to operations during the three months ended March 31, 2008 and 2007, respectively. No performance based options were granted.

        The assumptions used in the Black-Scholes option-pricing model to calculate the fair value of the aforementioned options were as follows:

Stock price on date of grant	$1.50
Risk-free interest rate	4.88%
Volatility	1.065%
Dividend yield	0%
Weighted average expected life (years)	5
Weighted average fair value of option	$1.19

        A summary of stock option activity under the 2006 Equity Incentive Plan during the three months ended March 31, 2008 is as follows:

	Options Outstanding
	Number of Shares	Weighted Average Exercise Price
Options outstanding at December 31, 2007	601,551	$1.96
Granted	—
Exercised	—
Canceled/Expired	—

Options outstanding at March 31, 2008	601,551	$1.96

Options exercisable at March 31, 2008	401,551	$2.19

        The intrinsic value of exercisable but unexercised in-the-money options at March 31, 2008 was $0.

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THREE MONTHS ENDED MARCH 31, 2008 AND 2007

8. EQUITY-BASED TRANSACTIONS (Continued)

  1999 Employee Stock Option Plan:

        A summary of stock option activity under the 1999 Employee Stock Option Plan during the three months ended March 31, 2008 is as follows:

	Options Outstanding
	Number of Shares	Weighted Average Exercise Price
Options outstanding at December 31, 2007	818,077	$2.81
Granted	—
Exercised	—
Canceled/Expired	—

Options outstanding at March 31, 2008	818,077	$2.81

Options exercisable at March 31, 2008	722,839	$2.78

        The intrinsic value of exercisable but unexercised in-the-money options at March 31, 2008 was $0. The intrinsic value of options exercised during the three months ended March 31, 2007 was $187,840. There were no options exercised during the three months ended March 31, 2008.

        During the three months ended March 31, 2008 and 2007, the Company recorded $649,000 and $391,000, respectively, as a charge to operations to recognize the unvested portion of the grant date fair value of awards issued prior to the adoption of SFAS No. 123R.

        As of March 31, 2008, unrecognized compensation cost related to all unvested stock options will be charged to operations as follows (amounts are in thousands):

Years Ending December 31,
2008 (nine months)	$323
2009	26

Total	$349

9. COMMITMENTS AND CONTINGENCIES

  Employment Agreements:

        In connection with the acquisition of MediaDefender (see Note 3), the Company acknowledged the terms of Employment Agreements entered into on July 28, 2005 by MediaDefender with each of Randy Saaf, who serves as Chief Executive Officer of MediaDefender, and Octavio Herrera, who serves as President of MediaDefender. Mr. Saaf and Mr. Herrera will each earn a base salary of no less than $350,000 per annum during the initial term of the agreements, which shall continue until December 31, 2008, and are also entitled to receive performance bonuses of up to $350,000 if MediaDefender achieves defined operating earnings in fiscal 2007 and 2008, respectively. The fiscal 2007 bonus aggregating $700,000 was accrued ratably during 2007 and was paid in March 2008. In addition, during

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

9. COMMITMENTS AND CONTINGENCIES (Continued)

the three months ended March 31, 2008, the Company recorded a charge to general and administrative expense and an accrued liability of $175,000 with respect to the 2008 bonus.

        In addition, the Company granted stock options to purchase 200,000 shares of common stock to each of Mr. Saaf and Mr. Herrera, exercisable for a period of five years at $3.00 per share and vesting quarterly over a period of three and one-half years. On July 28, 2006, the Company entered into agreements with Mr. Saaf and Mr. Herrera to incorporate non-material modifications into the Employment Agreements.

        The Company also employs its Vice President of Worldwide Sales through February 2009 under an agreement that provides for base annual compensation and performance bonus payments.

        Future base payments under these employment agreements and arrangements as of March 31, 2008 are as follows (amounts are in thousands):

Years Ending December 31,
2008 (nine months)	$689
2009	33

$722

        On July 28, 2005, the Company entered into an Employment Agreement with Jonathan Diamond to serve as the Company's Chief Executive Officer. During the term of the Employment Agreement through December 31, 2008, Mr. Diamond's base salary would be no less than $350,000 per annum, plus certain specified perquisites that include a monthly car allowance. Mr. Diamond was also eligible to receive an annual discretionary bonus of up to 100% of base salary, as determined by the Compensation Committee of the Board of Directors or, if none, the Board of Directors, and an annual performance bonus of up to 100% of base salary if the Company achieved defined earnings before interest, taxes, depreciation and amortization in fiscal 2007 ($12,000,000 - $14,400,000) and fiscal 2008 ($15,000,000 - $18,000,000). Mr. Diamond was also entitled to receive stock options at the discretion of the Company's Board of Directors. In the event Mr. Diamond was terminated "without cause," he would be entitled to receive 12 months of severance pay at the rate of 100% of his monthly salary, any performance bonus due for the year in which termination occurs and all stock options subject to time vesting shall be deemed fully vested and exercisable. On October 14, 2005, February 3, 2006, June 19, 2006 and July 31, 2006, the Company entered into agreements with Mr. Diamond to incorporate non-material modifications into the Employment Agreement.

        Pursuant to an Amended and Restated Services Agreement dated as of March 6, 2008 (the "Services Agreement") between the Company and Mr. Diamond, Mr. Diamond's employment as Chief Executive Officer was ended and he was elected as the Company's Chairman of the Board of Directors (the "Chairman") effective March 6, 2008. Under the Services Agreement, in consideration of Mr. Diamond's waiver of his rights contained in the Employment Agreement dated as of July 28, 2005 (the "Prior Agreement"), the execution by Mr. Diamond of a general release in favor of the Company and its affiliates, and his agreement to serve as Chairman, the Company agreed to (a) pay Mr. Diamond a severance payment of $350,000 payable in semi-monthly installments for a period of six months, (b) accelerate the vesting of Mr. Diamond's "Time Vesting" options, (c) accelerate the vesting

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

9. COMMITMENTS AND CONTINGENCIES (Continued)

of Mr. Diamond's options granted in 2004 to purchase 259,659 shares (the "2004 Options"), (d) extend to February 5, 2011 the exercisability of the Time Vesting Options and to March 29, 2011 for the 2004 Options, and (e) pay Mr. Diamond his accrued base salary through February 29, 2008 and 40 days of accrued vacation time. The severance payment was accrued and included in accrued expenses on the Company's balance sheet at March 31, 2008. The Company also recorded stock-based compensation costs of $571,000 during the three months ended March 31, 2008 with respect to this settlement.

  Consulting Agreements:

        On October 1, 2006, the Company entered into a one-year non-exclusive consulting agreement with an entity for business development consulting services. The consulting agreement provided for a base monthly fee of $7,500, certain performance-related bonuses, and stock options to acquire 5,000 shares of common stock on the last day of each month of the term of the consulting agreement through September 30, 2007. Accordingly, during the three months ended March 31, 2007, the Company issued options to acquire 15,000 shares of common stock pursuant to the Company's 2006 Equity Incentive Plan, exercisable through November 30, 2011, at prices ranging from $1.55 to $2.20 per share, the market price on the date of each grant. The options were fully vested when issued. The aggregate fair value of the options, calculated pursuant to the Black-Scholes option-pricing model, of $22,000, was charged to operations during the three months ended March 31, 2007. The assumptions used in the Black-Scholes option-pricing model to calculate the fair value of the options were as follows:

Stock price on date of grant	$1.55 - $2.20
Risk-free interest rate	4.88 - 4.93%
Volatility	106.5 - 108.6%
Dividend yield	0%
Weighted average expected life (years)	4.65 - 4.85
Weighted average fair value of option	$1.22 - $1.74

        On October 9, 2006, the Company entered into an eighteen-month non-exclusive consulting agreement with Wood River Ventures, LLC and Jonathan Dolgen for consulting and advisory services with respect to the business and operations of the Company. The consulting agreement provided for an aggregate cash fee of $187,500, payable quarterly in six installments of $31,250, and a stock award valued at $112,500, consisting of 34,615 shares of common stock based on the Company's closing stock price on October 10, 2006 of $3.25 per share to be issued under the Company's 2006 Equity Incentive Plan. The shares vest pro rata over the eighteen-month period of the consulting agreement, beginning on October 10, 2006 and thereafter monthly on the first day of each month of the term of the consulting agreement through March 2008. In accordance with EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services", the shares granted under this consulting agreement are valued each month based on the closing market price on the first day of each month to determine the amount to be recorded as a charge to operations over the eighteen-month term of the consulting agreement. Accordingly, during the three months ended March 31, 2008 and 2007, the Company issued 5,769 shares of common stock under this consulting agreement with a fair value of $19,000, which was charged to operations.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

9. COMMITMENTS AND CONTINGENCIES (Continued)

        On February 7, 2008, the Company entered into an Engagement Letter ("Engagement Letter") with Salem Partners LLC ("Salem Partners"). Under the terms of the Engagement Letter, Salem Partners has been engaged as financial advisor to the Company on an exclusive basis for a period of twelve months (a) in connection with an M&A transaction involving the Company and (b) to render an opinion, if requested, in a transaction involving the restructuring of the material terms of the Company's senior secured notes payable and/or subordinated convertible notes payable. An M&A transaction, whether effected in one transaction or a series of transactions, is defined as any sale, merger, consolidation, reorganization or other business combination pursuant to which all or any portion of assets owned by the Company are sold or otherwise transferred to, or combined with, a third party or one or more third parties formed by or affiliated with such third party, including, without limitation, any joint venture.

        As compensation for its services rendered pursuant to the Engagement Letter, Salem Partners shall be paid (a) a retainer fee of $50,000 per month, for the first four months of service, which fee shall be credited against the M&A transaction fee payable to Salem Partners pursuant to the engagement, plus a cash fee of the greater of (x) 2.0% of the portion of the Aggregate Consideration of an M&A transaction, and (y) $1 million, payable upon the closing of an M&A transaction, plus (b) a cash fee of $300,000 due upon the completion and delivery of an opinion regarding the M&A transaction, if requested by the Board of Directors of the Company, regardless of the conclusions of the opinion; plus (c) a cash fee of $300,000 in the case of a restructuring transaction for which Salem Partners delivers an opinion, due upon the completion and delivery of an opinion, regardless of the conclusions of the opinion; plus (d) $150,000 in the case of a restructuring transaction for which Salem Partners does not deliver an opinion. For the purposes of calculating compensation payable, Aggregate Consideration is defined as: (i) the total consideration paid or to be paid in cash or cash equivalents or in any form of equity (valued at fair market value) or debt in a transaction (including without limitation amounts received by holders of warrants, options or convertible securities); plus (ii) the principal amount of indebtedness for borrowed money assumed directly or indirectly by the purchaser.

  Sub-Lease Agreement:

        On January 30, 2006, the Company entered into a sub-lease agreement for new office facilities in Santa Monica, California, effective February 2, 2006 through November 30, 2011, to house the operations of ADI and MediaDefender. In connection with the sub-lease agreement, the Company provided an irrevocable standby bank letter of credit for $180,000 as security for the Company's obligations under the sub-lease agreement, which was secured by cash of $180,000, which was classified as restricted cash in the Company's balance sheet. Pursuant to the terms of the sub-lease agreement, the letter of credit was reduced to $90,000 during February 2007.

        This lease contains predetermined fixed increases in the minimum rental rate during the initial lease term. The Company began to recognize the related rent expense on a straight-line basis on the effective date of the lease. The Company records the difference between the amount charged to expense and the rent paid as deferred rent on the Company's balance sheet.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

9. COMMITMENTS AND CONTINGENCIES (Continued)

        Future cash payments under such operating lease as of March 31, 2008 are as follows (amounts are in thousands):

Years Ending December 31,
2008 (nine months)	$354
2009	485
2010	499
2011	471

$1,809

  Legal Matters:

        The Company is periodically subject to various pending and threatened legal actions that arise in the normal course of business. The Company's management believes that the impact of any such litigation will not have a material adverse impact on the Company's financial position or results of operations.

        As a result of the restatement of the Company's financial statements and other events described elsewhere in this document and in the Company's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2007, the Company has triggered various events of default under its senior debt and subordinated debt financing documents. The Company could be subject to future claims under such financing documents.

  Sufficiency of Authorized but Unissued Shares:

        The Company has concluded, for the reasons described below, that it is highly probable that the Company will have sufficient shares available to satisfy its existing option and warrant obligations to officers, directors, employees, consultants, advisors and others for the foreseeable future (excluding the warrants issued in conjunction with the financing of the MediaDefender transaction described at Note 4, which are accounted for as a derivative liability).

        Paragraphs 28 to 35 of SFAS No. 123R describe the types of equity awards that should be classified as a liability, including an option (or similar instrument) that could require the employer to pay an employee cash or other assets, unless cash settlement is based on a contingent event that is (a) not probable and (b) outside the control of the employee. The Company has concluded that any cash settlement obligation represented by its outstanding options and warrants issued to employees, officers and directors would be triggered only by a contingent event that is both not probable and is outside the control of the equity holder.

        Most of the Company's outstanding options and warrants were issued to employees, officers and directors in compensatory transactions accounted for under SFAS No. 123R. Of the 4,041,642 options and warrants outstanding at March 31, 2008, 3,623,455 were issued to employees, officers and directors. The Company believes that potential impact pursuant to EITF 00-19-2 of the remaining 418,187 options and warrants issued to consultants, advisors and others is not material to the consolidated financial statements. With respect to the 418,187 options and warrants, 222,000 are exercisable at $0.50

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

9. COMMITMENTS AND CONTINGENCIES (Continued)

per share and the remaining 196,187 are exercisable at prices ranging from $1.00 per share to $7.50 per share; all such exercise prices are in excess of the current market value of the Company's common stock.

        The Company currently has 60,000,000 shares of common stock authorized, of which 10,344,666 shares of common stock were issued at March 31, 2008, resulting in 49,655,334 unissued shares at such date. If all of the Company's equity-based instruments were converted or exercised into shares of common stock in accordance with their respective original terms, without regard to whether such instruments have vested or are in-the-money, approximately 28,000,000 additional shares would be issued, resulting in a total of approximately 38,000,000 shares of common stock issued and outstanding. Accordingly, this calculation results in approximately 22,000,000 shares of common stock available for issuance, in excess of all equity commitments that the Company currently has outstanding.

        The Company has approximately $27,658,000 of Sub-Debt Notes outstanding at March 31, 2008, which are convertible into common stock at $1.55 per share and which represent the single largest component of such potential dilution (approximately 17,850,000 shares). However, the financing agreements contain provisions that expressly prohibit the Company from issuing shares to a Sub-Debt Note holder if after the conversion, such Sub-Debt Note holder would exceed the respective limit called for in their Sub-Debt Note, either 4.99% or 9.99% of the Company's outstanding common shares, thus the Company believes that it is very unlikely that all of the 17,850,000 shares issuable to the holders of the Sub-Debt Notes would be issued at one time or even in a short period of time.

        Accordingly, based on the foregoing analysis and the Company's current capital structure, the Company has concluded that it is highly probable that the Company will have sufficient shares available to satisfy its existing option and warrant obligations for the foreseeable future. The Company will continue to evaluate this issue and if it becomes probable that there are insufficient authorized shares, the Company will consider alternative accounting treatment at that time

10. INCOME TAXES

        The Company reported a benefit from income taxes of $10,000 for the three months ended March 31, 2008 as a result of the receipt of a tax refund. Although the Company reported net income for the three months ended March 31, 2007, as a result of the non-deductibility of certain non-cash charges and accruals and the non-inclusion of certain non-cash gains for tax reporting purposes, and permanent limitations on the Company's ability to utilize its net operating loss carryforwards, the Company incurred a taxable loss for such period and therefore did not record a provision for income taxes for the three months ended March 31, 2007.

        At December 31, 2007, the Company had net operating loss carryforwards of approximately $112,000,000 for Federal income tax purposes expiring beginning in 2019 and California state net operating loss carryforwards of approximately $118,000,000 expiring beginning in 2009.

        In assessing the potential realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets (primarily net operating loss carryforwards) is dependent upon the Company attaining future taxable income during the periods in which those temporary differences become deductible. As of March 31, 2008 and December 31, 2007, management was unable to

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

10. INCOME TAXES (Continued)

determine if it is more likely than not that the Company's deferred tax assets will be realized, and has therefore recorded an appropriate valuation allowance against deferred tax assets at such dates.

        Due to the restrictions imposed by Internal Revenue Code Section 382 regarding substantial changes in the stock ownership of companies with loss carryforwards, the utilization of the Company's federal net operating loss carryforward was severely limited as a result of the change in the effective stock ownership of the Company resulting from the debt financings arranged in conjunction with the acquisition of MediaDefender.

        Effective January 1, 2007, the Company adopted FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes" ("FIN 48"). FIN 48 provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain tax position may only be recognized if it "more likely than not" that the position will be sustained on examination by the taxing authorities, based on its technical merits of the position. FIN 48 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods, and requires increased disclosures. As of March 31, 2008 and December 31, 2007, no liability for unrecognized tax benefits was required to be recorded.

        As of March 31, 2008, the Company's 2005 U.S. federal income tax return was undergoing examination by the Internal Revenue Service. The Internal Revenue Service has proposed various adjustments to the Company's 2005 taxable income. Estimated taxes and interest relating to such adjustments have been accrued as income taxes payable in the Company's financial statements at March 31, 2008 and December 31, 2007. As the Internal Revenue Service has not completed its examination, the Company is currently unable to predict the final outcome of the examination.

11. CONCENTRATIONS AND SEGMENT INFORMATION

        During the three months ended March 31, 2008 and 2007, the Company's operations consisted of three reportable segments: e-commerce, media, and anti-piracy and file-sharing services.

  Concentrations:

        During the three months ended March 31, 2007, approximately 59% of e-commerce revenues were generated from the products related to a single merchandising entity. The Company restructured its relationship with this merchandising entity effective August 31, 2007 to eliminate merchandise sales and focus on music sales, which, as expected, has had a significant negative impact on e-commerce revenues, although it has had a limited impact on operating margins.

        During the three months ended March 31, 2008 and 2007, the Company's media revenues were generated by two outside sales organizations that represented the Company with respect to advertising and sponsorship on the Company's web-site and through affiliated web-sites, as well as by in-house sales personnel. During the three months March 31, 2008, approximately 32% of media revenues were generated from two customers, with one customer accounting for 17% and a second customer accounting for 15%.

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

11. CONCENTRATIONS AND SEGMENT INFORMATION (Continued)

        During the three months ended March 31, 2008, approximately 70% of MediaDefender's revenues were generated by three customers, with one customer accounting for 28%, a second customer accounting for 24%, and a third customer accounting for 18%. During the three months ended March 31, 2007, approximately 66% of MediaDefender's revenues were from four customers, with one customer accounting for 23%, a second customer accounting for 17%, a third customer accounting for 13%, and a fourth customer accounting for 13%. At March 31, 2008, the amounts due from these three customers were approximately $1,775,000, $655,000, and $134,000, respectively, which were included in accounts receivable.

        During the three months ended March 31, 2008, MediaDefender purchased approximately 90% of its bandwidth from four suppliers. During the three months ended March 31, 2007, MediaDefender purchased approximately 74% of its bandwidth from three suppliers.

        At March 31, 2008, amounts payable to these suppliers aggregated approximately $276,000. Although there are other suppliers of bandwidth, a change in suppliers could cause delays, which could adversely affect operations in the short-term.

  Segment Information:

        Information with respect to the Company's operating segments for the three months ended March 31, 2008 and 2007 is presented below.

        The factors for determining reportable segments were based on services and products. Each segment is responsible for executing a unique marketing and business strategy. The Company evaluates performance based on, among other factors, earnings or loss before interest, taxes, depreciation and amortization ("Adjusted EBITDA"). Adjusted EBITDA also excludes stock-based compensation, changes in the fair value of warrant liability and derivative liability, and other non-cash write-offs and charges. Included in Adjusted EBITDA are direct operating expenses for each segment.

        The following table summarizes net revenue and Adjusted EBITDA by operating segment for the three months ended March 31, 2008 and 2007. Corporate expenses consist of general operating

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

11. CONCENTRATIONS AND SEGMENT INFORMATION (Continued)

expenses that are not directly related to the operations of the segments. A reconciliation of Net Income (Loss) to Adjusted EBITDA is also provided.

	Three Months Ended March 31,
	2008	2007
	(in thousands)
Net Revenue:
E-commerce	$106	$494
Media	1,205	1,111
Anti-piracy and file-sharing marketing services	2,890	3,841

	$4,201	$5,446

Adjusted EBITDA:
E-commerce	$(19)	$(70)
Media	259	328
Anti-piracy and file-sharing marketing services	476	1,529

	716	1,787
Corporate general and administrative expenses	(1,510)	(1,160)

	$(794)	$627

	Three Months Ended March 31,
Reconciliation of Adjusted EBITDA to Net Income (Loss)
	2008	2007
	(in thousands)
Adjusted EBITDA per segments	$(794)	$627
Stock-based compensation	(697)	(455)
Depreciation and amortization	(301)	(155)
Amortization of intangible assets	(888)	(938)
Amortization of deferred financing costs	(210)	(207)
Write-off of unamortized discount on debt and deferred financing costs resulting from principal payment on senior secured notes payble	(26)	—
Interest income	30	56
Other income, net	—	—
Interest expense, including amortization of discount on debt of $769 and $760 in 2008 and 2007, respectively	(2,120)	(1,860)
Change in fair value of warrant liability	65	1,226
Change in fair value of derivative liability	171	5,241
Benefit from income taxes	10	—

Net income (loss)	$(4,760)	$3,535

        The following table summarizes assets as of March 31, 2008 and December 31, 2007. Assets by segment are those assets used in or employed by the operations of each segment. Corporate assets are

ARTISTDIRECT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

THREE MONTHS ENDED MARCH 31, 2008 AND 2007

11. CONCENTRATIONS AND SEGMENT INFORMATION (Continued)

principally made up of cash and cash equivalents, short-term investments, prepaid expenses, computer equipment, leasehold improvements and other assets.

	March 31, 2008	December 31, 2007
	(in thousands)
Assets:
Corporate	$2,985	$3,144
E-commerce	218	248
Media	1,957	2,419
Anti-piracy and file-sharing marketing services	42,483	44,923

	$47,643	$50,734

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors And Officers

        The Registrant's Fourth Amended and Restated Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Registrant or by reason of the fact that such director or officer, at the request of the Registrant, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. The Registrant's Fourth Amended and Restated Certificate of Incorporation and Bylaws further provide that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

        Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

        The Registrant maintains officer's and director's liability insurance policies insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Registrant under certain circumstances, in the event that indemnification payments are made to such officers and directors.

        Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director's liability:

  •
  for any breach of the director's duty of loyalty to the corporation or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Article Eight of the Registrant's Fourth Amended and Restated Certificate of Incorporation eliminates the liability of a director of the registrant to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law.

        The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant's Fourth Amended and Restated Certificate of Incorporation and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

        Insofar as indemnification by us for liabilities arising under the Securities Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$10,330
Printing and engraving expenses	15,000
Legal fees and expenses*	100,000
Accounting fees and expenses*	20,000
Transfer agent and registrar's fees and expenses	2,000
Miscellaneous expenses	5,000

Total	$152,330

    *
    Estimated

Item 26.    Recent Sales of Unregistered Securities

        During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act. All recipients had adequate access, through their relationships with us, to information about us.

        On April 26, 2005, we issued a warrant to purchase up to 100,000 shares of our common stock to DKR SoundShore Oasis Holding Fund, Ltd. and a warrant to purchase up to 60,000 shares of our common stock to Verus International Group Limited. The securities were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. Each of the warrants were deemed financing commitment warrants and were cancelled retroactively upon consummation of our acquisition of MediaDefender, Inc.

        On May 23, 2005, we issued a warrant to purchase up to 100,000 shares of our common stock to DKR SoundShore Oasis Holding Fund, Ltd. The securities were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The warrant was deemed a financing commitment warrant and was cancelled retroactively upon consummation of our acquisition of MediaDefender, Inc.

        On May 25, 2005, we issued a warrant to purchase up to 60,000 shares of our common stock to CCM Master Qualified Fund, Ltd. The securities were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The warrant was deemed a financing commitment warrant and was cancelled retroactively upon consummation of our acquisition of MediaDefender, Inc.

        On July 28, 2005, we issued $31,460,500 worth of subordinated promissory notes (including $1,460,500 worth of promissory notes issued to our placement agent for services rendered) to a total of 15 investors that convert into up to an aggregate of 20,297,097 shares of our common stock. The investors also received warrants to purchase up to an aggregate of 3,113,709 shares of our common stock. The securities were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder.

        On July 28, 2005, we issued $15,000,000 worth of secured promissory notes to a total of 4 investors. The investors also received warrants to purchase up to an aggregate of 3,250,000 shares of our common stock. The securities were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder.

        On July 28, 2005, we issued a warrant to purchase up to 237,500 shares of our common stock to Libra FE, LP. The securities were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder.

        On July 28, 2005, we issued 1,109,032 shares of common stock and a warrant to purchase up to 114,985 shares of common stock to WNT07 Holdings, LLC. The securities were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder.

Item 27.    Exhibits and Financial Statement Schedules

  (A)
  Exhibits

        A list of exhibits required to be filed as part of this Post-Effective Admendment on Form SB-2/A is set forth under the "Index to Exhibits", which is set forth below and is incorporated herein by reference.

  (B)
  Financial Statement Schedules

        All such schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 28.    Undertakings

        (a)   The undersigned small business issuer hereby undertakes with respect to the securities being offered and sold in this offering:

          (1)   To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

              (i)  Include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  Include any additional or changed material information on the plan of distribution.

          (2)   For determining liability under the Securities Act, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by on or behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

        (e)   Insofar as indemnification by the undersigned small business issuer for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (g)   That, for purposes of determining liability under the Securities Act to any purchaser:

          (1)   If the small business issuer is relying on Rule 430B:

              (i)  Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (2)   If the small business issuer is subject to Rule 430C, include the following:

          Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, in the City of Santa Monica, State of California, on the 28th day of May 2008.

ARTISTdirect, Inc.
By:	/s/ DIMITRI VILLARD Dimitri Villard Interim Chief Executive Officer (Principal Executive Officer)
By:	/s/ RENE' ROUSSELET Rene' Rousselet Corporate Controller (Principal Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement was signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ DIMITRI VILLARD Dimitri Villard	Interim Chief Executive Officer and Director (Principal Executive Officer)	May 28, 2008
/s/ RENE L. ROUSSELET Rene L. Rousselet	Corporate Controller (Principal Financial Officer)	May 28, 2008
/s/ JON DIAMOND Jon Diamond	Chairman of the Board of Directors	May 28, 2008
/s/ ERIC PULIER Eric Pulier	Director	May 28, 2008
/s/ TEYMOUR BOUTROS-GHALI Teymour Boutros-Ghali	Director	May 28, 2008
/s/ FREDERICK W. FIELD Frederick W. Field	Director	May 28, 2008
/s/ FRED DAVIS Fred Davis	Director	May 28, 2008

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
2.1	Agreement and Plan of Merger, dated July 28, 2005, by and among ARTISTdirect, Inc., ARTISTdirect Merger Sub, Inc. and MediaDefender, Inc. (incorporated by reference to current report on Form 8-K filed August 5, 2005).
3.1	Amended and Restated Certificate of Incorporation of ARTISTdirect, Inc. (incorporated by reference to exhibit 3.1 to current report on Form 8-K filed June 22, 2006).
3.2	Amended and Restated Bylaws of ARTISTdirect, Inc. (incorporated by reference to current report on Form 8-K filed on April 18, 2006).
4.1	Form of 11.25% Senior Note Due July 28, 2009 issued to each of the Senior Financing investors dated July 28, 2005 (incorporated by reference to current report on Form 8-K filed August 3, 2005).
4.2	Form of Warrant to Purchase Common Stock issued to each of the Senior Financing investors dated July 28, 2005 (incorporated by reference to current report on Form 8-K filed August 3, 2005).
4.3
Registration Rights Agreement, dated July 28, 2005, by and among ARTISTdirect, Inc. and each of the Senior Financing investors (incorporated by reference to current report on Form 8-K filed August 3, 2005).
4.4	Form of Convertible Subordinated Note issued to each of the Sub-debt investors dated July 28, 2005 (incorporated by reference to current report on Form 8-K filed August 3, 2005).
4.5	Form of Sub-Debt Financing Warrant issued July 28, 2005 (incorporated by reference to current report on Form 8-K filed August 3, 2005).
4.6
Registration Rights Agreement, dated July 28, 2005, by and among ARTISTdirect, Inc. and each of the Sub-Debt Financing investors (incorporated by reference to current report on Form 8-K filed August 3, 2005).
4.7	Warrant issued to WNT07 Holdings, LLC on July 28, 2005 (incorporated by reference to current report on Form 8-K filed August 3, 2005).
4.8
Waiver of Registration Rights Agreement, dated November 25, 2005, by and among ARTISTdirect, Inc. and certain of the Senior Financing investors (incorporated by reference to current report on Form 8-K filed November 30, 2005).
4.9
Waiver of Registration Rights Agreement, dated November 25, 2005, by and among ARTISTdirect, Inc. and certain of the Sub-Debt Financing investors (incorporated by reference to current report on Form 8-K filed November 30, 2005).
4.10
Omnibus Amendment to Note and Warrant Purchase Agreement and Warrants to Purchase Common Stock by and between ARTISTdirect, Inc. and the Senior Financing investors dated April 7, 2006 (incorporated by reference to current report on Form 8-K filed April 10, 2006).
4.11
Amendment No. 1 to Registration Rights Agreement by and between ARTISTdirect, Inc. and the Senior Financing investors dated April 7, 2006 (incorporated by reference to current report on Form 8-K filed April 10, 2006).
4.12
Omnibus Amendment and Waiver to Notes and Warrants Issued Pursuant to Securities Purchase Agreement by and between ARTISTdirect, Inc. and the Senior Financing investors dated April 7, 2006 (incorporated by reference to current report on Form 8-K filed April 10, 2006).

4.13
Amendment No. 1 to Registration Rights Agreement executed by ARTISTdirect, Inc. and CCM Master Qualified Fund dated April 7, 2006 (incorporated by reference to current report on Form 8-K filed April 10, 2006).
4.14
Amendment No. 1 to Registration Rights Agreement executed by ARTISTdirect, Inc. and DKR SoundShore Oasis Holding Funding, Ltd. dated April 7, 2006 (incorporated by reference to current report on Form 8-K filed April 10, 2006).
4.15
Amendment and Waiver to Convertible Subordinated Note executed by ARTISTdirect, Inc. and CCM Master Qualified Fund dated April 7, 2006 (incorporated by reference to current report on Form 8-K April 10, 2006).
4.16
Amendment and Waiver to Convertible Subordinated Note executed by ARTISTdirect, Inc. and DKR SoundShore Oasis Holding Fund, Ltd. dated April 7, 2006 (incorporated by reference to current report on Form 8-K April 10, 2006).
4.17
Waiver to Convertible Subordinated Notes by and among ARTISTdirect, Inc. and the holders identified on the signature page thereto, entered into as of November 7, 2006 (incorporated by reference to Exhibit 10.1 to current report on Form 8-K filed on November 13, 2006).
4.18
Notice of Extension of Forbearance Period dated May 31, 2007 to U.S. Bank National Association, as Collateral Agent, by JMB Capital Partners, L.P., JMP Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd. (incorporated by reference to Exhibit 99.1 to current report on Form 8-K filed on June 4, 2007).
4.19
Amendment No. 1 dated June 25, 2007 to the Forbearance and Consent Agreement dated as of April 17, 2007 by and among the Registrant, U.S. Bank National Association, as Collateral Agent, JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd. (incorporated by reference to Exhibit 4.1 to current report on Form 8-K filed on June 28, 2007).
4.20
Waiver and Forbearance Agreement, dated as of August 3, 2007, by and among the Registrant, DKR Soundshore Oasis Holding Fund, Ltd., CCM Master Qualified Fund, Ltd., Cliff Chapman, Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP, Randy Saaf, Octavio Herrera, Michael Rapp, Philip Wagenheim, Karl Brenza and Jeffrey Meshel (incorporated by reference to Exhibit 4.1 to current report on Form 8-K filed on August 8, 2007).
4.21
Amendment No. 2 dated November 30, 2007 to the Forbearance and Consent Agreement dated as of April 17, 2007 by and among the Registrant, U.S. Bank National Association, as Collateral Agent, JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd. (incorporated by reference to Exhibit 4.1 to current report on Form 8-K filed on December 5, 2007).
4.22
Forbearance and Consent Agreement dated as of January 31, 2008 by and among the Registrant, U.S. Bank National Association, as Collateral Agent, JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd. (incorporated by reference to Exhibit 4.1 to current report on Form 8-K filed on February 14, 2008).
4.23
Forbearance and Consent Agreement dated as of February 20, 2008 by and among the Registrant, U.S. Bank National Association, as Collateral Agent, JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd. (incorporated by reference to Exhibit 4.1 to current report on Form 8-K filed on March 20, 2008).
5.1	Opinion of TroyGould Attorneys.

10.1
Notice of Grant of Stock Option dated as of September 29, 2003 by and between ARTISTdirect, Inc. and Jon Diamond (incorporated by reference to quarterly report on Form 10-Q filed on November 14, 2003).
10.2
Settlement, Release and Termination of Lease Agreement dated as of September 8, 2003, by and between 5670 Wilshire L.P. and ARTISTdirect, Inc. (incorporated by reference to quarterly report on Form 10-Q filed on November 14, 2003).
10.3	Form of Director Indemnification Agreement (incorporated by reference to registration statement on Form S-1/A filed on January 27, 2000).
10.4	Form of Officer Indemnification Agreement (incorporated by reference to registration statement on Form S-1/A filed on January 27, 2000).
10.5	ARTISTdirect, Inc. 1999 Employee Stock Option Plan (incorporated by reference to registration statement on Form S-1/A filed on January 27, 2000).
10.6	ARTISTdirect, Inc. Artist Plan (incorporated by reference to registration statement on Form S-1/A filed on January 27, 2000).
10.7	ARTISTdirect, Inc. Artist and Artist Advisor Plan (incorporated by reference to registration statement on Form S-1/A filed on January 27, 2000).
10.8	ARTISTdirect, Inc. 2004 Consultant Stock Plan (incorporated by reference to registration statement on Form S-8 filed on January 13, 2005).
10.9
Notice of Grant of Stock Option dated as of March 29, 2004 by and between ARTISTdirect, Inc. and Robert N. Weingarten (incorporated by reference to quarterly report on Form 10-Q filed on August 20, 2004).
10.10	ARTISTdirect, Inc. 2006 Equity Incentive Plan (incorporated by reference to definitive proxy statement on Schedule 14A filed on May 8, 2006).
10.11
Employment, Confidentiality and Noncompetition Agreement, dated July 28, 2005, by and between MediaDefender, Inc. and Randy Saaf (incorporated by reference to current report on Form 8-K filed on August 3, 2005).
10.12
Employment, Confidentiality and Noncompetition Agreement, dated July 28, 2005, by and between MediaDefender, Inc. and Octavio Herrera (incorporated by reference to current report on Form 8-K filed on August 3, 2005).
10.13	Non-Competition Agreement, dated July 28, 2005, entered into between MediaDefender, Inc. and Randy Saaf (incorporated by reference to current report on Form 8-K filed on August 3, 2005).
10.14	Non-Competition Agreement, dated July 28, 2005, entered into between MediaDefender, Inc. and Octavio Herrera (incorporated by reference to current report on Form 8-K filed on August 3, 2005).
10.15
Note and Warrant Purchase Agreement, dated July 28, 2005, by and among ARTISTdirect, Inc., the investors indicated on the schedule of buyers thereto and U.S. Bank National Association, as Collateral Agent for the Senior Financing investors (incorporated by reference to current report on Form 8-K filed on August 3, 2005).
10.16
Security Agreement, dated July 28, 2005, by and among ARTISTdirect, Inc. and its subsidiaries and U.S. Bank National Association, as Collateral Agent for the Senior Financing investors (incorporated by reference to current report on Form 8-K filed on August 3, 2005)

10.17
Pledge Agreement, dated July 28, 2005, by and among ARTISTdirect, Inc. and U.S. Bank National Association, as Collateral Agent for the Senior Financing investors (incorporated by reference to current report on Form 8-K filed on August 3, 2005).
10.18	Form of Copyright Security Agreement (incorporated by reference to current report on Form 8-K filed on August 3, 2005).
10.19
Patent Security Agreement, dated July 28, 2005, by and among MediaDefender, Inc. and U.S. Bank National Association, as Collateral Agent for the Senior Financing investors (incorporated by reference to current report on Form 8-K filed on August 3, 2005).
10.20
Trademark Security Agreement, dated July 28, 2005, by and among ARTISTdirect, Inc. and U.S. Bank National Association, as Collateral Agent for the benefit of the Senior Financing investors (incorporated by reference to current report on Form 8-K filed on August 3, 2005).
10.21
Subsidiary Guaranty, dated July 28, 2005, made by ARTISTdirect, Inc. and its subsidiaries in favor of U.S. Bank National Association, as Collateral Agent for the Senior Financing investors (incorporated by reference to current report on Form 8-K filed on August 3, 2005).
10.22
Securities Purchase Agreement, dated July 28, 2005, entered into by and among ARTISTdirect, Inc. and the Sub-debt Financing investors (incorporated by reference to current report on Form 8-K filed on August 3, 2005).
10.23
Subordination Agreement, dated July 28, 2005, among ARTISTdirect, Inc., and certain of its subsidiaries, the Sub-debt Financing investors and U.S. Bank National Association, as Collateral Agent for the Senior Financing investors (incorporated by reference to current report on Form 8-K filed on August 3, 2005).
10.24	Non-Competition Agreement, dated July 28, 2005, entered into between ARTISTdirect, Inc. and WNT07, LLC (incorporated by reference to current report on Form 8-K filed on August 3, 2005).
10.25	Sublease by and between Sapient Corporation and ARTISTdirect, Inc. dated January 26, 2006 (incorporated by reference to current report on Form 8-K filed February 3, 2006).
10.26
Amendment No. 1 and Waiver to Note and Warrant Purchase Agreement entered into by and between ARTISTdirect, Inc. and the Senior Financing investors dated April 7, 2006 (incorporated by reference to current report on Form 8-K filed April 10, 2006).
10.27
Consulting Agreement entered into as of May 15, 2006 by and between ARTISTdirect, Inc., Eric Pulier and WNT Consulting Group (incorporated by reference to current report on Form 8-K filed May 17, 2006).
10.28
Amendment, dated July 28, 2006, to Employment, Confidentiality and Non-Competition Agreement by and between ARTISTdirect, Inc. and Randy Saaf (incorporated by reference to Exhibit 10.1 to current report on Form 8-K filed on August 1, 2006).
10.29
Amendment, dated July 28, 2006, to Employment, Confidentiality and Non-Competition Agreement by and between ARTISTdirect, Inc. and Octavia Herrera (incorporated by reference to Exhibit 10.2 to current report on Form 8-K filed on August 1, 2006).
10.40
Waiver to Note and Warrant Purchase Agreement by and among ARTISTdirect, Inc. and the purchasers identified on the signature page thereto, entered into as of November 7, 2006 (incorporated by reference to Exhibit 10.1 to current report on Form 8-K filed on November 13, 2006).

10.41
Assignment by and between ARTISTdirect, Inc., JLF Partners I, LP, JLF Partners II, LP and JLF Offshore Fund, Ltd. and The Longview Fund, LP, effective as of November 8, 2006, and as acknowledged by Grushko & Mittman, PC (incorporated by reference to Exhibit 10.2 to current report on Form 8-K filed on November 13, 2006).
10.42
Supplemental Agreement and Acknowledgement by and between ARTISTdirect, Inc. and The Longview Fund, LP, effective as of November 8, 2006 (incorporated by reference to Exhibit 10.3 to current report on Form 8-K filed on November 13, 2006.
10.43
Consulting Agreement entered into as of January 12, 2007 by and between ARTISTdirect, Inc., WNT Consulting Group and Eric Pulier (incorporated by reference to Exhibit 10.1 to current report on Form 8-K filed on January 17, 2007).
10.44
Termination Agreement entered into as of January 12, 2007 by and between ARTISTdirect, Inc., WNT Consulting Group and Eric Pulier (incorporated by reference to Exhibit 10.2 to current report on Form 8-K filed on January 17, 2007).
10.45
Forbearance and Consent Agreement dated as of April 17, 2007 by and among the Registrant, U.S. Bank National Association, JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd. (incorporated by reference to Exhibit 4.1 to current report on Form 8-K filed on April 20, 2007), as amended on June 25, 2007 (incorporated by reference to Exhibit 4.1 to current report on Form 8-K filed on June 28, 2007).
10.46
Agreement for Consulting Services dated August 31, 2007, between the Registrant and Robert N. Weingarten (incorporated by reference to Exhibit 10.68 to quarterly report on Form 10-QSB filed on November 14, 2007).
10.47
Omnibus Stock Option Amendment Agreement dated August 31, 2007, between the Registrant and Robert N. Weingarten (incorporated by reference to Exhibit 10.69 to quarterly report on Form 10-QSB filed on November 14, 2007).
10.48
Separation Agreement and Release dated August 31, 2007, between the Registrant and Robert N. Weingarten (incorporated by reference to Exhibit 10.70 to quarterly report on Form 10-QSB filed November 14, 2007).
10.49
Amendment No. 2 dated November 30, 2007 to the Forbearance and Consent Agreement dated as of April 17, 2007 by and among the Registrant, U.S. Bank National Association, as Collateral Agent, JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd. (incorporated by reference to Exhibit 4.1 to current report on Form 8-K filed on December 5, 2007).
10.50
Forbearance and Consent Agreement dated as of January 31, 2008 by and among the Registrant, U.S. Bank National Association, as Collateral Agent, JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd. (incorporated by reference to Exhibit 4.1 to current report on Form 8-K filed on February 14, 2008).
10.51
Engagement Letter, dated as of February 7, 2008, by and between the Registrant and Salem Partners LLC (incorporated by reference to Exhibit 10.1 to current report on Form 8-K filed on February 14, 2008).
10.52	Amended and Restated Services Agreement dated as of March 6, 2008 between the Company and Jon Diamond (incorporated by reference to Exhibit 10.1 to current report on Form 8-K filed March 12, 2008).

10.53
Forbearance and Consent Agreement dated as of February 20, 2008 by and among the Registrant, U.S. Bank National Association, as Collateral Agent, JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd. (incorporated by reference to Exhibit 4.1 to current report on Form 8-K filed March 17, 2008).
14.1	Code of Business Conduct and Ethics (incorporated by reference to current report on Form 8-K filed June 22, 2006).
21.1	Subsidiaries of ARTISTdirect, Inc. (incorporated by reference to registration statement on form SB-2 filed November 10, 2005).
23.1	Consent of Gumbiner Savett Inc., independent registered public accounting firm, with respect to ARTISTdirect, Inc. and subsidiaries.
23.2	Consent of TroyGould Attorneys (included in its opinion filed as Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to registration statement on Form SB-2 filed November 10, 2005).

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EXPLANATORY NOTE

PROSPECTUS SUMMARY
The Offering
Summary Condensed Consolidated Financial Data
RISK FACTORS
RISKS RELATED TO OUR BUSINESS
RISKS RELATED TO OUR CAPITAL STRUCTURE
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS
DIVIDEND POLICY
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
BUSINESS AND OPERATIONS
MANAGEMENT
Summary Compensation Table
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SELLING STOCKHOLDERS
DESCRIPTION OF CAPITAL STOCK
SHARES ELIGIBLE FOR FUTURE SALE
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
ADDITIONAL INFORMATION
ARTISTDIRECT, INC. AND SUBSIDIARIES INDEX TO CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2007 AND 2006 AND THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ARTISTdirect, Inc. and Subsidiaries Consolidated Balance Sheets (amounts in thousands, except for share data)
ARTISTdirect, Inc. and Subsidiaries Consolidated Statements of Operations (amounts in thousands, except for share data)
ARTISTdirect, Inc. and Subsidiaries Consolidated Statement of Stockholders' Equity (Deficiency) (amounts in thousands, except for share data)
ARTISTdirect, Inc. and Subsidiaries Consolidated Statements of Cash Flows (amounts in thousands)
ARTISTDIRECT, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2007 AND 2006
ARTISTdirect, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (amounts in thousands, except for share data)
ARTISTdirect, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (Unaudited) (amounts in thousands, except for share data)
ARTISTdirect, Inc. and Subsidiaries Condensed Consolidated Statement of Stockholders' Equity (Deficiency) (Unaudited) (amounts in thousands, except for share data)
ARTISTdirect, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited) (amounts in thousands)
ARTISTDIRECT, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) THREE MONTHS ENDED MARCH 31, 2008 AND 2007
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 24. Indemnification of Directors And Officers
  Item 25. Other Expenses of Issuance and Distribution
  Item 26. Recent Sales of Unregistered Securities
  Item 27. Exhibits and Financial Statement Schedules
  Item 28. Undertakings
SIGNATURES
INDEX TO EXHIBITS